   As filed with the Securities and Exchange Commission on September 27, 1996
                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              -------------------
                                PEOPLESOFT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                           7372                          68-0137069
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)     IDENTIFICATION NUMBER)

                               4440 ROSEWOOD DRIVE
                          PLEASANTON, CALIFORNIA 94588
                                 (510) 225-3000
     (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                              -------------------
                                DAVID A. DUFFIELD
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                PEOPLESOFT, INC.
                               4440 ROSEWOOD DRIVE
                          PLEASANTON, CALIFORNIA 94588
                                 (510) 225-3000
  (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                              -------------------
                                   COPIES TO:

   HENRY P. MASSEY, JR., ESQ.                        GREGORY M. GALLO, ESQ.
      SUSAN J. SKAER, ESQ.                           SCOTT M. STANTON, ESQ.
    PETER S. HEINECKE, ESQ.                         SHARON W. HAWKINS, ESQ.
WILSON SONSINI GOODRICH & ROSATI                 GRAY CARY WARE AND FREIDENRICH
    PROFESSIONAL CORPORATION                       A PROFESSIONAL CORPORATION
       650 PAGE MILL ROAD                             400 HAMILTON AVENUE
    PALO ALTO, CA 94304-1050                          PALO ALTO, CA 94301
         (415) 493-9300                                  (415) 328-6561
                              -------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At the Effective Time of the Merger of Red Pepper Software Company ("Red Pepper") with and into PeopleSoft, Inc. ("PeopleSoft"), as described herein.
                              -------------------
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM        AMOUNT OF
       TITLE OF EACH CLASS OF             AMOUNT TO BE        OFFERING PRICE    AGGREGATE OFFERING     REGISTRATION
    SECURITIES TO BE REGISTERED          REGISTERED (1)       PER SHARE(2)          PRICE(2)              FEE(3)

- --------------------------------------------------------------------------------------------------------------------
Common Stock  $0.01 par value......     2,682,917 shares         $78.25           $209,938,255           $72,393
====================================================================================================================


(1) This Registration Statement relates to securities of PeopleSoft issuable to the shareholders of Red Pepper in the proposed acquisition of Red Pepper by PeopleSoft and represents the maximum number of shares of PeopleSoft's Common Stock, $.01 par value (the "PeopleSoft Common Stock"), issuable to the shareholders of Red Pepper upon consummation of the Merger.

(2) Estimated solely for the purpose of calculation of the registration fee based on the average of the high and low prices of Registrant's Common Stock on The Nasdaq National Market on September 24, 1996.

(3) In accordance with Section 6(b) under the Securities Act of 1933, as amended (the "Securities Act"), the registration fee is set at the minimum amount for filing of a registration statement as it is greater than the fee payable pursuant to Rule 457(f) of the Securities Act.
                              -------------------
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                              -------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with the provisions of
Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                PEOPLESOFT, INC.

              CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS
                  OF INFORMATION REQUIRED BY ITEMS OF FORM S-4

    FORM S-4 REGISTRATION STATEMENT ITEM AND HEADING                        LOCATION IN PROSPECTUS
    ------------------------------------------------         ---------------------------------------------------
                                          (INFORMATION ABOUT THE TRANSACTION)
 1.  Forepart of the Registration Statement and Outside
     Front Cover Page of Prospectus........................  Facing Page; Cross-Reference Sheet; Outside Front
                                                             Cover Page of Prospectus

 2.  Inside Front and Outside Back Cover Pages of
     Prospectus............................................  Available Information; Inside Front and Outside Back
                                                             Cover Pages of Prospectus

 3.  Risk Factors, Ratio of Earnings to Fixed Charges
     and Other Information.................................  Summary; Risk Factors; Selected Historical and
                                                             Unaudited Pro Forma Financial Data of PeopleSoft;
                                                             Comparative Historical Per Share Data; Background of
                                                             and  Reasons for the Merger; Terms of the Merger

 4.  Terms of the Transaction..............................  Summary; Introduction; Background of and Reasons for
                                                             the Merger; Terms of the Merger, Comparative Rights
                                                             of Red Pepper Shareholders and PeopleSoft
                                                             Stockholders

 5.  Pro Forma Financial Information.......................  Comparative Historical and Unaudited Pro Forma
                                                             Combined Per Share Data; Unaudited Pro Forma
                                                             Combined Condensed Financial Statements

 6.  Material Contacts with the Company Being
     Acquired..............................................  Background of and Reasons for the Merger

 7.  Additional Information Required for Reoffering
     by Persons and Parties Deemed to be Underwriters......  *

 8.  Interests of Named Experts and Counsel................  Experts; Legal Matters

 9.  Disclosure of Securities and Exchange Commission
     Position on Indemnification for Securities Act
     Liabilities...........................................  *

                                      (INFORMATION ABOUT THE REGISTRANT)

 10. Information with Respect to S-3 Registrants...........  *


 11. Incorporation of Certain Information by Reference.....  *

 12. Information with Respect to S-2 or S-3 Registrants....  *

 13. Incorporation of Certain Information by Reference.....  *

 14. Information with Respect to Registrants Other
     Than S-2 or S-3 Registrants...........................  Summary; Risk Factors; Background of and Reasons for
                                                             the Merger; PeopleSoft Business; Properties; Selected
                                                             Financial Data of PeopleSoft; Management's Discussion
                                                             and Analysis of Financial Condition and Results of
                                                             Operations; PeopleSoft Financial Statements

                                    (INFORMATION ABOUT THE COMPANY BEING ACQUIRED)

 15. Information with Respect to S-3 Companies.............  *

 16. Information with Respect to S-2 or S-3 Companies......  *

       FORM S-4 REGISTRATION STATEMENT ITEM AND HEADING                        LOCATION IN PROSPECTUS
       ------------------------------------------------        ---------------------------------------------------
17.    Information with Respect to Companies Other
       Than S-2 or S-3 Companies.............................  Summary; Risk Factors; Background of and Reasons for
                                                               the Merger; Business of Red Pepper; Stock Owned by
                                                               Red Pepper Management and Principal Shareholders;
                                                               Selected Historical Financial Data of Red Pepper;
                                                               Management's Discussion and Analysis of Financial
                                                               Condition and Results of Operations; Red Pepper
                                                               Financial Statements

                                            (VOTING AND MANAGEMENT INFORMATION)

18.    Information If Proxies, Consents or
       Authorizations Are to be Solicited....................  Summary; Introduction; Solicitation of Written Consent
                                                               of Red Pepper Shareholders; Background of and
                                                               Reasons for the Merger
19.    Information if Proxies, Consents or
       Authorizations Are Not to be Solicited
       or in an Exchange Offer...............................  *

- ----------------
* Not Applicable.

                           RED PEPPER SOFTWARE COMPANY
                               1810 GATEWAY DRIVE
                                    SUITE 150
                           SAN MATEO, CALIFORNIA 94404

                                                               October ___, 1996

Dear Shareholder:

         You will find enclosed a written consent of the shareholders of Red Pepper Software Company, a California corporation ("Red Pepper"). The written consent ("Written Consent") requests your approval of (i) the Agreement and Plan of Reorganization dated September 4, 1996 (the "Reorganization Agreement") between Red Pepper and PeopleSoft, Inc., a Delaware corporation ("PeopleSoft"), pursuant to which Red Pepper will be merged with and into PeopleSoft (the "Merger"), (ii) the related Agreement of Merger to be filed with the Delaware Secretary of State and the California Secretary of State in order to effect the Merger, and (iii) the establishment of an escrow fund pursuant to which claims for indemnification may be made by PeopleSoft following consummation of the Merger (the "Escrow Fund").

         The Merger will become effective as soon as practicable after all necessary regulatory and shareholder approvals are obtained, and certain other conditions are satisfied (the "Effective Date").

         Upon the consummation of the Merger, holders of Red Pepper capital stock, warrants and options to purchase Red Pepper Common Stock will receive in aggregate 2,975,000 shares of PeopleSoft Common Stock, $.01 par value (the "PeopleSoft Common Stock"). Unexercised options to acquire Red Pepper Common Stock will be assumed by PeopleSoft, all as more fully described in the accompanying Prospectus/Consent Solicitation Statement in the section entitled "Terms of the Merger--Manner and Basis of Converting Shares." The consideration payable by virtue of the Merger (the "Purchase Price") will consist of shares of PeopleSoft Common Stock, with the actual number of shares to be determined upon the closing of the Merger. The actual Purchase Price payable to holders of Red Pepper capital stock is subject to adjustment as described in the accompanying Prospectus/Consent Solicitation Statement in the section entitled "Terms of the Merger--Manner and Basis of Converting Shares" and in Section 3 of the Merger Agreement attached thereto.

         PeopleSoft is registering the issuance of the shares of PeopleSoft Common Stock in the Merger under the Securities Act of 1933, as amended. The number of shares of PeopleSoft Common Stock issued to Red Pepper shareholders will be determined according to the Exchange Ratio. The Merger is intended to be a tax-free reorganization which will not result in recognition of any gain or loss by Red Pepper, Red Pepper shareholders or PeopleSoft.

         Your Board of Directors has carefully considered the terms and conditions of the proposed Merger and has determined that the Merger is in the best interests of Red Pepper and its shareholders. THE BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED THAT THE SHAREHOLDERS OF RED PEPPER VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

         In the material accompanying this letter you will find a Written Consent and a Prospectus/Consent Solicitation Statement relating to the actions to be taken by the Red Pepper shareholders pursuant to the Written Consent. The Prospectus/Consent Solicitation Statement more fully describes the proposed Merger and includes information about Red Pepper and PeopleSoft. I urge you to read and consider these materials carefully. Please complete, sign, date and return your Written Consent in the enclosed envelope.

         The Merger is scheduled to be consummated on       , 1996.
In order to assure that your shares are voted on this important matter, you are requested to complete and sign your consent and return it in the enclosed
envelope on or before           , 1996.

         On behalf of your Board of Directors, thank you for your continued support.

                                     Sincerely,

                                     RED PEPPER SOFTWARE COMPANY

                                     /s/Monte Zweben
                                     -------------------------------------
                                     MONTE ZWEBEN
                                     President and Chief Executive Officer

DATED           , 1996

                                PEOPLESOFT, INC.
                           RED PEPPER SOFTWARE COMPANY
                    PROSPECTUS/CONSENT SOLICITATION STATEMENT

                            -----------------------

         This Prospectus/Consent Solicitation Statement is being furnished to shareholders of Red Pepper Software Company, a California corporation ("Red Pepper"), in connection with the proposed acquisition of Red Pepper by PeopleSoft, Inc., a Delaware corporation ("PeopleSoft" or the "Company"), by means of the merger of Red Pepper with and into PeopleSoft (the "Merger"), pursuant to the terms set forth in the Agreement and Plan of Reorganization, dated as of September 4, 1996 (the "Merger Agreement"), between PeopleSoft and Red Pepper.

         This Prospectus/Consent Solicitation Statement and the accompanying form of written consent are first being mailed to shareholders of Red Pepper on
or about           , 1996.

         This Prospectus/Consent Solicitation Statement constitutes (a) the Consent Solicitation of Red Pepper relating to the solicitation of written consents from shareholders of Red Pepper, and (b) the Prospectus of PeopleSoft constituting part of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission relating to the shares of PeopleSoft Common Stock issuable to Red Pepper shareholders in connection with the Merger. All information herein with respect to Red Pepper has been furnished by Red Pepper, and all information herein with respect to PeopleSoft has been furnished by PeopleSoft.

                            -----------------------

       SEE "RISK FACTORS" COMMENCING ON PAGE 9 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED CAREFULLY BY RED PEPPER SHAREHOLDERS
                  IN EVALUATING THE PROPOSALS TO BE VOTED ON BY
                   WRITTEN CONSENT AND THE ACQUISITION OF THE
                           SECURITIES OFFERED HEREBY.

                            -----------------------

  NEITHER THIS TRANSACTION NOR THE SECURITIES OF PEOPLESOFT OFFERED HEREBY HAVE
    BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR
       ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
           OR ADEQUACY OF THIS PROSPECTUS/REGISTRATION STATEMENT. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -----------------------

The date of this Prospectus/Consent Solicitation Statement is October    , 1996.

                                TABLE OF CONTENTS

                                                                                                        PAGE
                                                                                                        ----
AVAILABLE INFORMATION..........................................................................           1

SUMMARY  ......................................................................................           2

         The Companies.........................................................................           2
         Solicitation of Written Consents of Shareholders of Red Pepper........................           2
         The Merger............................................................................           3

SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA.....................................           6

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA COMBINED PER SHARE DATA.........................           8

RISK FACTORS...................................................................................           9

         Risks Relating to the Merger..........................................................           9
         Risks Relating to the Combined Entity.................................................          10
         Risks Relating to Red Pepper..........................................................          16

SOLICITATION OF WRITTEN CONSENT OF RED PEPPER SHAREHOLDERS.....................................          17

         General  .............................................................................          17
         Matters to Be Approved by Written Consent.............................................          17
         Record Date; Shares Entitled to Vote; Vote Required...................................          17
         Written Consents; Written Consent Solicitation........................................          18

BACKGROUND OF AND REASONS FOR THE MERGER.......................................................          19

         PeopleSoft's Reasons for the Merger...................................................          19
         Red Pepper's Reasons for the Merger...................................................          19
         Background of the Merger..............................................................          20
         Affiliate Agreements..................................................................          22
         Certain Federal Income Tax Considerations.............................................          22
         Accounting Treatment..................................................................          23

TERMS OF THE MERGER............................................................................          24

         Effective Time........................................................................          24
         Manner and Basis of Converting Shares.................................................          24
         Conduct of the Business of the Combined Companies Following the Merger................          25
         Conduct of Red Pepper's Business Prior to the Merger..................................          25
         No Solicitation.......................................................................          26
         Indemnification by Red Pepper and Escrow of Purchase Price............................          26
         Conditions to the Merger..............................................................          27
         Termination or Amendment of Merger Agreement..........................................          28
         Non-Competition, Non-Solicitation and Non-Hire Agreements.............................          29
         Affiliate Agreements..................................................................          29
         Rights of Dissenting Red Pepper Shareholders..........................................          29
         Governmental and Regulatory Approvals.................................................          30

INTERESTS OF CERTAIN PERSONS IN THE MERGER.....................................................          31

STOCK PRICE AND DIVIDEND INFORMATION...........................................................          32

PEOPLESOFT BUSINESS............................................................................          33

         General  .............................................................................          33

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                        PAGE
                                                                                                        ----
         Software Product Architecture.........................................................          33
         Software Products.....................................................................          35
         Services and Customer Support.........................................................          40
         Sales and Marketing...................................................................          41
         Competition...........................................................................          44
         Software Product Development..........................................................          45
         Intellectual Property, Proprietary Rights, Licenses and Product Liability.............          46
         Employees.............................................................................          46
         Properties............................................................................          47

SELECTED HISTORICAL FINANCIAL DATA OF PEOPLESOFT...............................................          48

PEOPLESOFT MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS........................................................................          49

MANAGEMENT.....................................................................................          55

         Directors and Executive Officers......................................................          55

EXECUTIVE COMPENSATION AND OTHER MATTERS.......................................................          57

         Summary Compensation Table............................................................          57
         Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values.............          57
         Option Grants in Last Fiscal Year.....................................................          58

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.................................................          59

SECURITY OWNERSHIP OF PEOPLESOFT MANAGEMENT AND PRINCIPAL STOCKHOLDERS.........................          59

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS....................................          61

BUSINESS OF RED PEPPER.........................................................................          70

         Introduction..........................................................................          70
         Background............................................................................          70
         Solution .............................................................................          70
         Software Products.....................................................................          71
         Services and Customer Support.........................................................          71
         Technology............................................................................          72
         Sales, Marketing and Distribution.....................................................          72
         Research and Development and Intellectual Property Rights.............................          72
         Employees.............................................................................          72
         Facilities............................................................................          72

SELECTED HISTORICAL FINANCIAL DATA OF RED PEPPER...............................................          73

RED PEPPER MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND
  FINANCIAL CONDITION..........................................................................          74

STOCK OWNED BY RED PEPPER MANAGEMENT AND PRINCIPAL SHAREHOLDERS................................          79


                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                PAGE
                                                                                                                ----
DESCRIPTION OF PEOPLESOFT CAPITAL STOCK...................................................................       81

         Common Stock.....................................................................................       81
         Preferred Stock..................................................................................       81
         Preferred Stock Rights...........................................................................       81
         Delaware Law and Certain Provisions of the Company's Certificate of Incorporation and Bylaws.....       84
         Transfer Agent and Registrar.....................................................................       85

COMPARATIVE RIGHTS OF RED PEPPER SHAREHOLDERS AND PEOPLESOFT STOCKHOLDERS.................................       86

         Size of the Board of Directors...................................................................       86
         Power to Call Special Stockholders' Meetings.....................................................       86
         Removal of Directors; Classified Board of Directors  ............................................       86
         Filling Vacancies on the Board of Directors  ....................................................       86
         Directors' Committees............................................................................       87
         Dividends and Repurchases of Shares .............................................................       87
         Stockholder Voting  .............................................................................       87
         Interested Director Transactions.................................................................       88
         Stockholder Derivative Suits  ...................................................................       88
         Appraisal Rights  ...............................................................................       88
         "Blank Check" Preferred Stock and Common Stock Rights............................................       88

EXPERTS  .................................................................................................       89

LEGAL MATTERS.............................................................................................       89

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS................................................................      F-1


                              AVAILABLE INFORMATION

         PeopleSoft is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at 5670 Wilshire Boulevard, 11th Floor, Los Angeles, CA 90036-3648. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. PeopleSoft's Common Stock is quoted on The Nasdaq Stock Market and such reports, proxy statements and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

         PeopleSoft has filed with the SEC a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the PeopleSoft Common Stock to be issued pursuant to the Merger. This Prospectus/Consent Solicitation Statement does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Such additional information may be obtained from the SEC's principal office in Washington, D.C. Statements contained in this Prospectus/Consent Solicitation Statement as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or to such other document, each such statement being qualified in all respects by such reference.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED HEREIN IN CONNECTION WITH THESE MATTERS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PEOPLESOFT OR RED PEPPER. NEITHER THE DELIVERY HEREOF NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF. THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

                           --------------------------

         References made in this Registration Statement on Form S-4 to "PeopleSoft, the "Company" or the "Registrant" refer to PeopleSoft, Inc. and its wholly owned subsidiaries. PeopleSoft, the PeopleSoft logo, PeopleTools, PS/nVision, PeopleCode and PeopleTalk are trademarks of PeopleSoft, Inc., which may be registered in some jurisdictions. Red Pepper, the Red Pepper logo and ResponseAgent are trademarks of Red Pepper. All other trademarks used are owned by their respective owners.

                                     SUMMARY

         The following contains a brief summary of certain information contained elsewhere in this Prospectus/Consent Solicitation Statement. This summary does not contain a complete statement of all provisions of the proposals to be voted on and is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus/Consent Solicitation Statement and in the information and documents annexed hereto.

THE COMPANIES

         PeopleSoft, Inc. PeopleSoft, Inc. ("PeopleSoft" or the "Company") designs, develops, markets, licenses, supports and services a family of enterprise client/server application software products for use throughout large and medium-sized organizations, worldwide. The Company's architecture is designed specifically to take advantage of the Microsoft Windows family of operating systems on the desktop, as well as a wide variety of popular relational database management systems, operating systems and hardware platforms choices on the server, making its software solutions among the most scalable and portable in the application software industry. In addition to offering seamless integration with a variety of third party workflow technologies, the Company's products incorporate an array of leading edge technologies including electronic commerce, graphical reporting and analysis tools, and distributed processing. The products have been designed using PeopleTools, a suite of rapid application development tools that are delivered to customers along with the application products to facilitate modification and customization. The Company believes its architecture is among the most flexible of enterprise client/server application software products available today.

         PeopleSoft employed over 1,950 employees worldwide as of August 31, 1996, with development, technical support, professional services or sales facilities in the United States, Canada, the United Kingdom, France, Germany, the Netherlands, Spain, Australia, Singapore, New Zealand, Brazil, Mexico and Argentina. The Company licenses its software products primarily through a worldwide direct sales force.

         As used in this Prospectus/Consent Solicitation Statement, unless the context indicates otherwise, the "Company" or "PeopleSoft" refers to PeopleSoft, Inc., a Delaware corporation, and its subsidiaries and PeopleSoft Common Stock refers to PeopleSoft's Common Stock, $.01 par value. The Company's principal executive offices are located at 4440 Rosewood Drive, Pleasanton, California 94588 and its telephone number at that address is (510) 225-3000.

         Red Pepper Software Company. Red Pepper Software Company ("Red Pepper") designs, develops, markets, licenses, supports and services supply chain management software based on advanced intelligent agent technology. Red Pepper's ResponseAgent family of intelligent planning and scheduling solutions enables manufacturers to respond to customer needs rapidly while minimizing supply chain costs. ResponseAgent products enable real-time planning and scheduling across global manufacturing enterprises and are designed to improve on-time delivery, reduce inventory, maximize return-on-assets, minimize cycle-time and maximize capacity utilization. Red Pepper markets its software and services primarily through its direct sales organization, augmented by indirect sales channels including systems consulting and integration firms and business application software vendors. Red Pepper's customers include 3Com Corporation, Anchor Glass, Hewlett-Packard, Sun Microsystems and Bausch & Lomb, among other leading manufacturers in a variety of industries.

         Red Pepper was incorporated in California in October 1992. Red Pepper's executive offices are located at 1810 Gateway Drive, Suite 150, San Mateo, California 94404, and its telephone number at that address is (415) 525-3300.

SOLICITATION OF WRITTEN CONSENTS OF SHAREHOLDERS OF RED PEPPER

         Purpose. A Written Consent of Shareholders of Red Pepper (the "Written Consent") will be mailed on or about _______________, 1996. The purpose of the Written Consent is to consider and vote upon a proposal to approve and adopt the Merger Agreement providing for the merger of Red Pepper with and into PeopleSoft.

         Record Date and Vote Required. Only Red Pepper shareholders of record at the close of business on September 20, 1996 (the "Record Date") are entitled to notice of, and to vote by Written Consent. Under the Merger Agreement, it is a condition to consummation of the Merger that the Merger Agreement and Merger be approved by the affirmative vote of holders of ninety-eight percent (98%) of the outstanding shares of Red Pepper Common Stock, no par value (the "Red Pepper Common Stock").

         As of the Record Date, there were outstanding an aggregate of 13,039,820 shares of Red Pepper Capital Stock held by 61 holders of record assuming the conversion of all Red Pepper Preferred Stock into Common Stock.

THE MERGER

         Terms of the Merger. At the Effective Time (as defined below), Red Pepper will be merged with and into PeopleSoft. The Merger will become effective as of the filing of an Agreement of Merger, to be entered into by Red Pepper and PeopleSoft (the "Agreement of Merger"), with the Secretary of State of Delaware provided that the Agreement of Merger and certain other documents are filed with Secretary of the State of California (the "Effective Time"). Assuming all conditions to the Merger are met or waived prior thereto, it is anticipated that the Effective Time will occur on or about ____________, 1996 (the "Closing Date").

         The aggregate purchase price (the "Purchase Price") to be paid by PeopleSoft (i) in exchange for the acquisition of all shares of Red Pepper Common Stock outstanding as of the Effective Time and (ii) in consideration for the assumption of all Red Pepper options outstanding will be determined as described below. Each holder of Red Pepper Common Stock will receive that number of shares of PeopleSoft Common Stock equal to the number of shares of Red Pepper Common Stock held times the Common Exchange Ratio (as defined below). Pursuant to written consents signed by the holders of the majority of the outstanding Preferred Stock of Red Pepper and in accordance with the Articles of Incorporation of Red Pepper, all outstanding Preferred Stock of Red Pepper will be automatically converted into Common Stock immediately prior to the Effective Time. Current holders of Red Pepper Preferred Stock will, therefore, receive shares of PeopleSoft Common Stock on the basis of the number of shares of Red Pepper Common Stock held as of the Effective Time. No fractional shares will be issued; holders of Red Pepper Common Stock will receive cash payments based on the Fair Market Value (as defined below) of PeopleSoft Common Stock in lieu of any fractional shares to which they may be entitled. PeopleSoft will assume all outstanding options to purchase Red Pepper Common Stock. Such options will become exercisable to purchase that number of shares of PeopleSoft Common Stock equal to the number of shares of Red Pepper Common Stock for which they were exercisable multiplied by the Common Exchange Ratio and rounded down. The exercise price of such options will be adjusted proportionately and any restrictions or conditions will remain in effect, including repurchase rights that are outstanding for shares acquired pursuant to unvested options which have been exercised. Each share of PeopleSoft Common Stock issued in connection with the Merger will be accompanied by a right to purchase one one-thousandth of a share of Series A Participating Preferred Stock pursuant to the terms of a Preferred Shares Rights Agreement dated February 15, 1995 between the Company and The First National Bank of Boston. See "Description of PeopleSoft Capital Stock -- Preferred Stock Rights."

         The "Common Exchange Ratio" will equal the quotient of (i) the sum of the number of shares of Red Pepper Common Stock outstanding plus the number of shares of Red Pepper Common Stock subject to outstanding options less the number of shares of Red Pepper Common Stock subject to Approved Options (as defined below) divided by (ii) Two Million Nine Hundred Seventy-Five Thousand (2,975,000). "Approved Options" are any options to purchase Red Pepper Common Stock issued pursuant to Red Pepper's 1993 Stock Option Plan after August 22, 1996 with PeopleSoft's prior approval.

         The "Fair Market Value" of PeopleSoft Common Stock will be equal to the average closing price of a share of PeopleSoft Common Stock for the five consecutive trading days ending on the trading day immediately prior to the Effective Time, as reported on The Nasdaq National Market. See "Terms of the Merger--Manner and Basis of Converting Shares."

         Conditions to the Merger; Termination; Amendment. Consummation of the Merger is subject to the satisfaction of various conditions. The Merger Agreement may be terminated under certain circumstances, including (a) by mutual written consent of PeopleSoft and Red Pepper, (b) by either PeopleSoft or Red Pepper if the other party is in breach of any representation, warranty or covenant contained in the Merger Agreement which has not been cured within thirty (30) business days after delivery of a notice of a breach and such breach would have a material adverse effect on the business, assets, financial condition or results of operations of the breaching party; (c) by PeopleSoft if there is any order, rule, statute or regulation prohibiting the consummation of the Merger; (d) by PeopleSoft if there is any order, rule, statute or regulation which would prohibit PeopleSoft's ownership or operation of any portion of Red Pepper's business or which would compel the disposition of any portion of PeopleSoft's or Red Pepper's business if such order, rule, statute or regulation would have a material adverse effect on PeopleSoft's ability to realize the anticipated benefits from the Merger; and (e) by either party if the Merger is not consummated on or before March 2, 1997. The Merger Agreement may be amended only with the consent of Red Pepper and PeopleSoft, at any time before or after the approval of the Merger Agreement by the Red Pepper shareholders, provided that after any such shareholder approval has been obtained no amendment of any of the agreements executed in connection with the Merger may be made which by law requires the further approval of the shareholders, without obtaining further approval. It is not currently anticipated that any of the agreements executed in connection with the Merger will be amended in any way. See "Terms of the Merger--Conditions to the Merger" and "--Termination or Amendment of Merger Agreement."

         Indemnification by Red Pepper Shareholders and Escrow of PeopleSoft Common Stock. In connection with the Merger, ten percent of the total number of shares of PeopleSoft Common Stock issuable in the Merger (the "Escrow Shares") and otherwise issuable to Red Pepper shareholders (the "Red Pepper Shareholders") will be placed into an escrow account with a nationally recognized banking institution to serve as security for any losses incurred by PeopleSoft in the event of certain breaches by Red Pepper of representations or warranties contained in the Merger Agreement. At the Closing, the Escrow Shares, without any further act by any Red Pepper Shareholder, will be placed into such escrow account. The Escrow Shares will be contributed on behalf of each Red Pepper Shareholder in proportion to the number of shares of PeopleSoft Common Stock such Red Pepper Shareholder would otherwise receive in the Merger. The Escrow Shares will be held in escrow until on or about October __, 1997. See "Terms of the Merger--Indemnification by Red Pepper and Escrow of Purchase Price."

         Stock Ownership Following the Merger. Based upon the discussion under the section entitled "Summary--The Merger" and the number of shares of PeopleSoft Common Stock issued and outstanding as of September 20, 1996, making the assumptions set forth in "Terms of the Merger-- Manner and Basis of Converting Shares" former holders of Red Pepper Common Stock would hold approximately 5% of PeopleSoft's total issued and outstanding shares following the Merger.

         Resales of PeopleSoft Common Stock. The shares of PeopleSoft Common Stock to be issued pursuant to the Merger Agreement have been registered under the Securities Act, and therefore may be resold without restriction by persons who are not deemed to be Affiliates (as such term is defined below) of Red Pepper. See "Background of and Reasons for the Merger--Affiliate Agreements."

         Listing of PeopleSoft Common Stock; Market Price Data. At the Effective Time, the shares of PeopleSoft Common Stock to be issued pursuant to the Merger Agreement will be approved for listing on The Nasdaq National Market under the trading symbol "PSFT." The PeopleSoft Common Stock has been traded on The Nasdaq National Market under the symbol "PSFT" since PeopleSoft's initial public offering in November 1992. No established trading market exists for Red Pepper Common Stock.

         The closing sale price per share of PeopleSoft Common Stock as reported on The Nasdaq National Market on September 4, 1996, the trading day and the date of execution of the Merger Agreement by PeopleSoft, and on October __, 1996, the latest practicable trading day before the printing of this Prospectus/Consent Solicitation Statement, were $75.75 per share and $______, respectively. See "Stock Price and Dividend Information."

         Reasons for the Merger. PeopleSoft's Board of Directors voted unanimously to approve the Merger because of a number of potential benefits that will further the Company's strategic product and marketing initiatives including: (i) secure ownership of Red Pepper's strategic, leading edge technology which may offer PeopleSoft competitive advantages in its enterprise solution strategy; (ii) gain significant domain expertise in supply chain and additional depth in its manufacturing knowledge base;(iii) allow PeopleSoft to further its best of breed application strategy and gain access to accounts it previously may not have been able to penetrate; (iv) enhance Red Pepper's marketing effort by PeopleSoft's financial backing and customer service reputation, (v) confirm PeopleSoft's strong commitment to manufacturing and enterprise solutions; and (vi) in the longer term, PeopleSoft may apply the Red Pepper technology to other product areas possibly including health care, retail, higher education and labor scheduling. See "Background of and Reasons for the Merger--PeopleSoft's Reasons for the Merger."

         The Board of Directors of Red Pepper unanimously approved the terms and provisions of the Merger Agreement at its meeting held on September 1, 1996. The Board of Directors of Red Pepper believes the terms of the Merger are fair for the following reasons: (i) the Merger is expected to eliminate concerns of current and potential Red Pepper customers and business partners regarding the uncertain financial viability of Red Pepper; (ii) the Merger is expected to create the potential to expand the market presence of Red Pepper's software products in the United States through PeopleSoft's established global market presence; (iii) the Merger is expected to generate potential economies of scale with regards to worldwide customer support; (iv) the Merger is expected to provide liquidity for Red Pepper's shareholders through their ownership of PeopleSoft stock; and (v) the Merger is expected to realize savings in marketing, general and administrative expenses by enabling Red Pepper to utilize PeopleSoft's infrastructure and therefore invest more in research and development than would otherwise be possible. See "Background of and Reasons for the Merger--Red Pepper's Reasons for the Merger."

         Recommendation of Red Pepper's Board of Directors. The Board of Directors of Red Pepper has unanimously approved the Merger Agreement and UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. See "Background of and Reasons for the Merger."

         Conduct of the Combined Companies Following the Merger. Assuming the Merger is consummated, Red Pepper will be merged into PeopleSoft and cease to exist as a separate corporation. All of the business, assets, liabilities and obligations of Red Pepper will be assumed by PeopleSoft as the surviving corporation. See "Terms of the Merger--Conduct of the Business of the Combined Companies Following the Merger."

         Exchange of Red Pepper Stock Certificates. At, or if practicable, at least five days prior to, the Effective Time, PeopleSoft, acting through an exchange agent (the "Exchange Agent"), will deliver to each Red Pepper shareholder of record a letter of transmittal with instructions to be used by such shareholder in surrendering certificates, which, prior to the Merger, represented shares of Red Pepper Common Stock, or the right to acquire shares of Red Pepper Common Stock, as the case may be. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF RED PEPPER COMMON STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT. See "Terms of the Merger--Manner and Basis of Converting Shares."

         Non-Competition, Non-Solicitation and Non-Hire Agreements. Red Pepper's President and Chief Executive Officer, Vice President of Finance and Operations, Vice President of Sales and Vice President of Product Development have agreed to enter into Non-Competition, Non-Solicitation and Non-Hire Agreements with PeopleSoft (the "Non-Competition, Non-Solicitation and Non-Hire Agreements"). The Non-Competition, Non-Solicitation and Non-Hire Agreements will be between these employees and PeopleSoft, and their effectiveness is contingent upon the closing of the Merger. See "Terms of the Merger--Non-Competition, Non-Solicitation and Non-Hire Agreements."

         Affiliate Agreements. As a condition to the Merger, twelve shareholders and option holders of Red Pepper, each of whom was identified by Red Pepper as an affiliate (collectively, the "Affiliates"), entered into an agreement with PeopleSoft restricting sales, dispositions or other transactions reducing their risk of investment in respect of the shares of Red Pepper Common Stock held by them prior to the Merger and the shares of PeopleSoft Common Stock received by them in the Merger to help insure that the Merger will be treated as a pooling of interests for accounting and financial reporting purposes. See "Terms of the Merger--Conditions to the Merger" and "--Affiliate Agreements."

         Certain Income Tax Considerations. The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and accordingly neither PeopleSoft nor Red Pepper should recognize a gain or loss as a result of the Merger and holders of Red Pepper Common Stock should recognize no gain or loss on the exchange of their shares of Red Pepper Common Stock for shares of PeopleSoft Common Stock in the Merger. The ability of PeopleSoft, Red Pepper and the Red Pepper shareholders to treat the Merger as a reorganization under Section 368(a) of the Code, and the corresponding right of the Red Pepper shareholders to defer recognition of gain realized on the receipt of PeopleSoft Common Stock in the Merger, are dependent upon the satisfaction of the "continuity of interest" requirement. ALL RED PEPPER SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS. See "Background of and Reasons for the Merger--Certain Federal Income Tax Considerations."

         Accounting Treatment. The Merger is intended to qualify as a pooling of interests for financial reporting purposes in accordance with generally accepted accounting principles. It is a condition to the closing of the Merger that the Merger qualify as a pooling of interests for financial reporting purposes in accordance with generally accepted accounting principles and the rules, regulations and policies of the SEC. See "Background of and Reasons for the Merger--Accounting Treatment."

         Dissenters' Rights. Shareholders of Red Pepper who give proper written demand for the appraisal of their shares prior to the effective date of the Written Consent who do not vote in favor of the Merger and who comply with other applicable requirements of California General Corporation Law will have a right to receive payment in cash for the "fair value" of their shares of Red Pepper Common Stock. See "Terms of the Merger--Rights of Dissenting Red Pepper Shareholders."

           SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

         PeopleSoft's historical balance sheet data at June 30, 1996 and historical statement of operations data for the six month periods ended June 30, 1995 and 1996 are derived from PeopleSoft's unaudited condensed consolidated financial statements included elsewhere in this Prospectus/Consent Solicitation Statement. PeopleSoft's historical balance sheet data at June 30, 1995 are derived from PeopleSoft's unaudited condensed consolidated financial statements which are not included in this Prospectus/Consent Solicitation Statement. PeopleSoft's historical balance sheet data at December 31, 1994 and 1995 and historical statement of operations data for each of the three years in the period ended December 31, 1995 are derived from PeopleSoft's audited consolidated financial statements included elsewhere in this Prospectus/Consent Solicitation Statement. All consolidated financial statement information is qualified by and should be read in conjunction with PeopleSoft's consolidated financial statements and the notes thereto included elsewhere in this Prospectus/Consent Solicitation Statement. In the opinion of the management of PeopleSoft, the above mentioned unaudited interim data of PeopleSoft has been prepared on the same basis as the historical information derived from the audited financial statements and includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for unaudited periods. Red Pepper's historical balance sheet data at June 30, 1996 and historical statement of operations data for the six months ended June 30, 1996 and 1995 are derived from Red Pepper's unaudited consolidated condensed financial statements included herein. Red Pepper's historical balance sheet data at June 30, 1995 are derived from Red Pepper's unaudited condensed financial statements which are not included in this Prospectus/Consent Solicitation Statement. Red Pepper's historical balance sheet data as of December 31, 1994 and 1995 and the statement of operations data for the years ended December 31, 1993, 1994, and 1995 are derived from Red Pepper's audited financial statements included elsewhere in this Prospectus/Consent Solicitation Statement. Red Pepper's historical balance sheet data as of December 31, 1993 are derived from Red Pepper's audited financial statements which are not included in this Prospectus/Consent Solicitation Statement. Red Pepper's financial information is qualified by and should be read in conjunction with Red Pepper's financial statements and notes thereto included elsewhere in the Prospectus/Consent Solicitation Statement. In the opinion of the management of Red Pepper, the above mentioned unaudited interim financial data of Red Pepper has been prepared on the same basis as the historical information derived from the audited financial statements and includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for unaudited interim periods. No cash dividends have been declared or paid in any of the periods presented for either PeopleSoft or Red Pepper.

         The unaudited selected pro forma combined financial data is derived from the Unaudited Pro Forma Combined Condensed Financial Statements and notes thereto included elsewhere in this Prospectus/Consent Solicitation Statement, which gives effect to the Merger as a pooling of interests, and should be read in conjunction with such Unaudited Pro Forma Combined Condensed Financial Statements and notes thereto. The unaudited selected pro forma combined statement of operations data combines PeopleSoft's consolidated results of operation data for each of the three years in the period ended December 31, 1995 and for the six month periods ended June 30, 1995 and 1996 with Red Pepper's consolidated results of operations data for the same periods, giving effect to the Merger as if it had occurred at the beginning of each period presented. The unaudited selected pro forma combined balance sheet data combines PeopleSoft's consolidated balance sheet data as of June 30, 1996 with Red Pepper's consolidated balance sheet data as of that date, giving effect to the Merger as if it had occurred as of June 30, 1996. The selected pro forma information is presented for illustrative purposes only and is not necessarily indicative of the consolidated operating results or financial position that would have occurred had the Merger been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position. See "Unaudited Pro Forma Combined Condensed Financial Statements."

                  PEOPLESOFT SELECTED HISTORICAL FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                      YEAR ENDED DECEMBER 31,            SIX MONTHS ENDED JUNE 30,
                                               --------------------------------------    --------------------------
                                                 1993           1994           1995         1995             1996
                                               -------        --------       --------    ---------         --------
Historical Statement of Operations Data:
   Net revenues . . . . . . . . . . . . . .    $58,191        $112,895       $227,568      $91,456         $180,914
   Net income . . . . . . . . . . . . . . .    $ 8,413        $ 14,545       $ 29,359      $10,743         $ 21,567
   Net income per share . . . . . . . . . .    $  0.17        $   0.28       $   0.54      $  0.20         $   0.38
   Shares used in per share computations. .     50,804          51,926         54,798       53,926           56,646

                                                         AS OF DECEMBER 31,                AS OF JUNE 30,
                                                -----------------------------------     --------------------
                                                   1993         1994          1995         1995        1996
                                                --------     --------      --------     --------    --------
Historical Balance Sheet Data:
   Working capital  . . . . . . . . . . . .     $ 61,881     $ 71,190      $ 87,445     $ 78,563    $106,209
   Total assets . . . . . . . . . . . . . .     $108,461     $172,271      $314,151     $207,531    $394,248
   Long-term obligations  . . . . . . . . .     $    989     $    891      $  1,305     $  1,474    $     --
   Total stockholders' equity . . . . . . .     $ 72,084     $ 93,349      $156,701     $109,291    $191,122

                  RED PEPPER SELECTED HISTORICAL FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                       YEAR ENDED DECEMBER 31,        SIX MONTHS ENDED JUNE 30,
                                                  -------------------------------     -------------------------
                                                   1993         1994        1995        1995            1996
                                                  ------      -------     -------     --------        ---------
Historical Statement of Operations Data:
   Net revenues . . . . . . . . . . . . . .       $   30      $    188    $ 4,571      $ 1,382         $ 4,088
   Net loss . . . . . . . . . . . . . . . .       $ (597)     $ (1,464)   $(2,792)     $(1,579)        $(1,045)
   Net loss per share . . . . . . . . . . .       $(0.30)     $  (0.72)   $ (1.37)     $ (0.77)        $ (0.44)
   Shares used in per share computations  .        2,017        2,040       2,040        2,040           2,353

                                                       AS OF DECEMBER 31,                  AS OF JUNE 30,
                                                  ------------------------------        -------------------
                                                  1993        1994         1995          1995          1996
                                                  ----       ------       ------        ------       ------
Historical Balance Sheet Data:
   Working capital (deficit)  . . . . . . .       $(97)      $1,085       $2,581        $3,830       $1,934
   Total assets . . . . . . . . . . . . . .       $123       $1,716       $6,140        $5,909       $5,489
   Long-term obligations  . . . . . . . . .       $ --       $   67       $   91        $   85       $  707
   Total shareholders' equity (deficit) . .       $(30)      $1,231       $3,622        $4,585       $2,679

            UNAUDITED SELECTED PRO FORMA COMBINED FINANCIAL DATA (1)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                      YEAR ENDED DECEMBER 31,       SIX MONTHS ENDED JUNE 30,
Unaudited Selected Pro Forma Combined            -------------------------------    -------------------------
Statement of Operations Data:                      1993       1994         1995         1995          1996
                                                 -------    --------     --------     --------    --------
   Net revenues . . . . . . . . . . . . . .      $58,221    $113,083     $232,139     $ 92,838    $185,002
   Net income . . . . . . . . . . . . . . .      $ 7,816    $ 13,081     $ 27,338     $  9,600    $ 20,940
   Net income per share . . . . . . . . . .      $  0.15    $   0.25     $   0.48     $   0.17    $   0.35
   Shares used in per share computations  .       51,413      53,221       57,031       56,117      59,132

 Unaudited Selected Pro Forma Combined Balance                                                     AS OF JUNE 30,
         Sheet Data:                                                                                    1996
                                                                                                   --------------
    Working capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $105,832
    Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $400,508
    Long-term obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $    707
    Total stockholders' equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $191,490

- --------------
(1)   See "Unaudited Pro Forma Combined Condensed Financial Statements."

     COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA COMBINED PER SHARE DATA

   The following table sets forth (1) historical net income per share and historical book value per share data of PeopleSoft; (2) historical net loss per share and historical book value per share data of Red Pepper; (3) unaudited pro forma combined net income per share and unaudited pro forma combined book value per share data of PeopleSoft after giving effect to the Merger on a pooling of interests basis; and (4) unaudited equivalent pro forma combined net income per share and unaudited equivalent pro forma combined book value per share data of Red Pepper based on the exchange of 0.2056 of a share of PeopleSoft Common Stock for each share of Red Pepper Common Stock. See "Terms of the Merger--Manner and Basis of Converting Shares." The information in the table should be read in conjunction with the audited consolidated financial statements and the unaudited interim condensed consolidated financial statements of PeopleSoft and Red Pepper and the notes thereto included elsewhere in this Prospectus/Consent Solicitation Statement. The unaudited pro forma combined per share data is not necessarily indicative of the net income per share or book value per share that would have been achieved had the Merger been consummated as of the beginning of the periods presented and should not be construed as representative of such amounts for any future dates or periods.


                                                  Historical               PeopleSoft       Red Pepper Equivalent
                                           ------------------------        Pro Forma         Pro Forma Combined
                                           PeopleSoft    Red Pepper     Combined (1)(2)            (1)(2)
                                           ----------    ----------     ---------------      ------------------
Net income (loss) per share:
      Six months ended June 30,
          1996 . . . . . . . . . . . .      $0.38        $(0.44)              $0.35                    $0.07
      For the year ended December 31,
          1995 . . . . . . . . . . . .       0.54         (1.37)               0.48                     0.10
          1994 . . . . . . . . . . . .       0.28         (0.72)               0.25                     0.05
          1993 . . . . . . . . . . . .       0.17         (0.30)               0.15                     0.03
 Book value per share at (3):
      June 30, 1996  . . . . . . . . .      $3.79         $0.88               $3.61                    $0.74
      December 31, 1995  . . . . . . .       3.17          1.78                3.04                     0.63

- ------------------

(1) PeopleSoft and Red Pepper anticipate that the combined company will incur merger-related expenses in the range of $3.0 million to $3.5 million. Such expenses include investment advisory fees, legal and accounting expenses and other transaction costs. These costs are preliminary, and therefore subject to change, and will be charged to the operations of PeopleSoft in the fiscal quarter in which the Merger is consummated, currently expected to be the quarter ending December 31, 1996. The effects of these costs have not been reflected in the historical or pro forma net income per share data but are reflected (based on the top of the estimated range of expenses of $3.5 million) in the pro forma book value per share data as of June 30, 1996 and December 31, 1995.

(2) The Red Pepper equivalent pro forma combined per share amounts are calculated by multiplying the PeopleSoft pro forma combined per share amounts by the Common Exchange Ratio of 0.2056 of a share of PeopleSoft Common Stock for each share of Red Pepper Common Stock.

(3) Historical book value per share is computed by dividing stockholders' equity by the number of shares of Common Stock outstanding at the end of each period. PeopleSoft pro forma book value per share is computed by dividing pro forma stockholders' equity, including the effect of pro forma adjustments, by the pro forma number of shares of PeopleSoft Common Stock which would have been outstanding had the Merger been consummated as of each balance sheet date.

                                  RISK FACTORS

         The following factors should be considered carefully in evaluating the proposals to be voted on by Written Consent and the acquisition of the securities offered hereby. For periods following the Merger, references to the products, business, financial results or financial condition of PeopleSoft should be considered to refer to PeopleSoft and its subsidiaries, including Red Pepper, unless the context otherwise requires. This Prospectus/Content Solicitation Statement contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, (the "Security Act") and
Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). Forward-looking statements are identified with a footnote #1. Actual results could differ materially from those projected in such forward-looking statements as a result of the risk factors set forth below and elsewhere in this Prospectus/Consent Solicitation Statement.

RISKS RELATING TO THE MERGER

         Integration of Operations; Retention of Key Red Pepper Personnel. The integration of Red Pepper's operations following the Merger will require the dedication of management resources which will temporarily detract from attention to the day-to-day business of the combined company. The difficulties of integration may be increased by the necessity of integrating personnel with disparate business backgrounds and combining two different corporate cultures. The retention of selected Red Pepper employees is critical to ensure continued advancement, development and support of Red Pepper's technology as well as on-going sales and marketing efforts. The Company has attempted to put a retention program in place for key Red Pepper employees; however, no assurance can be given that certain employees may not prefer working in a smaller company environment or may not look for opportunities at a start-up company. The two companies have different operating policies and practices which may cause attrition of employees. There can be no assurance that the combined company will be able to retain key technical, sales or marketing personnel after the Merger. There also can be no assurance that the combined company's ability to increase or maintain revenue will not be diminished by product transitions, loss of personnel or other factors resulting from the Merger. In connection with the Merger, PeopleSoft and Red Pepper expect to incur Merger related expenses, currently estimated to be in the range of $3 million to $3.5 million, consisting primarily of fees paid to investment bankers hired by PeopleSoft, and legal and accounting fees and expenses, and other related charges. These expenses will be charged to operations in the fiscal quarter in which the Merger is consummated, currently expected to be the quarter ending December 31, 1996. This amount is a preliminary estimate only and is therefore subject to change. In addition, there can be no assurance that PeopleSoft will not incur additional charges associated with the Merger in subsequent quarters.

         Fixed Exchange Ratio. As a result of the Merger, each outstanding share of Red Pepper Common Stock will be converted into the right to receive approximately 0.2056 shares of PeopleSoft Common Stock. The actual exchange ratio will depend upon the actual capitalization of Red Pepper at the Effective Time. The Merger Agreement does not provide for adjustment of the Common Exchange Ratio based on fluctuations in the price of PeopleSoft Common Stock. Accordingly, the value of the consideration to be received by the shareholders of Red Pepper upon the Merger will depend on the market price of PeopleSoft Common Stock at the Effective Time. The closing price for PeopleSoft Common Stock on The Nasdaq National Market on September 4, 1996, the last trading day prior to public announcement of the Merger, was $75.75 and on October __, 1996, the latest practicable trading day before the printing of this Prospectus/Consent Solicitation Statement, was $____. There can be no assurance that the market price of PeopleSoft Common Stock on and after the Effective Time will not be lower than such prices. See "--Volatility of Stock Price" and "Stock Price and Dividend Information."

         Resellers and Customers. There can be no assurance that resellers and other customers of PeopleSoft and Red Pepper will continue their current buying patterns without regard to the Merger. Any significant delay or reduction in orders for the Company's or Red Pepper's products could have a material adverse effect on the combined company's business, financial condition and results of operations. In particular, the Company and Red Pepper believe that certain customers of Red Pepper may cancel or defer orders for Red Pepper's products as a result of the announcement of the Merger. Any such cancellations or deferrals could have a material adverse effect on the combined company's business, financial condition and results of operations. These effects may occur with respect to each company during the period prior to the consummation of the Merger or following the Merger.

         Reliance on Red Pepper Technology. The Company's manufacturing software product line is currently in beta release and is scheduled to become available for general release within the next four months. The Company's production planning product is largely comprised of the Red Pepper's Production ResponseAgent product and the Company's Distribution Resource Planning ("DRP") product is largely based on Red Pepper's Enterprise ResponseAgent product. The Company considers this technology to be a key differentiator within its target markets. At present, PeopleSoft is the only application vendor which embeds

Red Pepper technology within its manufacturing software product offering. In the event the Merger does not take place, and Red Pepper remains independent, the Company may lose its market differentiation as Red Pepper may choose to market its technology to competitors for use with their respective manufacturing applications. In addition, were Red Pepper to successfully expand its customer base of application vendors, PeopleSoft may find that Red Pepper's technology direction shifts in a way that diminishes the PeopleSoft advantage or creates incompatibility with PeopleSoft's other manufacturing software products.

         Short-term Dilution of Interest. A number of shares equal to approximately 5% of PeopleSoft's outstanding Common Stock will be issued to the shareholders and option holders of Red Pepper upon consummation of the Merger and will cause a dilution of earnings per share which may negatively impact PeopleSoft's stock price in the near term. The Company expects such dilution to be temporary. However, there can be no assurance that the Company's stock price will not continue to be negatively impacted, or that the pro forma financial presentation will be indicative of actual results. See "Comparative Historical and Unaudited Pro Forma Per Share Data."

         Funding of Working Capital. PeopleSoft has provided Red Pepper with a working capital loan of $5 million. In the event the Merger is not consummated, PeopleSoft has the right, under certain conditions, to convert this loan into a number of shares of Common Stock of Red Pepper equal to 5% of the then outstanding stock of Red Pepper. There can be no assurance if the Merger is not consummated that Red Pepper would be able to secure financing to repay the loan or, if converted into Common Stock, that PeopleSoft's equity position would maintain its current market value in the future.

RISKS RELATING TO THE COMBINED ENTITY

         Fluctuations in Quarterly Operating Results. The Company's revenues and operating results can vary substantially from quarter to quarter. License revenues in any quarter are substantially dependent on the execution of license agreements (contracting activity) governing the use of the Company's software products booked and shipped in that quarter. Contracting activity is difficult to forecast for a variety of reasons including: (i) a significant portion of the Company's license agreements are completed within the last few weeks of each quarter; (ii) the duration of the Company's sales cycle is relatively long and increasingly variable because the Company has broadened its marketing emphasis to encompass software product solutions for the customer's overall enterprise, thereby increasing the financial value of individual transactions and the complexity of the customer selection, negotiation and approval process; (iii) the size of license transactions can vary significantly; (iv) system replacement projects and new system evaluations may be postponed or canceled at any time due to changes in a customer's project, company management, budgetary constraints or strategic priorities; (v) customer evaluations and procurement processes vary significantly from company to company, and a customer's internal approval and expenditure authorization process can be arduous, even subsequent to actual vendor selection; (vi) the number, timing and significance of software product enhancements and new software product announcements by the Company and its competitors; and (vii) changes in economic, political and market conditions can adversely impact business opportunities without reasonable notice. In addition, certain license agreements executed during a quarter may not meet the Company's revenue recognition criteria. Consequently, a situation could occur in which the Company meets or exceeds its forecast of aggregate contracting activity, but is not able to meet its forecast for license revenues.

         In addition to factors impacting contracting activity, license revenues are difficult to forecast because: (i) the timing of new software product availability to fulfill delivery obligations under both new and existing license agreements is difficult to predict because of the increasing complexity of the Company's software product solutions and underlying technology; (ii) changes in the Company's sales incentive plans have had and may continue to have an adverse impact on seasonal business patterns; and (iii) enterprise transactions often involve both software products that are then currently deliverable, as well as software products that are still under development. To the extent the Company enters into a license agreement for the provision of both software product categories, the license agreement and supporting schedules to the license agreement must contain very precise contractual provisions and terminology under generally accepted accounting principals to permit any revenue recognition under the license agreement. In addition, changes in levels of consulting activity and the related satisfaction of significant license agreement milestones, and seasonality in training revenues which tend to lag license revenues by approximately one quarter, have resulted in variability of service revenues from quarter to quarter.

         Operating Leverage. Consistent with many companies in the software industry, the Company's business model is characterized by a very high degree of operating leverage. The Company's expense levels are based, in significant part, on the Company's expectations as to future revenues and are, therefore, relatively fixed in the short term. If revenue levels fall below expectations, net income is likely to be disproportionately adversely effected. There can be no assurance that the Company will be able to increase or even maintain its current level of profitability on a quarterly or annual basis in the future. Due to the foregoing, it is likely that in one or more future quarters the Company's operating results will be below the expectations of public securities market analysts. In such event, the price of the Company's Common Stock would likely be materially adversely effected.

         Uneven Patterns of Quarterly Operating Results. Although the Company's 1996 operating budget is based on a material increase in total revenues over the corresponding actual results for 1995, the Company does not believe that the percentage increases in revenues achieved in prior periods should be anticipated in future periods. The operating results of many software companies reflect seasonal trends, and the Company has been, and expects to continue to be, affected by such trends in the future. Seasonal patterns of revenue achievement can be caused by a variety of factors, including sales incentives, customer demand based on available capital budgets and release of new technologies.

         Future Operating Results Uncertain. Segments of the software industry have experienced significant economic downturns characterized by decreased product demand, price erosion, technological shifts, work slowdowns and layoffs. The Company's operations may, in the future, experience substantial fluctuations from period to period as a consequence of such industry patterns, general economic conditions affecting the timing of orders from customers and other factors affecting capital spending. There can be no assurance that such factors will not have a materially adverse effect on the Company's business, operating results or financial condition. The Company's continued success is dependent on its continued ability to introduce, develop and market new and enhanced versions of its software products, although there can be no assurance that such ability can be maintained. In addition, the Company continues to evaluate opportunities to enhance and expand its technology and product offerings through potential partnerships, licenses or acquisitions which may, in the short term, negatively impact costs, expenses and earnings per share.

         International Operations. The Company has utilized, and will continue to utilize substantial resources and funding to build its international service and support infrastructure. Operating costs in many countries, including some of those in which the Company operates, are often higher than in the United States. In order to increase international sales in 1996 and subsequent periods, the Company must continue to expand existing, as well as establish additional, foreign operations, hire additional personnel, identify suitable locations for sales, marketing, customer service and development, and recruit international distributors and resellers in selected territories. In the event international expansion is not successful, it is likely to have a negative impact on the Company's operating results. Effective July 1, 1996, the Company acquired the net assets and operations of InfoSoft S.A. in Madrid, Spain and established PeopleSoft Iberica, S.L. PeopleSoft Iberica, S.L. will provide direct sales and support activities in the Mediterranean region. The acquisition will be accounted for under the purchase method. The purchase price paid by the Company for this entity was not significant and the Company does not believe this acquisition will have a material impact on the Company's statement of position or results of operations.

         The Company's sales through its foreign operations are generally denominated in each respective subsidiary's functional currency. Unexpected changes in the exchange rates for these foreign currencies could result in significant fluctuations in the foreign currency transaction and translation gains and losses in future periods. In the future, the Company expects to have an increased amount of non-U.S. dollar denominated license agreements and intends to implement hedging programs designed to mitigate the potential adverse impact of exchange rate fluctuations.

         Competition. The market for business application software is intensely competitive. The Company faces competition from a variety of software vendors including enterprise application software vendors, manufacturing application vendors, financial management system and human resource management system ("HRMS") application software vendors, and software tools vendors. Although PeopleSoft believes its success has been due in part to its early emphasis on the client/server architecture, virtually all of the Company's competitors now offer software products based on a client/server architecture. Consequently, competitive differentiators now include more subtle architectural and technology factors, enterprise product breadth and individual product features, service reputation, product flexibility, ease of implementation, international product version availability and support, and price.

         In the enterprise application software market, PeopleSoft faces significant competition from SAP AG ("SAP"), Oracle Corporation ("Oracle") and Baan Company N.V. ("Baan") and to a lesser degree, Dun & Bradstreet Software, Computer Associates International, Inc. and other companies such as System Software Associates who previously focused primarily on the AS/400 marketplace. In this market, the chief competitive factors include the breadth and completeness of the enterprise solution offered by each vendor, the extent of product integration across the enterprise solution and the availability of localized software products and technical support in key markets outside the United States. Primarily due to their significant worldwide presence and longer operating and product development history, both SAP and Oracle have certain competitive advantages over PeopleSoft in each of these areas. In addition, both SAP and Oracle have substantially greater financial, technical and marketing resources, and a larger installed base than PeopleSoft. Furthermore, Oracle's RDBMS is a supported platform underlying a significant share of PeopleSoft's installed applications.

         In the manufacturing software application market, which PeopleSoft will be entering with its next release, PeopleSoft faces competition from several of its and Red Pepper's existing competitors such as QAD, Ross Systems and J.D. Edwards and a large number of niche competitors already in the manufacturing market place including, but not limited to: Numetrix Software, i2 Technologies, Chesapeake Systems, Berclain, Manugistics, Waterloo Manufacturing Software and Caps Logistics.

         PeopleSoft also faces competition from providers of HRMS software products including Cyborg, Lawson Associates ("Lawson"), Integral Systems, Inc. ("Integral"), InPower, Inc. ("InPower") and Ceridian, and from providers of financial management systems software products including Hyperion, Computron Software, Inc., Lawson, and other smaller companies. In addition, since June 1992 ADP, Inc. ("ADP") and, since August 1995, Shared Medical Systems ("SMS") have the right to sublicense selected PeopleSoft in competition with PeopleSoft's marketing efforts in selected markets.

         Recent trends in the software industry toward cooperative agreements between competitors and the potential for consolidation of vendors within the industry also poses a potential source of competition. Such actions could potentially lead to increased price competition in the market, forcing the Company to reduce prices which may result in reduced gross margins and loss of market share by the Company which therefore, could materially adversely affect the Company's business, operating results and financial condition. Therefore, there can be no assurance that the Company will continue to compete successfully with its existing competitors or will be able to compete successfully with new competitors.

         Reliance on Proprietary Software Development Tools. The Company's software products include a suite of proprietary software development tools known as "PeopleTools," which are fundamental to the effective use of the Company's software products. While no industry standard exists for software development tools, several companies are focused specifically on providing software development tools and are attempting to establish their software development tools as accepted industry standards. In the event that a software product other than the Company's PeopleTools software product becomes the clearly established and widely accepted industry standard, the Company may need to abandon or modify PeopleTools in favor of such an established standard, may be forced to redesign its software products to operate with such third party's software development tools, or may be faced with the potential sales obstacle of marketing a proprietary software product against other vendors' software products incorporating a standardized software development toolset. Accordingly, in any of these cases, the Company's results of operations could be materially adversely affected. In addition, Red Pepper applications include a suite of proprietary software development tools known as the "ResponseAgent Business Modeler," which faces similar risks relative to its proprietary nature.

         Reliance on Third Parties for Sales and Marketing. A key aspect of the sales and marketing strategy for the combined company is to build and maintain strong working relationships with businesses the Company believes play an important role in the successful marketing of its software products. The Company's customers and potential customers often rely on third party system integrators to develop, deploy and manage client/server applications. These include: (i) RDBMS software vendors; (ii) hardware vendors which offer both hardware platforms and, in the case of IBM, proprietary RDBMS products on which the Company's software products run; (iii) technology consulting firms and systems integrators, some of which are active in the selection and implementation of large information systems for the information-intensive organizations that comprise the Company's principal customer base; and (iv) benefits consulting firms that are active in the implementation of HRMS. The Company believes that its marketing and sales efforts are enhanced by the worldwide presence of these companies. However, there can be no assurance that these companies, most of which have significantly greater financial and marketing resources than PeopleSoft, will not start, or in some cases increase, the marketing of business application software in competition with PeopleSoft, or will not otherwise discontinue their relationships with or support of PeopleSoft. If the Company or its partners are unable to recruit and adequately train a sufficient number of consulting personnel to support the implementation of the Company's software products, demand for these software products could subsequently be materially adversely affected. In addition, PeopleSoft's software application architecture, including PeopleTools, may facilitate reduced implementation efforts for customers compared to the competitive alternatives. Consequently, PeopleSoft's software products may be a less desirable recommendation alternative for integrators who both provide selection advice and generate consulting fees from customers by providing implementation services. Due to the foregoing factors, it is reasonably possible that in a future quarter or quarters the Company's operating results could fall short of the published expectations of certain public market financial analysts.

         Complexity of Software Products and Product Development. PeopleSoft's software products can be licensed for use with the following RDBMSs and run on the following operating systems: Centura Software Corporation's ("Centura," formerly Gupta Corporation) SQLBase (OS/2 and NT), IBM's DB2 for MVS/ESA (MVS, using connectivity products from Centura or Sybase, Inc. ("Sybase")), IBM's DB2 for AIX, Informix Corporation's INFORMIX-OnLine Dynamic Server (AIX, Dynix, Solaris, MP RAS, Digital Unix, Unisys Unix, DG/UX, SINIX, IRIX and HP-UX), Microsoft Corporation's ("Microsoft") SQL Server, (NT for HRMS products only), Oracle's ORACLE (VMS, Open VMS, NT and over 10 versions of Unix) and Sybase's System 11 (HP-UX, AIX and Solaris). In addition, the Company is in the process of porting its software products to IBM's DB2 for OS/400, certain products to Microsoft's SQL Server 6 (NT) and its PeopleTools to Apple Computer Inc.'s ("Apple") native Macintosh family of computers. No assurance can be given concerning the successful development of PeopleSoft software products on these additional platforms, the specific timing of the releases of any future modules, the performance characteristics of PeopleSoft applications on these platforms or their acceptance in the marketplace. In addition, there may be future or existing RDBMS platforms which achieve popularity within the business application marketplace and which PeopleSoft may desire to offer its applications thereon. Such future or existing RDBMS products may or may not be architecturally compatible with PeopleSoft's or Red Pepper's software product design. No assurance can be given concerning the successful porting to new platforms, the specific timing of completion of any such ports or their acceptance in the marketplace.

         During 1996, the Company announced its plans to integrate, over the next several releases, several third party software products into its PeopleTools and core applications products in order to enhance and expand performance, reporting capabilities and self diagnostics. BEA Software's Tuxedo product will be integrated into PeopleTools to allow applications to run on a distributed basis using a multi-tiered client/server architecture. Cogno's Powerplay product will be bundled to incorporate desktop OLAP capabilities and a PeopleSoft run time version of SQA's Robot automated testing product will be integrated to allow improved performance management and monitoring. Integration of these products is complex and no assurance can be made that these efforts will be successful or result in significant product enhancements which will generate incremental revenue for PeopleSoft.

         Software programs as complex as those offered by the Company and Red Pepper are likely to contain a number of undetected errors or "bugs" when they are first introduced or as new versions are thereafter released. Despite testing by the combined company and by third-parties, errors or system performance issues may arise with the possible result of reduced acceptance of the combined company's software products in the marketplace. Due to the increasing number of possible combinations of vendor hardware platforms, operating systems and updated versions, PeopleSoft application modules, third party, and updated versions, and RDBMS platforms and updated versions, the effort and expense of developing, testing and maintaining these software product lines in an increasing number of combinations will increase, and the ability to develop consistent product performance characteristics across all of these combinations could place a significant strain on the combined company's development resources and deliverable schedules.

         Reliance on Single Client Interface. At the present time, the Company and Red Pepper support client (workstation) platforms exclusively utilizing Microsoft's Windows family of software products, including Windows 3.1 (PeopleSoft only), Windows NT and Windows 95. If Microsoft were to fundamentally change the architecture of its software product such that users of PeopleSoft's or Red Pepper's software applications experienced significant performance degradation or were rendered incompatible with future versions of Microsoft's Windows Operating System, the combined company's results of operations could be materially adversely effected. If a new user interface software product, such as an Internet browser, were to gain broad acceptance in the marketplace, there can be no assurance PeopleSoft's or Red Pepper's architecture would be compatible with such an interface. In addition, as the combined company expands its software product offerings into new vertical markets, the dependency on Microsoft's Windows technology may adversely impact the combined company's ability to successfully compete in those markets. For example, failure to support Apple's Macintosh platform could adversely effect PeopleSoft's ability to compete in the higher education market. No assurance can be given concerning the combined company's successful development of and support for new client platforms, the specific timing of their availability or their acceptance in the marketplace.

         Reliance on Joint Business Arrangements. PeopleSoft has entered into two separate development arrangements ("Development Arrangements"), one for the purpose of developing a line of manufacturing software applications and the other for the purpose of developing a line of student administration software applications. See Note 7 of the Notes to PeopleSoft's Consolidated Financial Statements included elsewhere herein. Under these Development Arrangements, PeopleSoft is the exclusive remarketer of the developed software products and pays a royalty to the development entities based on license fees received from end user licenses of these software products. While the intent of each Development Arrangement is to develop business applications which are integrated with PeopleSoft's software products, there can be no assurance that such software products will in fact be integrated or that an integrated enterprise solution will be accepted by the market. In addition, should the Development Arrangements require additional funds to complete development or enhance the software products there can be no assurance that funds will be available on terms acceptable to the existing or other potential third partY funding source(s). Should PeopleSoft acquire title to the software products or technology from the third party entity, such acquisition would be accounted for using the purchase method which is likely to result in the creation of significant intangible assets by virtue of the allocation of a substantial portion of the purchase price to the acquired technology or other intangible assets or, in the case where an acquisition occurred before the software product(s) or technology was available for general release, significant expense incurred related to the acquisition of inprocess technology. Such intangible assets would be amortized in future periods as a cost of operations while in process technology expense would be recorded to the Statement of Operations in the period such acquisition was completed.

         Application Security Architecture. The Company's application software products incorporate extensive security features designed to protect certain sensitive data managed by these applications from unauthorized retrieval or modification. To date, the Company is not aware of any violations of its application security architecture within its installed base. The Company has developed a security architecture utilizing the capabilities of its own applications, the client operating system software, some of the security features contained in the RDBMS platforms on which the applications run, as well as certain third party security products. Although these security features are subject to constant review and enhancement, no assurances can be given concerning the successful implementation of these security features and their effectiveness within a particular customer's operating environment. Should a breach of security or a suspected breach of security occur, the accompanying publicity or any subsequent claims against the Company could have an adverse impact on the demand for the Company's software products and/or cause a decline in the market price of the Company's stock and/or adversely impact the Company's financial results due to lost or delayed closing of software licensing opportunities.

         Intellectual Property and Proprietary Rights. The Company and Red Pepper regard certain features of their internal operations, software and documentation as proprietary, and rely on a combination of contract, patent, copyright, trademark and trade secret laws and other measures to protect their proprietary information. The Company received its first patent in 1995, its second patent in the first quarter of 1996 and has one additional patent application pending. Red Pepper has three patent applications pending, but there can be no assurance that any issued patents will result from such applications or that, if issued, such patents will provide any meaningful competitive advantage. Existing copyright laws afford only limited protection. The Company believes that, because of the rapid pace of technological change in the computer software industry, trade secret and copyright protection are less significant than factors such as the knowledge, ability and experience of the combined company's employees, frequent product enhancements and the timeliness and quality of support services. There can be no assurance that these protections will be adequate or that PeopleSoft's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's or Red Pepper's technology. Many customers of both PeopleSoft and Red Pepper are beneficiaries of a source code escrow arrangement to enable the customer to acquire a future limited right to use PeopleTools or Red Pepper's source code solely for their internal provision of maintenance services. This possible access to PeopleTools or Red Pepper's source code may increase the likelihood of misappropriation or other misuse of the Company's intellectual property. In addition, the laws of certain countries in which the Company's software products are or may be licensed do not protect the Company's software products and intellectual property rights to the same extent as the laws of the United States.

         The Company does not believe that its software products, third party software products the Company offers under sublicense agreements, Company trademarks or other Company proprietary rights infringe the property rights of third parties. However, there can be no assurance that third parties will not assert infringement claims against the combined company in the future with respect to current or future software products or Red Pepper's software products or that any such assertion may not require the combined company to enter into royalty arrangements or result in costly litigation.

         Product Liability. The Company's and Red Pepper's license agreements with their customers contain provisions designed to limit their exposure to potential product liability claims. It is possible, however, that the limitation of liability provisions contained in such license agreements may not be valid as a result of federal, state, local laws or ordinances or unfavorable judicial decisions. Although neither the Company nor Red Pepper has experienced any product liability claims to date, the license and support of its software for use in mission critical applications create a potential adverse risk in the event such a claim was successfully pursued against the Company. Damage or injunctive relief resulting under such a successful claim could cause a materially adverse impact on the Company's business, operating results and financial condition. In addition, as

PeopleSoft begins to compete in the manufacturing software application market, the mission critical nature of such software products may increase PeopleSoft's exposure to product liability claims against the Company.

         Growth in Operations. The Company has experienced an extended period of significant revenue growth, growth in the Company's customer base, expansion of its software product lines and supported platforms, a significant expansion in the number of its employees, increased pressure on the viability and scope of its operating and financial systems and expansion in the geographic scope of its operations. This growth has resulted in new and increased responsibilities for management personnel and has placed a significant strain upon the Company's management, operating and financial controls and resources, including its services and development organizations. To accommodate recent growth, compete effectively and manage potential future growth, the Company must continue to implement and improve the speed and quality of its information decision support systems, management decisions, reporting systems, procedures and controls. There can be no assurance that the Company's personnel, procedures, systems and controls will be adequate to support the Company's future operations.

         Key Personnel. PeopleSoft believes that its continued success will depend in large part upon its ability to attract and retain highly-skilled technical, managerial and marketing personnel. The loss of services of one or more of the Company's key employees could have a materially adverse effect on the Company's business, operating results and financial condition. The Company continues to hire a significant number of additional sales, service and technical personnel. Competition for the hiring of such personnel in the software industry is intense, and the Company from time to time experiences difficulty in locating candidates with appropriate qualifications, particularly within various desired geographic locations. There can be no assurance that the Company will be successful in attracting and retaining the personnel it requires to develop, market and support new or existing software.

         Expansion of Facilities. The Company has expanded and plans to continue to significantly expand the number of employees at its corporate headquarters location in Pleasanton, California. The Company acquired a building during 1995 to address office space needs; however, the space is partially occupied by existing tenants and may not be available rapidly enough to meet the Company's needs. Thus, alternative office space is required to address planned expansion. The commercial real estate market in the Tri-Valley area is constrained by the extremely low rate of new commercial real estate development over the past several years which makes obtaining additional quality office space increasingly difficult. The Company is in the process of attempting to locate and contract for adequate space; however, sufficient office space may not become available to meet the Company's near term needs. There can be no assurance that local facilities will be obtained, that reasonable terms will be obtained or that acceptable financing arrangements may be obtained. Any such failure to obtain local facilities, under commercially reasonable terms, may result in lower employee productivity, constrained hiring plans or increased facility charges which could materially adversely impact the Company's business and operating results.

         Volatility of Stock Price. As is frequently the case with stock of high technology companies, the market price of PeopleSoft's stock has been and may continue to be quite volatile. Factors such as quarterly fluctuations in results of operations, announcements of technological innovations or the introduction of new products by PeopleSoft or its competitors, and macroeconomic conditions in the computer hardware and software industries generally, may have a significant impact on the market price of the stock of PeopleSoft. In addition, if revenue or earnings in any quarter fail to meet expectations of the investment community, there could be an immediate impact on PeopleSoft's stock price. Furthermore, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for many high technology companies which, on occasion, have been unrelated to the operating performance of those companies. These broad market fluctuations may materially adversely affect the market price of the stock of PeopleSoft. See "Stock Price and Dividend Information."

         Investments and Liquidity. The Company's short-term investments consist primarily of high quality municipal bonds and tax-advantaged money market instruments. Despite favorable credit ratings on these investments there can be no assurance the issuing agencies will not default on their obligations which may result in losses of principal and accrued interest by PeopleSoft. While operating activities may provide cash in certain periods, to the extent the Company experiences growth in the future, operating and investing activities may use cash, and, consequently, such growth may require the Company to obtain additional sources of financing. In addition, material acquisitions of complementary businesses, products or technologies and capital expenditures may require additional sources of financing.

RISKS RELATING TO RED PEPPER

         History of Operating Losses; No Assurance of Profitability. Red Pepper was founded in October 1992 and is in the early stages of its operating history. Red Pepper has incurred significant losses since inception, including losses of $0.6 million, $1.5 million and $2.8 million for 1993, 1994 and 1995, respectively. At June 30, 1996, Red Pepper had an accumulated deficit of approximately $5.9 million. There can be no assurance that Red Pepper will ever achieve profitability if it remains an independent entity, and there can be no assurance that the combined company will ever be able to generate profits from the acquired operations of Red Pepper in the event the Merger is consummated.

         Product Concentration. All of Red Pepper's revenues to date have been attributable to sales of its ResponseAgent software products and related services, principally the Production ResponseAgent software product. Red Pepper first released its initial software product, the Production ResponseAgent, in March of 1995; the second release of the Production ResponseAgent and the initial releases of the Enterprise ResponseAgent and the Sales ResponseAgent were made in March of 1996. Accordingly, Red Pepper has only a limited number of fully implemented, operational product installations at customer sites. There can be no assurance that such products will not require modifications to satisfy performance requirements of existing or potential customers or to fix previously undetected errors. Red Pepper and the Company expect that the substantial majority of future revenues, if any, generated by Red Pepper, whether as an independent entity or in the event the Merger is consummated, would also be derived from the ResponseAgent software products and related services. As a result, factors adversely affecting the pricing of or demand for ResponseAgent software products, such as competition or technological change, could have a material adverse effect on future revenues which may be derived from Red Pepper's operations. There can be no assurance that either Red Pepper or the Company will be successful in marketing the ResponseAgent software products or other software products. The market for supply chain management software is still emerging, and there can be no assurance that it will continue to grow or that, even if the market does grow, businesses will continue to adopt the ResponseAgent software products. Red Pepper has expended, and the Company intends to expend, considerable resources educating potential customers about supply chain management in general and about the features and functions of the ResponseAgent software products in particular. However, there can be no assurance that such expenditures will enable the ResponseAgent software products to achieve any additional degree of market acceptance. If the market for supply chain management software or planning and scheduling software fails to develop or develops more slowly than the Company and Red Pepper currently anticipate, the business, financial condition or results of operations of Red Pepper or the Company could be materially adversely affected.

         Lengthy Sales Cycle. Red Pepper's sales cycle is typically 4 to 12 months and varies substantially from customer to customer. Red Pepper believes the license of its software products is discretionary and represents a strategic decision requiring a significant capital investment by its customers. As a result, the license of Red Pepper's software products generally involves a significant commitment of management attention and resources by prospective customers and requires multiple approvals. Accordingly, licenses of the Red Pepper products are subject to an extended customer approval process. Red Pepper's business, operating results and financial condition have been materially adversely affected in the past by customer delays, reductions and cancellations of orders, and there can be no assurance that such events will not occur in the future with respect to licenses of the ResponseAgent software products.

         Competition. Red Pepper's software products are targeted at the emerging market for supply chain management software solutions. Red Pepper's competitors are diverse and offer a variety of solutions directed at various segments of the supply chain as well as the enterprise as a whole. Red Pepper's current and potential competitors include (i) companies such as i2 Technologies, Manugistics and Numetrix Software which have developed or are attempting to develop advanced planning and scheduling software which complement or compete with Materials Requirements Planning ("MRP") solutions, (ii) other companies that provide specialized planning and scheduling software for niche markets, including Chesapeake Systems, Berclain, Waterloo Manufacturing Software and Caps Logistics, (iii) other business application software vendors that may broaden their product offerings by internally developing, or by acquiring or partnering with independent developers of, advanced planning and scheduling software, (iv) internal development efforts by corporate information technology departments,
(v) companies offering standardized or customized products on mainframe and/or mid-range computer systems, and (vi) Enterprise Resource Planning ("ERP") vendors such as Baan, Oracle and SAP which currently offer sophisticated ERP solutions that incorporate MRP modules. In particular, Red Pepper believes that ERP vendors are focusing significant resources on increasing the functionality of the MRP modules contained in the ERP software product and, accordingly, may represent an increasingly important facet of the competition for Red Pepper's product offering. There can be no assurance that Red Pepper will be able to compete successfully with its existing or new competitors.

           SOLICITATION OF WRITTEN CONSENT OF RED PEPPER SHAREHOLDERS

GENERAL

         This Prospectus/Consent Solicitation Statement is being furnished to holders of Red Pepper Common Stock (the "Red Pepper Common Stock") in connection with the solicitation of written consents by the Red Pepper Board of Directors. This Prospectus/Consent Solicitation Statement and the accompanying form of written consent (the "Written Consent") is first being mailed to shareholders of Red Pepper on or about _________, 1996.

         This Prospectus/Consent Solicitation Statement is also furnished by PeopleSoft to Red Pepper shareholders in connection with the issuance by PeopleSoft of its Common Stock, $.01 par value (the "PeopleSoft Common Stock"), in connection with the Merger described herein.

         The information set forth herein concerning Red Pepper has been furnished by Red Pepper. The information set forth herein concerning PeopleSoft has been furnished by PeopleSoft.

         This Prospectus/Consent Solicitation Statement contains certain information set forth more fully in the Agreement and Plan of Reorganization, dated as of September 4, 1996 (the "Merger Agreement"), between PeopleSoft and Red Pepper (along with the exhibits thereto) attached hereto as Annex A and is qualified in its entirety by reference to the Merger Agreement (including all exhibits thereto) which is hereby incorporated herein by reference. The Merger Agreement should be read carefully by each Red Pepper shareholder in formulating a voting decision with respect to the proposed Merger and other transactions contemplated by the Merger Agreement.

MATTERS TO BE APPROVED BY WRITTEN CONSENT

         Shareholders of record of Red Pepper as of the close of business on September 20, 1996, are being asked to sign and return the Written Consent approving a proposal to approve and adopt the Merger Agreement and the Merger. The Merger Agreement provides that, upon the terms and subject to the conditions thereof, Red Pepper will merge with and into PeopleSoft, each share of Red Pepper Common Stock issued and outstanding immediately prior to the Merger will be converted into that number of shares of PeopleSoft Common Stock as described below. See "Terms of the Merger--Manner and Basis of Converting Shares." No fractional shares of PeopleSoft Common Stock will be issued in the Merger. In lieu of any such fractional shares, each holder of Red Pepper Common Stock who otherwise would be entitled to receive a fractional share of PeopleSoft Common Stock pursuant to the Merger will be paid an amount in cash, without interest, equal to the Fair Market Value of PeopleSoft Common multiplied by such fraction.

         THE RED PEPPER BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT RED PEPPER SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

RECORD DATE; SHARES ENTITLED TO VOTE; VOTE REQUIRED

           The close of business on September 20, 1996 has been fixed as the record date for determining the holders of Red Pepper Common Stock who are entitled to vote by Written Consent (the "Record Date"). As of the Record Date, there were 13,039,820 shares of Red Pepper Common Stock outstanding, after adjustment for conversion of the Preferred Stock, and entitled to vote. The holders of record of shares of Red Pepper Common Stock on the Record Date are entitled to one vote per share of Red Pepper Common Stock. Under the California General Corporation Law, the affirmative vote of holders of shares representing one-half of the outstanding voting power of the Red Pepper Common Stock are required for approval and adoption of the Merger Agreement and the Merger. It is a condition of the Merger that holders of at least 98% of the outstanding shares of Red Pepper Common Stock vote in favor of the Merger. Seven affiliates of Red Pepper, holding an aggregate of 8,251,208 shares of Red Pepper Capital Stock, have agreed to vote in favor of the Merger Agreement and the Merger. See "Terms of the Merger--Conditions to the Merger."

         FAILURE TO RETURN THE WRITTEN CONSENT WILL HAVE THE PRACTICAL EFFECT OF VOTING AGAINST THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER SINCE THEY REPRESENT ONE LESS VOTE FOR ADOPTION OF SUCH PROPOSAL.

WRITTEN CONSENTS; WRITTEN CONSENT SOLICITATION

         Red Pepper shareholders are requested to complete, sign, date and return promptly the enclosed Written Consent in the postage-prepaid envelope provided for the purpose of voting "FOR" approval and adoption of the Merger Agreement and the Merger to ensure that their shares are voted.

         Red Pepper will bear the cost of soliciting Written Consents from its shareholders. In addition to solicitation by mail, directors, officers and employees of Red Pepper may solicit Written Consents by telephone, telegram or otherwise. Such directors, officers and employees of Red Pepper will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith.

                    BACKGROUND OF AND REASONS FOR THE MERGER

PEOPLESOFT'S REASONS FOR THE MERGER

         During the discussions leading to the Merger, PeopleSoft identified a number of potential benefits of combining the two companies. The PeopleSoft Board of Directors considered these benefits as well as the potentially negative factors which may result from the Merger, such as the short-term dilutive impact on PeopleSoft's stock price, PeopleSoft's ability to retain key Red Pepper employees critical to the combined business' success and limitations on the possibility of use of a competitor's definitive software product by PeopleSoft as an alternate to Red Pepper. Earlier this year, PeopleSoft and Red Pepper entered into a technology licensing and distribution agreement that superseded an earlier memorandum of understanding that allowed PeopleSoft to embed Red Pepper's real-time planning and optimization technology within the PeopleSoft ERP solution. The Merger furthers this business relationship by building upon the software product integration already established by the previous development and marketing partner relationship. Other reasons for the Merger include, but are not limited to, the following to allow PeopleSoft to:

         - Gain significant domain expertise in supply chain and additional depth in manufacturing knowledge base;
         - Secure ownership of Red Pepper's strategic, leading edge technology which may offer PeopleSoft competitive advantages in its enterprise solution strategy;
         - Further PeopleSoft's best of breed application strategy and gain access to customer accounts it previously may not have been able to penetrate;
         - Enhance Red Pepper's marketing effort by PeopleSoft's validation of the supply chain's criticality in the manufacturing application market;
         -        Remove concerns about Red Pepper's financial viability;
         - Confirm PeopleSoft's strong commitment to manufacturing and enterprise solutions; and
         - In the longer term, apply the Red Pepper technology to other product areas which could possibly include healthcare, retail, higher education and labor scheduling.

RED PEPPER'S REASONS FOR THE MERGER

         The Board of Directors of Red Pepper unanimously approved the terms and provisions of the Merger Agreement at its meeting held on September 1, 1996. The Board of Directors of Red Pepper believes the terms of the Merger are fair and that the following are additional reasons for the shareholders to vote "FOR" approval and adoption of the Merger Agreement and the Merger.

         o The Merger is expected to eliminate concerns of current and potential Red Pepper customers and business partners regarding the uncertain financial viability of Red Pepper.
         o The Merger is expected to create the potential to expand the market presence of Red Pepper's software products in the United States and through PeopleSoft's established global market presence.
         o        The Merger is expected to generate potential economies of
                  scale with regards to worldwide customer support.
         o        The Merger is expected to provide liquidity for Red Pepper's shareholders through their ownership of PeopleSoft stock.
         o The Merger is expected to realize savings in marketing, general and administrative expenses by enabling Red Pepper to utilize PeopleSoft's infrastructure and therefore invest more in research and development than they would otherwise be able to invest.

         In the course of its deliberations on August 30, 1996 and September 1, 1996, the Red Pepper Board of Directors reviewed with Red Pepper's management a number of additional factors relevant to the Merger. In particular, the Red Pepper Board of Directors considered, among other things: (i) information concerning and their knowledge of Red Pepper's and PeopleSoft's respective businesses, prospects, historical financial performances and conditions, operations, technologies, managements, competitive positions, products, customers and future development plans; (ii) the historical market prices, volatility and trading information with respect to the PeopleSoft Common Stock;
(iii) the consideration received by Red Pepper shareholders in the Merger and the relationship between the market value of the shares of PeopleSoft Common Stock to be issued in exchange for Red Pepper's common and preferred stock and outstanding options and warrants and the market value of the Red Pepper stock;
(iv) the terms of the Merger Agreement; (v) an evaluation of the prospects of Red Pepper on a stand-alone basis; (vi) the compatibility of the managements and businesses of Red Pepper and PeopleSoft, as well as the fact that certain members of Red Pepper's senior management would manage the operations relating to Red Pepper's products and business for the combined company; (vii) reports from Red Pepper's management on the results of their due diligence investigations of PeopleSoft; and (viii) the fact that the Merger is expected to qualify as a tax-free reorganization.

         The Board of Directors of Red Pepper also considered a variety of potentially negative factors in its deliberations concerning the Merger, including, among other things: (i) the slower growth of PeopleSoft's revenues compared to the potential growth in Red Pepper's revenues as a stand-alone entity; (ii) the potential loss of revenues to the combined company as a result of confusion in the marketplace and the possible exploitation of such confusion by competitors of the combined company; (iii) the possibility of management disruption associated with the Merger and the risk that, despite the efforts of the combined company, the combined company may not be able to retain key technical, sales, and management personnel of Red Pepper; (iv) the risk that the combined company's ability to increase or maintain revenue might be diminished by product transitions, loss of personnel or other factors resulting from the Merger; (v) the risk that the benefits sought to be achieved by the Merger will not be achieved; and (vi) other risks described above under "Risk Factors."

         In view of the wide variety of factors, both positive and negative, considered by the Red Pepper Board of Directors, the Red Pepper Board of Directors did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered. After taking into consideration all of the factors set forth above, the Red Pepper Board of Directors unanimously determined that the Merger was fair to, and in the best interests of Red Pepper and its shareholders, and that Red Pepper should proceed with the Merger.

BACKGROUND OF THE MERGER

         The Company identified development of a manufacturing application suite as a strategic priority during late 1993 and early 1994. Aneel Bhusri, Senior Vice President of Product Strategy, was given responsibility to evaluate various scenarios to determine the most effective way to successfully develop and ready the product for selling. As part of this strategy, during a meeting in early 1994, representatives of PeopleSoft and Red Pepper met to discuss the possibility of a merger. This discussion was inconclusive, and the concept of a merger was negated during the meeting due to the inability of the parties to agree on fundamental terms of such a proposed business transaction.

         In June 1995, the companies entered into a legally binding Memorandum of Understanding ("MOU") which granted to PeopleSoft certain rights to market, sublicense, distribute and otherwise support a version of the Red Pepper products which would be offered as part of PeopleSoft's overall manufacturing solution. This MOU which was superseded by a definitive technology licensing and distribution agreement signed in May 1996 which was entered into in the ordinary course of business. This technology license and distribution agreement enables PeopleSoft to license, package and market Red Pepper software as part of the PeopleSoft Enterprise Resource Planning (ERP) product line.

         In May 1996, PeopleSoft engaged the services of Deutsche Morgan Grenfell Technology Group ("DMG") to advise and assist them in evaluating several strategic acquisition alternatives. In order to obtain a more favorable fee structure, the Company also engaged DMG to assist in evaluating the potential for a Red Pepper acquisition with a tentative completion date of fourth quarter 1996.

         As PeopleSoft's proposed release date for its manufacturing software products began to approach and competitive activity within the supply chain application market began to increase, Mr. Bhusri met with Daniel T. Doles, Vice President of Finance and Operations of Red Pepper on July 3, 1996 in San Mateo, California to discuss their respective business and strategic directions and potential business opportunities. Ethan Topper, Managing Director of DMG, was also in attendance. Mr. Bhusri and Mr. Doles discussed the possibility of a business combination between PeopleSoft and Red Pepper. Mr. Bhusri indicated that he would like DMG to conduct a preliminary evaluation of the financial aspects of a possible combination between PeopleSoft and Red Pepper. Mr. Doles indicated that he needed to review the discussions with Monte Zweben, President and Chief Executive Officer of Red Pepper, and the Red Pepper Board of Directors before proceeding further.

         During a July 10, 1996 telephone call, Mr. Doles indicated to Mr. Bhusri that he had spoken with Mr. Zweben and the Red Pepper board of directors and had received their approval to continue the discussions concerning a possible merger of PeopleSoft and Red Pepper. It was understood by the parties that the next step would involve PeopleSoft and its financial advisors providing a preliminary valuation analysis to Red Pepper for their consideration.

         On July 31, 1996, Mr. Bhusri and Mr. Doles met in San Jose, California to further discuss the merits of a potential strategic combination or merger. At this informal meeting, Mr. Bhusri conveyed PeopleSoft's non-binding, initial valuation proposal.

         On August 8, 1996, Mr. Bhusri, Mr. Doles and representatives from DMG met in Redwood City, California to discuss a proposed due diligence process to further evolve negotiations and proposals for a merger.

         During a telephone call on August 9, 1996, David A. Duffield, Chairman, Chief Executive Officer and President of PeopleSoft and Mr. Zweben confidentially discussed the potential benefits of a possible business combination between PeopleSoft and Red Pepper as well as their respective organizations' corporate strategies, technical strengths, personnel and software products.

         On August 14, 1996, Mr. Bhusri and Ronald E.F. Codd, Senior Vice President of Finance and Administration and Chief Financial Officer of PeopleSoft, selected certain other individuals within the Company to participate on an acquisition and due diligence evaluation team, and simultaneously informed these individuals of the potential for a merger. Mr. Bhusri, Mr. Codd, Mr. Zweben, Mr. Doles and Jay Fulcher, Vice President of Sales of Red Pepper, together with representatives from DMG, met in Redwood City to begin financial and business due diligence to further evolve merger negotiations.

         From August 14, 1996 through September 3, 1996, members of the PeopleSoft acquisition team performed a variety of due diligence tasks, including but not limited to: investigation, review and analysis of product development programs, activities and status; the conduct of an exhaustive customer survey covering product service and support issues; the analysis and review of various legal, accounting and tax matters of Red Pepper; and the investigation of the stand-alone market for Red Pepper's planning products, including competitors, market size and other factors. In addition, during this period PeopleSoft's management continued to attempt to identify any alternatives to the acquisition which might prove to be more attractive from a combined strategic/financial perspective. At the conclusion of these efforts, PeopleSoft's management team was convinced that the acquisition of Red Pepper represented the most attractive strategic and financial alternative available.

         On August 18, 1996, Margaret L. Taylor, Senior Vice President of Development and Customer Services of PeopleSoft, Mr. Bhusri, Mr. Zweben, Mr. Doles, and representatives of DMG met in Redwood City to discuss the possible financial terms of a merger, including share issuance metrics, the organizational impact and associated personnel items in the event a merger agreement could be finalized. No agreement was reached.

         On August 20, 1996, Ms. Taylor, Mr. Bhusri, Mr. Zweben and Mr. Doles met in Redwood City to further discuss the terms of a possible merger between the two companies. No agreement was reached. On August 21, 1996, Mr. Bhusri, Mr. Zweben, Mr. Doles and representatives from DMG met to further discuss the terms of a possible merger between the two companies. On August 22, 1996, the parties signed a preliminary, non-binding term sheet, subject to further negotiation of other terms of a merger agreement and approval by their respective board of directors.

         At a regularly scheduled PeopleSoft Board of Directors' meeting on August 23, 1996, with PeopleSoft's financial and legal advisors in attendance, various members of PeopleSoft management reported on the status of the continuing discussions with Red Pepper, the non-binding term sheet, and on the potential benefits of a merger with Red Pepper. Representatives of DMG presented their analysis and discussed the non-binding terms of the proposed merger. PeopleSoft's Board of Directors unanimously authorized PeopleSoft management to continue merger negotiations with Red Pepper based on the terms of the non-binding term sheet.

         From August 26 through September 2, various negotiations continued between the parties to finalize a Merger agreement and ongoing comprehensive financial, legal and business due diligence continued.

         On September 3, 1996, PeopleSoft completed its due diligence investigations and the parties reached agreement on the terms of a merger agreement.

         On September 4, 1996, at noon Pacific time, a telephonic special meeting of the PeopleSoft board of directors was held with various members of PeopleSoft management and PeopleSoft financial and legal advisors. The findings of due diligence, updated status of negotiations and terms of the proposed merger agreement were reviewed. DMG presented to the PeopleSoft Board of Directors an analysis of the fairness of the merger transaction and indicated that it was prepared to deliver a written opinion to the effect that the proposed merger was fair from a financial point of view to PeopleSoft and its stockholders. After these presentations and discussions, the PeopleSoft Board of Directors unanimously approved the Merger. At close of market, upon PeopleSoft's request to and confirmation by Nasdaq, PeopleSoft stock trading transactions were halted. Immediately thereafter, the parties executed the Merger Agreement and related documents, and announced the Merger by the issuance of a press release.

AFFILIATE AGREEMENTS

         The PeopleSoft Common Stock to be issued pursuant to the Merger will be freely transferable under the Securities Act, except for shares issued to any person who is an Affiliate of Red Pepper within the meaning of Accounting Releases 130 and 135, as amended, of the SEC. In order to help ensure that the Merger will be treated as a "pooling of interests" for accounting and financial reporting purposes, Affiliate Agreements to be executed by Affiliates of Red Pepper and PeopleSoft provide that such Affiliate will not (i) sell, transfer or otherwise dispose of any shares of PeopleSoft Common Stock, or (ii) in any way reduce such Affiliate's interest in or risk relating to such shares of PeopleSoft Common Stock, during the period from the thirty-day period prior to the Closing Date until one day after such time as results of combined sales and net income covering at least 30 days of combined operations of PeopleSoft and Red Pepper have been published by PeopleSoft in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such results of combined sales and net income.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion summarizes the material federal income tax considerations relevant to the exchange of shares of Red Pepper Common Stock for PeopleSoft Common Stock pursuant to the Merger that are generally applicable to holders of Red Pepper Common Stock. This discussion is based on currently existing provisions of the Code, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to PeopleSoft, Red Pepper or Red Pepper's shareholders as described herein.

         Red Pepper shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular Red Pepper shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, who do not hold their Red Pepper Common Stock as capital assets, who exercise dissenter's rights or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Merger (whether or not any such transactions are undertaken in connection with the Merger), including without limitation any transaction in which shares of Red Pepper Common Stock are acquired or shares of PeopleSoft Common Stock are disposed of, or the tax consequences of the assumption by PeopleSoft of the Red Pepper options. Accordingly, RED PEPPER SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

         The Merger is intended to constitute a reorganization. Provided that the Merger does so qualify as a Reorganization, then, subject to the limitations and qualifications referred to herein, the Merger will generally result in the following federal income tax consequences:

         (a) No gain or loss will be recognized by holders of Red Pepper Common Stock solely upon their receipt of PeopleSoft Common Stock in exchange for Red Pepper Common Stock in the Merger (except to the extent of cash received in lieu of a fractional share of PeopleSoft Common Stock).

         (b) The aggregate tax basis of the PeopleSoft Common Stock received by Red Pepper shareholders in the Merger (reduced by any tax basis attributable to fractional shares deemed to be disposed of) will be the same as the aggregate tax basis of the Red Pepper Common Stock surrendered in exchange therefor.

         (c) The holding period of the PeopleSoft Common Stock received by each Red Pepper shareholder in the Merger will include the period for which the Red Pepper Common Stock surrendered in exchange therefor was considered to be held, provided that the Red Pepper Common Stock so surrendered is held as a capital asset at the time of the Merger.

         (d) Cash payments received by holders of Red Pepper Common Stock in lieu of a fractional share will be treated as if such fractional share of PeopleSoft Common Stock had been issued in the Merger and then redeemed by PeopleSoft. A Red Pepper shareholder receiving such cash will recognize gain or loss, upon such payment, measured by the difference (if any) between the amount of cash received and the basis in such fractional share.

         (e) Neither PeopleSoft nor Red Pepper will recognize any gain solely as a result of the Merger.

         The parties are not requesting and will not request a ruling from the Internal Revenue Service (the "IRS") in connection with the Merger. PeopleSoft has received an opinion from Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, to the effect that the Merger will constitute a Reorganization and Red Pepper has received an opinion from Gray Cary Ware & Freidenrich, A Professional Corporation, to the effect that the Merger will constitute a Reorganization (the "Tax Opinions"). Red Pepper shareholders should be aware that the Tax Opinions do not bind the IRS and the IRS is therefore not precluded from successfully asserting a contrary opinion. The Tax Opinions are subject to certain assumptions and qualifications, including but not limited to the truth and accuracy of certain representations made by PeopleSoft, Red Pepper and certain shareholders of Red Pepper. Of particular importance are certain representations relating to the so-called "continuity of interest" requirement.

         To satisfy the continuity of interest requirement, Red Pepper shareholders must not, pursuant to a plan or intent existing at or prior to the Merger, dispose of or transfer so much of either (i) their Red Pepper Common Stock in anticipation of the Merger or (ii) the PeopleSoft Common Stock to be received in the Merger (collectively, "Planned Dispositions"), such that Red Pepper shareholders, as a group, would no longer have a significant equity interest in the Red Pepper business being conducted after the Merger. Red Pepper shareholders will generally be regarded as having a significant equity interest as long as the number of shares of PeopleSoft Common Stock received in the Merger less the number of shares subject to Planned Dispositions (if any) represents, in the aggregate, a substantial portion of the entire consideration received by the Red Pepper shareholders in the Merger. No assurance can be made that the "continuity of interest" requirement will be satisfied, and if such requirement is not satisfied, the Merger would not be treated as a Reorganization. The Tax Opinions rely in part on representations from PeopleSoft, Red Pepper and certain shareholders of Red Pepper relating to the "continuity of interest" requirements.

         A successful IRS challenge to the Reorganization status of the Merger (as a result of a failure to satisfy the "continuity of interest" requirement or otherwise) would result in Red Pepper shareholders recognizing taxable gain or loss with respect to each share of Red Pepper Common Stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as of the Effective Time, of the PeopleSoft Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the PeopleSoft Common Stock so received would equal its fair market value, and the shareholder's holding period for such stock would begin the day after the Merger.

ACCOUNTING TREATMENT

         It is a condition to closing of the Merger that the Merger qualify as a pooling of interests for financial reporting purposes in accordance with generally accepted accounting principles and the rules, regulations and policies of the SEC. Consummation of the Merger is conditioned upon receipt by PeopleSoft and Red Pepper of a letter dated as of the Effective Date from Ernst & Young, LLP, the independent auditors for both companies, regarding the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with the Merger Agreement.

                               TERMS OF THE MERGER

         The following discussion summarizes the proposed Merger and related transactions. The following is not, however, a complete statement of all provisions of the Merger Agreement and related agreements. Detailed terms of and conditions to the Merger and certain related transactions are contained in the Merger Agreement, a conformed copy of which (with exhibits) is attached to this Prospectus/Consent Solicitation Statement as Annex A. Statements made in this Prospectus/Consent Solicitation Statement with respect to the terms of the Merger and such related transactions are qualified in their respective entireties by reference to the more detailed information set forth in the Merger Agreement. The discussion and analysis below contains trend analysis and other forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth under "Risk Factors" and elsewhere in this Prospectus/Consent Solicitation Statement.

EFFECTIVE TIME

         The Merger Agreement provides that the Merger will become effective upon the filing of the Agreement of Merger with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of Delaware and the filing of the Agreement of Merger and certain other documents with the Secretary of State of the State of California (the "Effective Time"). It is anticipated that if the Merger Agreement is approved by written consent and all other conditions of the Merger have been fulfilled or waived, the Effective Time will occur on or about __________, 1996, or on a date as soon as practicable thereafter.

         At the Effective Time, Red Pepper will be merged with and into PeopleSoft.

MANNER AND BASIS OF CONVERTING SHARES

         The aggregate purchase price (the "Purchase Price") to be paid by PeopleSoft (i) in exchange for the acquisition of all shares of Red Pepper Common Stock outstanding as of the Effective Time (after conversion of all outstanding shares of Preferred Stock into shares of Common Stock) and (ii) in consideration for the assumption of all Red Pepper options outstanding will be determined as described below. Each holder of Red Pepper Common Stock will receive that number of shares of PeopleSoft Common Stock equal to the number of shares of Red Pepper Common Stock held times the Common Exchange Ratio (as defined below). Pursuant to written consents signed by the holders of the majority of the outstanding Preferred Stock of Red Pepper and in accordance with the Articles of Incorporation of Red Pepper, all outstanding Preferred Stock of Red Pepper will be automatically converted into Common Stock immediately prior to the Effective Time. Current holders of Red Pepper Preferred Stock will, therefore, receive shares of PeopleSoft Common Stock on the basis of the number of shares of Red Pepper Common Stock held as of the Effective Time. No fractional shares will be issued; holders of Red Pepper Common Stock will receive cash payments based on the Fair Market Value (as defined below) of PeopleSoft Common Stock in lieu of any fractional shares to which they may be entitled. Shares of Red Pepper Common Stock which are subject to a repurchase option by Red Pepper prior to the Merger will be subject to a repurchase option by PeopleSoft on the same terms, after the Merger. PeopleSoft will assume all outstanding options and warrants to purchase Red Pepper Common Stock. Such options and warrants will become exercisable to purchase that number of shares of PeopleSoft Common Stock equal to the number of shares of Red Pepper Common Stock for which they were exercisable multiplied by the Common Exchange Ratio and rounded down. The exercise price of such options and warrants will be adjusted proportionately and any restrictions or conditions will remain in effect, including repurchase rights that are outstanding for shares acquired pursuant to unvested options which have been exercised. Each share of PeopleSoft Common Stock issued in connection with the Merger will be accompanied by a right to purchase one one-thousandth of a share of Series A Participating Preferred Stock pursuant to the terms of a Preferred Shares
Rights Agreement dated February 15, 1995 between the Company and The First National Bank of Boston. See "Description of PeopleSoft Capital
Stock -- Preferred Stock Rights."

         The "Common Exchange Ratio" will equal the quotient of (i) the sum of the number of shares of Red Pepper Common Stock outstanding at the Effective Time plus the number of shares of Red Pepper Common Stock subject to outstanding options less the number of shares of Red Pepper Common Stock subject to Approved Options (as defined below) divided by (ii) Two Million Nine Hundred Seventy-Five Thousand (2,975,000). "Approved Options" are any options to purchase Red Pepper Common Stock issued pursuant to Red Pepper's 1993 Stock Option Plan after August 22, 1996 with PeopleSoft's prior approval.

         The "Fair Market Value" of PeopleSoft Common Stock will be equal to the average closing price of a share of PeopleSoft Common Stock for the five consecutive trading days ending on the trading day immediately prior to the Effective Time, as reported on The Nasdaq National Market.

         On September 4, 1996, the last trading day prior to the execution of the Merger Agreement by PeopleSoft and Red Pepper, the closing sale price of a share of PeopleSoft Common Stock as reported on The Nasdaq National Market was $75.75.

On October ___, 1996, the closing sale price of a share of PeopleSoft Common Stock as reported on The Nasdaq National Market was $______. There can be no assurance as to the actual price of PeopleSoft Common Stock prior to, at, or at any time following, the Effective Time. Accordingly, there can be no assurance as to the actual value of the shares of PeopleSoft Common Stock that a holder of Red Pepper Common Stock will receive by virtue of the Merger.

         As of September 20, 1996, 13,039,820 shares of Red Pepper Common Stock were issued and outstanding and based upon that number, an aggregate of 2,681,069 shares of PeopleSoft Common Stock will be issued to Red Pepper shareholders. Assuming further, 50,776,368 shares of PeopleSoft Common Stock were issued and outstanding as of September 20, 1996, then, following the Merger, former holders of Red Pepper Common Stock would hold approximately 5% of PeopleSoft's total issued and outstanding shares.

         At, or if practicable, at least five days prior to the Effective Time, The First National Bank of Boston, as exchange agent for PeopleSoft (the "Exchange Agent") will deliver to each Red Pepper shareholder of record a letter of transmittal with instructions to be used by such individual in surrendering certificates warrants or option agreements, as the case may be, which, prior to the Merger, represented shares of Red Pepper Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY THEIR HOLDERS UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

         Upon the surrender of a certificate representing shares of Red Pepper Common Stock to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such certificate (or agreement) will be entitled to receive in exchange therefor the number of shares of PeopleSoft Common Stock to which such holder of is entitled pursuant to the provisions of the Merger Agreement. In the event of a transfer of ownership of shares of Red Pepper Common Stock which is not registered on the transfer records of Red Pepper, the appropriate number of shares of PeopleSoft Common Stock may be delivered to a transferee if the certificate representing such shares of Red Pepper Common Stock is presented to the Exchange Agent properly endorsed, together with the related letter of transmittal, and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

         Until a certificate representing shares of Red Pepper Common Stock has been surrendered to the Exchange Agent, each such certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the number of shares of PeopleSoft Common Stock to which the holder thereof is entitled under the Merger Agreement.

CONDUCT OF THE BUSINESS OF THE COMBINED COMPANIES FOLLOWING THE MERGER

         Once the Merger is consummated, Red Pepper will cease to exist as a separate corporation. All the property, rights, privileges, powers and franchises of Red Pepper shall vest in PeopleSoft, and all debts, liabilities and duties of Red Pepper shall become the debts, liabilities and duties of PeopleSoft.

CONDUCT OF RED PEPPER'S BUSINESS PRIOR TO THE MERGER

         Under the Merger Agreement, Red Pepper has agreed, during the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement pursuant to its terms and the Effective
Time: (a) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted; (b) to pay its debts and taxes when due; (c) to pay or perform other obligations when due; (d) to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it; and (e) to promptly notify PeopleSoft of any materially negative event related to Red Pepper or its business.

         Under the Merger Agreement, Red Pepper has agreed, during the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement pursuant to its terms and the Effective Time not to: (a) enter into any commitment or transaction not in the ordinary course of business; (b) transfer to any person or entity any rights to intellectual property rights owned by Red Pepper (other than pursuant to end-user licenses in the ordinary course of business); (c) enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope or any third party royalty rights with respect to any products of Red Pepper; (d) amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the schedules attached to the Merger Agreement; (e) commence any litigation or any dispute resolution process; (f) declare, set aside or pay any dividends on or make any other distributions in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Red Pepper, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock other than pursuant to the exercise of repurchase rights contained in stock option agreements; (g) except for the issuance of shares of Red Pepper Capital Stock (as defined in the Merger Agreement) upon exercise or conversion of presently outstanding Red Pepper stock options, warrants or Red Pepper Preferred Stock, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities; (h) cause or permit any amendments to its Articles of Incorporation or Bylaws; (i) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets in an amount in excess of $50,000 in the case of a single transaction or in excess of $100,000 in the aggregate in any 30-day period; (j) sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business; (k) incur any indebtedness for borrowed money other than from PeopleSoft or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others; (l) grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof; (m) adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees, except as consistent with the ordinary course of Red Pepper consistent with past practice;(n) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (o) pay, discharge or satisfy, in an amount in excess of $50,000 (in any one case) or $100,000 (in the aggregate), any claim, liability or obligation, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in its financial statements dated June 30, 1996 or that arose in the ordinary course of business subsequent to June 30, 1996 or incurred in connection with the Merger; or (p) make or change any material election in respect of taxes, adopt or change any accounting method in respect of taxes, enter into any closing agreement, settle any claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes.

NO SOLICITATION

         Until the earlier of the Effective Time or the date of the termination of the Merger Agreement, Red Pepper has agreed that it will not (nor will Red Pepper permit any of Red Pepper's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than PeopleSoft and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of Red Pepper or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets; (b) provide information with respect to it to any person, other than PeopleSoft, relating to the possible acquisition of Red Pepper (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets; (c) enter into an agreement with any person, other than PeopleSoft, providing for the acquisition of Red Pepper (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets; or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of Red Pepper or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets by any person, other than by PeopleSoft. In addition to the foregoing, Red Pepper has agreed that if it receives prior to the Effective Time or the termination of the Merger Agreement any offer or proposal relating to any of the above, it shall promptly notify PeopleSoft thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as PeopleSoft may reasonably request.

INDEMNIFICATION BY RED PEPPER AND ESCROW OF PURCHASE PRICE

         In connection with the Merger, a portion of the Purchase Price otherwise payable to holders of Red Pepper Common Stock (the "Shareholders") will be placed into escrow; in particular ten percent (10%) of the total number of shares of PeopleSoft Common Stock issuable in the Merger (the "Escrow Shares") otherwise issuable to the Shareholders will be placed into escrow. The Escrow Shares, without any act of any Shareholder, will be placed into an escrow account with a nationally recognized bank. The Escrow Shares shall be contributed on behalf of each Shareholder in proportion to the aggregate consideration such holder would otherwise receive by virtue of the Merger. The Escrow Shares will be held in escrow as security for any losses incurred by PeopleSoft in the event of certain breaches by Red Pepper of representations or warranties contained in the Merger Agreement.

         BY APPROVING THE MERGER AGREEMENT, THE SHAREHOLDERS WILL BE DEEMED TO HAVE CONSENTED TO THE APPOINTMENT OF DANIEL T. DOLES, CURRENTLY VICE PRESIDENT OF FINANCE AND OPERATIONS OF RED PEPPER, TO ACT AS THE AGENT ON BEHALF OF THE SHAREHOLDERS TO OBJECT TO SUCH DELIVERIES, TO AGREE TO, TO NEGOTIATE AND ENTER INTO SETTLEMENTS AND COMPROMISES WITH RESPECT TO SUCH CLAIMS, AND TO TAKE CERTAIN OTHER ACTIONS ON BEHALF OF THE SHAREHOLDERS, ALL AS MORE FULLY DESCRIBED IN ARTICLE 7 OF THE MERGER AGREEMENT.

CONDITIONS TO THE MERGER

         The respective obligations of each party to the Merger Agreement to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions: (a) the Merger Agreement and the Merger shall have been approved and adopted by the shareholders of Red Pepper; (b) the SEC shall have declared the S-4 Registration Statement effective and no stop order with respect to the S-4 Registration Statement or the Consent Solicitation Statement shall have been initiated or threatened; (c) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect; (d) PeopleSoft and Red Pepper shall each have received substantially identical written opinions from their respective counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (e) each of PeopleSoft and Red Pepper shall have received a letter from their independent auditors, regarding the appropriateness of pooling-of-interests accounting for the Merger under Accounting Principles Board Opinion No. 16; (f) the shares of PeopleSoft Common Stock issuable to shareholders of Red Pepper pursuant to the Merger Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on The Nasdaq Stock Market; and (g) each of the Affiliates of Red Pepper and PeopleSoft shall have delivered an executed Affiliate Agreement which shall be in full force and effect.

         In addition, the obligations of Red Pepper to consummate the Merger and the transactions contemplated by the Merger Agreement are subject to the satisfaction at or prior to the Effective Time of each of the following conditions: (a) the representations and warranties of PeopleSoft contained in the Merger Agreement shall be true and correct and as of the Effective Time, except for changes contemplated by Merger Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which neither have had nor reasonably would be expected to have a Material Adverse Effect (as defined in the Merger Agreement) on PeopleSoft; (b) PeopleSoft shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Effective Time; (c) Red Pepper shall have received a legal opinion from counsel to PeopleSoft, in substantially the form attached as Exhibit D to the Merger Agreement; and (d) there shall not have occurred any material adverse change in the business, assets (including intangible assets), financial condition or results of operations of PeopleSoft since June 30, 1996.

         Until the earlier of the Effective Time or the date of termination of the Merger Agreement, Red Pepper will not (nor will Red Pepper permit any of Red Pepper's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than PeopleSoft and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of Red Pepper or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets; (b) provide information with respect to it to any person, other than PeopleSoft, relating to the possible acquisition of Red Pepper (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets; (c) enter into an agreement with any person, other than PeopleSoft, providing for the acquisition of Red Pepper (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets; or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of Red Pepper or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets by any person, other than by PeopleSoft. In addition to the foregoing, if Red Pepper receives prior to the Effective Time or the termination of the Merger Agreement any offer or proposal relating to any of the above, Red Pepper shall promptly notify PeopleSoft thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as PeopleSoft may reasonably request.

         The obligations of PeopleSoft to consummate the Merger and the transactions contemplated by the Merger Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions: (a) the representations and warranties of Red Pepper contained in the Merger Agreement shall be true and correct on and as of the Effective Time, except for changes contemplated by the Merger Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which neither have had nor reasonably would be expected to have a Material Adverse Effect on Red Pepper or PeopleSoft; (b) Red Pepper shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Effective Time; (c) PeopleSoft shall have been furnished with evidence satisfactory to it that Red Pepper has obtained the consents, approvals and waivers set forth in Schedule 6.3(c) to the Merger Agreement; (d) PeopleSoft shall have received a legal opinion from legal counsel to Red Pepper, in substantially the form attached as Exhibit E to the Merger Agreement; (e) there shall not have occurred any material adverse change in the business, assets (including intangible assets) financial condition or results of operations of Red Pepper since June 30, 1996 excluding a failure by Red Pepper to enter into the customer contracts included in Red Pepper's "pipeline projections" presented to PeopleSoft on August 31, 1996, provided, that Red Pepper can reasonably demonstrate to PeopleSoft that such failure resulted from the public announcement of the Merger; (f) all shares of the Series A, Series A1, Series B and Series C Preferred Stock of Red Pepper shall have converted into Red Pepper Common Stock in accordance with Red Pepper's Articles of Incorporation; (g) each person listed in the preamble to Exhibit F of the Merger Agreement shall have executed and delivered to PeopleSoft a Non-Competition, Non-Solicitation and Non-Hire Agreement in substantially the form of Exhibit F to the Merger Agreement and all of the Non-Competition, Non-Solicitation and Non-Hire Agreements shall be in full force and effect; and (h) holders of more than 2% of the outstanding shares of Red Pepper Capital Stock shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

         At any time prior to the Effective Time, PeopleSoft or Red Pepper may to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement or in any document delivered pursuant thereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained in the Merger Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

TERMINATION OR AMENDMENT OF MERGER AGREEMENT

         The Merger Agreement provides that it may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by Red Pepper shareholders: (a) by mutual written consent of Red Pepper and PeopleSoft; (b) by PeopleSoft or Red Pepper if: (i) the Effective Time has not occurred by March 2, 1997; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal; (c) by PeopleSoft if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any governmental entity, which would: (i) prohibit PeopleSoft's or Red Pepper's ownership or operation of any portion of the business of Red Pepper or (ii) compel PeopleSoft or Red Pepper to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of Red Pepper or PeopleSoft; in either case, the unavailability of which assets or business would have or would reasonably be expected to have a material adverse effect on PeopleSoft's ability to realize the benefits expected from the Merger; (d) by PeopleSoft if it is not in material breach of its obligations under the Merger Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in the Merger Agreement on the part of Red Pepper and as a result of such breach the conditions Red Pepper would not be able to satisfy its obligations at closing as described above would not then be satisfied; provided, however, that if such breach is curable by Red Pepper within thirty (30) days through the exercise of its reasonable best efforts, then for so long as Red Pepper continues to exercise such reasonable best efforts PeopleSoft may not terminate the Merger Agreement unless such breach is not cured or curable within thirty (30) days; and (e) by Red Pepper if it is not in material breach of its obligations under the Merger Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in the Merger Agreement on the part of PeopleSoft and as a result of such breach PeopleSoft would not be able to satisfy its obligations at closing as described above; provided, however, that if such breach is curable by PeopleSoft within thirty (30) days through the exercise of its reasonable best efforts, then for so long as PeopleSoft continues to exercise such reasonable best efforts Red Pepper may not terminate the Merger Agreement.

         In the event of termination of the Merger Agreement as provided therein, the Merger Agreement shall forthwith become void and there shall be no liability or obligation on the part of PeopleSoft or Red Pepper, or their respective officers, directors or shareholders under the Merger Agreement, except to the extent that such termination results from the willful and intentional breach by any party hereto of any of its representations, warranties or covenants set forth in the Merger Agreement, in which case the non-breaching party shall be entitled to receive from the breaching party all of its third party expenses related to the Merger and any expenses incurred in connection with any dispute arising from such willful breach. Notwithstanding the foregoing, the provisions of the Merger Agreement relating to payment of expense and the effect of termination shall remain in full force and effect and survive any termination of the Merger Agreement.

          Except as is otherwise required by applicable law after the shareholders of Red Pepper approve the Merger Agreement, the Merger Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of the parties; provided, however, that PeopleSoft may in its sole discretion amend the Merger Agreement to provide for the formation of a newly formed subsidiary and to consummate the Merger through the merger of that subsidiary into Red Pepper.

NON-COMPETITION, NON-SOLICITATION AND NON-HIRE AGREEMENTS

         Red Pepper's President and Chief Executive Officer, Vice President of Finance and Operations, Vice President of Sales and Vice President of Product Development have entered into the Non-Competition, Non-Solicitation and NonHire Agreements (the "Non-Competition, Non-Solicitation and Non-Hire Agreements") with PeopleSoft which become effective as of the Effective Time. See "Interests of Certain Persons in the Merger."

AFFILIATE AGREEMENTS

         As a condition to the Merger, twelve shareholders and option holders of Red Pepper, each of whom was identified by Red Pepper as an affiliate, entered into an agreement with PeopleSoft restricting sales, dispositions or other transactions reducing their risk of investment in respect of the shares of Red Pepper Common Stock held by them prior to the Merger and the shares of PeopleSoft Common Stock received by them in the Merger to help insure that the Merger will be treated as a pooling of interests for accounting and financial reporting purposes. See "Terms of the Merger--Conditions to the Merger."

RIGHTS OF DISSENTING RED PEPPER SHAREHOLDERS

         The following is a brief summary of the rights of shareholders of Red Pepper who dissent from the Merger. It is qualified in its entirety by reference to the applicable statutory provisions of the California General Corporation Law (the "CGCL") attached hereto as Annex B.

         If holders of Red Pepper Common Stock exercise dissenters' rights in connection with the Merger under Sections 1300-1312 of the CGCL ("Section 1300"), any shares of Red Pepper Common Stock as to which such dissenters' rights are exercised (the "Dissenting Shares") will not be converted into the right to receive shares of PeopleSoft Common Stock by virtue of the Merger but instead will be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the laws of the State of California. The following summary of the provisions of Section 1300 is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of Section 1300, a copy of which is attached hereto as Annex B and is incorporated herein by reference. It is a condition to the closing of the Merger that no more than 2% of the shares of Red Pepper Capital Stock be Dissenting Shares.

         If the Merger is approved by the required vote of Red Pepper's shareholders, each holder of shares of Red Pepper Common Stock who does not vote in favor of the Merger and who follows the procedures set forth in Section 1300 will be entitled to have shares of Red Pepper Common Stock purchased by Red Pepper for cash at their fair market value. The fair market value of shares of Red Pepper Common Stock will be determined as of the day before the first announcement of the terms of the proposed Merger, excluding any appreciation or depreciation in consequence of the proposed Merger and therefore valuing the shares of Red Pepper Common Stock as if the Merger had not occurred.

         Within ten days after approval of the Merger by Red Pepper's shareholders, Red Pepper must mail a notice of such approval (the "Approval Notice") to all shareholders who have not voted in favor of the Merger, together with a statement of the price determined by Red Pepper to represent the fair market value of the applicable Dissenting Shares, a brief description of the procedures to be followed in order for the shareholder to pursue dissenters' rights, and a copy of Sections 1300-1304 of the CGCL. The statement of price by Red Pepper constitutes an offer by Red Pepper to purchase all Dissenting Shares at the stated amount.

         A shareholder of Red Pepper electing to exercise dissenters' rights must, within thirty days after the date in which the Approval Notice is mailed to such shareholder, mail or deliver the written demand to Red Pepper stating that such holder is demanding purchase of his or her shares of Red Pepper Common Stock, stating the number of shares which Red Pepper must purchase, what the shareholder claims to be the fair market value of such shares and enclosing the share certificates for endorsement by Red Pepper.

         If Red Pepper and the shareholder agree that the shares are Dissenting Shares and agree upon the price of the shares, Red Pepper must pay the shareholder the agreed upon price plus interest thereon at the legal rate from the date of the agreement on Dissenting Shares within thirty days from the later of (i) the date of the agreement on Dissenting Shares, or (ii) the date all contractual conditions to the Merger are satisfied.

         If Red Pepper denies that the shares are Dissenting Shares, or if Red Pepper and the shareholder fail to agree upon the fair market value of shares of Common Stock, then within six months after the date the Approval Notice was mailed to shareholders, any shareholder who has made a valid written purchase demand and who has not voted in favor of approval and adoption of the Merger may file a complaint in California superior court requesting a determination as to whether the shares are Dissenting Shares or as to the fair market value of such holder's shares of Red Pepper Common Stock, or both.

GOVERNMENTAL AND REGULATORY APPROVALS

         PeopleSoft and Red Pepper are aware of no governmental or regulatory approvals required for consummation of the Merger, other than registration of the shares of PeopleSoft Common Stock that are issuable in the Merger pursuant to the Securities Act and compliance with applicable securities and "blue sky" laws of various states.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In considering the recommendation of the Red Pepper Board of Directors with respect to the Merger, shareholders should be aware that certain directors and officers of Red Pepper have interests in the Merger that may present them with potential conflicts of interest. The Red Pepper Board of Directors was aware of these potential conflicts and considered them along with the other matters described in "Background and Reasons for the Merger--Red Pepper's Reasons for the Merger."

         Non-Competition, Non-Solicitation and Non-Hire Agreements. Pursuant to the terms of the Merger Agreement, Red Pepper's President and Chief Executive Officer, Vice President of Finance and Operations, Vice President of Sales and Vice President of Product Development have agreed to enter into Non-Competition, Non-Solicitation and Non-Hire Agreements with PeopleSoft. The Non-Competition, Non-Solicitation and Non-Hire Agreements will be between these employees and PeopleSoft, and their effectiveness is contingent upon the closing of the Merger. Such Non-Competition, Non-Solicitation and Non-Hire Agreements shall contain non-compete provisions applicable for the term of the arrangement. If a person subject to such Non-Competition, Non-Solicitation and Non-Hire Agreements is terminated from full-time employment with PeopleSoft following the Merger within the term of such agreement following the Effective Time other than: (a) as a result of such employee's voluntary termination which is not in connection with (i) a reduction of or non-payment of such employee's salary, or a significant reduction in employee benefits (ii) a significant diminution in such employee's status, responsibilities or duties, (iii) such employee's constructive termination, or (iv) employee's relocation to a facility more than 50 miles from Red Pepper's San Mateo headquarters; (b) as a result of death or disability of such employee; or (c) for cause, then such employee shall be entitled to receive payments equal to his base salary, net of all applicable withholding and similar taxes for the remaining term of such agreement. In addition, PeopleSoft has agreed that upon any such termination of employment without cause, any unvested options or shares subject to outstanding repurchase options will be accelerated and fully vested or released from such repurchase option upon such termination. However, upon such a termination PeopleSoft may, at its option, release such employee from his non-competition, non-solicitation and non-hire obligations and in such case PeopleSoft shall not be required to make any further payments to such employee nor shall the vesting of any options held by such employee or the release of any shares subject to a repurchase option be accelerated. Such options, along with the other options outstanding under the Red Pepper's employee stock plans will be assumed by PeopleSoft in connection with the Merger and pursuant to the Merger Agreement. See "Terms of the Merger--Non-Competition, Non-Solicitation and Non-Hire Agreements."

         As of September 4, 1996, Red Pepper executive officers and directors and their affiliates owned an aggregate of 8,851,208 shares of Red Pepper Common Stock and vested and unvested options to purchase an additional 444,000 shares of Common Stock of Red Pepper. Based upon the closing price of PeopleSoft Common Stock on September 4, 1996 of $75.75, and assuming the exercise of outstanding options to purchase Red Pepper Common Stock, the aggregate dollar value of the PeopleSoft Common Stock to be received by Red Pepper officers and directors and their affiliates is approximately $144,765,000.

                      STOCK PRICE AND DIVIDEND INFORMATION

         PeopleSoft Common Stock has been traded on The Nasdaq National Market under the symbol "PSFT" since PeopleSoft's initial public offering in November 1992. Following the Merger, PeopleSoft Common Stock will continue to be traded on The Nasdaq National Market under the symbol "PSFT." The following table sets forth the range of high and low closing prices for the PeopleSoft Common Stock as reported on The Nasdaq National Market for the periods indicated. The stock prices have been adjusted to reflect 2-for-1 stock splits effected by PeopleSoft in December 1994 and November 1995.

                                                      HIGH                     LOW
                                                 ----------------       ----------------
Fiscal 1996
     Second quarter                                   $72.50                  $48.50
     First quarter                                    $58.50                  $35.25
Fiscal 1995
     Fourth quarter                                   $47.00                  $36.75
     Third quarter                                    $45.50                  $26.38
     Second quarter                                   $29.25                  $19.63
     First quarter                                    $24.38                  $15.38
Fiscal 1994
     Fourth quarter                                   $19.75                  $11.25
     Third quarter                                    $12.28                  $ 7.44
     Second quarter                                   $ 9.32                  $ 6.50
     First quarter                                    $10.35                  $ 7.13

         On September 4, 1996, there were 779 holders of record of PeopleSoft Common Stock. On September 4, 1996, the last trading day prior to the announcement by PeopleSoft and Red Pepper that they had reached an agreement concerning the proposed Merger, the closing sale price of PeopleSoft Common Stock as reported on The Nasdaq National Market was $75.75 per share. On October __, 1996, the closing sale price of a share of PeopleSoft Common Stock as reported on The Nasdaq National Market was $______. There can be no assurance as to the actual price of PeopleSoft Common Stock prior to, at, or at any time following the Effective Time.

         No established trading market exists for Red Pepper Common Stock. As of September 4, 1996, there were 61 holders of record of Red Pepper Capital Stock and 76 holders of options to purchase shares of Red Pepper Common Stock. Red Pepper has never paid, and has no present intention to pay in the foreseeable future, any cash dividends on the Red Pepper Common Stock.

         PeopleSoft has never paid cash dividends on shares of PeopleSoft Common Stock. Following the Merger, it is expected that the Board of Directors of PeopleSoft will continue the policy of not paying cash dividends in order to retain earnings for reinvestment in its business.

                               PEOPLESOFT BUSINESS

         This Business section and other parts of this Prospectus/ Consent Solicitation Statement contain forward-looking statements that involve risk and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed below, and separately in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

GENERAL

         PeopleSoft designs, develops, markets and supports a family of enterprise client/server application software products for use throughout large and medium sized organizations, worldwide. The Company designed its products specifically for the client/server model of computing and believes that its architecture is among the most flexible available for enterprise level applications software. The products operate on a wide range of hardware platforms, including IBM Mainframes, UNIX-based computers from Digital Equipment Corporation ("Digital"), Hewlett Packard Corporation ("HP"), Sun Microsystems, Inc. ("Sun"), Sequent Computer Systems, Inc. ("Sequent"), and others, and Intel based micro computers operating in both Local and Wide Area Networks. The Company's products utilize the Microsoft Windows family of operating systems on the desktop, and a wide variety of popular relational database management systems ("RDBMSs"), operating systems and hardware platforms choices on the server, making its software solutions among the most flexible, scalable and portable in the application software industry. The products have been developed using PeopleTools, the Company's integrated rapid application development toolset which is delivered to customers along with the application products to facilitate end user modification and customization.

         PeopleSoft was incorporated in Delaware in August 1987 and initially shipped its first product suite, a Human Resource Management System ("HRMS") in December 1988. In 1992, PeopleSoft introduced the first of a series of Financial Management and Accounting System modules, and has since introduced additional Human Resource and Financial Management modules, a suite of Distribution Management products, a suite of Public Sector Financial Management products, and has tailored certain of its products for the Federal government marketplace. In addition, in April, 1996, the Company announced the availability of an early release of its Manufacturing management application products, which were developed by an affiliate. The Company's strategy is to offer comprehensive enterprise application software solutions to a variety of industries with best of breed products utilized in a wide variety of cross-industry solutions.

SOFTWARE PRODUCT ARCHITECTURE

         PeopleSoft's software products are based on a scalable, multi-tiered, client/server architecture. The Company believes that its architecture can enhance system performance, reduce overall system costs and facilitate faster and easier implementations of the initial system as well as subsequent upgrades. In addition to the advantage of a pure client/server architecture, the PeopleSoft solution offers a number of other important features. PeopleSoft applications are designed for ease of use, are integrated with the Microsoft Windows family of products and are compatible with personal productivity applications such as word processors and spreadsheets. PeopleSoft software products are also designed specifically for use with relational database management systems, which offer power and functionality superior to that of the non-relational database management systems often used with legacy software applications. The Company's software products are also scalable, permitting changes in network size and architecture with minimal disruption. Further, PeopleSoft software products are portable across major RDBMS software and server hardware platforms. The Company believes that the intuitive design of its software products reduce end-user training requirements and allow end-users and decision makers increased access to critical data not always readily available to them with legacy systems.

         CLIENT/SERVER ARCHITECTURE

         Under the Company's multi-tiered client/server architecture, user intensive functions such as presentation and interactive application logic, as well as data intensive application processing logic and database management functions, may be distributed or concentrated between single or multiple clients and servers. For example, under a distributed function model of cooperative processing, application logic related to on-line user interaction, and user presentation, are resident on the client, and the underlying database management functions are located on the server, thereby optimizing the utilization of computing resources on the network. Certain other application logic, including high volume data manipulation and other batch mode processes, are transferable, and, based on user defined run-time specifications, can be run on either the client, an application server or the database server. The design and flexibility of this architecture also significantly enhances (i) the portability of the Company's software across a broad range of hardware platforms, and (ii) the scalability of PeopleSoft's applications which allows customers to maximize the value of their information technology investments by downsizing, rightsizing or expanding their computing environments with minimal disruption.

         PEOPLETOOLS

         Today's users are demanding system solutions that address specific business needs, are quickly adaptable to changing information requirements, and provide for ease of access to information. PeopleSoft addresses this need by providing PeopleTools, a set of integrated development and reporting tools which may be used (i) by business process analysts to rapidly design and prototype custom modifications, (ii) by systems managers and support staff to improve the efficiency of implementing, operating and upgrading PeopleSoft's applications, and (iii) by application users to easily access, summarize and analyze information. PeopleTools has been and continues to be used by the Company to develop all of its application products. Features and functions which PeopleTools provides include effective date capabilities, extensive security at both a user and object level, and a tree editor for managing hierarchical relationships among data elements. PeopleTools are used to build and modify data tables, design and customize user interface windows, modify user pull-down menus, define security privileges of individual users and operator access to system objects, define and build workflow based processes, customize on-line help text and facilitate data importation from other systems into PeopleSoft applications. PeopleTools simplifies system customization and implementation and reduces the time and cost of implementing the system. Upgrades to new releases are simplified with a tool which provides an automated comparison of modified systems to base level systems, and helps define how to install new releases. In addition, PeopleTools provides customers with significant flexibility to modify their system quickly and inexpensively, so that internal maintenance costs can be significantly reduced.

         PeopleSoft offers workflow functionality in its applications which can move data across PeopleSoft applications and potentially between PeopleSoft applications and E-mail based software applications such as Lotus Notes or Microsoft CC-Mail, forms based software applications from Delrina and JetForm, and interactive voice response ("IVR") products including TALX Corporation and Edify, as well as various kiosk-based products.

         RELATIONAL DATABASE MANAGEMENT SYSTEMS

         By utilizing relational databases and designing the system from the ground up, the Company was able to develop integrated software products with fully normalized data structures. A fully integrated system provides convenient access to shared data such as employee tables, tax rates and organization charts, without requiring users to maintain this information redundantly. Collecting and capturing information once ensures that all data is consistent, readily available and easier to maintain. Through adherence to ANSI SQL ("Structured Query Language"), the industry standard data manipulation language for RDBMSs, and other relational database standards, the Company's software products are available in a range of environments. PeopleSoft's software products can be licensed for use with the following RDBMSs and run on the following operating systems: Centura Software Corporation's ("Centura" formerly Gupta Corporation) SQLBase (OS/3 and NT), IBM's DB2 for MVS/ESA (MVS, using connectivity products from Centura or Sybase, Inc. ("Sybase")), IBM's DB2 for AIX, Informix Corporation's INFORMIX-OnLine Dynamic Server (ALX, Dynix, Solaris, MP RAS, Digital Unix, Unisys Unix, DG/UX, SINIX, IRIX and HP-UX), Microsoft Corporation's ("Microsoft") SQL Server, (NT for HRMS products only), Oracle Corporation's ORACLE (VMS, Open VMS, NT and over 10 versions of Unix), and Sybase's System 11 (HP-UX, AIX and Solaris). In addition, the Company is in the process of porting its software products to IBM's DB2 for OS/400, and certain products to Microsoft's SQL Server 6 (NT), and its PeopleTools to Apple Computer, Inc.'s ("Apple") native Macintosh family of computers. No assurance can be given concerning the successful development of PeopleSoft software products on these additional platforms, the specific timing of the releases of any future modules, the performance characteristics of PeopleSoft applications on these platforms or their acceptance in the marketplace. If the customer decides to switch to other PeopleSoft supported RDBMS or hardware platforms, user disruption is usually minimized because only the "back-end" database changes, while the "front-end" application remains the same.

         Not all modules of the Company's software products are currently available on all of the above platforms. The Company expects to continue expanding platform availability to address general marketplace demand. Generally, releases or new modules are initially introduced on Centura's SQLBase and ORACLE with subsequent release for use with other supported RDBMS versions. As a result of the complexities inherent in the DB2 environment and the performance demanded by customers in the DB2 environment, the DB2 version requires more lengthy development and testing periods to achieve market acceptance. In addition, there may be future or existing RDBMS platforms which achieve popularity within the business application marketplace and which PeopleSoft may desire to offer its applications thereon. Such future or existing RDBMS products may or may not be architecturally compatible with PeopleSoft's software product design. No assurance can be given concerning the successful porting to new platforms, the specific timing of completion of any such ports or their acceptance in the marketplace.

         GRAPHICAL USER INTERFACE

         All PeopleSoft software products share a common graphical user interface ("GUI") based on Microsoft's Windows family of products, which provides a consistent "look and feel" to the Company's applications, including similar pull down menus, error handling, system navigation and point-and-click mouse-driven functionality. The intuitive nature of GUI-based systems increases productivity and reduces user training requirements. The GUI's ease of use encourages non-technical users to utilize the information system capabilities more fully. In addition, the GUI allows users to integrate enterprise applications and data with other Microsoft Windows-based desktop applications. For example, customers can easily query the system and download data into either a word processing document or a spreadsheet. By leveraging the public's widespread familiarity with personal computers ("PC"), previously difficult to access enterprise information is made readily available to the casual employee user, resulting in potentially significant improvements in employee productivity.

         APPLICATION SECURITY ARCHITECTURE

         The Company's application software products incorporate extensive security features designed to protect certain sensitive data managed by these applications from unauthorized retrieval or modification. To date, the Company is not aware of any violations of its application security architecture within its installed base. The Company has developed a security architecture utilizing the capabilities of its own applications, the client operating system software, some of the security features contained in the RDBMS platforms on which the applications run, as well as certain third party security products.

SOFTWARE PRODUCTS

         At June 30, 1996, PeopleSoft's software products included PeopleSoft HRMS 5.1, PeopleSoft Financials 5.1, PeopleSoft Financials for Public Sector 5.1, and PeopleSoft Distribution 5.1 and the beta release of PeopleSoft Manufacturing. The Company's software products are generally licensed to end-user customers under non-exclusive, nontransferable, perpetual license agreements. In most cases, the Company licenses its software products solely for the customer's internal operations and only on designated computers. In certain circumstances, the Company makes available enterprise-wide licenses. License fees for the Company's software products are a function of the specific hardware and RDBMS configuration, the particular combination of PeopleSoft modules chosen and either the employee population or revenues of the entity using the software. The following license fees include one copy of the software, system and user documentation, one year of product maintenance, a one-year software product warranty, installation support and software product training. As of June 30, 1996, list prices for license fees for a single copy of one module, for a company with 1,000 or less employees, can range as follows:

                               HRMS            FINANCIALS             DISTRIBUTION            MANUFACTURING
Mainframe            $71,000 - $1,863,000     $116,000 - $964,000    $154,000 - $868,000     $58,000 - $1,254,000
Other servers        $29,000 - $1,502,000      $66,000 - $778,000     $88,000 - $700,000     $33,000 - $1,011,000

         The Company intends to enhance its software products through new releases, including embedding global functionality into its core products, updating current country-specific and non-English language versions of its HRMS applications, and has under development the following new modules: Travel and Entertainment Expenses and Treasury Management. Pension Administration, Time and Labor and selected manufacturing modules are currently in beta release. Also under development are additional PeopleSoft Manufacturing and PeopleSoft Student Administration modules, both of which are under joint development arrangements, as further described under "--Software Product Development" and in the Notes to the Consolidated Financial Statements. Furthermore, development efforts have been completed for a Federal government version of PeopleSoft Human Resources and ongoing development is underway for a Federalized version for other HRMS modules.

         PEOPLESOFT APPLICATION PRODUCTS -- HUMAN RESOURCE MANAGEMENT SYSTEM

         Current PeopleSoft HRMS software modules which are generally available include: Human Resource, Benefits Administration, FSA Administration, Payroll and Payroll Interface. Additional modules are planned for release during 1996, including Time and Labor and Pension Administration. No assurance can be given concerning the successful development of enhancements or new modules, the specific timing of completing new releases or new modules or the level of their acceptance in the marketplace.

         The Company's license revenues from the PeopleSoft HRMS products were 74%, 77%, 62% and 58% of total license revenue for the years ended December 31, 1993, 1994, 1995 and the six months ended June 30, 1996, respectively.

         In March 1996, the Company released PeopleSoft HRMS 5.1, a family of fully integrated human resource management system software products. These software products include:

         PEOPLESOFT HUMAN RESOURCES. The base human resources module provides support for the human resource function, including personnel administration (employee biographical information and record keeping), recruitment, position management, training and development, health and safety, skills inventory, career planning, affirmative action planning, COBRA administration and EEO reporting. This module also contains capabilities to perform discrimination testing, individual plan enrollment panels, and reference tables to define benefit programs and plans. With this foundation as a building block, the following modules can be added to expand the range of system capabilities.

         PEOPLESOFT BENEFITS ADMINISTRATION. The benefits administration module provides the capabilities required to support daily benefits administration activities and is an important management tool for controlling costs as well as complying with government regulations. This module supports both flexible and non flexible benefits programs that require complex eligibility checking, open enrollment processing, and other automatic enrollment processing capabilities. This module also provides for user-defined benefit eligibility criteria, enrollment rules and flexible credit calculations as well as voice-activated open enrollment and event maintenance.

         PEOPLESOFT FSA ADMINISTRATION. The flexible spending account administration ("FSA") module provides a comprehensive flexible benefits software solution for companies that offer "cafeteria" benefits plans. This module includes capabilities for FSA claims tracking and processing, extensive editing to ensure that funds are available and that duplicate claims are not processed and support for check preparation for reimbursements.

         PEOPLESOFT PAYROLL. The payroll module provides a full in-house payroll administration and production facility. This module handles payroll calculations, check printing, tax reporting and deduction and benefit calculations, and has comprehensive audit trail and reporting capabilities.

         PEOPLESOFT PAYROLL INTERFACE. This module provides an interface between the PeopleSoft HRMS data and third party payroll systems for those companies that use their own payroll system or a payroll service bureau. This module provides a subset of the capabilities of PeopleSoft Payroll.

         In addition to the above software modules, the Company has extended the functionality of PeopleSoft HRMS through the integration of numerous third party software products including a resume reader from Restrac, tax reporting and filing from Federal Liaison Services ("FLS") and interactive voice processing of benefit, time and personal payroll-related information from TALX Corporation.

         PEOPLESOFT APPLICATION PRODUCTS -- FINANCIAL MANAGEMENT SYSTEMS

         PeopleSoft Financials software products have a much shorter history of availability since the initial introduction of the first financial management system product, PeopleSoft General Ledger, in mid 1992. Other PeopleSoft Financial modules which are generally available currently include: Receivables, Payables, Asset Management, Projects, Billing and Budgets.

         Treasury Management and Travel and Entertainment Expenses modules are planned for beta release during 1996. No assurance can be given concerning the successful development of enhancements or new modules, the specific timing of completing new releases or new modules or the level of their acceptance in the marketplace.

         In April 1996, the Company released PeopleSoft Financials 5.1, a family of fully integrated financial system software products which includes certain international and public sector functionality. For the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996, the Company's financial software products accounted for approximately 19%, 20%, 35% and 39% of license revenue, respectively, and it is anticipated that the Company's financial software products will account for an increasing percentage of license revenue in 1996. PeopleSoft Financials includes the following modules:

         PEOPLESOFT GENERAL LEDGER. The general ledger module provides financial analysis, flexible management reporting, general ledger accounting and consolidations that enables the user to collect and report financial information based on the organization's unique requirements. Features include unlimited charts of account (chartfields), customer defined ledgers, graphical "tree" maintenance of chartfield elements, flexible calendars, dynamic budgeting, automated journal entry, multi-currency capabilities, allocations and intercompany journal entries

         PEOPLESOFT RECEIVABLES. The receivables module manages payments owed to the organization, and is designed to improve the organization's ability to collect payments in a timely fashion. Features include automatic assessment of a customer's payment habits and generation of dunning letters, value added tax
(VAT) processing, automatic tape lock box processing for electronic processing of high-volume transactions and cash position projections.

         PEOPLESOFT PAYABLES. The payables module provides payable and cash management functions, which can yield cost savings by managing the cash payments of an organization. Features include the support of multiple currencies, flexible payment policies, VAT processing, automated three-way matching of receiving invoice and purchase order data, recurring vendor contracts, express checks, workflow approval for vouchers and cash requirements analysis and planning.

         PEOPLESOFT ASSET MANAGEMENT. The asset management module manages the acquisition, maintenance, transfer, depreciation and retirement of fixed assets and tax compliance. Features include asset tracking, maintenance and insurance tracking, and flexible depreciation accounting for book and tax purposes.

         PEOPLESOFT PROJECTS. The projects module integrates operational and financial functions, allowing users to perform a variety of tasks, from managing complex capital projects to calculating revenue for billable projects. This product was developed with input from experts from a wide range of industries including the utilities, aerospace, health care, education, mining and engineering industries.

         PEOPLESOFT BILLING. The billing module offers a flexible, modular approach for managing billing and adjustments, processing sales taxes, generating invoices, and creating account distributions. Organizations can create an enterprise-wide billing information repository, streamline the billing process, and customize billing requirements. The unique modular approach opens PeopleSoft Billing, allowing the billing process to be driven by any number of PeopleSoft and non-PeopleSoft billing sources.

         PEOPLESOFT BUDGETS. The budgeting module integrates all aspects of the budgeting process, combining spreadsheets, workflow processing and PeopleSoft reporting and query tools into a centralized budgeting solution. Features include automatic routing, flexible levels of budget detail, access to data from other applications, access to historical data, flexible time spans, status monitoring and reports tailored to user requirements.

         PEOPLESOFT APPLICATION PRODUCTS -- DISTRIBUTION

         In April 1996, the Company released PeopleSoft Distribution 5.1, a family of fully integrated distribution system products. For external financial reporting purposes, revenues related to PeopleSoft Distribution modules are included with PeopleSoft Financials. PeopleSoft Distribution includes the following modules:

         PEOPLESOFT PURCHASING. The purchasing module: (i) automates requisitioning, purchasing and receiving of raw materials, supplies, services, products and assets; (ii) streamlines purchasing functions through on-line requisitioning, automated sourcing, and application integration; and (iii) enables buyers to manage sourcing, vendor selection and ongoing contracts more efficiently and cost effectively.

         PEOPLESOFT INVENTORY. The inventory module provides the ability to efficiently store and issue stock in response to changing demands, accurately track the movement of stock on a real-time basis, and automatically replenish stock as needed. Users can set up inventory based on organizational structures, manage costing and valuation, manage warehousing space and stock, schedule replenishment and distribution, maintain inventory time levels, manage material put away, fulfill orders and report on inventory data.

         PEOPLESOFT ORDER MANAGEMENT. The order management module handles the complete range of order processing requirements. In addition to rapid on-line order entry, this module offers alternative order entry methods, workflow, EDI, electronic forms, multimedia attachments, on-line ATP, quotation processing, alternate product lists, flexible pricing and commissions and contract management.

         PEOPLESOFT APPLICATION PRODUCTS - MANUFACTURING

         The beta version of PeopleSoft Manufacturing was released in April 1996. Four new products were introduced: PeopleSoft Bills and Routing; PeopleSoft Cost Management; PeopleSoft Production Planning; and PeopleSoft Production Management. These modules are expected to be in general release later in 1996. An additional module is planned for beta release in 1996, PeopleSoft Engineering.

         PEOPLESOFT BILLS AND ROUTINGS (BETA RELEASE). The beta release of PeopleSoft Bills and Routings provides all the features and functionality required to dynamically maintain complex bills of material ("BOMs"), resources, work centers and routings. The general release focuses on developing the interface with the beta version of PeopleSoft Engineering. It will process BOM transfers between manufacturing and engineering and provide integration with engineering change orders from PeopleSoft Engineering.

         PEOPLESOFT COST MANAGEMENT (BETA RELEASE). PeopleSoft Cost Management provides control and flexibility to manage costs throughout the supply chain. This module focuses on inventory accounting for specific locations including features that allow: definition of inventory accounts for storage and production areas; the association of raw materials, work in process ("WIP"), and finished goods accounts with storage locations; the ability to debit or credit storage accounts as material moves throughout the enterprise; and reporting of storage and WIP inventory values by account to assist the reconciliation of perpetual inventory records to general ledger balances.

         PEOPLESOFT PRODUCTION PLANNING (BETA RELEASE). The general release of PeopleSoft Production Planning will offer an advanced planning and scheduling system that enables simultaneous, real-time optimization of plant-wide procurement and production. Functionality includes: automatic Purchase Orders and Production Orders; automatic application of rescheduling messages for production order which will remove the manual effort necessary to reschedule or cancel orders from planners; enhanced integration with PeopleSoft Production Management; net change for dataLink process, allowing for the overlay of new changes in the transactional database on top of an existing production plan which will reduce the time required to generate the transactional model; aggregate work center capacity requirements, enabling the capture of capacity information, by time or unit, at an aggregate level; and the scheduling of work centers for a specific percentage of utilization. This module incorporates Red Pepper's ResponseAgent technology.

         PEOPLESOFT PRODUCTION MANAGEMENT (BETA RELEASE). PeopleSoft Production Management synchronizes planning and execution throughout the enterprise. The general release will continue expanding and enriching the product with serial and lot number tracking. The general release will allow for assignment of serial and lot numbers when recording completions for assemblies and subassemblies as well as the tracking of components by serial and lot number in WIP. Other functionality includes: subcontracting; automatic conversion of planned orders to production; automatic conversion of configured orders to production; production maintenance through PS/nVision; rework production; production cancellations; production document, component, operation and dispatch lists; and production replenishment.

         PEOPLESOFT APPLICATION DEVELOPMENT AND PRODUCTIVITY TOOLS --
         PEOPLETOOLS

         The Company includes a restricted use license to PeopleTools with each PeopleSoft application software product licensed. PeopleTools includes the following application development tools:

         Business process analysts use the following tools to rapidly design and prototype custom modifications:

         DATA DESIGNER. Data Designer is used to build new table definitions, to add, drop or modify fields in existing tables and to facilitate field editing. In addition, Data Designer includes PeopleCode, a programming language used for custom field-level calculations, edits, defaults and processing routines which minimizes complex coding inherent with standard computer languages.

         PANEL DESIGNER. Panel Designer is used to build or modify GUI-based query and data entry screens.

         MENU DESIGNER. Menu Designer is used to build or modify application windows and pull-down menus in a graphical user interface environment.

         HELP DESIGNER. Help Designer is used to create or modify on-line help text, including field and panel level help, corporate procedures and user procedures.

         PEOPLESOFT WORKFLOW. PeopleSoft Workflow is a suite of tools that significantly extends the range of business tasks that can be automated. Features included are: workflow designer; workflow processor; application workflow; a workflow API; workflow administrator; worklists; and a message agent including both application agents and database agents.

         APPLICATION REVIEWER. Application Reviewer works as a debugger to help systems analysts perform problem identification and resolution prior to placing a modified system into production.

         Information systems managers and support staff use the following tools to improve the efficiency of implementing, operating and upgrading PeopleSoft's applications:

         APPLICATION DISTRIBUTOR. Application Distributor takes application objects which are stored in relational databases and makes them available to widely distributed clients. Storing application objects in the database maintains consistency of tables, work records, views, fields and panels, and facilitates the automated distribution of new or modified client versions of software products without the use of other third party utilities.

         APPLICATION PROCESSOR. Application Processor builds panels from stored application objects. An image of the objects in memory is written to local storage for reuse, but is automatically updated if changed on the server.

         APPLICATION INSTALLER. Application Installer automates the application installation process in various client/server network environments, facilitating easier navigation through the many hardware, database, and connectivity variables that affect PeopleSoft applications.

         OPERATOR SECURITY. Operator Security controls the scope and level of data accessibility provided to individuals and classes of users.

         OBJECT SECURITY. Object Security allows read or modification access to individual objects and groups of objects, including tables, panels, menus or tree structures.

         IMPORT MANAGER. Import Manager speeds the loading of data generated by other systems into the RDBMS server for access by the Company's application products.

         APPLICATION UPGRADER. Application Upgrader facilitates customer upgrades to successive versions of the application with retention of all the function and feature modifications made by the customer.

         DATA MOVER. Data Mover archives and retrieves archived data stored in PeopleSoft application databases.

         SQL SCRIPTER. SQL Scripter facilitates the execution of SQL statements while logged on to a PeopleSoft database.

         The following tools are used by application users to easily access, analyze and report information:

         PS/NVISION. PS/nVision integrates PeopleSoft Financials with Microsoft Excel in the production of financial statements, responsibility reports and other ad hoc financial reports and analyses.

         TREE MANAGER. Tree Manager builds hierarchical relationships between different data elements within a given table, such as among departments or accounts.

         QUERY. Query builds SQL queries which extract and summarize information from an application's database.

         QUERY LINK. Query Link provides a PeopleSoft Query interface to Crystal Reports Pro, a versatile report designer and formatter from Crystal Services. Through Query Link, data can be quickly and easily formatted with a variety of fonts, borders and other special effects or imported into a spreadsheet such as Microsoft Excel for further analysis.

         PROCESS SCHEDULER. Process Scheduler streamlines the execution of routine tasks and controls time-based events from distributed clients by running, on the client or server, batch processes or programs such as journal creation, payroll processing, voucher posting and other reports without requiring additional user interaction.

         The Company also offers PeopleTools to PeopleSoft customers who are interested in developing their own custom, internal client/server business applications. License fees for PeopleTools are a function of the number of licensed users, and such fees start at $45,000. The contractual terms of PeopleTools licenses are similar to those for other PeopleSoft applications and generally do not restrict the customer's internal use of PeopleTools.

SERVICES AND CUSTOMER SUPPORT

         The Company believes that a high level of customer service is required to be successful in the client/server arena because of the number of different hardware and software vendors involved in an installation and the inherent complexity of the architecture. The Company also believes that the opportunity exists to differentiate itself from competitors on a service level due to the demanding service requirements of this market. The Company's customer service staff consisted of 735 employees as of June 30, 1996.

         The Company's service and support for each customer is coordinated by an account manager. In addition to managing the account relationship and verifying timely installation, the account manager is also responsible for coordinating the Company's ongoing training, consulting and support services provided to that customer.

         Service revenue primarily consists of software support (maintenance) fees, customer training fees, consulting fees, and other miscellaneous fees. Service revenue constituted 35%, 39%, 41% and 46% of the Company's revenues during the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996, respectively. Changes in levels of consulting activity, the related satisfaction of significant agreement milestones, and satisfaction of the Company's revenue recognition criteria can cause fluctuations in the volume of services revenue. In addition, seasonality impacts training and installation revenue, both of which tend to follow license fees by approximately one quarter.

         CUSTOMER EDUCATION AND TRAINING

         The Company offers a comprehensive education and training program to customers and third party consultants. Training classes are provided in training facilities located in major metropolitan areas around the world. In addition, the Company provides on-site training to customers for a fee plus travel expenses. The Company's fees for training services are generally priced at $450 per training unit (representing one student day of training). The Company also offers price reductions to customers and consultants who acquire training by prepaying for a block of units. The Company's training curriculum is designed for both system support staff and application users and includes a variety of training classes covering functional use, system administration and PeopleTools.

         SOFTWARE MAINTENANCE AND SUPPORT

         The Company provides 24-hour hotline telephone support, staffed with a group of experienced professionals and supported by a computerized call tracking and problem reporting system. An automated Lotus Notes-based bulletin board called PeopleSoft Forum provides subscribing customers with real time information on incidents, bugs and resolutions and facilitates direct customer communication with any individual in the Company, including senior management. Access to the PeopleSoft Forum is available through the Internet or through CompuServe. Initial product license fees include the first year of maintenance support. Thereafter, ongoing maintenance contracts are offered to customers, and are renewable on an annual basis. Annual maintenance fees are generally based on 17% of the then current list price of the software products under license by a customer and also entitle the customer to software product enhancements during the term of the maintenance agreement. To date, most customers have renewed their maintenance contracts.

         CONSULTING SERVICES

         The Company offers a variety of consulting services to its customers including system integration assistance and planning, strategic implementation planning, upgrade implementation and minor software product customization. The Company also frequently works closely with third party consulting and systems integration firms such as Andersen Consulting and Price Waterhouse LLP who provide the customer with a full range of reengineering, customization and project management services. These third party consulting firms have also licensed PeopleSoft applications to develop programs to support customers implementing the Company's software products. To date consulting services, which are generally provided on a per hour or per day charge basis, have been less than 10% of total annual revenues. During the past year PeopleSoft significantly expanded its consulting services group to meet growing customer demands for such services. There can be no assurance that PeopleSoft will be successful in further expanding its consulting services group, that revenues from consulting services will in fact increase, or be profitable.

SALES AND MARKETING

         The Company markets and licenses its software products in most major world markets through a direct sales organization of 519 employees as of June 30, 1996. The sales organization is based in 14 field sales offices located in major metropolitan areas throughout the United States with international sales activities performed out of the Company's offices in Toronto, Vancouver, Ottawa, and Montreal, Canada; Amsterdam, Netherlands; Paris, France; Reading, England, Munich, Germany; Mexico City, Mexico; Sydney and Melbourne, Australia; Wellington, New Zealand; Buenos Aires, Argentina, Sao Paulo, Brazil; and Singapore. Most of the Company's sales of licenses for PeopleSoft software products to date have been in the U.S. and Canada, and a significant portion of international sales have been to overseas affiliates of a customer's U.S. based enterprise. To augment its direct sales channel, the Company has: (i) authorized ADP, Inc. ("ADP") to market a prior version of its PeopleSoft HRMS software products; (ii) entered into a joint teaming agreement with Andersen Consulting to address the PeopleSoft HRMS and PeopleSoft Financials requirements of state and local government agencies; (iii) has entered into a systems integration agreement with Shared Medical Systems Corporation ("SMS") and (iv) utilizes third party distributors and system integrators in various countries where it does not have a direct sales force. Further details concerning the ADP and SMS agreements are set forth below.

         In support of its sales force, the Company conducts comprehensive marketing programs which include direct mail, public relations, advertising, seminars, trade shows and ongoing customer communication programs. The sales cycle begins with the generation of a sales lead, or often the receipt of a request for proposal ("RFP") from a prospect, which is followed by qualification of the lead, an analysis of the customer's needs, response to an RFP (if solicited by the customer), one or more presentations to the customer, customer internal sign-off activities and contract negotiation and finalization. While the sales cycle from customer to customer varies substantially, the sales cycle has historically required six to nine months.

         Generally, customers are required to obtain separate licenses for the underlying database management systems directly from the RDBMS vendors; however, for certain versions of its applications, the Company includes an OS/2 or NT version of Centura's SQLBase, or a version of Centura's SQLHost/DB2 product which provides connectivity to IBM's DB2 RDBMS. Under an OEM Software License Agreement with Centura, PeopleSoft has a worldwide, non-exclusive right through December 31, 1997 to sublicense, manufacture, distribute and package certain Centura software programs, including SQLBase, SQLGateway and SQLHost/DB2, for use with and as an embedded component of PeopleSoft software products. In exchange for these licenses, PeopleSoft agreed to pay Centura certain fixed royalty amounts as well as additional per unit royalties. Centura also agreed to provide technical support for these software products upon payment of specified fees. The License Agreement terminates on the earlier of the utilization of prepaid royalties or December 31, 1997 and thereafter may be renewed on an annual basis. The Company also may sublicense runtime versions of ORACLE's or Informix's RDBMSs and certain connectivity software products to its customers. In addition, the Company incorporates MITI's SQR Reportwriter and Seagate's Crystal Report Writer with all of its software In future releases, subject to successful completion of integration efforts, BEA's Tuxedo, Cogno's Powerplay and SQA's Robot will be incorporated as well. The Company has sublicensing arrangements with Centura, Microsoft, Oracle, Informix, MITI, Seagate, BEA, Cognos and SQA and accordingly, the Company must rely on the strength of such companies' trademarks, trade secrets, contractual arrangements, copyrights and patents for protection and continued usage of such intellectual property by the Company. Termination of the relationship with any of these companies could adversely effect the Company's software product offerings and ability to generate revenue from such software application license sales.

         A key aspect of the Company's sales and marketing strategy is to build and maintain strong working relationships with businesses the Company believes play an important role in the successful marketing of its software products. The Company's customers and potential customers often rely on third party system integrators to develop, deploy and manage client/server applications. These include: (i) RDBMS software vendors (such as Centura, Informix, Microsoft, Oracle and Sybase); (ii) hardware vendors (such as Digital, HP, IBM, Sequent and
Sun) which offer both hardware platforms and, in the case of IBM, proprietary RDBMS products on which the Company's software products run; (iii) technology consulting firms and systems integrators (such as Andersen Consulting, IBM's ISSC and Price Waterhouse LLP) some of which are active in the selection and implementation of large information systems for the information-intensive organizations that comprise the Company's principal customer base; and (iv) benefits consulting firms (such as Towers Perrin, Wyatt Co. and William M. Mercer & Co.) that are active in the implementation of human resource management systems. The Company believes that its marketing and sales efforts are enhanced by the worldwide presence of these companies. PeopleSoft has conducted several joint marketing and sales programs with these vendors, including seminars, direct mail campaigns and trade show appearances. However, there can be no assurance that these companies, most of which have significantly greater financial and marketing resources than PeopleSoft, will not start, or in some cases increase, the marketing of business application software in competition with PeopleSoft, or will not otherwise discontinue their relationships with or support of PeopleSoft. If the Company or its partners are unable to adequately train a sufficient number of consulting personnel to support the implementation of the Company's products, demand for these products could ultimately be adversely effected. In addition, PeopleSoft's software application architecture, including PeopleTools, may facilitate reduced implementation costs for customers compared to the competitive alternatives from Oracle and SAP AG ("SAP"), based in Germany. Consequently, PeopleSoft's software products may be a less desirable recommendation alternative for integrators who both provide selection advice and generate consulting fees from customers by providing implementation services. Due to the foregoing factors, it is reasonably possible that in a future quarter or quarters, the Company's operating results could not meet the published expectations of certain public market financial analysts. In such an event, the price of the Company's Common Stock would very likely be materially adversely effected.

         RELATIONSHIP WITH ADP

         In order to broaden the overall distribution of its PeopleSoft HRMS products and PeopleTools technology, in 1992 the Company signed a Software License and Support Agreement with ADP. This agreement provides ADP with a perpetual license to use internally, to modify and to sublicense to its clients and prospects Release 3.0 of PeopleSoft HRMS and PeopleTools on the Centura SQLBase (OS/2) and Oracle environments. This license also permits ADP to provide service bureau functions to its clients and prospects using these software products. The service bureau and sublicense rights are limited to: (i) ADP clients and prospects which have a majority of their employees located in the United States, Canada, Mexico, the United Kingdom, Belgium, the Netherlands and Luxembourg (for such clients' and prospects' employees wherever located) and
(ii) ADP clients and prospects for such clients' and prospects' employees who are located in such countries, even if such clients and prospects have a majority of their employees outside of such countries. ADP does, however, have the option to sublicense PeopleSoft HRMS for operation with several other RDBMS platforms under certain circumstances. Under the agreement, the Company provides ADP with certain training, consulting and support services and product modifications. The Company also agreed that, prior to 1998, it would not act as a service bureau or grant a license to use or modify PeopleSoft HRMS to parties in the United States, Canada and Mexico that could be considered "remarketers" of the PeopleSoft HRMS software product (excluding PeopleTools), such as consulting and facility management firms and payroll service bureaus. On September 21, 1995, the Company and ADP amended the agreement to permit their properly licensed customers to have a broad right to implement and enter into outsourcing arrangements with third parties.

         Through June 30, 1996, the Company has received payments from ADP totaling $4.1 million for license fees and the fulfillment of certain customization and training obligations and $10.4 million in minimum royalties for sublicenses granted by ADP. In addition, the Company will receive $0.5 million upon completion of certain customization obligations and $4.9 million in minimum royalties for 1996 and will receive additional royalties until such time as a cumulative sum of $22.8 million, including the $4.6 million for license fees, software product customizing, and training services, have been paid to PeopleSoft.

         On December 28, 1995, the Company and ADP entered into a fourth amendment to the agreement. Under the fourth amendment, ADP obtained license rights to use and distribute PeopleSoft Workflow release 5 and the Company agreed to provide

ADP with defined product maintenance services for all updates, improvements, additions, modifications and/or enhancements to such PeopleSoft Workflow licensed only up to but not including release 6 of PeopleSoft Workflow. Under the fourth amendment, ADP further agreed to: (i) irrevocably commit to the 1996 and 1997 annual minimum royalty payments; (ii) accelerate payment from an annual basis to a quarterly basis with associated cost of money discounts; and (iii) pay the Company a negotiated license fee for PeopleSoft Workflow. Consequently, under this revised agreement, ADP will be required to make quarterly minimum royalty payments to PeopleSoft of approximately $1.2 million during 1996 and 1997. ADP also agreed to provide the Company with a license to use a copy of ADP's PC Payroll and PC Exchange in connection with the Company's efforts to build an interface between certain modules of the Company's software and ADP's Autopay II payroll system. After 1997, ADP will continue to have a perpetual license to Release 3.0 of PeopleSoft HRMS, PeopleSoft Workflow Release 5 as set forth above, as well as to PeopleTools, including any enhancements to PeopleTools made by the Company through 1997.

         Under the terms of the agreement, the Company also has agreed to provide ADP with notice of each prospective customer that has less than 2,000 employees and not to enter into a license with that customer for a period of 60 days after the Company has provided that customer with the Company's and ADP's respective marketing materials, in order to give ADP an opportunity to market to that customer.

         RELATIONSHIP WITH ANDERSEN CONSULTING

         Under an exclusive five year teaming agreement executed in October 1993, PeopleSoft and Andersen Consulting are developing extensions to PeopleSoft's software products and jointly marketing and delivering financial and human resource client/server enterprise software solutions to state and local government and public sector organizations in North America. Under the terms of the agreement, PeopleSoft licenses its software application products directly to the customer, refers consulting services exceeding certain amounts to Andersen Consulting, and, will pay Andersen Consulting a royalty based on the amount of the license fee. PeopleSoft's 1995 contracting activity included approximately $14.3 million in contracts which were subject to this agreement with $20.8 million in contracting activity for the six months ended June 30, 1996.

         In May 1995, PeopleSoft and Andersen Consulting announced a new strategic alliance under which Andersen Consulting will assist in designing and developing a suite of manufacturing software applications, which will be marketed and supported by PeopleSoft. As a part of this alliance, the Company purchased the rights to Andersen Consulting's Expert Configurator software product and an associated patent. This software product will be tightly integrated with PeopleSoft Manufacturing to support highly configurable manufacturing environments, such as make-to-order and assemble-to-order.

         Also during 1995, Andersen Consulting contributed certain development services and technologies to a limited partnership for the development of software products, in return for 17.2% interest in the partnership, which under certain conditions may be forfeited. PeopleSoft and Norwest Equity Partners IV, L.P., are also partners in this venture. See "--Software Product Development" and "Note 7 of Notes to Consolidated Financial Statements."

         RELATIONSHIP WITH SMS

         On August 25, 1995, PeopleSoft and SMS entered into a systems integrator agreement whereby PeopleSoft appointed SMS as a distributor of certain PeopleSoft HRMS and Financials software products. The term of the agreement is ten years, with the possibility of annual renewals thereafter. SMS has the right to market/sublicense such software products in the United States and Puerto Rico to a defined base of SMS existing end users, and in conjunction with the distribution of SMS' software products, to other entities in the health care industry. Except in certain situations, SMS has exclusive distribution rights to SMS' end users. SMS also obtained the right to use certain modules of PeopleSoft HRMS and Financials software products and PeopleTools for general development in support of SMS' internal operations.

         SMS paid PeopleSoft a one-time distribution fee of $1.6 million, of which $1.4 million is non-refundable and non-cancelable. SMS is also obligated to pay PeopleSoft a royalty fee per license distributed based on the pertinent status of the end user customer. SMS is also obligated to pay PeopleSoft certain non-cancelable and non-refundable guaranteed minimum royalty amounts through June 30, 2000. SMS has the right over a twenty-four month period to continue to operate PeopleSoft technology in SMS' timeshare operations and in the event of such continued planned operation, the guaranteed royalties are ratably increased.

         PeopleSoft retains the right to distribute the PeopleSoft software products directly in the United States and Puerto Rico by itself or through other then-current channel partners. However, with respect to SMS' defined base of end users, PeopleSoft agrees that PeopleSoft and its then-current channel partners (with the specific exclusion of PeopleSoft HRMS software as to the channel partners) shall only market the PeopleSoft software products to the defined list of SMS end users as to which PeopleSoft has expended a substantial selling effort and with SMS' prior written permission, which permission shall not be unreasonably withheld, to other SMS end users upon direct solicitation by such entities.

         SMS shall not directly or indirectly market or distribute any software products in the United States and Puerto Rico which compete with PeopleSoft software products. PeopleSoft shall not enter into substantially similar marketing and distribution agreements for the PeopleSoft software products in the United States and Puerto Rico and in the healthcare industry with any SMS competitor that markets and/or licenses applications that compete with SMS' core applications. PeopleSoft may enter into substantially similar marketing and distribution agreements for the PeopleSoft software products in the United States and Puerto Rico with any entity whose primary source of revenue is derived from outside the healthcare industry.

         INTERNATIONAL OPERATIONS

         During the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996, the Company's international revenues, principally from customers in Canada, were approximately 9%, 12%, 16% and 16% of total revenues, respectively. The Company operates in one industry segment, the development and marketing of computer software products and related services, and markets through branches and foreign subsidiaries located in Canada, United Kingdom, the Netherlands, Germany, France, Mexico, Australia, Singapore, and Argentina and the Company has established sales offices in Japan, New Zealand, Spain and Brazil during 1996. In addition, the Company also markets through distributors in the United States, Europe, Asia/Pacific, Africa and Latin America.

COMPETITION

         The market for business application software is intensely competitive. The Company faces competition from a variety of software vendors including enterprise application software vendors, financial management system and HRMS application software vendors, and software tools vendors. Although PeopleSoft believes its success has been due in part to its early emphasis on the client/server architecture, virtually all of the Company's competitors now offer software products based on a client/server architecture. Consequently, competitive differentiators now include more subtle architectural and technology factors, enterprise product breadth and individual product features, service reputation, product flexibility, ease of implementation, international product version availability and support, and price.

         In the enterprise application software market, PeopleSoft faces significant competition from SAP, Oracle and to a lesser degree, Baan, Dun & Bradstreet Software, Computer Associates International, Inc., and other companies such as System Software Associates who previously focused primarily on the AS/400 marketplace. In this market, the chief competitive factors include the breadth and completeness of the enterprise solution offered by each vendor, the extent of product integration across the enterprise solution, and the availability of localized software products and technical support in key markets outside the United States. Primarily due to their significant worldwide presence and longer operating and product development history, both SAP and Oracle have certain competitive advantages over PeopleSoft in each of these areas. In addition, both SAP and Oracle have substantially greater financial, technical and marketing resources, and a larger installed base than PeopleSoft. Furthermore, Oracle's RDBMS is a supported platform underlying a significant share of PeopleSoft's installed applications.

         PeopleSoft also faces competition from providers of HRMS software products including Cyborg, Lawson, Integral, InPower, and Ceridian, and from providers of financial management system software products including Hyperion, Computron Software, Inc., Lawson, and other smaller companies. In addition, since June 1992 ADP and, since August 1995, SMS have the right to sublicense PeopleSoft selected products in competition with PeopleSoft's marketing efforts in selected markets.

         Recent trends in the software industry toward cooperative agreements between competitors and the potential for consolidation of vendors within the industry also poses a potential source of competition. Such actions could potentially lead to increased price competition in the market, forcing the Company to reduce prices, which may result in reduced gross margins and loss of market share by the Company which therefore, could materially adversely affect the Company's business, operating results and financial condition. Therefore, there can be no assurance that the Company will continue to compete successfully with its existing competitors or will be able to compete successfully with new competitors.

SOFTWARE PRODUCT DEVELOPMENT

         Since inception, the Company has made substantial investments in research and software product development. Through the end of 1994, substantially all of the Company's software products have been developed by its internal development staff. Beginning in 1995, the Company increased the purchasing and licensing of third party software products. The Company believes that timely development of new software products, enhancements to existing software products and acquisition of rights to sell or incorporate complimentary technologies and products into its software product offerings, is essential to maintain its competitive position in the market. The applications software market is characterized by rapid technological change, frequent introductions of new products, changes in customer demands and rapidly evolving industry standards. For example, in order to gain broad market acceptance, the Company maintains product availability across a number of RDBMS platforms. The Company believes that software product development is most effectively and expeditiously accomplished by small teams comprised of relatively senior people who are focused on certain software product areas. Accordingly, the Company's development organization is comprised of several small, focused development groups assigned to each of the modules within the primary software product areas: PeopleSoft HRMS, PeopleSoft Financials, PeopleSoft Financials for the Public Sector, PeopleSoft Human Resources for the Federal government, PeopleSoft Distribution and PeopleTools. This development is typically undertaken in a single RDBMS environment on a workstation-based LAN. In addition, the Company utilizes a platforms group which is responsible for porting the Company's software products to other RDBMS and hardware server environments. The Company's documentation group develops the user and system administration manuals for each software product. The Company utilizes a common technology and technical approach in the development of all application products. Significant application development is performed using PeopleTools.

         The Company released PeopleSoft HRMS 5.1, PeopleSoft Financials 5.1 and People Distribution 5.1 in March 1996, which each included significant enhancements to the existing modules. The Company's current focus in application development is to expand the functionality and breadth of the Company's software product offerings by (i) enhancing workflow capabilities; (ii) developing new modules and adding new functionality to existing modules including global product requirements and translated versions of global product; (iii) supporting joint development arrangements under which certain vertical market applications may be developed (see Note 7 of the Notes to Consolidated Financial Statements); and (iv) adding certain architectural extensions and on-line analytical processing ("OLAP") capabilities. PeopleTools development activities have emphasized the continued enhancement of functionality and utilities to support the application development activities and the development of additional functionality including expansion of the international functionality in PeopleTools.

         The Company's research and development staff consisted of 361 employees as of June 30, 1996. The Company's total research and development expenses were approximately $8.3 million, $14.5 million, $35.9 million and $28.9 million for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996, respectively. In addition, the Company capitalized software development costs of $1.1 million, $2.1 million, $2.4 million and $1.0 million for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996, respectively. Capitalized software development costs are amortized over the estimated useful life of the software product beginning with general availability for a period not to exceed three years. Total software development amortization (which is charged to cost of license fees) amounted to $0.7 million in 1993, $2.0 million in 1994, $1.7 million in 1995 and $1.0 million in the six months ended June 30, 1996.

         PeopleSoft has entered into two separate development arrangements ("Development Arrangements") one for the purpose of developing a line of manufacturing software applications and the other for the purpose of developing a line of student administration software applications (See Note 7 of the Notes to Consolidated Financial Statements). Under the Development Arrangements, PeopleSoft provides technology, development and administrative support, financing is provided by outside investors, and the software product development is performed by personnel employed or retained by the investors' company. Under these agreements, PeopleSoft is the exclusive remarketer of the developed software products, and pays a royalty to the third parties based on license fees received from end user licenses of these software products. While the intent of each Development Arrangement is to develop business applications which are integrated with PeopleSoft's software products, there can be no assurance that such software products will in fact be integrated or that an integrated enterprise solution will be accepted by the market. In addition, should the Development Arrangement require additional funds to complete development or enhance the software product, there can be no assurance that funds will be available on terms acceptable to the existing or other potential third partY funding source(s). Should PeopleSoft acquire title to the software products or technology from the third party entity, such acquisition would be accounted for as a purchase which is likely to result in the creation of significant intangible assets by virtue of the allocation of a substantial portion of the purchase price to the acquired technology or other intangible assets or, in the case where an acquisition occurred prior to the software product(s) or technology was available for general release, significant expense incurred related to the acquisition of in-process technology. Such intangible assets would be amortized in future periods as a cost of operations, while in-process technology expense would be recorded in the Statement of Operations in the period that the acquisition was consummated.

INTELLECTUAL PROPERTY, PROPRIETARY RIGHTS, LICENSES AND PRODUCT LIABILITY

         The Company regards certain features of its internal operations, software and documentation as proprietary, and relies on a combination of contract, patent, copyright, trademark and trade secret laws and other measures to protect its proprietary information. The Company received its first patent in 1995 and has two additional patent applications pending. Existing copyright laws afford only limited protection. The Company believes that, because of the rapid pace of technological change in the computer software industry, trade secret and copyright protection are less significant than factors such as the knowledge, ability and experience of the Company's employees, frequent product enhancements and the timeliness and quality of support services. There can be no assurance that these protections will be adequate or that PeopleSoft's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technology. In addition, the laws of certain countries in which the Company's software products are or may be licensed do not protect the Company's software products and intellectual property rights to the same extent as the laws of the United States.

         The Company provides its software products to end users under non-exclusive licenses, which generally are nontransferable and have a perpetual term. The Company generally licenses its software products solely for the customer's internal operations and only at designated locations. In certain circumstances, the Company makes available enterprise-wide licenses. The Company generally makes source code available to licensed customers for certain of the Company's application products. Customers have the option to utilize the services of a source code escrow company for PeopleTools source code. The provision of source code may increase the likelihood of misappropriation or other misuse of the Company's intellectual property.

         The Company is not aware that its software products, products the Company offers under sublicense agreements described in the Sales and Marketing section above, trademarks or other proprietary rights significantly infringe the property rights of third parties. However, there can be no assurance that third parties will not assert infringement claims against the Company in the future with respect to current or future software products or that any such assertion may not require the Company to enter into royalty arrangements or result in costly litigation. As the number of software products in the industry increases and the functionality of these software products further overlap, the Company believes that software developers may become increasingly subject to infringement claims. Any such claims, with or without merit, can be time consuming and expensive to defend. In past years, the Company has been a defendant in two proprietary rights disputes, both of which were settled without the Company incurring any future royalty obligations.

         The Company's license agreements with its customers contain provisions designed to limit the Company's exposure to potential product liability claims. It is possible, however, that the limitation of liability provisions contained in the Company's license agreements may not be valid as a result of future federal, state or local laws or ordinances or unfavorable judicial decisions. Although the Company has not experienced any product liability claims to date, the license and support of its software for use in mission critical applications creates a potential adverse risk in the event such a claim was successfully pursued against the Company. Damage or injunctive relief resulting under such a successful claim could cause a materially adverse impact on the Company's business, operating results and financial condition.

EMPLOYEES

         As of June 30, 1996, the Company employed 1,803 people, including 519 in sales and marketing, 361 in product development, 735 in customer services, and 188 in administration. None of the Company's employees in the United States are represented by a labor union or is subject to a collective bargaining agreement. Certain of the international employees are covered by the customary employment contracts and agreements of the countries in which they are employed. The Company believes that relations with its employees are good.

PROPERTIES

         As of June 30, 1996, the Company leased the majority of its facilities and its principal locations are in or near the following cities:

                                 Approximate         Lease
                 Location        Square Feet    Expiration Date                  Principal Activities
            Pleasanton, CA            220,000   February 1998     Corporate HQ, Development and Technical Support
            Amsterdam, Neth.            6,000   April 1999        Sales, Marketing and Customer Service
            Atlanta, GA                39,000   June 2000         Sales, Marketing and Customer Service
            Chicago, IL                37,000   December 2001     Sales, Marketing and Customer Service
            Teaneck, NJ                32,000   January 1998      Sales, Marketing and Customer Service
            Toronto, Canada            12,000   September 1999    Sales, Marketing, Customer Service and Development
            Vancouver, Canada           8,000   February 1997     Sales, Marketing and Customer Service
            Walnut Creek, CA           43,000   July 1996         Sales, Marketing, Customer Service and
                                                                  Administration
            Boston, MA                 12,000   November 1999     Sales, Marketing and Customer Service
            Reading, England            8,000   March 1998        Sales, Marketing, Customer Service, Administration
                                                                  and Development
            Bethesda, MD               22,000   August 2000       Sales, Marketing, Customer Service and Development
            Irvine, CA                 11,000   November 2000     Sales, Marketing and Customer Service
            Dallas, TX                 18,000   July 2000         Sales, Marketing and Customer Service
            Sydney, Australia          20,000   September  2001   Sales, Marketing, Customer Service and Development

         The Company also leases smaller facilities (generally under execusuite arrangements) for sales, marketing, customer service and, in certain locations development activities, in or near Pittsburgh, Pennsylvania; Minneapolis, Minnesota; Coral Gables, Florida; Indianapolis, Indiana; Columbus, Ohio; Sacramento, California and outside of the United States in Ottawa; Montreal; Paris; Munich; Mexico City; Buenos Aires; Sao Paulo; Melbourne; and Singapore. In 1996, the Company anticipates expanding existing facilities, depending upon the availability of suitable additional space. Recently, commercial building vacancy rates have significantly dropped in many of the markets where the Company has significant operations. As a consequence, the Company expects to experience increasing difficulty in obtaining additional space within which to expand its operations. Failure to either obtain space, or obtain it on reasonably attractive commercial terms, may inhibit the Company's ability to grow, or otherwise adversely effect the Company's operations and financial results.

         The Company acquired an office building in Pleasanton, California in a cash transaction in December of 1995. The total cost was approximately $25 million, including all related transaction costs, for approximately 275,000 square feet of office space. As of June 30, 1996, approximately 34,000 square feet was occupied by the Company and 215,000 square feet was occupied by existing tenants. The property is located near PeopleSoft's headquarters and will be used to consolidate staff currently located in Walnut Creek, California, as well as to accommodate anticipated future growth.

                SELECTED HISTORICAL FINANCIAL DATA OF PEOPLESOFT

         PeopleSoft's historical balance sheet data at June 30, 1996 and historical statement of operations data for the six month periods ended June 30, 1995 and 1996 are derived from PeopleSoft's unaudited condensed consolidated financial statements included elsewhere in this Prospectus/Consent Solicitation Statement. PeopleSoft's historical balance sheet data at December 31, 1994 and 1995 and historical statement of operations data for each of the three years in the period ended December 31, 1995 are derived from PeopleSoft's audited consolidated financial statements included elsewhere in this Prospectus/Consent Solicitation Statement. PeopleSoft's historical balance sheet data as of December 31, 1991, 1992 and 1993 and historical statement of operations data for each of the two years in the period ended December 31, 1992 are derived from PeopleSoft's audited consolidated financial statements not incorporated by reference or included herein. All consolidated financial statement information is qualified by and should be read in conjunction with PeopleSoft's consolidated financial statements and the notes thereto included elsewhere in this Prospectus/Consent Solicitation Statement. In the opinion of the management of PeopleSoft, the above mentioned unaudited interim data of PeopleSoft has been prepared on the same basis as the historical information derived from the audited financial statements and includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the unaudited periods. No cash dividends have been declared or paid in the periods presented.

                                                                                              SIX MONTHS ENDED
                                                      YEARS ENDED DECEMBER 31,                     JUNE 30,
                                     ----------------------------------------------------     ----------------
                                     1991        1992       1993       1994       1995        1995        1996
                                     ----        ----       ----       ----       ----        ----        ----
                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)           (UNAUDITED)
STATEMENT OF OPERATIONS
DATA:
Revenues:
   License fees..............       $12,776    $21,888    $37,656    $68,580     $134,623    $51,167    $ 97,949
   Services..................         4,361      9,677     20,535     44,315       92,945     40,289      82,965
                                    -------    -------    -------    -------     --------    -------    --------
      Total revenues.........        17,137     31,565     58,191    112,895      227,568     91,456     180,914
Costs and expenses:
   Cost of license fees......           828      1,684      3,123      6,817        8,485      3,858       5,537
   Cost of services..........         2,823      5,942     12,270     26,539       54,597     22,124      46,699
   Sales and marketing.......         4,793      7,895     17,785     35,400       68,063     28,094      56,330
   Product development.......         2,891      5,321      8,305     14,482       35,903     14,437      28,895
   General and
     administrative..........         2,736      2,596      4,199      7,962       15,635      6,756      10,556
                                    -------    -------    -------    -------     --------    -------    --------
      Total costs and
        expenses.............        14,071     23,438     45,682     91,200      182,683     75,269     148,017
                                    -------    -------    -------    -------     --------    -------    --------
Operating income.............         3,066      8,127     12,509     21,695       44,885     16,187      32,897
Other income (expense).......          (15)       (45)      1,169      2,158        4,044      1,719       3,048
                                    -------    -------    -------    -------     --------    -------    --------
Income before income
  taxes......................         3,051      8,082     13,678     23,853       48,929     17,906      35,945
Provision for income
   taxes.....................         1,148      3,240      5,265      9,308       19,570      7,163      14,378
                                    -------    -------    -------    -------     --------    -------    --------
Net income...................         1,903      4,842      8,413     14,545       29,359     10,743      21,567
Accretion of preferred
  stock dividend.............          (347)      (477)        --         --           --         --          --
                                    -------    -------    -------    -------     --------    -------    --------
Net income applicable to
   common stockholders.......       $ 1,556    $ 4,365    $ 8,413    $14,545     $ 29,359    $10,743    $ 21,567
                                    =======    =======    =======    =======     ========    =======    ========
Net income per common
   share.....................       $  0.05    $  0.12    $  0.17    $  0.28     $   0.54    $  0.20    $   0.38
                                    =======    =======    =======    =======     ========    =======    ========
Shares used in per share
   computation...............        31,304     36,048     50,804     51,926       54,798     53,926      56,646

BALANCE SHEET DATA:
Working capital..............       $ 6,037    $44,549   $ 61,881   $ 71,190     $ 87,445   $ 78,563    $106,209
Total assets.................       $16,194    $64,313   $108,461   $172,271     $314,151   $207,531    $394,248
Long-term obligations........       $ 1,397    $   933   $    989   $    891     $  1,305   $  1,474    $     --
Redeemable preferred stock...       $ 5,281    $    --   $     --   $     --     $     --   $     --    $     --
Stockholders' equity.........       $ 1,335    $47,676   $ 72,084   $ 93,349     $156,701   $109,291    $191,122

                 PEOPLESOFT MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

         This Prospectus/Consent Solicitation Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are identified with a footnote #1. Actual results could differ materially from those projected in such forward-looking statements as a result of the risk factors set forth under the section entitled "Risk Factors" and elsewhere in this Prospectus/Consent Solicitation Statement. See "Selected Historical Financial Data of PeopleSoft."

         The following table sets forth for the periods indicated the percentage of total revenues represented by certain line items in the Company's statements of operations:

                                                                               PERCENT OF TOTAL REVENUES
                                                            ----------------------------------------------------------------------
                                                                                                              SIX MONTHS ENDED
                                                                   YEARS ENDED DECEMBER 31,                        JUNE 30,
                                                            -----------------------------------------        ---------------------
                                                            1993             1994            1995            1995            1996
                                                            ----             ----            ----            ----            ----
Revenues:
     License fees..................................          65%              61%             59%             56%             54%
     Services......................................          35               39              41              44              46
                                                            ----             ----            ----            ----            ----
         Total revenues............................         100%             100%            100%            100%            100%
Costs and expenses:
     Cost of license fees..........................           5                6               4               4               3
     Cost of services..............................          21               24              24              24              26
     Sales and marketing...........................          31               31              30              31              31
     Product development...........................          14               13              16              16              16
     General and administrative....................           7                7               6               7               6
                                                            ----             ----            ----            ----            ----
         Total costs and expenses..................           78              81              80              82              82
                                                            ----             ----            ----            ----            ----
Operating income...................................          22               19              20              18              18
Other income (expense).............................           2                2               2               2               2
                                                            ----             ----            ----            ----            ----
Income before income taxes.........................          24               21              22              20              20
Provision for income taxes.........................           9                8               9               8               8
                                                            ----             ----            ----            ----            ----
Net income.........................................          15%              13%             13%             12%             12%
                                                            ====             ====            ====            ====            ====

REVENUES

         The Company's revenues are derived from software license fees and fees for services, consisting of maintenance, training, consulting and support services. The Company recognizes revenue in accordance with the Statement of Position on Software Revenue Recognition ("SOP 91-1"), issued by the American Institute of Certified Public Accountants. In accordance with SOP 91-1, the Company allocates the total value of each customer license agreement between software license fees and services consisting of maintenance, training, consulting and support services. The Company defers recognition of revenues associated with payments which are not due within one year from the date of the license agreement. For customer license agreements which have payments due within one year, the portion allocated to software license fees generally will be recognized in the current period, while the portion allocated to the services is recognized as the services are performed. When the Company enters into a contract with a customer requiring significant customization of the software products, the Company recognizes revenue related to the contract using the percentage-ofcompletion method of contract accounting.

Comparison of Years 1993, 1994 and 1995

         The total dollar amount of end user license agreements signed for software licenses fees ("contracting activity") and services increased from $59.9 million in 1993 to $118.7 million in 1994 and to $212.2 million in 1995. The aggregate value of end user license agreements related to PeopleSoft HRMS signed during the years ended December 31, 1993, 1994 and 1995 was $48.2 million, $87.8 million and $130.2 million, respectively. The aggregate value of end user contracting activity related to PeopleSoft Financials during the years ended December 31, 1993, 1994 and 1995 was $11.7 million, $30.9 million and $82.0 million, respectively.

         Revenues from licensing fees increased by 82% from $37.7 million in 1993 to $68.6 million in 1994 and increased by 96% to $134.6 million in 1995. The increase in license fees was attributable to increased market acceptance of, and breadth of, the Company's software product offerings and the increased capacity created by the growth in sales, marketing and customer service organizations. The Company released PeopleSoft Human Resources 5 and PeopleSoft Financials 5 in September 1995. Beta releases in 1995 included PeopleSoft Workflow, PeopleSoft Budget, and PeopleSoft Order Management.

         Service revenues increased by 116% from $20.5 million in 1993 to $44.3 million in 1994 and increased by 110% to $92.9 million in 1995. The Company's service revenues consist of revenues from maintenance, training, consulting and support services which are provided for in the software licenses, such that increases in contracting activity have resulted in increases in revenues from services. Service revenues as a percentage of total revenue were 35% in 1993, 39% in 1994 and 41% in 1995. Service revenue as a percentage of total revenue was higher in 1995 as compared to 1994 and 1993 due to increases in the installed base of customers receiving ongoing maintenance, training and support services and increases in PeopleSoft's professional services consulting staff and related consulting revenues.

         Total revenues increased from $58.2 million in 1993 to $112.9 million in 1994 and to $227.6 million in 1995 representing increases of 94% and 102%, respectively.

Six Months Ended June 30, 1995 Compared with Six Months Ended June 30, 1996

          The aggregate value of customer license agreements related to HRMS signed during the six months ended June 30, 1995 was $54.2 million and was $88.9 million in the same period in 1996. The aggregate value of customer license agreements related to PeopleSoft Financials during the six months ended June 30, 1995 was $29.6 million and was $62.9 million in the same period in 1996.

         Revenues from licensing fees for the first six months of 1996 increased 91% from $51.2 million in 1995 to $97.9 million for the same period in 1996. The increase in license fee revenues was attributable to increased market acceptance of, and breadth of, the Company's software product offerings and the increased capacity created by the growth in the Company's sales, marketing and customer service organizations. In addition, the Company recently made available a general release version of its financial and HRMS products on the Sybase System 11 RDBMS platform. By completing delivery of these products to customers during the second quarter of 1996, the Company recognized $4.3 million of license fee revenues which had been deferred from license agreements signed during the past several years.

         In the first six months of 1996, service revenues increased 106%, from $40.3 million in 1995 to $83.0 million for the same period in 1996. The Company's customer license agreements provide for initial maintenance, training, consulting and support services for specified periods or amounts such that increases in customer licensing agreements have resulted in increases in revenues from these services. Service revenues as a percentage of total revenues were 44% and 46% of total revenues for the six months ended June 30, 1995 and 1996, respectively. The increase in the relative percentage of service revenues to total revenues in the six month period ended June 30, 1996 was attributable to two primary factors: increases in the installed base of customers receiving ongoing maintenance, training and other support services and a significant investment in the Company's professional services staff, which grew substantially over 1995 periods as a result of demand in the market place for PeopleSoft's assistance during enterprise implementation projects, and which accordingly, generated services revenue.

         In the first six months of 1996, total revenues increased 98%, from $91.5 million in 1995 to $180.9 million for the same period in 1996. International revenues were 13% and 16% of total revenues for the first six months of 1995 and 1996, respectively.

COSTS AND EXPENSES

Comparison of Years 1993, 1994 and 1995

         Cost of license fees, consisting principally of royalties paid to certain software vendors and amortization of capitalized software costs, increased from $3.1 million in 1993 to $6.8 million in 1994 and to $8.5 million in 1995 representing 8%, 10% and 6% of license fee revenue in such years, respectively. The decrease in cost of license fees as a percentage of license fees in 1995 as compared to 1994 was attributable to continued decreases in documentation expenses, the mix of royalty bearing software products, certain fixed price royalty arrangements with vendors, a relatively modest increase in capitalized software amortization and other reductions in royalty expenses in 1995. The increase in cost of license fees as a percentage of license fees in 1994 as compared to 1993 was attributable to increases in the amount of capitalized software amortization and documentation expenses in 1994, which was partially offset by a reduction in royalty expense. PeopleSoft's acquisition of a multi-year right to distribute a report writer which is bundled with all software products, changed the nature of the cost of the report writer from a variable royalty expense in the first quarter of 1994 to a fixed amortization charge thereafter. This reduced the royalty expense as a percentage of license fees in 1994 compared to 1993. Capitalized software is amortized ratably over periods not exceeding three years. Cost of license fees as a percentage of license fees may fluctuate from period to period due principally to the mix of sales of royalty bearing software products in each period and the seasonal fluctuations in revenues contrasted with certain fixed expenses such as the amortization of capitalized software. Royalties associated with certain software products currently under development by affiliates may cause the cost of license fees as a percentage of license fees to increase in future periods.

         Cost of services consists principally of account management support, training, product support and consulting. These costs increased from $12.3 million in 1993 to $26.5 million in 1994 and $54.6 million in 1995 representing 60%, 60% and 59% of services revenues in such years, respectively. The cost, as a percentage of service revenues, remained constant from year to year. The dollar increase is due to the significant expansion of the Company's customer service resources across all categories, including consulting, telephone support, and account management staff. The Company anticipates these expenditures will increase in dollar amount, and may increase as a percentage of total revenues, in future periods.

         Sales and marketing expenses increased from $17.8 million in 1993 to $35.4 million in 1994 to $68.1 million in 1995 representing 31%, 31% and 30% of total revenues in such years, respectively. The increase in sales and marketing expenses was attributable to the Company's expansion of its direct sales force, related equipment and facility expenditures, investment in building an international direct sales force and increased marketing expenses for the Company's expanded software product line. The Company is in the process of significantly increasing its direct sales and marketing expenditures to (i) address certain international and vertical markets, (ii) establish an enterprise sales force structure, and (iii) fund sales organization expansion for financial and distribution products. Consequently, such expenses may increase as a percentage of total revenues in future periods.

         Software product development expenses increased from $8.3 million in 1993 to $14.5 million in 1994 to $35.9 million in 1995, representing 14%, 13% and 16% of total revenues in such years, respectively. The Company capitalized internal software development costs of $1.1 million, $2.1 million and $2.4 million in 1993, 1994 and 1995, respectively. The increase in software product development expenditures was due to increased staffing and associated support costs of software engineers and consultants required to expand and enhance the Company's product line. In addition, the Company has incurred significant expenditures to enhance its platform development and product testing capabilities. Furthermore, the Company has additional financial modules, including certain distribution modules, as well as additional human resources modules under development, and anticipates software product development expenditures in future periods will increase.

         General and administrative expenses increased from $4.2 million in 1993 to $8.0 million in 1994 to $15.6 million in 1995, representing 7%, 7% and 6% of total revenues in such years, respectively. The increase in general and administrative expenses resulted primarily from increases in staffing to support the Company's growth and increases in expenses associated with the operation of foreign subsidiaries.

         Other income, net, consisting of interest income, increased from $1.2 million in 1993 to $2.2 million in 1994 to $4.0 million in 1995. Interest income resulted from interest earned on the Company's investments of excess cash. Such cash balances resulted primarily from the initial public offering of shares of Common Stock which raised approximately $35.3 million in November 1992, the public offering of shares of Common Stock in May 1993 which raised approximately $13.2 million, the private placement of warrants to purchase shares of Common Stock in November 1995 which raised approximately $21.8 million and from cash generated from continuing operations. The Company's sales through its foreign operations are generally denominated in each country's functional currency, and in 1993, 1994 and 1995 the Company experienced minor foreign currency transaction losses resulting from fluctuations in foreign exchange rates. These losses partially offset interest income in 1993, 1994 and 1995.

Six Months Ended June 30, 1995 Compared with Six Months Ended June 30, 1996

         Costs of license fees increased from $3.9 million in the first six months of 1995 to $5.6 million in the comparable period of 1996, comprising 4% and 3% of total revenues and 8% and 6% of license fee revenues in those periods, respectively. The Company's system solutions are based on a combination of internally developed technology and application products, as well as bundled third party products and technology. During 1996, the Company entered into three additional third party marketing and sublicensing agreements which required either initial payments and/or ongoing payments during the term of the agreements. The absolute increase in cost of license fees in the 1996 periods was partially attributable to costs associated with these agreements, as well as royalties for the Company's Order Management module, which was developed by PeopleSoft Manufacturing, L.P. under a joint business arrangement with PeopleSoft (See Note 7 of the Notes to Consolidated Financial Statements in the Company's Annual Report to Stockholders (Form 10-K) for the year ended December 31, 1995). The decline in cost of license fees as a percentage of license fee revenue in the 1996 periods was attributable to a relative decrease in software amortization charges, the mix of royalty bearing software products, reduction in documentation costs due to the move to the compact disk version of PeopleSoft documentation and other reductions in royalty expenses primarily associated with certain fixed price aggregate royalty payment arrangements. Cost of license fees as a percentage of license fee revenues may fluctuate from period to period due principally to the mix of sales of royalty bearing software products in each period and the seasonal fluctuations in revenues contrasted with certain fixed expenses such as the amortization of capitalized software. Royalties associated with certain software products currently under development by joint business arrangement, and charges associated with software products and technologies acquired during 1996 from various third party vendors, may cause the cost of license fees as a percentage of license fee revenues to increase in future periods.

         Cost of services consist principally of account management support, training, consulting and product support. Cost of services increased from $22.1 million in the first six months of 1995 to $46.7 million in the comparable period of 1996, comprising 24% and 26% of total revenues, respectively, and 55% and 56% of service revenues in the six month periods ending June 30, 1995 and 1996, respectively. These increases are due to the significant expansion of the Company's customer service resources across all categories, including consulting, telephone support, and account management staff. The Company anticipates these expenditures will increase in dollar amount, and may increase as a percentage of total revenues, in future periods.

         In the first six months of 1996, sales and marketing expenses increased 100%, from $28.1 million in 1995 to $56.3 million in 1996, comprising 31% of total revenues in each of the six month periods ending June 30, 1995 and 1996. The increase in sales and marketing expenses was attributable to the Company's expansion of its direct sales force, related equipment and facility expenditures, investment in building an international direct sales force and increased marketing expenses for the Company's expanded software product line. The Company is in the process of significantly increasing its direct sales and marketing expenditures to address certain international and vertical markets, establish an enterprise sales force structure, and fund sales organization expansion for financial, distribution and manufacturing products. Consequently, such expenses may increase as a percentage of total revenues in future periods.

         Software product development expenses increased from $14.4 million in the first six months of 1995 to $28.9 million in the comparable 1996 period, representing 16% of total revenues in each six month period. The Company capitalized internal software development costs of $0.6 million and $1.0 million in the six month periods ended June 30, 1995 and 1996, respectively. The increase in software product development and engineering expenditures was due to increased staffing and associated support costs of software engineers and consultants required to expand, test and enhance the Company's product line. In addition, the Company has incurred significant expenditures to enhance its platform development, certification and product testing capabilities. Furthermore, the Company has additional financial, distribution and human resources modules under development and non-recurring expenditures associated with the integration of purchased technology into PeopleSoft applications. The Company anticipates software product development and integration expenditures in future periods will increase in dollars, while remaining relatively flat as a percentage of total revenues.(1)

- ---------------------------
(1)  Forward-looking statement.

         General and administrative expenses increased from $6.8 million in the first six months of 1995 to $10.6 million in the comparable 1996 period, representing 7% and 6% of total revenues in such periods, respectively. The dollar increase in general and administrative expenses resulted primarily from increases in staffing to support the Company's growth and increases in expenses associated with the operation of foreign subsidiaries.

         In the first six months of 1995, other income was $1.7 million compared to $3.0 million in the same 1996 period. Interest income, totaling $1.8 million in the first six months of 1995 and $2.4 million in the first six months of 1996, was earned on the Company's investments of excess cash.

PROVISION FOR INCOME TAXES

Comparison of Years 1993, 1994 and 1995

         Income taxes increased from $5.3 million in 1993 to $9.3 million in 1994 and $19.6 million in 1995. The Company's effective tax rates for 1993, 1994 and 1995 were 38.5%, 39.0% and 40.0%, respectively. Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). As permitted by Statement 109, the Company has elected not to restate the consolidated financial statements of any prior years. The effect of the change on net income for 1993 and cumulative effect of the change were not material. The Company has concluded that no valuation allowance is required based on its assessment that current levels of taxable income will be sufficient to realize the tax benefit. The increase in the Company's effective rate from 1994 to 1995 was primarily due to a decrease in tax exempt interest income in relation to operating income and the expiration of the federal research and development tax credit as of June 30, 1995. As permitted by the Statement 109, the Company has recorded $14.2 million in net deferred tax assets at December 31, 1995.

Six Months Ended June 30, 1995 Compared with Six Months Ended June 30, 1996

         The Company's effective tax rate was 40% for each of the six month periods ended June 30, 1995 and 1996. There has been no significant change in the components of the effective tax rate. The provision for income taxes for the six month period ended June 30, 1996 is based upon the Company's estimate of the effective tax rate for fiscal 1996. As permitted by Statement 109, the Company has recorded $18.2 million in net deferred tax assets at June 30, 1996. The Company has concluded that no valuation allowance is required based on its assessment that current levels of taxable income will be sufficient to realize the tax benefit.(1)

LIQUIDITY AND CAPITAL RESOURCES

         The Company has financed its operations primarily through cash flows from operations and the sale of equity securities. In addition, under the Company's unsecured bank line of credit, up to $30 million is available for working capital advances. Within this amount, $15 million may be used for issuances of letters of credit. This facility has been renewed for a one year period ending July 1997. No borrowings were outstanding under this line at June 30, 1996.

         The Company's operating activities provided cash of $69.8 million during 1995, compared to $48.2 million in 1994. Operating cash flows have increased primarily due to increases in income before non-cash items including depreciation and amortization charges. From December 31, 1994 to December 31, 1995, accounts receivable increased from $51.1 million to $97.8 million and deferred revenues increased from $52.2 million to $96.8 million. The increase in accounts receivable and in deferred revenues resulted from the growth in licensing activity and associated deferrals of revenues, primarily related to services. The increase in accounts receivable in 1995 was more than offset by increases in deferred revenues, accounts payable and accrued liabilities. The Company's operating activities provided cash of $18.1 million during the six month period ended June 30, 1995, compared to $43.4 million in the six month period ended June 30, 1996. Operating cash flows have increased primarily due to increases in income before non-cash items including depreciation and amortization, and increases in deferred revenue, both of which were partially offset by increases in accounts receivable. From December 31, 1995 to June 30, 1996, accounts receivable increased from $97.8 million to $131.3 million, and deferred revenues increased from $96.8 million to $126.1 million, respectively. The increase in accounts receivable and deferred revenues resulted from the growth in customer licensing activity and associated deferrals of revenues related to services.


- ----------
(1) Forward-looking Statement

         The Company calculates accounts receivable days sales outstanding as the ratio of quarter-end accounts receivable to the sum of quarterly revenues and the net change in deferred revenues, multiplied by 90. The Company believes this calculation is appropriate because license fees are typically billable regardless of whether revenue has been recognized or deferred. Under this method, accounts receivable days outstanding was 90 days as of December 31, 1994 as compared to 97 days as of December 31, 1995 and 106 days as of June 30, 1995 as compared to 91 days as of June 30, 1996. Since billing terms of the Company's agreements typically encompass a sequence of events (including contract execution through acceptance) spanning four to six months, and revenue generation is concentrated at the end of each quarter, the Company anticipates that its days sales outstanding will continue to be substantial in future periods.

         During 1994, 1995 and the six month period ending June 30, 1996, the Company's principal uses of cash for investing activities was for short-term investments, the purchase of property and equipment including in December 1995, the purchase of an existing office building in Pleasanton, California, additional purchases of computer and networking equipment to accommodate employee growth, facility expansions and support of the Company's customer training capacity requirements. Cash provided from financing activities in 1995 included the sale and issuance of warrants in November 1995 to purchase 2,000,000 shares of the Company's Common Stock for approximately $21.8 million.

         As of June 30, 1996, the Company had $106.2 million in working capital, including $121.6 million in cash and cash equivalents and $30.6 million in short-term investments, consisting primarily of high quality municipal bonds and tax-advantaged money market instruments. The Company believes that existing cash and short-term investment balances, credit facilities, and potential cash flow from operations will be sufficient to meet its operating cash requirements at least through 1996.(1)

- --------
(1)      Forward-looking statement.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The executive officers and directors of the Company as of September 1, 1996, are as follows:

               NAME                       AGE                                 POSITION
- -----------------------------------      ----     --------------------------------------------------------------
David A. Duffield..................       55      Chairman of the Board, Chief Executive Officer, and President
Albert W. Duffield.................       53      Senior Vice President of Worldwide Operations, and Director
Kenneth R. Morris..................       46      Senior Vice President and Chief Technology Officer
Ronald E. F. Codd..................       40      Senior Vice President of Finance and Administration, Chief
                                                  Financial Officer, and Secretary
Margaret L. Taylor.................       44      Senior Vice President of Development and Customer Services
Aneel Bhusri.......................       30      Senior Vice President of Product Strategy
A. George "Skip" Battle(1)(2)......       52      Director
Edgar F. Codd......................       72      Director
George J. Still, Jr.(1)(2).........       37      Director
Cyril J. Yansouni(1)(2)............       53      Director

- --------------------
(1)    Member of the Compensation Committee.
(2)    Member of the Audit Committee.

         Mr. David A. Duffield is a founder of the Company and has served as Chairman of the Board, Chief Executive Officer and President since the Company's incorporation in August 1987. Prior to that time, he was a founder and Chairman of the Board of Integral, a vendor of human resource and financial applications software, from April 1972 through April 1987. During a portion of that time, Mr. Duffield also served as Integral's Chief Executive Officer. Mr. Duffield is also the co-founder of Information Associates (now a subsidiary of Systems and Computer Technology), where he was employed between 1969 and 1972. From 1964 to 1969, Mr. Duffield worked at IBM, a computer systems manufacturer, as a marketing representative and systems engineer. He holds a B.S. in Electrical Engineering and an M.B.A. from Cornell University.

         Mr. Albert W. Duffield joined the Company in June 1990 as Vice President of Sales. Mr. Duffield was appointed Vice President of Operations in September 1991, and was appointed Vice President of Sales and Marketing in February 1993. In November 1993, he was appointed Senior Vice President of Sales and Marketing, and, effective January 1994, he was appointed Senior Vice President of Worldwide Operations. He was elected to the Board of Directors in April 1991. Prior to joining the Company, Mr. Duffield served as Chief Operating Officer of Data Design Associates, a division of Integral, from June 1989 through June 1990. Prior to the acquisition of Data Design Associates by Integral in September 1989, he served as its Senior Vice President of Sales and Marketing from October 1981 through June 1989. From 1970 to 1981, Mr. Duffield worked at IBM in various sales, sales management and staff management positions. He holds a B.Sc. in Hotel/Business Administration from Cornell University and an M.B.A. from Rutgers University. Mr. David A. Duffield and Mr. Albert W. Duffield are brothers.

         Mr. Kenneth R. Morris is a founder of the Company and was appointed Vice President of Product Development at the Company's incorporation in August 1987. In November 1993, he was appointed Senior Vice President of Product Development, and, effective January 1994, he was appointed Senior Vice President and Chief Technology Officer. From March 1982 to July 1987, Mr. Morris held various product development and customer service positions with Integral. Prior to March 1982, Mr. Morris held various positions, including as a Principal, with American Management Systems, Inc., a supplier of application software. He holds a B.B.A. from Southern Methodist University and an M.B.A. from Harvard University.

         Mr. Ronald E. F. Codd joined the Company in September 1991 as Vice President of Finance and Administration and Chief Financial Officer. In November 1993, he was appointed Senior Vice President of Finance and Administration and Chief Financial Officer. He was appointed Secretary of the Company in March 1992. Prior to joining the Company, Mr. Codd was Corporate Controller of MIPS Computer Systems, Inc., a microprocessor designer and computer manufacturer, from March 1989 through September 1991. From March 1984 through March 1989, he was Corporate Controller and Chief Accounting Officer for Wyse Technology, Inc., a computer and peripheral manufacturer. Mr. Codd is a Certified Public Accountant, a Certified Managerial Accountant, and holds a Certified Production and Inventory Management credential. He received a B.Sc. in Business

Administration from the University of California, Berkeley and an M.M. degree from the J.L. Kellogg Graduate School of Management (Northwestern University). Mr. Codd's father, Dr. Edgar F. Codd, is a director of the Company.

         Ms. Margaret L. Taylor joined the Company in January 1989 as Vice President of Customer Services, and was appointed Vice President of Customer Services and International in February 1993. In November 1993, she was appointed Senior Vice President of Customer Services, and, effective January 1994, she was appointed Senior Vice President of Development and Customer Services. In the third quarter of 1995, Ms. Taylor assumed responsibility for PeopleTools development, in addition to her other responsibilities. From May 1986 to October 1988, she was Vice President of Trust and Investment Management at The Hibernia Bank. From August 1978 to August 1985, she held various positions with the Bank of California, N.A., most recently as Vice President and Director of Human Resources. Ms. Taylor holds a B.A. in Psychology and Communications from Lone Mountain College.

         Mr. Aneel Bhusri joined PeopleSoft in August 1993 as Director of Strategic Planning. In April of 1995, he was appointed Vice President of Product Strategy. In November of 1995, Mr. Bhusri was appointed Senior Vice President of Product Strategy. Prior to joining PeopleSoft, Mr. Bhusri was an associate at Norwest Venture Capital from June 1992 to March 1993. From 1988 to 1991 he was a financial analyst in Morgan Stanley's Corporate Finance Department. Mr. Bhusri holds an M.B.A. from Stanford University and a B.S. in Electrical Engineering with a B.A. in Economics from Brown University.

         Mr. A. George "Skip" Battle became a director of the Company in December 1995. Mr. Battle served from 1968 until his retirement in June 1995 in various roles of increasing responsibility with Andersen Consulting. At the time of his retirement, Mr. Battle was Managing Partner of Market Development. He was also a member of Andersen Consulting's Executive Committee, Global Management Council and Partner Income Committee. Prior to his position as Managing Partner of Market Development, he served as Managing Partner of North American Planning and Operations. Mr. Battle holds a B.A. in Economics with highest distinction from Dartmouth College and an M.B.A. from the Stanford Business School where he held McCarthy and University Fellowships. He is currently a Senior Fellow at the Aspen Institute.

         Dr. Edgar F. Codd became a director of the Company in June 1992. Dr. Codd is presently an independent consultant. From 1985 to 1993, he was a Principal at Codd and Date Consulting, and at Codd and Date, Inc., both of which are relational database consulting firms. Dr. Codd received his M.A. in Mathematics from Oxford University and his M.S. and Ph.D. in Communication Sciences from the University of Michigan. Dr. Codd was employed by IBM where he developed the theoretical foundation for relational database management. In 1994, he became a fellow of the Association for Computing Machinery (ACM).

         Mr. George J. Still, Jr. became a director of the Company in April 1991. He has been a partner of Norwest Venture Capital, a venture capital investment fund, since 1989. From July 1984 to October 1989, he was a general partner with The Centennial Funds, a venture capital investment fund. Mr. Still holds a B.Sc. in Business Administration from Pennsylvania State University and an M.B.A. from Dartmouth College. Mr. Still is also on the board of directors of Resumix, Inc. and the following private companies: Diva Communications, Masada, Norwest Mobile Television, PeopleSoft Manufacturing, Secure Core Wireless Networks, Telecom Partners, Telops Management, and 3DFX Interactive.

         Mr. Cyril J. Yansouni became a director of the Company in October 1992. Since March 1991, he has served as Chief Executive Officer and Chairman of Read-Rite Corporation, a supplier of thin film magnetic recording heads. From January 1989 to February 1991, he served in various senior management capacities at Unisys, a manufacturer of computer systems, most recently as an Executive Vice President. Mr. Yansouni was President of Convergent Technologies, a manufacturer of computer systems, from October 1986 until its acquisition by Unisys in December 1988. From January 1983 to October 1986, Mr. Yansouni served in a variety of technical and management positions at Hewlett- Packard Company, most recently as Vice President and General Manager of the PC Group. He holds an M.S.E.E. from Stanford University and a B.Sc. in electrical and mechanical engineering from the Catholic University of Louvain, Belgium. Mr. Yansouni is also on the board of directors of Informix Corporation and Raychem Corporation.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

         The table below sets forth information for the three most recently completed fiscal years concerning the compensation of the Chief Executive Officer of PeopleSoft, and the four other most highly compensated executive officers of PeopleSoft (the "Named Executive Officers") in the fiscal year ended December 31, 1995:

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                            ANNUAL COMPENSATION             COMPENSATION
                                           -----------------------------------------------------------------
           NAME AND                                                     OTHER ANNUAL       SEC. UNDERLYING
      PRINCIPAL POSITION           YEAR      SALARY       BONUS (1)     COMPENSATION (2)       OPTIONS (#)
- --------------------------------  ------   -----------  -------------  --------------     ------------------
David A. Duffield                  1995     $200,000      $126,800        $7,650               60,000
President and Chief                1994      205,000        88,424           360              140,000
Executive Officer                  1993      180,000        70,056            --                   --

Ronald E. F. Codd                  1995      150,000        93,600         3,030               40,000
Senior Vice President of           1994      140,000        60,387           360               80,000
Finance & Administration           1993      130,000        50,596            --                   --

Albert W. Duffield                 1995      175,000       110,950         5,340               50,000
Senior Vice President of           1994      170,000        73,327           360               80,000
Worldwide Operations               1993      160,008        62,272            --                   --

Kenneth R. Morris                  1995      153,220        97,181         7,650               40,000
Senior Vice President and          1994      165,000        71,170           360               80,000
Chief Technology Officer           1993      160,008        62,272            --                   --

Margaret L. Taylor                 1995      175,000       110,950         5,340               50,000
Senior Vice President of           1994      167,500        72,249           360              100,000
Development and Customer           1993      145,008        56,434            --                   --
Services

- ---------------------------

(1)  Payments of bonuses are made pursuant to the Company's Executive Bonus
     Plan.
(2) Includes Company funded health benefit credits of $720 in 1995 and $360 in 1994, and, beginning in 1995, Company matching contributions to a non-qualified deferred compensation plan.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

         The following table sets forth, for each of the Named Executive Officers, certain information concerning the exercise of stock options during 1995, including the year-end value of unexercised options:

                                                                        Number of Securities       Value of Unexercised
                                                                       Underlying Unexercised          In-the-Money
                                                                          Options at Fiscal          Options at Fiscal
                                     Shares                                  Year-End (#)              Year-End (1)($)
                                    Acquired                 Value          Exercisable/                Exercisable/
         Name                     on Exercise (#)       Realized (1)($)    Unexercisable               Unexercisable
- ------------------------  ----------------------  ----------------------  ----------------       -----------------------
David A. Duffield                         --                      --      28,000/172,000           $974,750/$5,332,250
Ronald E.F. Codd                     100,000              $2,301,125      80,000/216,000           3,408,000/7,977,000
Albert W. Duffield                    34,500                 875,021     341,500/434,000          14,415,721/17,154,252
Kenneth R. Morris                     16,000                 153,000          --/104,000                 -- /3,253,000
Margaret L. Taylor                    60,000               1,738,001     137,600/322,000          5,743,251/12,306,252

- ---------------------------

(1) Calculated by determining the difference between the closing price of the Company's Common Stock as reported on The Nasdaq National Market on the date of exercise or at December 31, 1995 ($43.00), as applicable, and the exercise price of such options.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth each grant of stock options made during the year ended December 31, 1995 to each of the Named Executive Officers:

                                                    Individual Grants
                          -------------------------------------------------------------------
                                                % of Total                                             Potential Realizable
                             Number of           Options                                                 Value at Assumed
                            Securities          Granted to                                            Price Appreciation for
                            Underlying          Employees        Exercise                                 Option Term (4)
                             Options            in Fiscal          Price          Expiration   ----------------------------------
        Name                 Granted (1)(#)      Year (2)       ($/share)(3)          Date              5%($)             10%($)
- ---------------------     -------------------  -------------    -------------     -----------  -----------------------  ---------
David A. Duffield               60,000            2.3%            $19.113           02/10/05          $721,185         $1,827,624
Ronald E.F. Codd                40,000            1.5%             17.375           02/10/05           437,082          1,107,651
Albert W. Duffield              50,000            1.9%             17.375           02/10/05           546,352          1,384,564
Kenneth R. Morris               40,000            1.5%             17.375           02/10/05           437,082          1,107,651
Margaret L. Taylor              50,000            1.9%             17.375           02/10/05           546,352          1,384,564

- ---------------------------

(1) These options vest in five equal annual installments commencing one year from the date of grant.
(2) An aggregate of 2,666,600 options to purchase shares of the Company's Common Stock were granted to employees in 1995.
(3) The exercise price and the tax withholding obligations related to exercise may be paid by delivery of shares that are already owned or by offset of the underlying shares, subject to certain conditions. All of the options have an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant, except that David A. Duffield's options have an exercise price equal to 110% of the fair market value of the Company's Common Stock on the date of grant.
(4) This column shows the hypothetical gains or "option spreads" of the options granted based on assumed annual compound stock price appreciation rates of 5% and 10% over the full ten-year term of the option. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company's estimated or projected future prices of the Company's Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During 1994, the Company licensed certain technology to a partnership (the "Partnership") which was formed to develop a manufacturing product in exchange for a 49.9% interest and exclusive distribution rights to products developed by the Partnership. At the same time, funding for the Partnership was provided by Norwest Equity Partners IV, L.P. ("Norwest") in exchange for the remaining limited partnership interest. Mr. George J. Still, Jr., a director of the Company, is also a general partner, without management responsibility, of the Partnership and Norwest. During 1995, the Company and Norwest's partnership interests were reduced to 41% each by the addition of another partner, Andersen Consulting, which contributed certain development services and technologies to the Partnership, and which, under certain conditions, may forfeit its interests in the Partnership. The Company has no obligation to provide funds to the partnership, and has an option to acquire a portion or all of the outstanding partnership interests in 1997 or 1999 at pre-determined prices. Should the Company not purchase at least 20% of the outstanding partnership interests in 1997, such distribution rights become non-exclusive. Pursuant to a services agreement, the Company received $30,000 in 1994 and $120,000 in 1995 from the Partnership for administrative services.

         The Company and a limited liability company ("LLC") have entered into a series of agreements in 1995, whereby the LLC will provide up to $6 million to fund the development of a suite of student information system applications ("SIS Software") and the Company will be the exclusive distributor of the SIS Software. Substantially all of the LLC's funds were provided equally by David A. Duffield, the Company's founder and principal stockholder, and the Student Loan Marketing Association ("Sallie Mae"), an independent strategic business partner. The Company has no obligation to provide funds to the LLC and does not have a right to acquire any of the LLC's equity interests. The Company will pay the LLC a royalty based on fees received from the licensing of the SIS Software until the later of four years from the commercial release of the SIS Software or $12 million in cumulative royalties. The royalty rate was determined based on negotiations between the Company and Sallie Mae. All ownership rights and interests in the SIS Software will transfer to the Company when $12 million in cumulative royalties have been paid to the LLC. During 1995, the LLC reimbursed the Company $2.0 million for development funding advanced by the Company during the year and the LLC's stockholders paid the Company $98,000 for interest on such advances.

     SECURITY OWNERSHIP OF PEOPLESOFT MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         The table below sets forth as of August 31, 1996 certain information with respect to the beneficial ownership of PeopleSoft's Common Stock by (i) each person known by PeopleSoft to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director of PeopleSoft,
(iii) each Named Executive Officer, and (iv) all directors and executive officers as a group.

                                                                               Shares                 Approximate
                                                                            Beneficially                Percent
                  Name of Person or Identity of Group                         Owned(1)                   Owned
- -----------------------------------------------------------------------     -------------             ------------
David A. Duffield (2)
    4440 Rosewood Drive
    Pleasanton, CA 94588...............................................         15,278,450               30.1%

Ronald E.F. Codd (3)...................................................            151,847                   *

Albert W. Duffield (3).................................................            455,015                   *

Kenneth R. Morris (4)..................................................          1,000,300                 2.0

Margaret L. Taylor (3).................................................            293,771                   *

                                                                               Shares                 Approximate
                                                                            Beneficially                Percent
                  Name of Person or Identity of Group                         Owned(1)                   Owned
- -----------------------------------------------------------------------     -------------             ------------
DIRECTORS
George J. Still, Jr. (3)...............................................             48,000                  *
Edgar F. Codd (3)......................................................             12,000                  *
Cyril J. Yansouni (3)..................................................             16,000                  *
A. George "Skip" Battle................................................                400                  *
All directors and executive officers as a group (5)....................         17,270,529               34.0

5% STOCKHOLDERS AT 6/30/96 (6)
Putnam Investments Inc.
    One Post Office Square
    Boston, MA 02109...................................................         4,451,000                 8.8
    Chancellor Capital Mgmt. Inc. (7)
    1166 Avenue of the Americas
    New York, NY 10036.................................................         3,704,000                 7.3
Twentieth Century Investors, Inc. (8)
    4500 Main Street
    Kansas City, MO 64141..............................................         2,750,000                 5.4

- ---------------------
*        Less than 1%

(1) Applicable percentage of ownership is based on 50,757,065 shares of Common Stock outstanding as of August 31, 1996 together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares subject to options currently exercisable or exercisable within 60 days after August 31, 1996 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.
(2) Includes 68,000 shares and 265,800 shares issuable upon the exercise of stock options held by David A. Duffield and Mr. Duffield's wife, respectively, that are exercisable within 60 days of August 31, 1996 and 11,844,745 shares held by trusts, foundations or accounts of which David A. Duffield is trustee or director.
(3) Includes the following numbers of shares issuable upon exercise of stock options that are exercisable on or within 60 days of August 31, 1996:
     Albert W. Duffield: 378,000; Margaret L. Taylor: 163,600; Ronald E.F. Codd:
     106,000, George J. Still, Jr.: 48,000, Edgar F. Codd: 12,000, and Cyril J.
     Yansouni: 16,000.
(4) Includes 19,365 shares held by irrevocable trusts for certain family members who receive the income from such trusts. Kenneth R. Morris is trustee of each such trust.
(5) Includes 1,060,760 shares subject to stock options held by directors and executive officers (9 persons) that are exercisable within 60 days of August 31, 1996.
(6) Shares beneficially owned is determined solely from information reported on a Schedule 13G filed with the SEC through June 30, 1996.
(7) Chancellor Capital Management, Inc. and Chancellor Trust Company, as investment advisors for various fiduciary accounts, together have sole voting power and sole dispositive power with respect to all of the shares reported.
(8) Investors Research Corporation (IRC), as investment advisor for Twentieth Century Investor, Inc., and Twentieth Century Companies, Inc., IRC's parent, together have sole voting power and sole dispositive power with respect to all of the shares reported.

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

         The Unaudited Pro Forma Combined Condensed Financial Statements give effect to the proposed Merger of PeopleSoft and Red Pepper on a pooling of interests basis. Under this method of accounting, the historical book values of the assets, liabilities and shareholders' equity of Red Pepper, as reported in its balance sheet, will be carried over and combined with the consolidated balance sheet of PeopleSoft. The Pro forma Combined Condensed Balance Sheet assumes that the Merger took place on June 30, 1996 and combines PeopleSoft's June 30, 1996 Unaudited Condensed Consolidated Balance Sheet with Red Pepper's June 30, 1996 Unaudited Condensed Consolidated Balance Sheet. The Pro Forma Combined Condensed Statements of Operations assume that the Merger took place as of the beginning of the periods presented and combine PeopleSoft's Condensed Consolidated Results of Operations for the six months ended June 30, 1996 and 1995 and for the years ended December 31, 1995, 1994 and 1993 with Red Pepper's results of operations for the same periods. Certain reclassifications have been made to the historical data to make classifications for similar items consistent between the companies on a pro forma combined basis.

         These Unaudited Pro Forma Combined Condensed Financial Statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of PeopleSoft and Red Pepper included elsewhere herein. See "Index to Consolidated Financial Statements."

                            PEOPLESOFT AND RED PEPPER

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               As of June 30, 1996
                                   (Unaudited)
                                 (In thousands)

                                                                               Pro Forma    Pro Forma
                                                       PeopleSoft   Red Pepper Adjustments  Combined
                                                       ----------   ---------- -----------  ---------
 ASSETS
 Current assets:
     Cash and cash equivalents . . . . . . . . . . .     $121,595    $ 3,049     $    --    $124,644
     Short-term investments  . . . . . . . . . . . .       30,638         --          --      30,638
     Accounts receivable, net  . . . . . . . . . . .      131,317        908          --     132,225
     Other current assets  . . . . . . . . . . . . .        7,542         80          --       7,622
     Deferred tax assets . . . . . . . . . . . . . .       18,243         --         771      19,014
                                                         --------    -------     -------    --------
        Total current assets . . . . . . . . . . . .      309,335      4,037         771     314,143

 Property and equipment, at cost . . . . . . . . . .      106,156      1,960          --     108,116
     less accumulated depreciation and amortization       (28,625)      (558)         --     (29,183)
                                                         --------    -------     -------    --------
                                                           77,531      1,402          --      78,933
 Other assets  . . . . . . . . . . . . . . . . . . .           --         50          --          50
 Capitalized software, less accumulated amortization        7,382         --          --       7,382
                                                         --------    -------     -------    --------
                                                         $394,248    $ 5,489     $   771    $400,508
                                                         ========    =======     =======    ========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
     Accounts payable, accrued liabilities and
       capital lease obligations   . . . . . . . . .     $ 31,037    $ 1,117     $ 3,500    $ 35,654
     Accrued compensation and related expenses . . .       29,771        503          --      30,274
     Income taxes payable  . . . . . . . . . . . . .       16,179         --        (418)     15,761
     Deferred revenue  . . . . . . . . . . . . . . .      126,139        483          --     126,622
                                                         --------    -------     -------    --------
        Total current liabilities  . . . . . . . . .      203,126      2,103       3,082     208,311
 Long-term obligations . . . . . . . . . . . . . . .           --        707          --         707
 Stockholders' equity:
     Common stock and paid-in capital  . . . . . . .      111,962      8,591          --     120,553
     Foreign currency translation adjustment . . . .         (212)        --          --        (212)
     Retained earnings (deficit) . . . . . . . . . .       79,372     (5,912)     (2,311)     71,149
                                                         --------    -------     -------    --------
                                                          191,122      2,679      (2,311)    191,490
                                                         --------    -------     -------    --------
                                                         $394,248    $ 5,489     $   771    $400,508
                                                         ========    =======     =======    ========

See accompanying notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

                            PEOPLESOFT AND RED PEPPER
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     For the Six Months Ended June 30, 1996
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                                                        Pro Forma      Pro Forma
                                                          PeopleSoft     Red Pepper     Adjustments     Combined
                                                          ----------     ----------     -----------     --------
Revenues:
     License fees  . . . . . . . . . . . . . . . . .       $ 97,949        $ 2,617           $  --       $100,566
     Services  . . . . . . . . . . . . . . . . . . .         82,965          1,471              --         84,436
                                                           --------        -------           -----       --------
        Total revenues . . . . . . . . . . . . . . .        180,914          4,088              --        185,002
 Costs and expenses
     Cost of license fees  . . . . . . . . . . . . .          5,537             10              --          5,547
     Cost of services  . . . . . . . . . . . . . . .         46,699          1,215              --         47,914
     Sales and marketing . . . . . . . . . . . . . .         56,330          1,848              --         58,178
     Product development . . . . . . . . . . . . . .         28,895          1,766              --         30,661
     General and administrative  . . . . . . . . . .         10,556            322              --         10,878
                                                           --------        -------           -----       --------
        Total costs and expenses . . . . . . . . . .        148,017          5,161              --        153,178
                                                           --------        -------           -----       --------
 Operating income (loss) . . . . . . . . . . . . . .         32,897         (1,073)             --         31,824
 Other income, principally interest  . . . . . . . .          3,048             28              --          3,076
                                                           --------        -------           -----       --------
        Income (loss) before taxes . . . . . . . . .         35,945         (1,045)             --         34,900
 Provision for income taxes  . . . . . . . . . . . .         14,378             --            (418)        13,960
                                                           --------        -------           -----       --------
 Net income (loss) . . . . . . . . . . . . . . . . .       $ 21,567        $(1,045)          $ 418       $ 20,940
                                                           ========        =======           =====       ========
 Net income (loss) per share . . . . . . . . . . . .       $   0.38        $ (0.44)                      $   0.35
                                                           ========        =======                       ========
 Shares used in per share computation  . . . . . . .         56,646          2,353                         59,132

See accompanying notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

                            PEOPLESOFT AND RED PEPPER
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     For the Six Months Ended June 30, 1995
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                                                        Pro Forma      Pro Forma
                                                         PeopleSoft     Red Pepper     Adjustments     Combined
                                                         ----------     ----------     -----------     ----------
 Revenues:
     License fees  . . . . . . . . . . . . . . . . .        $51,167        $   736           $  --        $51,903
     Services  . . . . . . . . . . . . . . . . . . .         40,289            646              --         40,935
                                                            -------        -------           -----        -------
        Total revenues . . . . . . . . . . . . . . .         91,456          1,382              --         92,838
 Costs and expenses
     Cost of license fees  . . . . . . . . . . . . .          3,858              5              --          3,863
     Cost of services  . . . . . . . . . . . . . . .         22,124          1,018              --         23,142
     Sales and marketing . . . . . . . . . . . . . .         28,094            651              --         28,745
     Product development . . . . . . . . . . . . . .         14,437          1,095              --         15,532
     General and administrative  . . . . . . . . . .          6,756            235              --          6,991
                                                            -------        -------           -----        -------
        Total costs and expenses . . . . . . . . . .         75,269          3,004              --         78,273
                                                            -------        -------           -----        -------
 Operating income (loss) . . . . . . . . . . . . . .         16,187         (1,622)             --         14,565
 Other income, principally interest  . . . . . . . .          1,719             43              --          1,762
                                                            -------        -------           -----        -------
        Income (loss) before taxes . . . . . . . . .         17,906         (1,579)             --         16,327
 Provision for income taxes  . . . . . . . . . . . .          7,163             --            (436)         6,727
                                                            -------        -------           -----        -------
 Net income (loss) . . . . . . . . . . . . . . . . .        $10,743        $(1,579)          $ 436        $ 9,600
                                                            =======        =======           =====        =======
 Net income (loss) per share . . . . . . . . . . . .        $  0.20        $ (0.77)                       $  0.17
                                                            =======        =======                        =======
 Shares used in per share computation  . . . . . . .         53,926          2,040                         56,117

See accompanying notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

                            PEOPLESOFT AND RED PEPPER
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1995
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                                                          Pro Forma      Pro Forma
                                                          PeopleSoft      Red Pepper     Adjustments     Combined
                                                          ----------      ----------     -----------     --------
 Revenues:
     License fees  . . . . . . . . . . . . . . . . .       $134,623        $ 3,185           $  --       $137,808
     Services  . . . . . . . . . . . . . . . . . . .         92,945          1,386              --         94,331
                                                           --------        -------           -----       --------
        Total revenues . . . . . . . . . . . . . . .        227,568          4,571              --        232,139
 Costs and expenses
     Cost of license fees  . . . . . . . . . . . . .          8,485             18              --          8,503
     Cost of services  . . . . . . . . . . . . . . .         54,597          2,192              --         56,789
     Sales and marketing . . . . . . . . . . . . . .         68,063          1,989              --         70,052
     Product development . . . . . . . . . . . . . .         35,903          2,722              --         38,625
     General and administrative  . . . . . . . . . .         15,635            547              --         16,182
                                                           --------        -------           -----       --------
        Total costs and expenses . . . . . . . . . .        182,683          7,468              --        190,151
                                                           --------        -------           -----       --------
 Operating income (loss) . . . . . . . . . . . . . .         44,885         (2,897)             --         41,988
 Other income, principally interest  . . . . . . . .          4,044            105              --          4,149
                                                           --------        -------           -----       --------
        Income (loss) before taxes . . . . . . . . .         48,929         (2,792)             --         46,137
 Provision for income taxes  . . . . . . . . . . . .         19,570             --            (771)        18,799
                                                           --------        -------           -----       --------
 Net income (loss) . . . . . . . . . . . . . . . . .       $ 29,359        $(2,792)          $ 771       $ 27,338
                                                           ========        =======           =====       ========
 Net income (loss) per share . . . . . . . . . . . .       $   0.54        $ (1.37)                      $   0.48
                                                           ========        =======                       ========
 Shares used in per share computation  . . . . . . .         54,798          2,040                         57,031

See accompanying notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

                            PEOPLESOFT AND RED PEPPER
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1994
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                                                        Pro Forma      Pro Forma
                                                         PeopleSoft     Red Pepper     Adjustments     Combined
                                                         ----------     ----------     -----------     --------
 Revenues:
     License fees  . . . . . . . . . . . . . . . . .       $ 68,580        $    --      $       --       $ 68,580
     Services  . . . . . . . . . . . . . . . . . . .         44,315            188              --         44,503
                                                           --------        -------      ----------       --------
        Total revenues . . . . . . . . . . . . . . .        112,895            188              --        113,083
 Costs and expenses
     Cost of license fees  . . . . . . . . . . . . .          6,817             --              --          6,817
     Cost of services  . . . . . . . . . . . . . . .         26,539            201              --         26,740
     Sales and marketing . . . . . . . . . . . . . .         35,400            444              --         35,844
     Product development . . . . . . . . . . . . . .         14,482            836              --         15,318
     General and administrative  . . . . . . . . . .          7,962            205              --          8,167
                                                           --------        -------      ----------       --------
        Total costs and expenses . . . . . . . . . .         91,200          1,686              --         92,886
                                                           --------        -------      ----------       --------
 Operating income (loss) . . . . . . . . . . . . . .         21,695         (1,498)             --         20,197
 Other income, principally interest  . . . . . . . .          2,158             34              --          2,192
                                                           --------        -------      ----------       --------
        Income (loss) before taxes . . . . . . . . .         23,853         (1,464)             --         22,389
 Provision for income taxes  . . . . . . . . . . . .          9,308             --              --          9,308
                                                           --------        -------      ----------       --------
 Net income (loss) . . . . . . . . . . . . . . . . .       $ 14,545        $(1,464)     $       --       $ 13,081
                                                           ========        =======      ==========       ========
 Net income (loss) per share . . . . . . . . . . . .       $   0.28        $ (0.72)                      $   0.25
                                                           ========        =======                       ========
 Shares used in per share computation  . . . . . . .         51,926          2,040                         53,221

See accompanying notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

                            PEOPLESOFT AND RED PEPPER
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1993
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                                                         Pro Forma       Pro Forma
                                                         PeopleSoft     Red Pepper      Adjustments      Combined
                                                         ----------     ----------      -----------      --------
 Revenues:
     License fees  . . . . . . . . . . . . . . . . .        $37,656         $   --       $      --        $37,656
     Services  . . . . . . . . . . . . . . . . . . .         20,535             30              --         20,565
                                                            -------         ------       ---------        -------
        Total revenues . . . . . . . . . . . . . . .         58,191             30              --         58,221
 Costs and expenses
     Cost of license fees  . . . . . . . . . . . . .          3,123             --              --          3,123
     Cost of services  . . . . . . . . . . . . . . .         12,270             --              --         12,270
     Sales and marketing . . . . . . . . . . . . . .         17,785            124              --         17,909
     Product development . . . . . . . . . . . . . .          8,305            383              --          8,688
     General and administrative  . . . . . . . . . .          4,199            118              --          4,317
                                                            -------         ------       ---------        -------
        Total costs and expenses . . . . . . . . . .         45,682            625              --         46,307
                                                            -------         ------       ---------        -------
 Operating income (loss) . . . . . . . . . . . . . .         12,509           (595)             --         11,914
 Other income, principally interest  . . . . . . . .          1,169             (2)             --          1,167
                                                            -------         ------       ---------       -------
        Income (loss) before taxes . . . . . . . . .         13,678           (597)             --         13,081
 Provision for income taxes  . . . . . . . . . . . .          5,265             --              --          5,265
                                                            -------         ------        --------        -------
 Net income (loss) . . . . . . . . . . . . . . . . .        $ 8,413         $ (597)       $     --        $ 7,816
                                                            =======         ======        ========        =======
 Net income per share  . . . . . . . . . . . . . . .        $  0.17         $(0.30)                       $  0.15
                                                            =======         ======                        =======
 Shares used in per share computation  . . . . . . .         50,804          2,017                         51,413

See accompanying notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.       THE PERIODS COMBINED

         The PeopleSoft condensed statements of operations for the three years ended December 31, 1995, 1994 and 1993, respectively, and the six months ended June 30, 1996 and 1995 have been combined with the Red Pepper condensed statements of operations for the same periods.

         PeopleSoft's June 30, 1996 condensed consolidated balance sheet has been combined with Red Pepper's June 30, 1996 condensed balance sheet.

2.       PRO FORMA BASIS OF PRESENTATION

         These Unaudited Pro Forma Combined Condensed Financial Statements are based on estimates and assumptions. The pro forma adjustments made in connection with the development of the pro forma information are preliminary and have been made solely for purposes of developing such pro forma information as necessary to comply with the disclosure requirements of the SEC. The Unaudited Pro Forma Combined Condensed Financial Statements do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results that actually would have been realized had the entities been a single entity during these periods.

         The Unaudited Pro Forma Combined Condensed Financial Statements reflect the issuance of 2,624,995 shares of PeopleSoft Common Stock in exchange for an aggregate of 12,767,487 shares of Red Pepper Common Stock and Preferred Stock outstanding as of June 30, 1996 in connection with the Merger. Pursuant to the written election of holders of a majority of the outstanding Red Pepper Preferred Stock and in accordance with the Red Pepper Articles of Incorporation, all outstanding Red Pepper Preferred Stock will be automatically converted into Red Pepper Common Stock immediately prior to the Effective Time. The Common Exchange Ratio will depend on the capitalization of Red Pepper at the Effective Time. Assuming that all shares of Red Pepper Preferred Stock are converted to shares of Red Pepper Common Stock prior to the Effective Time, and further assuming that the capitalization of Red Pepper at the Effective Time is in all other respects identical to the capitalization as of June 30, 1996, the Common Exchange Ratio would be approximately 0.2056 of a share of PeopleSoft Common Stock for each outstanding share of Red Pepper Common Stock.

         The following table provides the pro forma share issuances in connection with the Merger:

Red Pepper Common Stock outstanding at June 30, 1996
  (assuming the conversion of all outstanding Red Pepper Preferred Stock)             12,767,487

Common Exchange Ratio                                                                     0.2056
                                                                                      ----------
Number of shares of PeopleSoft Common Stock exchanged                                  2,624,995

Number of shares of PeopleSoft Common Stock outstanding at June 30, 1996              50,474,726
                                                                                      ----------
Number of shares of PeopleSoft Common Stock outstanding after                         53,099,721
     completion of Merger                                                             ==========

         The actual number of shares of PeopleSoft Common Stock to be issued will be determined at the Effective Time based on the number of shares of Red Pepper Common Stock, stock options and warrants outstanding at such time.

         The transactions between Red Pepper, PeopleSoft and/or their affiliates were not material to the combined results in the periods presented herein.

3.       PRO FORMA EARNINGS PER SHARE

         The Pro Forma Combined Condensed Statements of Operations for PeopleSoft have been prepared as if the Merger was completed at the beginning of the periods presented. The pro forma combined net income per share is based on the combined weighted average number of common and common equivalent shares, using the treasury stock method, of PeopleSoft Common Stock and Red Pepper Common Stock for each period and is also based on an assumed Common Exchange Ratio of 0.2056 shares of PeopleSoft Common Stock for each share of Red Pepper Common Stock. The actual number of shares of PeopleSoft Common Stock to be issued will be determined at the Effective Time based on the number of shares of Red Pepper Common Stock (assuming the conversion of all outstanding Red Pepper Preferred Stock into Red Pepper Common Stock immediately prior to the Effective
Time), stock options and warrants outstanding at such time. In addition, based on such Common Exchange Ratio at June 30, 1996, 239,626 shares of PeopleSoft Common Stock will be reserved for issuance upon exercise of Red Pepper stock options assumed by PeopleSoft in the Merger.

4.       MERGER TRANSACTION COSTS

         PeopleSoft and Red Pepper estimate they will incur transaction costs in the range of $3.0 million to $3.5 million associated with the Merger, consisting primarily of fees paid to investment bankers hired by PeopleSoft and legal and accounting fees and expenses, and other related charges. This is a preliminary estimate and is therefore subject to change. These nonrecurring costs will be charged to operations in the fiscal quarter in which the Merger is consummated, currently expected to be the quarter ended December 31, 1996.

         The Pro Forma Combined Condensed Balance Sheet gives effect to such expenses (based on the top of the range of $3.5 million) as if they had been incurred as of June 30, 1996, but the effects of these costs have not been reflected in the Pro Forma Combined Condensed Statements of Operations as they are non-recurring charges.

5.       CONFORMING ADJUSTMENTS

         The Unaudited Pro Forma Combined Condensed Financial Statements do not include adjustments to conform the accounting policies of Red Pepper to those followed by PeopleSoft. The nature and extent of such adjustments, if any, will be based upon further study and analysis and are not expected to be significant in relationship to the consolidated financial statements of PeopleSoft.

6.       PROVISIONS FOR INCOME TAXES

         The pro forma adjustments reflect management's estimate of the portion of the net operating losses, credits and other deferred tax assets that are realizable to the combined companies considering limitations on the utilization of the losses and credits in each respective period.

                             BUSINESS OF RED PEPPER

INTRODUCTION

         Red Pepper Software Company ("Red Pepper") develops, markets, sells, supports and services supply chain management software based on advanced intelligent agent technology. Red Pepper's ResponseAgent family of intelligent planning and scheduling solutions enables manufacturers to respond to customer needs rapidly while minimizing supply chain costs. ResponseAgent products enable real-time planning and scheduling across global manufacturing enterprises and are designed to improve on-time delivery, reduce inventory, maximize return-on-assets, minimize cycle-time and maximize capacity utilization. Red Pepper markets its software and services primarily through its direct sales organization, augmented by indirect sales channels including systems consulting and integration firms and business application software vendors. Red Pepper's customers include 3Com Corporation, Anchor Glass, Hewlett-Packard, Sun Microsystems and Bausch & Lomb, among other leading manufacturers in a variety of industries.

BACKGROUND

         Increased global competition, compressed product lifecycles and mass customization of products have forced manufacturing companies to increase manufacturing efficiency and improve customer responsiveness to remain competitive. To meet these challenges, manufacturers across a wide variety of industries are reengineering their business processes, and many have determined that improving the management of their supply chain, i.e. the mission-critical process of moving raw materials and finished goods from initial material procurement to end-customer fulfillment, is a critical element of this reengineering. Businesses that effectively manage the complexities of the supply chain can improve internal efficiency and gain a competitive advantage.

         In order to increase manufacturing efficiency and improve customer responsiveness, manufacturers must provide factory, sales and distribution managers, as well as order-taking personnel, with access to information across the enterprise. In recent years, several information technology developments have created the necessary infrastructure for the deployment of new applications that enable such enterprise-wide access to information. Global manufacturers are increasingly seeking to leverage these technological developments to implement a comprehensive enterprise data management solution for supply chain management. Materials Requirements Planning ("MRP") systems were designed primarily for the management of manufacturing processes and related procurement requirements. However, most MRP systems were architected when large, high-speed memories and high performance processors were unavailable. Enhancements to MRP systems in recent years have increased their functionality and resulted in new systems known as Manufacturing Resource Planning ("MRP II") and Distribution Resource Planning ("DRP"). Further, the advent of Enterprise Resource Planning ("ERP") software has permitted the enterprise-wide management of resources, and the integration of sales forecasting, component procurement, inventory management, manufacturing control, project management, distribution, transportation, finance and other functions across an organization.

         The availability of MRP II, DRP and ERP systems as well as improvements in memory speed and capacity, software development technologies and optimization algorithms, have greatly enhanced the access to information within manufacturing companies. However, because these systems generally assume infinite manufacturing capacity and resource availability, they do not adequately address the manufacturers' need to react to changes in manufacturing capacity, raw material availability, customer request and promise dates, and other variables. Further, while these systems provide effective permanent data storage and transaction management, they are not architected to provide real-time planning and scheduling, or to optimize around multiple constraints. These limitations are further compounded due to lengthy implementation cycles for these transactional applications. In many cases, it can take several years to implement these transactional systems which can result in systems becoming out-of-date by the time the implementation is complete. The combination of these factors has highlighted the need manufacturers have for advanced technology that can adapt to changes while working with existing transactional systems in order to optimize supply chain management without extremely long implementation cycles.

SOLUTION

         Red Pepper's advanced intelligent agent technology enables its ResponseAgent family of products to provide manufacturers with real-time, dynamic decision support that improves supply chain management and customer responsiveness by managing unpredictability in manufacturing variables such as capacity, customer demand and material availability. ResponseAgents are designed with an open application programming interface and utilize object-oriented software and exception-based optimization technology to reduce implementation time and complement and integrate with transactional systems, such as ERP, MRP II and DRP. ResponseAgents can assemble extremely large datasets in memory from the transactional databases managed by ERP, MRP II and DRP systems to allow users to test and consider any number of alternative plans before altering the transactional databases. ResponseAgents can work across global enterprises to integrate factories and distribution centers in widely dispersed locations and enable verifiable order promising based on real-time assessment and allocation of supply chain-wide resources.

         Red Pepper's Collaborative ResponseAgent Architecture further enables enterprise-wide planning by allowing planners and schedulers to collaborate on plans and schedules. If one planner is currently in Japan, another is in Germany, and yet another is at corporate headquarters, they can easily collaborate on a planning session. Users can access a ResponseAgent server over ordinary phone lines and collaborate easily with those operating on the local area network. If one user makes a change on screen, others can see and discuss those changes in a conference call setting.

SOFTWARE PRODUCTS

         ResponseAgents integrate with ERP, MRP II and DRP systems to enable responsiveness to changing demand and resource availability. ERP systems provide the transactional infrastructure upon which the ResponseAgents can simultaneously optimize on many different business objectives. Customer orders, bills of material, purchase orders, forecasts and other information are all stored and maintained in ERP systems. The ResponseAgent DataBridge seamlessly integrates with these ERP systems to ensure that ResponseAgents remain current. The DataBridge enables ResponseAgents to integrate with virtually any ERP or MRP system, whether client/server or legacy. The ResponseAgent client is a Microsoft Windows 95 application that incorporates many familiar user interface standards and can be used in conjunction with desktop productivity tools such as Microsoft Word, Excel and e-mail.

         ENTERPRISE RESPONSEAGENT. The Enterprise ResponseAgent ("ERA") models and optimizes entire supply chains across the enterprise. ERA allows the customer to build a representation of the enterprise supply chain, from key suppliers and available materials through production and distribution capacity. ERA plans and re-plans the optimized flow of product through the company's supply chain while respecting multiple constraint types such as inventory availability and targets, customer request and promise dates and multi-plant capacity. ERA also enables multi-constraint DRP. Additionally, using the Collaborative ResponseAgent Architecture, manufacturing planners can engage in real-time global planning sessions involving participants in widely-dispersed locations where a variety of "what-if" scenarios are considered.

         SALES RESPONSEAGENT. The Sales ResponseAgent ("SRA") provides real-time order promising across a supply chain and is designed to augment existing order entry systems. The SRA is more powerful than other systems that provide only "available-to-promise" analysis that simply searches for available inventory in a local distribution center or factory. Instead, the SRA delivers a "capable-to-promise" analysis by working from a supply chain-wide model and performing a rapid search across the supply chain for available inventory. If no finished goods are available by the client request date, the system will continue to search through levels of the supply chain, including analyzing production capacity and availability of raw materials. The SRA thus enables the order-taking personnel to respond quickly to a customer request with a reliable promise date that is optimized from data from across the enterprise.

         PRODUCTION RESPONSEAGENT. The Production ResponseAgent ("PRA") provides specific planning and detailed scheduling analysis for single-factory production. The PRA simultaneously optimizes material, capacity, inventory targets and customer request and promise dates to produce schedules based on current levels. The PRA can sequence production to minimize changeover costs between production runs. The PRA also has capable-to-promise functionality that allows users to quickly and reliably determine whether they have the capacity and other resources necessary to meet customer requests.

SERVICES AND CUSTOMER SUPPORT

         Red Pepper believes that providing a high level of customer service and technical support is necessary to achieve rapid product implementation which, in turn, is essential to customer satisfaction. Red Pepper offers an education and training program for its customers and its third-party implementation providers. Classes are offered at in-house facilities at Red Pepper's offices and at customer sites. These classes focus on supply chain management principles as well as the implementation and use of the ResponseAgent products. Red Pepper offers its customers on-site consulting services aimed at assisting in the implementation of ResponseAgents and integration with the customers' existing systems. Red Pepper receives hourly fees for these services.

These services are concentrated on making implementation cost-effective for customers by enabling them to independently perform as many of the integration tasks as possible. Red Pepper also provides ongoing product support services to its customers.

TECHNOLOGY

         The optimization algorithm embedded in the ResponseAgent products is based on research undertaken for NASA to develop the ground processing scheduling system for the Space Shuttle, but all of the ResponseAgents are completely new applications that make extensive use of advanced software technology. ResponseAgents are object-oriented applications developed using the C++ programming language. Red Pepper further engineered its own Application Builder tool to facilitate the fast development of new functionality and make extensive use of object technology. The systems are client/server applications, where the clients are Windows 95 or NT personal computers, and the servers are UNIX or NT platforms of leading system providers. While the applications themselves operate on the new "open" operating systems, they are easy to integrate with legacy systems via TCP/IP networking using Red Pepper's DataBridge technology. The DataBridge enables Red Pepper customers to map data from transactional applications (MRP/ERP/DRP) into the ResponseAgent's ODBC-compliant relational databases. From there, the ResponseAgent can optimize the transactional information and provide updated plans and schedules to the MRP/ERP/DRP applications.

SALES, MARKETING AND DISTRIBUTION

         Red Pepper markets its software and services primarily through its direct sales organization augmented by other sales channels, including business application software vendors and systems consulting and integration firms. Red Pepper's direct sales organization consists of regionally based sales representatives and sales engineers. Red Pepper has joint marketing partnerships established with major consulting firms such as Andersen Consulting and Price Waterhouse LLP, as well as major system vendors. Red Pepper is also a certified member of Oracle's Cooperative Applications Initiative, and of SAP's Logistics Optimization Interface project.

RESEARCH AND DEVELOPMENT AND INTELLECTUAL PROPERTY RIGHTS

         Red Pepper has expended significant resources on product development efforts directed at increasing product functionality, improving product performance and expanding the capabilities of the products to interoperate with third party software. Red Pepper relies on a combination of the protections provided under applicable copyright, trademark and trade secret laws, as well as confidentiality procedures and licensing arrangements to establish and protect its rights in its software. In addition, Red Pepper has filed three patent applications relating to technology embodied in the ResponseAgent products. Despite Red Pepper's efforts, however, it may be possible for unauthorized third parties to copy certain portions of Red Pepper's products or to reverse engineer or obtain and use information that Red Pepper regards as proprietary. In addition, the laws of certain countries do not protect Red Pepper's proprietary rights to the same extent as do the laws of the United States. Red Pepper licenses its software products to customers under license agreements which are generally standard in form, although each license is individually negotiated and may contain variations. The standard form agreement allows the customer to use Red Pepper's products solely on the customer's computer equipment for the customer's internal purposes, and the customer is generally prohibited from sublicensing or transferring the ResponseAgent products. The agreements generally provide that Red Pepper's warranty for its products is limited to correction or replacement of the affected product, and in most cases Red Pepper's warranty liability may not exceed the licensing fees from the customer. The form agreement also includes a confidentiality clause protecting proprietary information.

EMPLOYEES

         As of August 31, 1996, Red Pepper employed 101 persons. Of the total, 33 were engaged in sales and marketing, 60 were in product development and customer support and 8 were in finance and administration. None of Red Pepper's employees is represented by a labor union with respect to his or her employment by Red Pepper. Red Pepper has experienced no organized work stoppages and believes its relationship with its employees is good.

FACILITIES

         Red Pepper's principal offices are located in approximately 18,000 square feet of space in San Mateo, California. This facility is leased to Red Pepper through November 1997.

                SELECTED HISTORICAL FINANCIAL DATA OF RED PEPPER

         Red Pepper's historical balance sheet data as of June 30, 1996 and historical statement of operations data for the six months ended June 30, 1995 and 1996 are derived from Red Pepper's unaudited financial statements included herein. Red Pepper's historical balance sheet data as of June 30, 1995 are derived from Red Pepper's unaudited financial statements which are not included herein. Red Pepper's historical balance sheet data as of December 31, 1994 and 1995 and the statement of operations data for each of the three years in the period ended December 31, 1995 are derived from Red Pepper's audited financial statements included elsewhere in the Prospectus/Consent Solicitation Statement. Red Pepper's historical balance sheet data as of December 31, 1993 are derived from Red Pepper's audited financial statements which are not included herein. Red Pepper's financial information is qualified by and should be read in conjunction with Red Pepper's financial statements and notes thereto included elsewhere in the Prospectus/Consent Solicitation Statement. In the opinion of the management of Red Pepper, the above mentioned unaudited interim financial data of Red Pepper has been prepared on the same basis as the historical information derived from the audited financial statements and includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for unaudited interim periods. The selected financial data from October 1992 (formation of Red Pepper) through December 31, 1992 was not material. No cash dividends have been declared or paid in any of the periods presented. Red Pepper's historical balance sheet data as of June 30, 1995 are derived from Red Pepper's unaudited condensed financial statements which are not included herein.


                                                                                                    Six Months Ended
                                                         Year Ended December 31,                         June 30,
                                                 ---------------------------------------         -----------------------
                                                  1993            1994            1995            1995            1996
                                                 -------         -------         -------         -------         -------
                                                 (In thousands, except per share amounts)              (unaudited)

STATEMENT OF OPERATIONS DATA:
Revenues:
  License and royalty fees  . . . . . . .          $  --           $  --         $ 3,185         $   736         $ 2,617
  Services  . . . . . . . . . . . . . . .             30             188           1,386             646           1,471
                                                 -------         -------         -------         -------         -------
    Total revenues  . . . . . . . . . . .             30             188           4,571           1,382           4,088

Cost of revenues:
  License and royalty fees  . . . . . . .             --              --              18               5              10
  Services  . . . . . . . . . . . . . . .             --             201           2,192           1,018           1,215
                                                 -------         -------         -------         -------         -------
    Total cost of revenues  . . . . . . .             --             201           2,210           1,023           1,225
                                                 -------         -------         -------         -------         -------
Gross margin  . . . . . . . . . . . . . .             30             (13)          2,361             359           2,863

Operating expenses:
  Research and development  . . . . . . .            383             836           2,722           1,095           1,766
  Sales and marketing . . . . . . . . . .            124             444           1,989             651           1,848
  General and administrative  . . . . . .            118             205             547             235             322
                                                 -------         -------         -------         -------         -------
    Total operating expenses  . . . . . .            625           1,485           5,258           1,981           3,936
                                                 -------         -------         -------         -------         -------
Operating loss  . . . . . . . . . . . . .           (595)         (1,498)         (2,897)         (1,622)         (1,073)

Interest income . . . . . . . . . . . . .             --              39             130              55              68
Interest expense  . . . . . . . . . . . .              2               5              25              12              40
                                                 -------         -------         -------         -------         -------
Net loss  . . . . . . . . . . . . . . . .        $  (597)        $(1,464)        $(2,792)        $(1,579)        $(1,045)
                                                 =======         =======         =======         =======         =======
Net loss per share  . . . . . . . . . . .        $ (0.30)        $ (0.72)        $ (1.37)        $ (0.77)        $ (0.44)
                                                 =======         =======         =======         =======         =======
Shares used in per share calculation  . .          2,017           2,040           2,040           2,040           2,353



                                                                                                   As of
                                                         As of December 31,                       June 30,
                                                 -----------------------------------        --------------------
                                                  1993           1994          1995          1995          1996
                                                 ------         ------        ------        ------        ------
                                                            (In thousands)                       (unaudited)


BALANCE SHEET DATA:
Working capital (deficit) . . . . . . . .        $  (97)        $1,085        $2,581        $3,830        $1,934

Total assets  . . . . . . . . . . . . . .        $  123         $1,716        $6,140        $5,909        $5,489

Long-term obligations . . . . . . . . . .        $   --         $   67        $   91        $   85        $  707

Total shareholders' equity (deficit)  . .        $  (30)        $1,231        $3,622        $4,585        $2,679

                 RED PEPPER MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

OVERVIEW

         Red Pepper was founded in October 1992 to develop client/server software applications for managing enterprise-wide supply-chain optimization. Red Pepper was engaged principally in research and development from inception through March 1995. Red Pepper began beta shipments of its first product Production ResponseAgent ("PRA") in May 1994, and commercial shipments in March 1995. Red Pepper has not achieved operating profits for any period since inception.

         Red Pepper's revenues are derived primarily from license and royalty fees and charges for services, including maintenance, consulting and training. For all periods presented, Red Pepper has recognized revenue in accordance with Statement of Position 91-1 entitled "Software Revenue Recognition," dated December 12, 1991, issued by the American Institute of Certified Public Accountants. License and royalty fee revenues consist of revenues from licenses for Red Pepper's software products, product documentation and non-recoverable advances against royalties related to a software distribution agreement. Red Pepper recognizes license and royalty fee revenues only if there are no remaining significant post-delivery obligations. If significant post-delivery obligations exist or if a product is subject to customer acceptance, revenues are deferred until no significant obligations remain or until acceptance has occurred. Services revenues have consisted primarily of maintenance, consulting and training revenues. Maintenance revenues are recognized ratably over the term of the support period, which is typically twelve months. Consulting and training revenues generally are recognized as the services are performed.

         Red Pepper's products may be licensed individually or as a group. To date, the majority of Red Pepper's revenues have been attributable to licenses of the PRA and services related to such product because it was Red Pepper's only product until the release in March 1996 of the Enterprise ResponseAgent ("ERA") and Sales ResponseAgent ("SRA") products. License fee revenues for Red Pepper's software products consist of (i) a one-time per server fee based on the specific applications licensed and (ii) a one-time fee based upon the number of users allowed to access those applications. Most of the Red Pepper's license fee revenues to date have resulted from fees based on server licenses.

         Red Pepper markets its products primarily through its direct sales force. Red Pepper established sales and support operations in the United Kingdom in February 1996 and in Singapore in July 1996. In the six months ended June 30, 1996 international revenues were approximately $94,000, representing 2% of total revenues for that period. There were no international revenues prior to 1996.

         Although Red Pepper has experienced significant growth in revenues during the past two years, Red Pepper does not believe prior growth rates are sustainable or indicative of future operating results. Red Pepper's limited operating history makes prediction of future results difficult or impossible.

RESULTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

         REVENUES

         Total Revenues. Red Pepper's revenues are derived primarily from fees from licenses of and royalties for Red Pepper's software products and related services. Red Pepper's revenues increased from $30,000 in 1993 to $188,000 in 1994, an increase of 527%, and to $4,571,000 in 1995, an increase of 2,331%. One customer, Honeywell, accounted for 100% of revenues in the year ended December 31, 1993. Three customers, Sun Microsystems, Cisco Systems and Honeywell Corporation accounted for 61%, 22% and 17%, respectively, of Red Pepper's revenues in the year ended December 31, 1994. All of these customers are end users of Red Pepper's products. Three customers, Texas Instruments, PeopleSoft Manufacturing L.P. ("PeopleMan"), an affiliate and sublicensee of PeopleSoft, and Sun Microsystems, accounted for 25%, 15% and 24%, respectively, of Red Pepper's revenues in the year ended December 31, 1995. Texas Instruments and Sun Microsystems are end users of Red Pepper's products. As exclusive distributor of PeopleMan's software products, PeopleSoft is also a value added reseller of Red Pepper's products. No other customers accounted for more than 10% of Red Pepper's total revenues in the years ended December 31, 1993, 1994 and 1995.

         License and Royalty Fees Revenues. License and royalty fees revenues are primarily comprised of fees for licenses of Red Pepper's software products. License and royalty fees revenues were $3,185,000 for the year ended December 31, 1995. Red Pepper had no license and royalty fees revenues prior to 1995. The increase in revenue was attributable to the initial release of Red Pepper's first product, PRA, in March of 1995.

         Services Revenues. Services revenues are primarily comprised of fees from maintenance, consulting and training services. Red Pepper had only $30,000 of services revenues in the year ended December 31, 1993, all of which arose from customer funded research and development activities. Services revenues were $188,000 and $1,386,000 for the years ended December 31, 1994 and 1995, respectively, representing an increase of 637%. The increase in revenue was due primarily to the increase in maintenance, consulting and training services associated with the initial sales of Red Pepper's software products.

         COST OF REVENUES

         Cost of License and Royalty Fees Revenues. Red Pepper's cost of license and royalty fees revenues consist primarily of sublicensing third party products and manufacturing expenses related to product documentation. Costs related to research, design and development of products are charged to product development expense as incurred. Accordingly, cost of license and royalty fees revenues includes no amortization of capitalized software development costs. Cost of license and royalty fees revenues was $18,000 for the year ended December 31, 1995, representing 0.6% of license and royalty fee revenues and 0.4% of total revenues for the year ended December 31, 1995. There was no cost of license and royalty fees revenues for the periods prior to 1995.

         Cost of Services Revenues. Red Pepper's cost of services revenues consist primarily of employee related costs incurred in providing telephone support, consulting services and training of customers and, to a lesser extent, shipment of product upgrades. Cost of services were $201,000 and $2,192,000 for the years ended December 31, 1994 and 1995, respectively, representing 107% and 158% of service revenues and 107% and 48% of total revenues for the related periods. There were no cost of services revenues for the year ended December 31, 1993 because employee costs for that period relating to the services revenues generated were accounted for as research and development expenses. The increase in the dollar amount of cost of services during the year ended December 31, 1995 was due primarily to the increase in the number of customer support and training personnel and related overhead costs necessary to support the installed customer base. The increase in cost of services revenues as a percentage of services revenues was due to the investment made in hiring consulting and training personnel in order train a core staff of service professionals, develop implementation and training methodologies and materials, and higher costs related to the use of independent consultants. The decrease in service costs as a percentage of total revenues was due primarily to the increase in license and royalty fees revenues.

         RESEARCH AND DEVELOPMENT EXPENSES

         Research and development expenses include expenses associated with the development of new products, enhancements to existing products, documentation of products and quality assurance activities, and consist primarily of employee salaries, benefits, consulting expenses and cost of software development tools. Costs related to research, design and development of products are charged to research and development as incurred. Research and development expenses were $383,000, $836,000 and $2,722,000, or 1,277%, 445% and 60% of total revenues for the years ended December 31, 1993, 1994 and 1995, respectively. The increase in dollar amount was primarily due to an increase in personnel and related overhead costs. The decrease in research and development expenses as a percentage of total revenues was due primarily to the increase in revenue.

         SALES AND MARKETING EXPENSES

         Sales and marketing expenses consist primarily of salaries and commissions of sales and marketing employees, as well as sales related travel expenses and promotional expenses. Sales and marketing expenses were $124,000, $444,000 and $1,989,000 or 413%, 236% and 44% of total revenues for the years ended December 31, 1993, 1994 and 1995, respectively. The increase in dollar amount was primarily due to the expansion of Red Pepper's sales and marketing organization and higher sales commissions associated with increased revenue. The decrease in sales and marketing expenses as a percentage of total revenues was due primarily to the increase in revenue.

         GENERAL AND ADMINISTRATIVE EXPENSES

         General and administrative expenses consist primarily of salaries and occupancy costs for administrative, executive and finance personnel. General and administrative expenses were $118,000, $205,000 and $547,000, or 393%, 109% and
12% of total revenues for the years ended December 31, 1993, 1994 and 1995, respectively. The increase in dollar amount was primarily due to an increase in personnel and related overhead costs. The decrease in general and administrative expenses as a percentage of total revenues was due primarily to the increase in revenue.

         INTEREST INCOME AND EXPENSE

         Interest income was $0, $39,000 and $130,000 for the years ended December 31, 1993, 1994 and 1995, respectively. The increase in dollar amount was primarily due to increased cash investment balances. Interest expense was $2,000, $5,000 and $25,000 for the years ended December 31, 1993, 1994 and 1995, respectively. The increase in dollar amount was primarily due to increased equipment capital lease obligations.

SIX MONTH PERIODS ENDED JUNE 30, 1995 AND 1996

         REVENUES

         Total Revenues. Red Pepper's total revenues increased 196% from $1,382,000 to $4,088,000 for the six month periods ended June 30, 1995 and 1996 respectively. Five customers, 3COM, 3M, Anchor Glass Container, Coors Brewing Company and Sun Microsystems, accounted for 12%, 14%, 18%, 18% and 36%, respectively, of Red Pepper's revenues in the six month period ended June 30, 1995. Three customers, Texas Instruments, Bausch and Lomb and Sun Microsystems, accounted for 18%, 20% and 18%, respectively, of Red Pepper's revenues in the six month period ended June 30, 1996. All of these customers are end users of Red Pepper's products. No other customers accounted for more than 10% of Red Pepper's total revenues in the six month periods ended June 30, 1995 and 1996.

         License and Royalty Fees Revenues. License and royalty fees revenues were $736,000 and $2,617,000 for the six month periods ended June 30, 1995 and 1996 respectively, representing an increase of 256%. The increase in license and royalty fees revenues was attributable to increased market acceptance of Red Pepper's initial product, PRA, the release in March 1996 of version 2.0 of this product and of two new products, ERA and SRA.

         Services Revenues. Services revenues were $646,000 and $1,471,000 for the six month periods ended June 30, 1995 and 1996 respectively, representing an increase of 128%. The increase in services revenues was due primarily to the increase in maintenance, consulting and training services associated with increased sales of Red Pepper's software products.

         COST OF REVENUES

         Cost of License and Royalty Fees Revenues. Cost of license and royalty fees revenues were $5,000 and $10,000 for the six month periods ended June 30, 1995 and 1996, respectively, representing 0.7% and 0.4% of license and royalty fees revenues and 0.4% and 0.2% of total revenues for the related periods. The decrease was attributable to decreased reliance on certain third party software which requires sublicensing payments.

         Cost of Services Revenues. Cost of services revenues was $1,018,000 and $1,215,000 for the six month periods ended June 30, 1995 and 1996, respectively, representing 158% and 83% of services revenues and 74% and 30% of total revenues for the related periods. The increase in the dollar amount of cost of services revenues during the six month period ended June 30, 1996 was due primarily to the increase in the number of customer support and training personnel and related overhead costs necessary to support a larger installed customer base. The decrease in cost of services as a percentage of services revenues and total revenues was due to increased revenues.

         RESEARCH AND DEVELOPMENT EXPENSES

         Research and development expenses were $1,095,000 and $1,766,000, or 79% and 43% of total revenues for the six month periods ended June 30, 1995 and 1996, respectively. The increase in dollar amount was primarily due to an increase in personnel and related overhead costs. The decrease in research and development expenses as a percentage of total revenues was due primarily to the increase in revenue.

         SALES AND MARKETING EXPENSES

         Sales and marketing expenses were $651,000 and $1,848,000, or 47% and 45% of total revenues for the six month periods ended June 30, 1995 and 1996, respectively. The increase in dollar amount was primarily due to the expansion of Red Pepper's sales and marketing organization and higher sales commissions associated with increased revenue. The decrease in sales and marketing expenses as a percentage of total revenues was due primarily to the increase in revenues.

         GENERAL AND ADMINISTRATIVE EXPENSES

         General and administrative expenses were $235,000 and $322,000, or 17% and 8% of total revenues for the six month periods ended June 30, 1995 and 1996, respectively. The increase in dollar amount was primarily due to an increase in personnel and related overhead costs. The decrease in general and administrative expenses as a percentage of total revenues was due primarily to the increase in revenue.

         INTEREST INCOME AND EXPENSE

         Interest income was $55,000 and $68,000 for the six month periods ended June 30, 1995 and 1996, respectively. The increase in dollar amount was primarily due to increased cash investment balances. Interest expense was $12,000 and $40,000 for the six month periods ended June 30, 1995 and 1996, respectively. The increase in dollar amount was primarily due to increased equipment lease related debt.

LIQUIDITY AND CAPITAL RESOURCES

         Since inception, Red Pepper has financed its operations and met its capital expenditure requirements through a combination of private sales of preferred and common stock, equipment lease financing, and borrowings under a secured note. Red Pepper's principal investors are venture capital firms.

         In 1992 Red Pepper raised $20,000 through the sale of common stock. In 1993, Red Pepper raised $560,000 through the sale of Series A and A1 preferred stock. In 1994 Red Pepper raised $2,725,000 through the sale of Series B preferred stock. In 1995, Red Pepper raised $5,083,000 through the sale of Series C preferred stock. In the six months ended June 30, 1996, Red Pepper raised approximately $102,000 from the proceeds related to the exercise of employee stock options.

         In January of 1996, Red Pepper entered into a $1,000,000 Loan and Security Agreement to finance existing equipment and future equipment purchases. The $1,000,000 commitment may be received over a maximum of six independent fundings with each funding to be repaid over a 45 month period. The interest rate of each loan will be equal to the U.S. Treasury note yield for a 45 month treasury note on the funding date plus 2.57%. At June 30, 1996, Red Pepper had received four fundings for a total of $954,154.

         Cash and cash equivalents totaled $8,000, $1,484,000, $2,630,000, $4,201,000 and $3,049,000 at December 31, 1993, 1994, 1995 and June 30, 1995 and
1996, respectively. Working capital was $(97,000), $1,085,000, $2,581,000,
$3,830,000 and $1,934,000 at December 31, 1993, 1994, 1995 and June 30, 1995 and
1996, respectively.

         Red Pepper believes that the proceeds of the $5,000,000 loan from PeopleSoft made pursuant to the Royalty Advance and Loan Agreement between Red Pepper and PeopleSoft, together with its existing cash balances and funds generated from operations, if any, will be sufficient to meet Red Pepper's cash requirements for at least the next 12 months if the Merger is not consummated. However, after that 12 month period or earlier if circumstances or plans change, Red Pepper could be required to obtain additional equity or debt financing to meet its working capital and fixed asset requirements as an independent entity. If Red Pepper requires additional financing in the future after failure to consummate the Merger, there can be no assurance that such financing would be available to Red Pepper on commercially reasonable terms or at all.

EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth certain information with respect to the executive officers and directors of Red Pepper as of September 1, 1996.

                NAME                      AGE                             POSITION
- ----------------------------------------------------------------------------------------------------------------------------

Monte Zweben........................      32       President, Chief Executive Officer and Chairman of the Board of Directors
Daniel T. Doles.....................      34       Vice President of Finance and Operations and Director
Mark Vershel........................      38       Vice President of Product Development
Jay Fulcher.........................      34       Vice President of Sales
Albert Crawford.....................      48       Vice President of Client Services
Christopher Roon....................      40       Vice President of Marketing and Business Development
Andrew Verhalen.....................      40       Director
Steven Merrill......................      54       Director
Harvey Jones........................      43       Director


         Mr. Zweben co-founded Red Pepper in 1992 and has served as President, Chief Executive Officer and Chairman of the Board of Directors since October 1992. From September 1987 to December 1992, Mr. Zweben served as a Deputy Branch Chief at NASA Ames Research Center. Mr. Zweben received his M.S. in Computer Science from Stanford University and his B.S. in Computer Science and Industrial Management from Carnegie-Mellon University.

         Mr. Doles co-founded Red Pepper in 1992 and has served as a Director and Vice President of Finance and Operations since October 1992 and January 1993, respectively. Prior to founding Red Pepper, Mr. Doles served as a manager with Ernst & Young's National Manufacturing and High Technology Industry services group from January 1987 to January 1993. Mr. Doles is a Certified Public Accountant and earned his B.A. in Business Administration from San Jose State University.

         Mr. Vershel joined Red Pepper as Vice President of Product Development in January 1995. Prior to joining Red Pepper, Mr. Vershel served as a consultant for Institutional Venture Partners, a venture capital investment fund, from August 1994 to January 1995. He served as Vice President and General Manager of Borland's InterBase Business Unit from April 1991 to August 1994 and held a variety of engineering management positions during a 10-year career with Intel Corporation. Mr. Vershel received his B.S. in Computer Science and Engineering and his M.S. in Computer Graphics from the Massachusetts Institute of Technology.

         Mr. Fulcher joined Red Pepper as Vice President of Sales in June 1996. Prior to joining Red Pepper, Mr. Fulcher served as Director of Regional Sales at SAP America, Inc. from August 1993 to June 1996. From October 1988 to August 1993, Mr. Fulcher served as Regional Manager at Dun & Bradstreet Software. Mr. Fulcher earned his B.S. in management from San Jose State University.

         Mr. Crawford joined Red Pepper as Vice President of Client Services in May 1995. Prior to joining Red Pepper, Mr. Crawford served as a Partner in High Technology Management Consulting Group at Ernst & Young and as the Director of Sales and Marketing for Ernst & Young's High Technology practices from August 1978 to May 1995. Mr. Crawford received his B.S. in Systems Engineering from UCLA and his M.B.A. from Stanford Graduate School of Business.

         Mr. Roon joined Red Pepper as Vice President of Marketing and Business Development in August 1995. Prior to joining Red Pepper, Mr. Roon served as Vice President of Europe for Avalon Software from January 1994 to July 1995. He served as Director of Manufacturing Marketing for Oracle Corporation from August 1989 to January 1994 and held a variety of marketing management positions during a 4-year career with ASK Group. Mr. Roon received his M.B.A. in Operations from Dartmouth College and his A.B. in Geology from Occidental College.

         Mr. Verhalen was appointed to Red Pepper's Board of Directors in June 1994, Mr. Verhalen has been a General Partner of Matrix Partners III, L.P. and Matrix Partners IV, L.P., venture capital investment funds, since April 1992. Mr. Verhalen also serves as a director of several privately held companies. From July 1986 to November 1991, Mr. Verhalen served as Vice President of 3Com Corporation, a computer networking manufacturing company.

         Mr. Merrill was appointed to Red Pepper's Board of Directors in June 1994. Mr. Merrill has been a General Partner of Merrill, Pickard, Anderson & Eyre, a venture capital investment fund, since 1980.

         Mr. Jones was appointed to Red Pepper's Board of Directors in May 1995. Mr. Jones is the Chairman of the Board of Directors of Synopsys, Inc., an EDA software company, a capacity in which he has served since December 1987. Mr. Jones served as President and Chief Executive Officer of Synopsys, Inc. from December 1987 through December 1992. Mr. Jones also serves as a director of Remedy and several privately owned companies.

         STOCK OWNED BY RED PEPPER MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of Red Pepper's Common Stock as of August 31, 1996, (i) by each person who is known by Red Pepper to own beneficially more than 5% of its outstanding Capital Stock, (ii) by each director and each executive officer of Red Pepper and (iii) by all directors and executive officers of Red Pepper as a group. Except pursuant to applicable community property laws or as indicated in the footnotes to this table, each shareholder identified in the table possesses sole voting and investment power with respect to all shares shown as beneficially owned by such shareholder. Unless otherwise noted, the address for the individuals listed below is: c/o Red Pepper Software Company, 1810 Gateway Drive, Suite 150, San Mateo, CA 94404.

                                                                                             SHARES BENEFICIALLY OWNED
                                                                                                PRIOR TO THE MERGER
                                                                                        ------------------------------------
BENEFICIAL OWNER                                                                         NUMBER                   PERCENT(1)
- -------------------------------------------------------------------                     ---------                 ----------

Matrix Partners III, L.P.(2)                                                            3,056,104                   23.5%
      Andrew Verhalen
      2500 Sand Hill Road, Suite 113
      Menlo Park, CA  94025

Merrill, Pickard, Anderson & Eyre(3)                                                    3,056,104                   23.5
      Steven Merrill
      2480 Sand Hill Road, Suite 200
      Menlo Park, CA  94025

Institutional Venture Partners(4)                                                       1,732,501                   13.3
      Mary Jane Elmore
      3000 Sand Hill Road
      Bldg. 2, Suite 209
      Menlo Park, CA  94025

Monte Zweben                                                                            1,000,000                    7.7
Daniel T. Doles                                                                         1,000,000                    7.7
Mark Vershel(5)                                                                           324,000                    2.5
Al Crawford(5)                                                                            276,000                    2.2
Jay Fulcher(6)                                                                            235,000                    1.8
Chris Roon(6)                                                                             209,000                    1.6
Harvey Jones(5)                                                                           139,000                    1.1
All executive officers and directors as a group (9 persons)(7)                          9,295,208                   69.0

- ---------------------------

(1) Based on 13,033,820 shares outstanding as of August 31, 1996, assuming conversion of all Preferred Stock into Common Stock.
(2) Andrew Verhalen, a director of Red Pepper, is a general partner of Matrix Partners with certain investment and voting power over such shares. Although Mr. Verhalen may be deemed to be the beneficial owner of such shares, he disclaims all such beneficial ownership except to the extent of any pecuniary interest therein which he may have.

(3) Includes 2,982,695 shares held by Merrill, Pickard, Andersen & Eyre V, L.P. and 73,409 shares held by MPAE V Affiliates Fund, L.P. Steven Merrill, a director of Red Pepper, is a general partner of Merrill, Pickard, Anderson & Eyre with certain voting and investment power over such shares. Although Mr. Merrill may be deemed to be the beneficial owner of such shares, he disclaims all such beneficial ownership except to the extent of any pecuniary interest therein which he may have.
(4) Includes 1,697,851 shares held by Institutional Venture Partners VI and 34,650 shares held by Institutional Venture Management VI. Mary Jane Elmore is a general partner of Institutional Venture Partners with certain voting and investment power over such shares. Although Ms. Elmore may be deemed to be the beneficial owner of such shares, she disclaims all such beneficial ownership except to the extent of any pecuniary interest therein which she may have.
(5) Represents shares issued upon exercise of options which are subject to a repurchase option of Red Pepper which lapses overtime.
(6) Includes shares subject to outstanding options that are currently exercisable or exercisable within 60 days of August 31, 1996. Because all options granted by Red Pepper are immediately exercisable whether or not vested, all options held by parties named in the table have been treated as currently exercisable. However, Red Pepper has a right to repurchase, upon the optionee's termination of employment, any shares acquired by the optionee through the exercise of any unvested options. This repurchase right lapses over time.
(7) Includes 444,000 shares subject to options which are immediately exercisable and subject to a repurchase option of Red Pepper which lapses over time.

                     DESCRIPTION OF PEOPLESOFT CAPITAL STOCK

         The authorized capital stock of the Company consists of 160,000,000 shares of Common Stock, $.01 par value, and 2,000,000 shares of Preferred Stock, $.01 par value.

COMMON STOCK

         As of September 4, 1996, there were 50,757,065 shares of Common Stock outstanding held of record by 779 stockholders. Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders except that, upon giving of a notice required by law, stockholders may cumulate votes in elections of directors.

         Subject to the preferences that may be applicable to any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior liquidation rights of Preferred Stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

PREFERRED STOCK

         As of September 30, 1996, 2,000,000 shares of Preferred Stock were authorized and no shares were outstanding. The Board of Directors has the authority to issue up to 2,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any unissued shares of Preferred Stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the stockholders. Although it presently has no intention to do so, the Board of Directors, without stockholder approval, can issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present plans to issue any of the Preferred Stock.

PREFERRED STOCK RIGHTS

          On February 5, 1995, the Board of Directors of PeopleSoft declared a dividend of one preferred share purchase right (a "Right" or "Rights" collectively) for each outstanding share of Common Stock, $.01 par value (the "Common Shares"), of the Company. The dividend was paid on February 27, 1995 (the "Record Date") to stockholders of record at the close of business on that date. Rights have been issued in connection with all Common Shares issued since that date and will be issued in connection with the shares of PeopleSoft Common Stock to be issued in the Merger. The rights issued were registered pursuant to
Section 12(g) of the Exchange Act on a Registration Statement on Form 8-A as filed with the SEC on February 17, 1995. The First National Bank of Boston (the "Rights Agent") has been appointed to serve as rights agent. The Company and the Rights Agent have entered into the Preferred Shares Rights Agreement dated as of February 15, 1995 (the "Rights Agreement"), which entitles the registered holder of a Right to purchase from the Company one one-thousandth of a share of Series A Participating Preferred Stock ("Series A Preferred") at a price of $180.00 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement between the Company and the Rights Agent.

         Rights Evidenced by Common Share Certificates

         The Rights will not be exercisable until the Distribution Date (defined below). Certificates for the Rights ("Rights Certificates") will not be sent to stockholders and the Rights will attach to and trade only together with the Common Shares. Accordingly, Common Share certificates outstanding on the Record Date will evidence the Rights related thereto, and Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Common Shares, outstanding as of the Record Date, even without notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

         Distribution Date

         The Rights will separate from the Common Shares, Rights Certificates will be issued and the Rights will become exercisable upon the earlier of: (i) 10 days (or such later date as may be determined by a majority of the Board of Directors, excluding directors affiliated with the Acquiring Person, as defined below (the "Continuing Directors")) following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares, or (ii) 10 days (or such later date as may be determined by a majority of the Continuing Directors) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Shares. The earlier of such dates is referred to as the "Distribution Date."

         Issuance of Rights Certificates; Expiration of Rights

         As soon as practicable following the Distribution Date, separate Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights from and after the Distribution Date. All Common Shares issued prior to the Distribution Date will be issued with Rights. Common Shares issued after the Distribution Date may be issued with Rights if such shares are issued (i) upon the conversion of outstanding convertible debentures or any other convertible securities issued after adoption of the Rights Agreement or (ii) pursuant to the exercise of stock options or under employee benefit plans or arrangements unless such issuance would result in (or create a risk that) such options, plans or arrangements would not qualify for otherwise available special tax treatment. Except as otherwise determined by the Board of Directors, no other Common Shares issued after the Distribution Date will be issued with Rights. The Rights will expire on the earliest of (i) February 15, 2005 (the "Final Expiration Date"), (ii) redemption or exchange of the Rights as described below, or (iii) consummation of an acquisition of the Company satisfying certain conditions by a person who acquired shares pursuant to a Permitted Offer as described below.

         Initial Exercise of the Rights

         Following the Distribution Date, and until one of the further events described below, holders of the Rights will be entitled to receive, upon exercise and the payment of $180.00 per Right, one one-hundredth of a share of the Series A Preferred. In the event that the Company does not have sufficient Series A Preferred available for all Rights to be exercised, or the Board decides that such action is necessary and not contrary to the interests of Rights holders, the Company may instead substitute cash, assets or other securities for the Series A Preferred for which the Rights would have been exercisable under this provision or as described below.

         Right to Buy Company Common Shares

         Unless the Rights are earlier redeemed, in the event that an Acquiring Person becomes the beneficial owner of 20% or more of the Company's Common Shares then outstanding (other than pursuant to a Permitted Offer), then proper provision will be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances as determined by the Board of Directors, cash, other property or other securities) having a value equal to two times the Purchase Price. Rights are not exercisable following the occurrence of an event as described above until such time as the Rights are no longer redeemable by the Company as set forth below.

         Right to Buy Acquiring Company Stock

         Similarly, unless the Rights are earlier redeemed, in the event that, after the Shares Acquisition Date (as defined below), (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company's consolidated assets or earning power are sold (other than in transactions in the ordinary course of business), proper provision must be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the Purchase Price (unless the transaction satisfies certain conditions and is consummated with a person who acquired shares pursuant to a Permitted Offer, in which case the Rights will expire).

         Permitted Offer

         A Permitted Offer means a tender offer for all outstanding Common Shares that has been determined by a majority of the Continuing Directors to be adequate and otherwise in the best interests of the Company and its stockholders. Where the Board of Directors has determined that a tender offer constitutes a Permitted Offer, the Rights will not become exercisable to purchase Common Shares or shares of the acquiring company (as the case may be) at the discounted price described above.

         Exchange Provision

         At any time after the acquisition by an Acquiring Person of 20% or more of the Company's outstanding Common Shares and prior to the acquisition by such Acquiring Person of 50% or more of the Company's outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person), in whole or in part, at an exchange ratio of one Common Share per Right.

         Redemption

         At any time on or prior to the close of business on the earlier of (i) the 10th day following the acquisition by an Acquiring Person (the "Share Acquisition Date") or such later date as may be determined by a majority of the Continuing Directors and publicly announced by the Company, or (ii) the Final Expiration Date of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right.

         Adjustments to Prevent Dilution

         The Purchase Price payable, the number of Rights, and the number of Series A Preferred or Common Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time in connection with the dilutive issuances by the Company as set forth in the Rights Agreement. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

         Cash Paid Instead of Issuing Fractional Shares

         No fractional portion less than integral multiples of one Common Share will be issued upon exercise of a Right and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading date prior to the date of exercise.

         No Stockholders' Rights Prior to Exercise

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company (other than any rights resulting from such holder's ownership of Common Shares), including, without limitation, the right to vote or to receive dividends.

         Amendment of Rights Agreement

         The provisions of the Rights Agreement may be supplemented or amended by the Board of Directors in any manner prior to the close of business on the Distribution Date without the approval of Rights holders. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

         Rights and Preferences of the Series A Preferred

         Series A Preferred purchasable upon exercise of the Rights will not be redeemable. Each share of Series A Preferred will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Series A Preferred will be entitled to a minimum preferential liquidation payment equal to the greater of (i) $100 times the exercise price per share or (ii) 100 times the per share amount to be distributed to the holders of the Common Shares.

Each share of Series A Preferred will have 100 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which the Common Shares are changed or exchanged, each share of Series A Preferred will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions.

         Because of the nature of the dividend, liquidation and voting rights of the shares of Series A Preferred, the value of the one one-hundredth interest in a share of Series A Preferred purchasable upon exercise of each Right should approximate the value of one Common Share.

         Certain Anti-takeover Effects

         The Rights approved by the Board are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of an unsolicited attempt by an acquiror to take over the Company, in a manner or on terms not approved by the Board of Directors. Takeover attempts frequently include coercive tactics to deprive the Company's Board of Directors and its stockholders of any real opportunity to determine the destiny of the Company. The Rights have been declared by the Board in order to deter such tactics, including a gradual accumulation of shares in the open market of a 20% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all stockholders equally. These tactics unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares.

         The Rights are not intended to prevent a takeover of the Company and will not do so. The Rights may be redeemed by the Company at $.001 per Right within twenty days (or such later date as may be determined by a majority of the Board of Directors, excluding directors affiliated with an Acquiring Person) after the accumulation of 20% or more of the Company's shares by a single acquiror or group. Accordingly, the Rights should not interfere with any merger or business combination approved by the Board of Directors.

         Issuance of the Rights does not in any way weaken the financial strength of the Company or interfere with its business plans. The issuance of the Rights themselves has no dilutive effect, will not affect reported earnings per share, should not be taxable to the Company or to its stockholders, and will not change the way in which the Company's shares are presently traded. The Company's Board of Directors believes that the Rights represent a sound and reasonable means of addressing the complex issues of corporate policy created by the current takeover environment.

         However, the Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by the Company's Board of Directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

DELAWARE LAW AND CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

         Certain provisions of Delaware law and the Company's Certificate of Incorporation could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with the Company. The Company believes that the benefits of increased protection of the Company's potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

         The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock. The Company has waived the right to "elect out" of application of Section 203.

         The Certificate of Incorporation of the Company provides for the Board of Directors to be divided into two classes, with staggered two-year terms. As a result, only one class of directors is elected at each annual meeting of stockholders of the Company, with the other class continuing for the remainder of its respective two-year term. The classification of the Board of Directors make it more difficult for the Company's existing stockholders to replace the Board of Directors as well as for another party to obtain control of the Company by replacing the Board of Directors. Since the Board of Directors has the power to retain and discharge officers of the Company, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

         The Company's Certificate of Incorporation provides that if at any time the Company shall have a class of stock registered pursuant to the Exchange Act, for so long as such class is so registered, stockholder action can be taken only at an annual or special meeting of stockholders and may not be taken by written consent. The Bylaws also provide that special meetings of stockholders can be called only by the Chairman of the Board, the President or the Board of Directors. Stockholders are not permitted to call a special meeting or to require that the Board of Directors call a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting by the Chairman of the Board, the President or the Board of Directors. The Bylaws set forth an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors and with regard to business to be brought before an annual meeting of stockholders of the Company.

         The Company's Certificate of Incorporation and the Bylaws contain provisions requiring the affirmative vote of the holders of at least two-thirds of the voting stock of the Company to amend the foregoing provisions of the Certificate of Incorporation and Bylaws.

TRANSFER AGENT AND REGISTRAR

         The Transfer Agent and Registrar for the Common Stock is The First National Bank of Boston.

    COMPARATIVE RIGHTS OF RED PEPPER SHAREHOLDERS AND PEOPLESOFT STOCKHOLDERS

         If the Merger is consummated, holders of Red Pepper Common Stock will become holders of PeopleSoft Common Stock and the rights of the former Red Pepper shareholders will be governed by the Delaware General Corporation Law ("DGCL") and by the Certificate of Incorporation of PeopleSoft (the "PeopleSoft Certificate of Incorporation") and the Bylaws of PeopleSoft (the "PeopleSoft Bylaws"). The rights of PeopleSoft stockholders under the DGCL and the PeopleSoft Certificate of Incorporation and Bylaws differ in certain limited respects from the rights of Red Pepper shareholders under the California General Corporation Law (the "CGCL") and the Articles of Incorporation of Red Pepper (the "Red Pepper Articles") and the Bylaws of Red Pepper (the "Red Pepper Bylaws"). Certain differences between the rights of PeopleSoft stockholders and Red Pepper shareholders are summarized below. This summary is qualified in its entirety by reference to the full text of such documents. For information as to how such documents may be obtained, see "Available Information."

SIZE OF THE BOARD OF DIRECTORS

         Under the CGCL, although changes in the number of directors must in general be approved by a majority of the outstanding shares, the board of directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws, if that stated range has been approved by the shareholders. The DGCL permits the board of directors alone to change the authorized number, or the range, of directors by amendment to the bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation, in which case a change in the number of directors may be made only by amendment to the certificate of incorporation following approval of such change by the stockholders. The PeopleSoft Certificate of Incorporation provides, consistent with the DGCL, that the size of the Board may be changed by amending the Bylaws either with the approval of the Board acting alone or by PeopleSoft's stockholders. While the Red Pepper Bylaws provide for a Board of Directors consisting of between four and six members, the PeopleSoft Bylaws specify a five member Board.

POWER TO CALL SPECIAL STOCKHOLDERS' MEETINGS

         Under the CGCL, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president, the holders of shares entitled to cast not less than ten (10%) percent of the votes at such meeting and such additional persons as are authorized by the articles of incorporation or the bylaws. Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The PeopleSoft Bylaws do not grant stockholders the right to call a special meeting of stockholders. The PeopleSoft Bylaws authorize only the Board of Directors, the Chairman of the Board, or the President to call a special meeting of stockholders. Former Red Pepper shareholders would thus not retain their right to call a special meeting.

REMOVAL OF DIRECTORS; CLASSIFIED BOARD OF DIRECTORS

         Under the CGCL, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. Under the DGCL, a director of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote. However, a director of a corporation with a classified board of directors may be removed only for cause, unless the certificate of incorporation otherwise provides. The PeopleSoft Certificate of Incorporation provides for a classified board of directors and does not provide for the removal of a director without cause. Consequently, members of the PeopleSoft Board of Directors can be removed only for cause.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

         Under the CGCL, any vacancy on the board of directors other than one created by removal of a director may be filled by the board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if the board is so authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders.

         Under the DGCL, vacancies and newly created directorships may be filled by a majority of the directors then in office, even if less than a quorum, unless otherwise provided in the certificate of incorporation or bylaws, and unless the certificate of incorporation directs that a particular class is to elect such director, in which case any other directors elected by such class, or a sole remaining director, shall fill such vacancy. The PeopleSoft Bylaws are in accord, and contain no provision for the allocation of directors between classes of stock.

DIRECTORS' COMMITTEES

         Under the PeopleSoft Bylaws, the Board of Directors may, by resolution passed by a majority of the whole board, delegate certain limited powers normally held only by the Board in its entirety to a committee comprised of one or more members of the Board. Such committees may exercise any power normally held by the entire Board, but may not adopt an agreement of merger or consolidation under Section 251 or 252 of the DGCL, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets, recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amend the Bylaws. Neither can such a committee amend the Certificate of Incorporation, except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series.

         The Red Pepper Bylaws contain no such provision for the delegation of authority by the Board of Directors to a committee of members of the Board.

DIVIDENDS AND REPURCHASES OF SHARES

         The CGCL dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like. The concepts of par value, capital and surplus are retained under the DGCL.

         Under the CGCL, a corporation may not make any distribution unless either the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1-1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities (or 1-1/4 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). Such tests are applied to California corporations on a consolidated basis.

         The DGCL permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

STOCKHOLDER VOTING

         Both the CGCL and the DGCL generally require that a majority of the stockholders of acquiring and target corporations approve statutory mergers. The DGCL does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each share of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger, and (c) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger. The CGCL contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity.

INTERESTED DIRECTOR TRANSACTIONS

         Under both the CGCL and the DGCL, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under the CGCL and the DGCL. Under the CGCL and the DGCL, (a) either the stockholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, and in the case of board approval the contract or transaction must also be "just and reasonable" (in California) or "fair" (in Delaware) to the corporation, or (b) the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved. In the latter case, the CGCL explicitly places the burden of proof on the interested director. Under the CGCL, if shareholder approval is sought, the interested director is not entitled to vote his shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Under the DGCL, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors, even though less than a majority of a quorum.

STOCKHOLDER DERIVATIVE SUITS

         The CGCL provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under the DGCL, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. The CGCL also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

APPRAISAL RIGHTS

         Under both the CGCL and the DGCL, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under the DGCL, such appraisal rights are not available (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares, or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

         The limitations on the availability of appraisal rights under the CGCL are different from those under the DGCL. Shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System generally do not have appraisal rights unless the holders of at least five (5%) percent of the class of outstanding shares claim the right or unless the corporation or any law restricts the transfer of such shares. Appraisal rights are unavailable, however, if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five sixths of the voting power of the surviving or acquiring corporation or its parent entity, and if the shares of the surviving corporation have the same rights, preferences, privileges and restrictions as the shares of the disappearing corporation that are surrendered in exchange.

"BLANK CHECK" PREFERRED STOCK AND COMMON STOCK RIGHTS

         The PeopleSoft Certificate of Incorporation permits the Board of Directors to determine the rights, preferences, privileges and restrictions of authorized but unissued Preferred Stock, commonly referred to as "Blank Check" Preferred Stock. The issuance of Preferred Stock with extraordinary rights may be used to deter hostile takeover attempts. Although PeopleSoft's

Board of Directors has no present intention of issuing such Preferred Stock, it could do so in the future without stockholder approval. The Red Pepper Articles also permit its Board of Directors to issue "Blank Check" Preferred Stock.

                                     EXPERTS

         The consolidated financial statements of PeopleSoft, Inc. and the financial statements of Red Pepper Software Company, as of December 31, 1994 and 1995 and for each of three years in the period ended December 31, 1995 appearing in this Prospectus/Consent Solicitation Statement and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the PeopleSoft Common Stock issuable pursuant to the Merger and certain other legal matters relating to the Merger and the transactions contemplated thereby will be passed upon for PeopleSoft by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Gray Cary Ware and Freidenrich, A Professional Corporation, Palo Alto, California, is acting as counsel for Red Pepper in connection with certain legal matters relating to the Merger and the transactions contemplated thereby.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                PEOPLESOFT, INC.


ANNUAL AUDITED FINANCIAL STATEMENTS:
Report of Independent Auditors ................................................................        F-2
Consolidated Balance Sheets as of December 31, 1994 and 1995 ..................................        F-3
Consolidated Statements of Operations for the Years Ended December 31, 1993, 1994 and 1995 ....        F-4
Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1993, 1994 and
  1995.........................................................................................        F-5
Consolidated Statements of Cash Flows for the Years Ended December 31, 1993, 1994 and 1995 ....        F-6
Notes to Consolidated Financial Statements ....................................................        F-7
INTERIM FINANCIAL STATEMENTS (UNAUDITED):

Condensed Consolidated Balance Sheet as of June 30, 1996 (unaudited) ..........................        F-15
Condensed Consolidated Statements of Operations for the Six Months Ended June 30, 1995
   and June 30, 1996 (unaudited) ..............................................................        F-16
Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 1995 and
  June 30, 1996 (unaudited)....................................................................        F-17

Notes to Condensed Consolidated Financial Statements (unaudited) ..............................        F-18

                                         RED PEPPER SOFTWARE COMPANY

ANNUAL AUDITED FINANCIAL STATEMENTS:
Report of Independent Auditors ................................................................        F-20
Balance Sheets as of December 31, 1994 and 1995 ...............................................        F-21
Statements of Operations for the Years Ended December 31, 1993, 1994 and 1995 .................        F-22
Statements of Shareholders' Equity for the Years Ended December 31, 1993, 1994 and 1995 .......        F-23
Statements of Cash Flows for the Years Ended December 31, 1993, 1994 and 1995 .................        F-24
Notes to the Financial Statements .............................................................        F-25
INTERIM FINANCIAL STATEMENTS (UNAUDITED):
Condensed Consolidated Balance Sheet as of June 30, 1996 (unaudited) ..........................        F-31
Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 1995
  and June 30, 1996 (unaudited)................................................................        F-32
Condensed Consolidated Statement of Cash Flows for the Six Months Ended June 30, 1995
  and June 30, 1996 (unaudited)................................................................        F-33
Notes to Condensed Consolidated Financial Statements (unaudited) ..............................        F-34

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
PeopleSoft, Inc.

         We have audited the accompanying consolidated balance sheets of PeopleSoft, Inc. as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PeopleSoft, Inc. at December 31, 1994 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                               ERNST & YOUNG LLP

Walnut Creek, California
January 30, 1996

                                PEOPLESOFT, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                DECEMBER 31,
                                                                        ---------------------------
                                                                          1994               1995
                                                                        ---------         ---------


ASSETS
Current assets:
   Cash and cash equivalents                                            $  61,241         $  88,052
   Short-term investments                                                  26,712            37,687
   Accounts receivable, less allowance for doubtful
      accounts of $1,905 in 1994 and $4,765 in 1995                        51,084            97,773
   Deferred income taxes                                                    7,151            14,170
   Other current assets                                                     3,033             5,908
                                                                        ---------         ---------
         Total current assets                                             149,221           243,590
Property and equipment, at cost:
   Computer equipment                                                      20,138            37,368
   Furniture and fixtures                                                   4,884            14,090
   Leasehold improvements                                                   3,199             5,150
   Building                                                                    --            17,288
   Land                                                                        --            7, 487
                                                                        ---------         ---------
                                                                           28,221            81,383
   Less accumulated depreciation and amortization                          (8,604)          (18,164)
                                                                        ---------         ---------
                                                                           19,617            63,219
Capitalized software, less accumulated amortization                         3,433             7,342
                                                                        ---------         ---------
                                                                        $ 172,271         $ 314,151
                                                                        =========         =========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                     $   4,817         $  11,707
   Accrued liabilities                                                      7,480            12,718
   Accrued compensation and related expenses                                8,412            24,290
   Income taxes payable                                                     5,146            10,600
   Deferred revenue                                                        52,176            96,830
                                                                        ---------         ---------
         Total current liabilities                                         78,031           156,145
Long-term obligations                                                         891             1,305
Stockholders' equity:
   Preferred stock, $.01 par value, 2,000,000 shares authorized;
      none issued and outstanding                                              --                --

   Common stock, $.01 par value, 70,000,000 shares authorized;
      shares issued and outstanding:  1994 - 47,910,708 and
      1995 - 49,320,516                                                       479               493
   Additional paid-in capital                                              64,556            98,667
   Accumulated foreign currency translation adjustment                       (132)             (264)
   Retained earnings                                                       28,446            57,805
                                                                        ---------         ---------
         Total stockholders' equity                                        93,349           156,701
                                                                        ---------         ---------
                                                                        $ 172,271         $ 314,151
                                                                        =========         =========

                             See accompanying notes.

                                PEOPLESOFT, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                 Years Ended December 31,
                                             -------------------------------
                                              1993        1994        1995
                                             -------------------------------
Revenues:
  License fees                               $37,656     $68,580    $134,623
  Services                                    20,535      44,315      92,945
                                             -------     -------    --------
     Total revenues                           58,191     112,895     227,568

Costs and expenses:
  Cost of license fees                         3,123       6,817       8,485
  Cost of services                            12,270      26,539      54,597
  Sales and marketing                         17,785      35,400      68,063
  Product development                          8,305      14,482      35,903
  General and administrative                   4,199       7,962      15,635
                                             -------     -------    --------
     Total costs and expenses                 45,682      91,200     182,683
                                             -------     -------    --------
Operating income
                                              12,509      21,695      44,885
Other income, principally interest             1,169       2,158       4,044
                                             -------     -------    --------
Income before income taxes
                                              13,678      23,853      48,929
Provision for income taxes                     5,265       9,308      19,570
                                             -------     -------    --------
Net income                                    $8,413     $14,545     $29,359
                                             =======     =======    ========
Net income per share                           $0.17       $0.28       $0.54
                                             =======     =======    ========
Shares used in per share computation          50,804      51,926      54,798


                             See accompanying notes.

                                PEOPLESOFT, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                         Accumulated
                                                                                           Foreign
                                                    Common Stock          Additional       Currency                       Total
                                                ---------------------       Paid-in      Translation       Retained   Stockholders'
                                                Shares        Amount        Capital       Adjustment       Earnings         Equity
                                                ------      ---------      ---------       ---------       ---------      ---------

Balances at December 31, 1992                   41,432      $     414      $  41,774      $       --       $   5,488      $  47,676
   Exercise of common stock options
      and issuance under stock
      purchase plan                              1,098             11            949              --              --            960
   Exercise of warrants                          2,190             22            (22)             --              --             --
   Public offering of common stock, net
      of expenses of $998                        1,752             18         13,208              --              --         13,226
   Tax benefits from employee stock
      transactions                                  --             --          1,823              --              --          1,823
   Translation adjustment                           --             --             --             (14)             --            (14)
   Net income for the year                          --             --             --              --           8,413          8,413
                                                ------      ---------      ---------       ---------       ---------      ---------
Balances at December 31, 1993                   46,472            465         57,732             (14)         13,901         72,084

   Exercise of common stock options
      and issuance under stock
      purchase plan                              1,439             14          2,232              --              --          2,246
   Tax benefits from employee stock
      transactions                                  --             --          4,592              --              --          4,592
   Translation adjustment                           --             --             --            (118)             --           (118)

   Net income for the year                          --             --             --              --          14,545         14,545
                                                ------      ---------      ---------       ---------       ---------      ---------
Balances at December 31, 1994                   47,911            479         64,556            (132)         28,446         93,349
   Exercise of common stock options
      and issuance under stock
      purchase plan                              1,410             14          5,085              --              --          5,099
   Issuance of warrants                             --             --         21,793              --              --         21,793
   Tax benefits from employee stock
      transactions                                  --             --          7,233              --              --          7,233
   Translation adjustment                           --             --             --            (132)             --           (132)
Net income for the year                             --             --             --              --          29,359         29,359
                                                ------      ---------      ---------       ---------       ---------      ---------
Balances at December 31, 1995                   49,321      $     493      $  98,667       $    (264)      $  57,805      $ 156,701
                                                ======      =========      =========       =========       =========      =========






                             See accompanying notes.

                                PEOPLESOFT, INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOW
                                 (IN THOUSANDS)


                                                                                 YEARS ENDED DECEMBER 31,
                                                                          -------------------------------------
                                                                           1993           1994            1995
                                                                          -------------------------------------
OPERATING ACTIVITIES
Net income                                                                $8,413         $14,545        $29,359
Adjustments to reconcile net income to net cash provided
   (used) by operating activities:
   Depreciation and amortization                                           2,552           7,298         11,282
   Provision for doubtful accounts, net of write-offs and
      recoveries                                                             830             953          2,860
   Provision for deferred income taxes                                    (1,986)         (4,110)        (7,019)
   Increases in long-term obligations                                        125             670            414
   Changes in operating assets and liabilities:
      Accounts receivable                                                (20,759)        (15,472)       (49,549)
      Other current assets                                                  (503)         (2,110)        (2,875)
      Accounts payable and accrued liabilities                             1,384           7,290         12,128
      Accrued compensation and related expenses                            2,104           4,586         15,878
      Deferred revenue                                                    17,084          25,273         44,654
      Income taxes payable                                                  (957)          4,726          5,454
      Tax benefits of employee stock transactions                          1,823           4,592          7,233
                                                                          ------         -------        -------
Net cash provided by operating activities                                 10,110          48,241         69,819
INVESTING ACTIVITIES
Purchase of available-for-sale investments                               (41,145)        (47,394)       (69,571)
Sale of available-for-sale investments                                    12,692          52,213         58,596
Purchase of property and equipment                                        (5,804)        (18,173)       (53,162)
Additions to capitalized software, net                                    (1,318)         (3,545)        (5,631)
                                                                          ------         -------        -------
   Net cash used in investing activities                                 (35,575)        (16,899)       (69,768)
FINANCING ACTIVITIES
Net proceeds from sale of common stock and exercise of common
    stock options                                                         14,186           2,246          5,099
Net proceeds from the issuance of warrants                                    --              --         21,793
                                                                          ------         -------        -------
   Net cash provided by financing activities                              14,186           2,246         26,892
Effect of foreign exchange rate changes on cash                              (14)           (118)          (132)
                                                                          ------         -------        -------
Net increase (decrease) in cash and cash equivalents                     (11,293)         33,470         26,811
Cash and cash equivalents at beginning of period                          39,064          27,771         61,241
                                                                          ------         -------        -------
Cash and cash equivalents at end of period                               $27,771         $61,241        $88,052
                                                                          ======         =======        =======
Supplemental disclosures:
   Cash paid for interest                                                    $13           $  --          $  --
                                                                          ======         =======        =======
   Cash paid for income taxes                                             $6,385          $4,100        $13,902
                                                                          ======         =======        =======

                             See accompanying notes.

                                PEOPLESOFT, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

         PeopleSoft, Inc. (the "Company"), founded in 1987, designs, develops, markets and supports client/server-based business application software products, including distribution, financial, and human resource management systems. The Company also provides services such as maintenance, training, consulting and support services. Customers consist primarily of large and medium sized corporations, higher education institutions and federal, state and local government agencies. The Company does not have a concentration of credit or operating risk in any one industry or any one geographic region, except for the United States.

BASIS OF PRESENTATION

         The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly-owned. All significant intercompany transactions and balances have been eliminated.

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results may differ from these estimates.

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

         Cash equivalents are highly liquid investments with insignificant interest rate risk and original maturities of three months or less and are stated at amounts which approximate fair value, based on quoted market prices. Cash equivalents consist principally of investments in interest-bearing demand deposit accounts with financial institutions and highly liquid debt securities of corporations, municipalities and the U.S. Government. The Company includes in cash and cash equivalents all short term, highly liquid investments which mature within three months of their acquisition date.

         The Company accounts for its cash equivalents and short-term investments under Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. On November 15, 1995, the Financial Accounting Standards Board staff issued a Special Report, A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities. In accordance with provisions in that Special Report, the Company chose to reclassify securities from held-to-maturity to available-for-sale. Accordingly, at December 31, 1995 the Company has classified all of its debt securities as available-for-sale. At the date of reclassification, the unrealized gain (loss) of those securities was immaterial.

         The available for sale securities are recorded as follows at December 31, (in thousands):

                                                       1994           1995
                                                     --------       --------
    Debt Securities
             State and Local Municipalities           $68,333        $47,199
             US Government                                 --         12,831
             Corporate                                     --         18,745
                                                     --------       --------
    Total                                             $68,333        $78,775
                                                      =======        =======

         Unrealized gain and losses at December 31, 1995 and 1994 and realized gains and losses for the years then ended were not material. Accordingly, the Company has not made a provision for such accounts in its consolidated balance sheets. The cost of securities sold is based on the specific identification method.

         At December 31, 1994 and 1995, $41.6 million and $41.1 million debt securities were included in cash equivalents.

ACCOUNTS RECEIVABLE

         Accounts receivable is comprised of billed receivables arising from recognized and deferred revenues and unbilled receivables, which include accrued license fees and accrued services. The Company does not require collateral for its receivables. Reserves are maintained for potential credit losses. Actual losses may differ from the Company's estimates which could have a material impact on the Company's future results of operations. The principle components of accounts receivable at December 31 were as follows (in thousands):

                                                    1994              1995
                                                 ---------         ---------
          Billed Receivables                     $  30,483         $  49,372
          Unbilled Receivables                      22,506            53,166
                                                 ---------         ---------
                                                    52,989           102,538
          Allowance for doubtful accounts           (1,905)           (4,765)
                                                 ---------         ---------
                                                 $  51,084         $  97,773
                                                 =========         =========


DEPRECIATION AND AMORTIZATION

         Depreciation and amortization is computed using the straight-line method over estimated useful lives of two to three years for computer equipment, five to ten years for furniture and fixtures, the shorter of lease term or the useful life of the asset for leasehold improvements and 30 years for buildings.

CAPITALIZED SOFTWARE

         The Company capitalizes software purchased from third parties, if the related product under development has reached technological feasibility or if there are alternative future uses for the purchased software. In addition, the Company capitalizes certain costs, consisting of salaries, related payroll taxes and benefits, and an allocation of indirect costs incurred internally in developing computer software products. Costs incurred prior to the establishment of technological feasibility are charged to product development expense. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future revenues, estimated economic life and changes in software and hardware technologies. Included in capitalized software is the $4 million cost of software acquired from Andersen Consulting during 1995 to be utilized in the PeopleSoft Manufacturing software products as well as the PeopleTools and other related software products. If actual license sales of the PeopleSoft Manufacturing and other PeopleSoft products utilizing the acquired software are below management's estimate and the acquired software cannot be resold at terms favorable to the Company, then a reduction to the carrying value of the software will be required. Upon the general release of the product to customers, capitalization ceases and such costs are amortized on a product by product basis over periods not exceeding three years. All other research and development expenditures are charged to research and development expense in the period incurred.

         Capitalized software costs and accumulated amortization at December 31, 1993, 1994 and 1995 and related software amortization expense (included in cost of license fees) for the years then ended were as follows (in thousands):



                                            1993             1994             1995
                                          --------         --------         --------
Capitalized software:
      Internal development costs          $  2,427         $  4,573         $  7,016
      Purchased from third parties             550            1,949            5,137
                                          --------         --------         --------
                                             2,977            6,522           12,153
Accumulated amortization                    (1,047)          (3,089)          (4,811)
                                          --------         --------         --------
                                          $  1,930         $  3,433         $  7,342
                                          ========         ========         ========
Amortization expense                      $    703         $  2,042         $  1,722
                                          ========         ========         ========

DEFERRED REVENUE

         Deferred revenue is comprised of deferrals for license fees, maintenance, training and other services. The principle components of deferred revenue at December 31, 1994 and December 31, 1995 were as follows (in thousands):

                                            1994             1995
                                         ---------        ---------
 License Fees                            $  11,513        $  20,775
 Maintenance                                26,046           49,984
 Training                                   10,250           17,264
 Other services                              4,367            8,807
                                         ---------        ---------
                                         $  52,176        $  96,830
                                         =========        =========



REVENUE RECOGNITION

         The Company licenses software under noncancellable license agreements and provides services including maintenance, training, consulting and support services. License fee revenues are recognized when a noncancellable license agreement has been signed, the product has been shipped and all significant contractual obligations have been satisfied. The Company allocates a portion of contractual license fees to post-contract support activities including both maintenance and training. Revenues from maintenance agreements for maintaining, supporting and providing periodic upgrades are recognized ratably over the maintenance period, which in most instances is one year. Revenues for training or consulting services are recognized as services are performed. Revenue and profits under contracts requiring significant customization are recognized using the percentage-of-completion method of contract accounting based on the ratio that incurred costs bear to total estimated costs.

INCOME TAXES

         The Company accounts for estimated income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement provides for a liability approach under which deferred income taxes are provided based upon enacted tax laws and rates applicable to the periods in which the taxes become payable.

FOREIGN CURRENCY TRANSLATION

         The Company has determined that the functional currency of each foreign operation is the local currency. The effects of translation rate changes related to net assets located outside the United States are included as a component of stockholders' equity. Through 1995, foreign exchange gains and losses have not been significant.

PER SHARE DATA

         Net income per common share for all periods presented has been restated to reflect the two-for-one stock split in November 1995 and is computed based on weighted average number of common shares outstanding and the effect of dilutive common stock equivalents, consisting of outstanding stock options and warrants computed, using the treasury stock method.

NEWLY ISSUED ACCOUNTING STANDARDS

         In October 1995, the Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123) was issued and is effective for the year ending December 31, 1996. The Company intends to continue to account for employee stock options in accordance with APB Opinion No. 25 and will make the proforma disclosures required by FAS 123 for the year ending December 31, 1996.

2.       BANK CREDIT AGREEMENT

         The Company has a credit agreement with a bank which provides a credit line for working capital advances of up to $30,000,000. A sub-limit within this line provides for issuance of letters of credit of up to $15,000,000 ($299,676 in outstanding letters of credit at December 31, 1995). Borrowings under the credit line are limited to specified percentages of and are collateralized by the Company's accounts receivable. Outstanding letters of credit are required to be secured by cash deposits. Interest on borrowings under the credit line is set at the bank's index rate (8.25% at December 31, 1995) plus 0.25%. Among other provisions, the agreement requires the Company to maintain certain minimum financial ratios. The credit agreement expires July 1996.

3.       COMMITMENTS AND CONTINGENCIES

         The Company leases its office facilities under operating leases which require the Company to pay operating costs, including property taxes, insurance and maintenance.

         Future minimum operating lease payments for the years ending December 31, are due as follows (in thousands):

               1996                                   $7,108
               1997                                    7,255
               1998                                    3,917
               1999                                    3,166
               2000                                    2,105
               Thereafter                                876
                                                     -------
                                                     $24,427
                                                     =======

         Rent expense amounted to approximately $2.1 million, $3.3 million and $6.7 million in 1993, 1994 and 1995, respectively.

4.       STOCKHOLDERS' EQUITY

REDEEMABLE PREFERRED STOCK

         Under the stockholder rights plan, established in 1995, every share of common stock carries the right (a "Right"), under certain circumstances, to purchase equity securities of the Company or an acquiror. Ten days after a tender offer or acquisition of 20 percent or more of the Company's common stock, each Right may be exercised for $90.00 to purchase one one-thousandth of one share of the Company's Series A Participating Preferred Stock. Each one one-thousandth of each share of Series A Participating Preferred Stock will generally be afforded economic rights similar to one share of the Company's common stock. In addition, each Right entitles the holder to purchase $180 worth of common stock of the Company or, in certain circumstances, securities of the acquiror for $90. Each Right expires in February 2005, and, during specified periods, the Company may redeem or exchange each Right for $.0005 or one share of common stock, respectively.

COMMON STOCK

         In November 1995, the Company's common stock was split two for one. All share and per share amounts have been restated to reflect the split. At December 31, 1995, 17,450,890 authorized but unissued shares of common stock were reserved for issuance under the Company's stock plans and warrants.

STOCK PLANS

1989 STOCK PLAN

         Pursuant to the 1989 Stock Plan, incentive and non-qualified stock options to purchase shares of the Company's common stock may be granted, and 22,400,000 shares have been reserved for issuance under this Plan. The exercise price of each incentive and non-qualified stock option shall not be less than 100% and 85%, respectively, of the fair market value of the stock on the date the option is granted. The options expire 10 years after the date of grant and are exercisable to the extent vested.

Vesting is established by the Board of Directors and generally occurs at the rate of 20% per year from the date of grant. Option activity is as follows for the years ended December 31:

                                              Exercise Price               Shares
                                             -----------------            --------
 Balances at December 31, 1992               $0.0042 -  2.5000           5,898,600
     Granted                                 6.0315  -  9.5625             822,400
     Exercised                               0.0208  -  6.5345            (888,808)
     Canceled                                0.0208  -  7.2500            (109,600)
                                             -----------------            --------
 Balances at December 31, 1993                0.0042  -  9.5625           5,722,592
     Granted                                  7.4688  - 18.8750           2,828,600
     Exercised                                0.0416  -  9.5625          (1,200,112)
     Canceled                                 0.0084  -  8.5000            (233,280)
                                             -----------------            --------
 Balances at December 31, 1994                0.0042 -  18.8750           7,117,800
     Granted                                 16.1880 -  45.4370           2,666,600
     Exercised                                0.0208 -  18.8750          (1,152,510)
     Canceled                                 0.7500 -  22.1250            (153,720)
                                             -----------------            --------
 Balances at December 31, 1995               $0.0042 -  45.4370           8,478,170
                                              =================           =========

         At December 31, 1995, options to purchase 1,761,610 shares were exercisable and options for 5,883,200 shares were available for grant. The income tax benefits from employee stock transactions have been recorded as an increase in additional paid-in capital.

1992 DIRECTORS' STOCK OPTION PLAN

         Under the 1992 Directors' Stock Option Plan, directors who are not officers or employees may receive nonstatutory options to purchase shares of common stock. A total of 600,000 shares of common stock have been reserved for issuance under this plan and, as of December 31, 1995, options to purchase 124,000 shares with exercise prices of $7.065 to $39.00 per share have been granted, none of which are exercisable. Under this plan, 32,000; 48,000; and 44,000 options were issued in 1993, 1994 and 1995, respectively.

1992 EMPLOYEE STOCK PURCHASE PLAN

         Under the 1992 Employee Stock Purchase Plan, eligible employees may purchase common stock at a price equal to 85% of the lower of the fair market value of the common stock at the beginning or end of each offering period. Participation in the offering is limited to the lesser of 10% of an employee's compensation or $21,250 per year, may be terminated at any time by the employee and automatically ends upon termination of employment with the Company. A total of 1,200,000 shares of common stock have been reserved for issuance under this plan of which 710,480 shares have been issued through December 31, 1995. Under this plan, 209,452; 243,136; and 257,892 shares were issued in 1993, 1994 and
1995, respectively. In January 1996, 108,845 shares were issued in connection with the offering period ended December 31, 1995. Subsequent six month offering periods will commence on each January 1 and July 1.

WARRANTS

         In November 1995, the Company raised $21.8 million through the private placement of warrants to purchase an aggregate of 2,000,000 shares of the Company's common stock. Subsequent to the sale of the warrants, the Company registered the warrants and is required to maintain an effective registration statement for the underlying shares of common stock during the term of the warrants. Upon notice of exercise, the Company, at its option, may settle such exercise by either issuing the full amount of shares and receiving cash proceeds, issuing a net amount of shares with no cash proceeds, or purchasing the warrants for an amount equal to the difference between the common stock's then fair market value of the common stock and the warrant exercise price. The warrants are exercisable at any time at the following prices and expire in October or November of the following years:

     Year of Expiration            Number of Shares       Exercise Price
     ------------------            ----------------       --------------
            1997                       400,000              $55.00
            1998                       400,000              $55.00
            1998                       400,000              $67.50
            1999                       400,000              $67.50
            1999                       400,000              $77.50


5.       INCOME TAXES

         The provision for income taxes consisted of the following components for the years ended December 31, (in thousands):

                                        1993             1994             1995
                                      --------         --------         --------

Current:
         Federal                      $  5,236         $ 10,986         $ 19,785
         State                           1,704            2,050            5,387
         Foreign                           311              382            1,417
                                      --------         --------         --------
                                         7,251           13,418           26,589
                                      --------         --------         --------
Deferred:
         Federal                        (1,584)          (3,278)          (5,596)
         State                            (402)            (832)          (1,423)
                                      --------         --------         --------
                                        (1,986)          (4,110)          (7,019)
                                      --------         --------         --------
Total provision for income tax        $  5,265         $  9,308         $ 19,570
                                      ========         ========         ========

         The provision for income taxes differed from the amount computed by applying the federal statutory income tax rate to the Company's income before taxes as follows for the years ended December 31 (in thousands):

                                                        1993             1994             1995
                                                      --------         --------         --------

Income tax provision at federal statutory rate        $  4,650         $  8,349         $ 17,125
State income tax, net of federal                           743            1,229            2,577
Income from tax advantaged investments                    (404)            (622)            (914)
Research and development tax credit                       (292)            (510)            (550)
Other, net                                                 568              862            1,332
                                                      --------         --------         --------
        Provision for Income Taxes                    $  5,265         $  9,308         $ 19,570
                                                      ========         ========         ========


         Significant components of the Company's current deferred tax assets and liabilities for federal and state income taxes are as follows at December 31 (in thousands):

                                                          1994            1995
                                                       --------         --------
        Deferred tax assets:

         Deferred revenue, net                         $  4,780         $  8,426
         Deferred rent                                      664              627
         Accrued compensation                             1,088            2,346
         State taxes                                        578              674
         Allowance for doubtful accounts                    792            1,985
         Self insured claims accruals                       251            1,007
         Other                                              313            1,013
                                                       --------         --------
        Total deferred tax assets                         8,466           16,078
                                                       --------         --------
        Deferred tax liabilities:
         Capitalized software development costs          (1,133)          (1,481)
         Other                                             (182)            (427)
                                                       --------         --------
         Total deferred tax liabilities                  (1,315)          (1,908)
                                                       --------         --------
        Total net deferred tax asset                   $  7,151         $ 14,170
                                                       ========         ========

         Management has concluded that no valuation allowance is required based on its assessment that current and historical levels of taxable income are sufficient to realize the tax benefit.

6.       RETIREMENT PLAN

         The Company has a defined contribution savings plan (the Plan) that qualifies under the provisions of Section 401(k) of the Internal Revenue Code and covers all full-time employees. Under the terms of the Plan, member employees may contribute varying amounts of their annual compensation (to a maximum of $9,240). Beginning in 1994, the Company matched qualified employee contributions based upon years of service, up to a maximum of 10% of the employees compensation, subject to certain vesting provisions based on length of employee service. Company contributions totaled $214,000 in 1994 and $494,000 in 1995.

7.       JOINT BUSINESS ARRANGEMENTS

         During 1994, the Company licensed certain technology to a partnership (the "Partnership") in exchange for a 49.9% partnership interest and exclusive distribution rights to products developed by the Partnership. Funding for the Partnership was provided by Norwest Equity Partners IV, L.P. ("Norwest") in exchange for the remaining limited partnership interests. A director of the Company is also a general partner, without management responsibility, of the Partnership and Norwest. During 1995, and which under certain conditions may be forfeited, the partnership interest was reduced by 8.9% to 41% by the addition of another partner, Andersen Consulting, who contributed certain development services and technologies to the Partnership. The Company has no obligation to provide funds to the Partnership, and has an option to acquire a portion or all of the outstanding partnership interests in 1997 or 1999 at pre-determined prices. Should the Company not purchase at least 20% of the outstanding partnership interests in 1997, such distribution rights become non-exclusive. Pursuant to a services agreement, the Company received $30,000 in 1994 and $120,000 in 1995 from the Partnership for administrative services.

         The Company and a limited liability company ("LLC") have entered into a series of agreements in 1995, whereby the LLC will provide up to $6 million to fund the development of a suite of student information system applications ("SIS Software") and the Company will be the exclusive distributor of the SIS Software. Substantially all of the LLC's funds were provided equally by the Company's founder and principal stockholder and the Student Loan Marketing Association ("Sallie Mae"), an independent strategic business partner. The Company has no obligation to provide funds to the LLC and does not have a right to acquire any of the LLC's equity interests. The Company will pay the LLC a royalty based on fees received from the licensing of the SIS Software until the later of four years from the commercial release of the SIS Software or $12 million in cumulative royalties. The royalty rate was determined based on negotiations between the Company and Sallie Mae. All ownership rights and interests in the SIS software will transfer to the Company when $12 million in cumulative royalties have been paid to the LLC. During 1995, the LLC reimbursed the Company $2.0 million for development funding advanced by the Company during the year and the LLC's shareholders paid the Company $98,000 for interest on such advances.

8.       SEGMENT AND GEOGRAPHIC AREAS

         The Company operates in one industry segment, the development and marketing of computer software and related services, and markets its products and services through the Company's branches, subsidiaries and distributors in Canada, Europe, Asia/Pacific and Latin America. Intercompany revenues are generally based on a percentage of the subsidiaries' revenue from unaffiliated customers. The following table presents a summary of operating information and certain year end balance sheet information by geographic region (in thousands):

                                               1993              1994            1995
                                            ---------         ---------        ---------
Revenues from Unaffiliated Customers
        Domestic operations                 $  52,986         $  99,708        $ 191,512
        International operations                5,205            13,187           36,056
                                            ---------         ---------        ---------
        Consolidated                        $  58,191         $ 112,895        $ 227,568
                                            =========         =========        =========
Operating Profit
        Domestic operations                 $  12,693         $  21,298        $  42,434
        International operations                 (184)              397            2,451
                                            ---------         ---------        ---------
        Consolidated                        $  12,509         $  21,695        $  44,885
                                            =========         =========        =========
Identifiable Assets
        Domestic operations                 $ 101,914         $ 155,317        $ 276,313
        International operations                6,547            16,954           37,838
                                            ---------         ---------        ---------
        Consolidated                        $ 108,461         $ 172,271        $ 314,151
                                            =========         =========        =========

9. QUARTERLY INFORMATION (UNAUDITED)

   Summarized quarterly consolidated financial information for 1995 and 1994 are as follows (in thousands, except per share amounts):


                                                                        Quarter Ended
                                                  ---------------------------------------------------------------
                                                  March 31          June 30         September 30      December 31
                                                  --------          -------         ------------      -----------
1995
    Total revenues                                $40,126           $51,330           $60,093           $76,019
    Operating income                               $7,003            $9,184           $11,277           $17,421
    Net income                                     $4,666            $6,077            $7,445           $11,171
    Net income per share                            $0.09             $0.11             $0.13             $0.20
    Shares used in per share computation           53,450            54,402            55,494            55,843
1994
    Total revenues                                $20,099           $24,916           $29,606           $38,274
    Operating income                               $3,221            $4,552            $5,236            $8,686
    Net income                                     $2,227            $3,048            $3,675            $5,595
    Net income per share                            $0.04             $0.06             $0.07             $0.11
    Shares used in per share computation           51,124            51,364            52,112            53,102

                                PEOPLESOFT, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (in thousands)
                                   (unaudited)



                                                                     JUNE 30,
                                                                       1996
                                                                    ---------
                            ASSETS
Current assets:
  Cash and cash equivalents                                         $ 121,595
  Short-term investments                                               30,638
  Accounts receivable, net                                            131,317
  Other current assets                                                  7,542
  Deferred tax assets                                                  18,243
                                                                    ---------
     Total current assets                                             309,335

Property and equipment, at cost                                       106,156
  less accumulated depreciation and amortization                      (28,625)
                                                                    ---------
                                                                       77,531

Capitalized software, less accumulated amortization                     7,382
                                                                    ---------
                                                                    $ 394,248
                                                                    =========

             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities                          $  31,037
  Accrued compensation and related expenses                            29,771
  Income taxes payable                                                 16,179
  Deferred revenue                                                    126,139
                                                                    ---------
    Total current liabilities                                         203,126

Stockholders' equity:
  Common stock and paid-in capital                                    111,962
  Foreign currency translation adjustment                                (212)
  Retained earnings                                                    79,372
                                                                    ---------
                                                                      191,122
                                                                    ---------
                                                                    $ 394,248
                                                                    =========

           See notes to condensed consolidated financial statements.

                                PEOPLESOFT, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)



                                                          SIX MONTHS ENDED
                                                               JUNE 30,
                                                      --------------------------
                                                         1995             1996
                                                      --------------------------
Revenues:
  License fees                                        $ 51,167          $ 97,949
  Services                                              40,289            82,965
                                                      --------          --------
   Total revenues                                       91,456           180,914



Costs and expenses:
  Cost of license fees                                   3,858             5,537
  Cost of services                                      22,124            46,699
  Sales and marketing                                   28,094            56,330
  Product development                                   14,437            28,895
  General and administrative                             6,756            10,556
                                                      --------          --------
   Total costs and expenses                             75,269           148,017
                                                      --------          --------
Operating income                                        16,187            32,897
Other income, principally interest                       1,719             3,048
                                                      --------          --------
  Income before taxes                                   17,906            35,945

Provision for income taxes                               7,163            14,378
                                                      --------          --------
Net income                                            $ 10,743          $ 21,567
                                                      ========          ========
Net income per share                                  $   0.20          $   0.38
                                                      ========          ========
Shares used in per share computation                    53,926            56,646



            See notes to condensed consolidated financial statements.

                                PEOPLESOFT, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,
                                                        ---------------------------
                                                           1995              1996
                                                        ---------         ---------
OPERATING ACTIVITIES
Net income                                              $  10,743         $  21,567
Adjustments:
  Depreciation and amortization                             5,989            11,426
  Provision for doubtful accounts                             720               972
  Provision for deferred tax assets                           583            (4,073)
  Changes in operating assets and liabilities:
   Accounts receivable                                    (18,218)          (34,516)
   Other current assets                                    (2,793)           (1,634)
   Accounts payable and accrued liabilities                 5,352             5,307
   Accrued compensation and related expenses                2,400             5,481
   Deferred revenue                                        12,650            29,309
   Income taxes payable                                    (1,667)            5,579
   Tax benefits of employee stock transactions              2,292             4,011
                                                        ---------         ---------
  Net cash provided by operating activities                18,051            43,429

INVESTING ACTIVITIES
Purchase of short-term investments                        (19,566)           (6,942)
Sale of short-term investments                             24,395            13,991
Purchase of property and equipment                        (14,272)          (24,773)
Additions to capitalized software, net                       (869)           (1,005)
                                                        ---------         ---------
  Net cash used in investing activities                   (10,312)          (18,729)

FINANCING ACTIVITIES
Net proceeds from issuance of common stock                  2,743             8,791
                                                        ---------         ---------
  Net cash provided by financing activities                 2,743             8,791
Effect of foreign exchange rate changes on cash               164                52
                                                        ---------         ---------
Net increase in cash and cash equivalents                  10,646            33,543
Cash and cash equivalents at beginning of period           61,241            88,052
                                                        ---------         ---------

Cash and cash equivalents at end of period              $  71,887         $ 121,595
                                                        =========         =========



            See notes to condensed consolidated financial statements.

                                PEOPLESOFT, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1996
                                   (UNAUDITED)

1.       BASIS OF PRESENTATION

         The information at June 30, 1995 and 1996 and for the six month periods then ended is unaudited, but includes all adjustments (consisting only of normal, recurring adjustments) which the Company's management believes to be necessary for the fair presentation of the financial position, results of operations, and changes in cash flow for the periods presented. The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. While management makes its best effort to achieve its estimates and assumptions, actual results may differ. Certain prior year financial statement items in the Condensed Consolidated Balance Sheet have been reclassified to conform to the current year's format.

         The accompanying interim financial statements should be read in conjunction with the financial statements and related notes included in the Company's Annual Report to Stockholders (Form 10-K) for the year ended December 31, 1995. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission rules and regulations. Interim results of operations for the six month period ended June 30, 1996 are not necessarily indicative of operating results to be expected for the full fiscal year.

2.       EARNINGS PER SHARE

         Net income per share is computed on the basis of the weighted average number of shares outstanding plus the common stock equivalents, consisting of outstanding dilutive stock options and warrants (using the treasury stock method). Fully diluted per share amounts are not presented, as the effect is not material. In November 1995, the Company's Common Stock was split two-for-one. All shares, common stock equivalents, and per share amounts applicable to prior periods have been restated to reflect the stock split. The computation of the weighted average number of shares outstanding for the six month period ended June 30, 1995 and 1996 follows (in thousands):

                                                     SIX MONTHS ENDED
                                                          JUNE 30,
                                                  ---------------------
                                                   1995           1996
                                                  ------         ------

         Weighted average shares:
           Common stock                           48,428         49,908
           Common stock equivalents                5,498          6,738
                                                  ------         ------
                                                  53,926         56,646
                                                  ======         ======

3.       ACCOUNTS RECEIVABLE

         Accounts receivable is comprised of billed receivables arising from recognized and deferred revenues, and unbilled receivables, which include accrued license fees, accrued services, and deferred services. The principal components of accounts receivable at June 30, 1996 were as follows (in thousands):

                                                               JUNE 30,
                                                                1996
                                                             ---------
         Billed receivables                                  $  74,624
         Unbilled receivables                                   62,430
                                                             ---------
                                                               137,054
         Allowance for doubtful accounts                        (5,737)
                                                             ---------
                                                             $ 131,317
                                                             =========

4.       DEFERRED REVENUE

         Deferred revenue is comprised of deferrals for license fees, maintenance, training, and other services. The principal components of deferred revenue at June 30, 1996 were as follows (in thousands):



                                                               JUNE 30,
                                                                 1996
                                                               --------

         License fees                                         $  24,735
         Maintenance                                             67,776
         Training                                                20,454
         Other services                                          13,174
                                                              ---------
                                                              $ 126,139
                                                              =========

5.       CAPITALIZED SOFTWARE

         The Company capitalizes certain software acquired from third parties and certain costs incurred internally in developing its software products. As discussed in Note 1 of the Notes to the Consolidated Financial Statements in the Company's Annual Report to Shareholders (Form 10-K) for the year ended December 31, 1995, if actual software license revenues of PeopleSoft Manufacturing and other PeopleSoft software products utilizing acquired and internally developed software are below management's estimates and cannot be licensed or resold at terms favorable to the Company, then a reduction to the carrying value of such software will be required. Certain acquired software rights have been reclassified to other current assets, in accordance with their expiration dates. Amortization charges related to capitalized software amounted to $1,342,000 and $965,000 for the six months ended June 30, 1995 and 1996, respectively. Capitalized software costs and accumulated amortization at June 30, 1996 were as follows (in thousands):


                                                               JUNE 30,
                                                                 1996
                                                              ---------
         Capitalized software
          Internal development costs                          $  8,021
          Purchased from third parties                           4,300
                                                              --------
                                                                12,321
          Accumulated amortization                              (4,939)
                                                              --------
                                                              $  7,382
                                                              ========

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Red Pepper Software Company

         We have audited the accompanying balance sheets of Red Pepper Software Company as of December 31, 1994 and 1995, and the related statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Red Pepper Software Company at December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

San Jose, California
February 26, 1996

                                                              ERNST & YOUNG LLP

                           RED PEPPER SOFTWARE COMPANY

                                 BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                        DECEMBER 31,
                                                                 -----------------------
                                                                  1994             1995
                                                                 -------         -------
         ASSETS
         Current assets:
             Cash and cash equivalents                           $ 1,484         $ 2,630
             Accounts receivable                                      19           2,378
                                                                 -------         -------
         Total current assets                                      1,503           5,008

         Furniture and equipment:
             Furniture                                                 3             133
             Equipment                                               248           1,274
                                                                 -------         -------
                                                                     251           1,407

                                                                      53             311
             Accumulated depreciation and amortization           -------         -------
                                                                     198           1,096

         Other assets                                                 15              36
                                                                 -------         -------

         Total assets                                            $ 1,716         $ 6,140
                                                                 =======         =======

         LIABILITIES AND SHAREHOLDERS' EQUITY
         Current liabilities:
           Accounts payable and accrued liabilities              $   144         $   328
           Accrued payroll and related expenses                       54             670
           Deferred revenue                                          175           1,293
           Current portion of capital lease obligations               45             136
                                                                 -------         -------
         Total current liabilities                                   418           2,427

         Capital lease obligations                                    67              91

         Shareholders' equity:
           Preferred stock:
             Authorized shares: 10,500,000
             Issued and outstanding shares:  6,202,903 at
             December 31, 1994 and 9,737,404 at
             December 31, 1995                                     3,285           8,368
           Common stock, no par value:
             Authorized shares: 20,000,000
             Issued and outstanding shares: 2,040,000 at
             December 31, 1994 and 1995                               21             121
           Accumulated deficit                                    (2,075)         (4,867)
                                                                 -------         -------
         Total shareholders' equity                                1,231           3,622
                                                                 -------         -------
         Total liabilities and shareholders' equity              $ 1,716         $ 6,140
                                                                 =======         =======


                             See accompanying notes.

                           RED PEPPER SOFTWARE COMPANY

                            STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                   Years Ended December 31,
                                           ---------------------------------------
                                             1993            1994           1995
                                           -------         -------         -------
         Revenues:
           License and royalty fees          $  --          $   --         $ 3,185
           Services                             30             188           1,386
                                           -------         -------         -------
             Total revenues                     30             188           4,571

         Cost of revenues:
           License and royalty fees             --              --              18
           Services                             --             201           2,192
                                           -------         -------         -------
             Total cost of revenues             --             201           2,210
                                           -------         -------         -------
               Gross margin                     30             (13)          2,361

         Operating expenses:
           Research and development            383             836           2,722
           Sales and marketing                 124             444           1,989
           General and administrative          118             205             547
                                           -------         -------         -------

             Total operating expenses          625           1,485           5,258
                                           -------         -------         -------
         Operating loss                       (595)         (1,498)         (2,897)

         Interest income                        --              39             130
         Interest expense                        2               5              25
                                           -------         -------         -------
         Net loss                          $  (597)        $(1,464)        $(2,792)
                                           =======         =======         =======
         Net loss per share                $ (0.30)        $ (0.72)        $ (1.37)
                                           =======         =======         =======


         Shares used in per share
           computation                       2,017           2,040           2,040


                             See accompanying notes.

                           RED PEPPER SOFTWARE COMPANY

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     PREFERRED STOCK            COMMON STOCK
                                   -------------------       -------------------     ACCUMULATED
                                   SHARES       AMOUNT        SHARES      AMOUNT       DEFICIT       TOTAL
                                   ------       ------       ------      ------       -------       -------

Balance at December 31, 1992           --    $      --        2,000      $    20      $   (14)      $     6

Proceeds from issuance of
shares of Series A preferred
stock at $0.25 per share              840          210           --           --           --           210

Proceeds from issuance of
shares of common stock at
$0.025 per share                       --           --           40            1           --             1

Proceeds from issuance of
shares of Series A1
preferred stock at $0.50
per share                             700          350           --           --           --           350

Net loss                               --           --           --           --         (597)         (597)
                                   ------      -------       ------      -------      -------       -------

Balance at December 31, 1993        1,540          560        2,040           21         (611)          (30)

Net proceeds from issuance
of shares of Series B
preferred stock at
$0.5844 per share                   4,663        2,725           --           --           --         2,725


Net loss                               --           --           --           --       (1,464)       (1,464)
                                   ------      -------       ------      -------      -------       -------
Balance at December 31, 1994        6,203        3,285        2,040           21       (2,075)        1,231

Net proceeds from issuance
of shares of Series C
preferred stock at $1.443
per share                           3,534        5,083           --           --           --         5,083

Compensation related to
stock options                          --           --           --          100           --           100

Net loss                               --           --           --           --       (2,792)       (2,792)
                                   ------      -------       ------      -------      -------       -------
Balance at December 31, 1995        9,737      $ 8,368        2,040      $   121      $(4,867)      $ 3,622
                                   ======      =======       ======      =======      =======       =======




                             See accompanying notes.

                           RED PEPPER SOFTWARE COMPANY

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                 YEARS ENDED
                                                                                 DECEMBER 31,
                                                                  -------------------------------------------
                                                                    1993             1994               1995
                                                                  -------           -------           -------
OPERATING ACTIVITIES

Net loss                                                          $  (597)          $(1,464)          $(2,792)
Adjustments to reconcile net loss to net cash used in
operating activities
  Depreciation and amortization                                        16                37               258
  Compensation related to stock options                                --                --               100
  Changes in operating assets and liabilities:
   Accounts receivable                                                 (28)                9            (2,359)
   Other assets                                                        (19)                4               (21)
   Accounts payable and accrued liabilities                             29               102               184
   Accrued payroll and related expenses                                 81               (27)              616
   Deferred revenue                                                     30               145             1,118
                                                                  -------           -------           -------

Net cash used in operating activities                                (488)           (1,194)           (2,896)

INVESTING ACTIVITIES

  Payments for purchases of furniture and equipment                   (80)              (47)             (961)
                                                                  -------           -------           -------

Net cash used in investing activities                                 (80)              (47)             (961)

FINANCING ACTIVITIES

  Capital lease payments                                               --                (8)              (80)
  Notes payable issued                                                 --               100                --
  Proceeds from the issuance of common stock                            1                --                --
  Net proceeds from issuance of preferred stock                       560             2,625             5,083
                                                                  -------           -------           -------

Net cash provided by financing activities                             561             2,717             5,003

Net increase (decrease) in cash and cash equivalents                   (7)            1,476             1,146
Cash and cash equivalents at beginning of period                       15                 8             1,484
                                                                  -------           -------           -------

Cash and cash equivalents at end of period                        $     8           $ 1,484           $ 2,630
                                                                  =======           =======           =======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Interest paid                                                     $     2           $     6           $    24
                                                                  =======           =======           =======
NONCASH INVESTING AND FINANCING ACTIVITIES

Property and equipment acquired under capital leases              $    --           $   121           $   195
Conversion of note payable to preferred stock                     $    --           $   100           $    --



                             See accompanying notes.

                           RED PEPPER SOFTWARE COMPANY

                          NOTES TO FINANCIAL STATEMENTS

1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

         Red Pepper Software Company (the Company) was incorporated under the laws of the State of California on October 14, 1992 for the purpose of developing, producing, and marketing industrial decision support software tools for operations management. Principal operations commenced in January 1993. Through December 31, 1994, the Company was active in product development, the acquisition of equipment and facilities, and raising capital; accordingly, the Company was in the development stage. The Company emerged from the development stage during 1995.

CAPITAL RESOURCES

         Historically, the Company has funded its operations and development activities through the private sales of stock. Management believes that current sources of financing will be sufficient to meet the Company's capital requirements through December 31, 1996.

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less and insignificant interest rate risk to be cash equivalents.

FURNITURE AND EQUIPMENT

         Furniture and equipment are carried at cost less accumulated depreciation. Furniture and equipment are depreciated for financial reporting purposes using the straight-line method over the estimated useful lives of three to five years.

REVENUE RECOGNITION

         The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants' Statement of Position 91-1 on Software Revenue Recognition. Revenue from product licensing and from royalty arrangements are generally recognized after execution of the related agreement and shipment of the product provided that no significant obligations remain on the part of the Company and the resulting receivable is deemed collectible. Service revenue includes training, consulting, and maintenance. Maintenance revenue is recognized over the term of the contract. Other service revenues, primarily consulting and training, are recognized at the time the service is performed.

WARRANTY

         The Company provides for the costs of warranty when specific problems are identified. The Company has not experienced significant warranty claims to date.

                           RED PEPPER SOFTWARE COMPANY

                          NOTES TO FINANCIAL STATEMENTS

CONCENTRATIONS

Credit Risk/Customer

         The Company operates in one business segment, the development and licensing of industrial decision support software tools for operations management, which it sells primarily to Fortune 500 manufacturing companies. The Company performs ongoing credit evaluations of its customers and generally requires no collateral. A relatively small number of customers and resellers account for a significant percentage of the Company's revenues. The Company expects that licenses of its products to a limited number of customers and resellers may continue to account for a high percentage of revenues for the foreseeable future. One customer accounted for 100% of total revenues in 1993. Three customers accounted for 61%, 22% and 17% of total revenues in 1994. Three customers accounted for 25%, 24%, and 15% of total revenues during 1995.

Product

         Substantially all of the Company's revenues have been attributable to sales of Production ResponseAgent. This product is currently expected to account for a significant part of the Company's revenues for the foreseeable future. As a result, a decline in demand for, or failure to achieve broad market acceptance of, Production ResponseAgent would affect operating results adversely.

SOFTWARE DEVELOPMENT COSTS

         Software development costs have been accounted for in accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed (FAS 86). Under the standard, capitalization of software development costs begins upon the establishment of technological feasibility, subject to net realizable value considerations. In the Company's case, capitalization commences upon the completion of a working model and ends on product release. As of December 31, 1995, such costs were insignificant. No amounts were capitalized in 1993, 1994 or 1995.

INVESTMENTS IN DEBT SECURITIES

         The Company accounts for investments in debt securities in accordance with Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities (FAS 115). The Company has classified all marketable debt securities as available-for-sale. Available-for-sale securities are carried at fair value with unrealized gains and losses, net of tax, reported in a separate component of shareholders equity. Fair value has been determined through quoted market prices.

         The Company held approximately $996,000 and $1,800,000 in obligations of the U.S. government as of December 31, 1994 and 1995, respectively, which were classified as cash equivalents in the accompanying balance sheet. At December 31, 1994 and 1995, fair value approximated cost, and there were no gross unrealized gains or losses on these securities. There were no realized gains or losses for the years ended December 31, 1993, 1994, and 1995.

NET LOSS PER SHARE

         Net loss per share is computed using the weighted average number of shares of common stock outstanding.

ACCOUNTING FOR STOCK-BASED COMPENSATION

         The Company accounts for its stock option plan in accordance with provisions of the Accounting Principles Boards Opinion No. 25 Accounting For Stock Issued to Employees (APB Opinion No. 25). In 1995, the Financial Accounting Standards Board released the Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (FAS 123). FAS 123 provides an alternative to APB Opinion No. 25 and is effective for the fiscal years beginning after December 15, 1995. As allowed by FAS 123, the Company plans to continue to account for its employee stock plans in accordance with the provisions of APB Opinion No. 25 and to adopt the disclosure only alternative described in FAS 123.

                           RED PEPPER SOFTWARE COMPANY

                          NOTES TO FINANCIAL STATEMENTS

RECLASSIFICATIONS

         Certain prior year amounts have been reclassified to conform to the current year's presentation.

2.       COMMITMENTS

         The Company leases its primary facility and certain equipment under noncancelable operating leases expiring in 1997. Rental expense was $35,926, $78,418 and $219,307 for the years ended December 31, 1993, 1994 and 1995, respectively.

         The Company also leases certain equipment under noncancelable lease agreements that are accounted for as capital leases. Equipment under capital lease arrangements and included in equipment aggregated approximately $120,580 and $315,135 at December 31, 1994 and 1995, respectively. Related accumulated amortization was approximately $3,990 and $84,542 at December 31, 1994 and 1995, respectively. Amortization expense related to assets under capital leases is included in depreciation expense. In addition, the capital leases are secured by the related equipment, and the Company is required to maintain liability and property damage insurance.

         Future minimum lease payments under noncancelable operating leases and capital leases at December 31, 1995 are as follows (in thousands):

                                                            OPERATING LEASES     CAPITAL LEASES

               1996                                                   $253             $  142
               1997                                                    174                 78
               1998                                                     --                 37
                                                                      ----             ------
               Total minimum payments                                 $427                257
                                                                      ====
               Less amount representing interest                                           30
                                                                                       ------
                                                                                          227
               Less current portion                                                       136
                                                                                       ------
                                                                                       $   91
                                                                                       ======

3.       SHAREHOLDERS' EQUITY

CONVERTIBLE PREFERRED STOCK

         The Company is authorized to issue up to 10,500,000 shares of preferred stock. As of December 31, 1995, a total of 9,737,404 shares of preferred stock are issued and outstanding. Preferred shareholders have the same voting rights as common shareholders. In addition, the Series A, A1, B, and C shareholders will vote as a single class. In the event of any voluntary or involuntary liquidation of the Company, Series A, A1, B, and C shareholders are entitled to a liquidation preference of $0.25, $0.50, $0.5844, and $1.443 per share, respectively, plus accrued dividends, if any. As of December 31, 1995, the aggregate liquidation preference of the Series A, A1, B, and C preferred stock was $8,385,285. The holders of Series A, A1, B, and C preferred stock are

                           RED PEPPER SOFTWARE COMPANY

                          NOTES TO FINANCIAL STATEMENTS

entitled to noncumulative dividends of $0.0125, $0.025, $0.02922, and $.07215 per share, respectively, when and if declared by the Board of Directors. The following is a summary of outstanding preferred stock at December 31, 1995:

                                              PREFERRED SHARES
                                       ------------------------------
                                       AUTHORIZED         OUTSTANDING
                                       ------------------------------
       Series A                            840,000            840,000
       Series A1                           750,000            700,000
       Series B                          5,000,000          4,662,903
       Series C                          3,534,501          3,534,501
       Undesignated                        375,499              --
                                        ----------          ---------
                                        10,500,000          9,737,404
                                        ==========          =========

         Each share of preferred stock is convertible at the option of the holder into one share of common stock, subject to adjustments for future dilution. The preferred stock automatically converts into common stock at the then applicable conversion rate upon the earlier of (a) the public offering of the Company's common stock at a price per share of not less than $4.33, subject to adjustments for future dilution, with aggregate proceeds in excess of $10,000,000 or (b) the date on which the Company obtains the consent of the majority of Series A, A1, B, and C shareholders. The Company has fully reserved shares of common stock for issuance upon the conversion of Series A, A1, B, and C preferred stock.

COMMON STOCK

         The Company is authorized to issue up to 20,000,000 shares of common stock. As of December 31, 1995, a total of 2,040,000 shares of common stock was issued and outstanding. With respect to common stock sold to the founders, the Company has the right at any time within sixty days after a shareholder's termination to repurchase unvested shares of common stock at the price per share paid by the shareholder. Shares of common stock sold to the founders vest over four years. At December 31, 1995, there were 2,040,000 founders' shares outstanding. A total of 416,668 of these shares was subject to repurchase by the Company. The Company has reserved 12,387,404 shares of common stock for issuance under its stock option plan, warrants, and upon the conversion of outstanding convertible preferred stock. The remaining shares are reserved by the Company for issuance to investors to raise operating capital.

WARRANTS

         In connection with the Company's Series B financing, the Company issued 50,000 warrants to purchase the Company's common stock with an exercise price of $1.00 per share. If not exercised, the warrants expire in February 1999.

STOCK OPTION PLAN

         In February 1993, the Board of Directors approved a stock option plan that authorized the grant of options to purchase up to 852,000 shares of the Company's common stock. In July 1994, April 1995, and September 1995, the Board of Directors amended the stock option plan to reserve an additional 648,000, 600,000, and 500,000 shares of the Company's common stock, respectively, for issuance. The amendment to reserve the additional 500,000 shares, which is subject to shareholder approval, brings the authorized shares under the plan to 2,600,000 shares of common stock. The plan is administered by the Board of Directors and provides for incentive stock options or nonqualified stock options to be issued to employees, directors, and consultants of the Company. Prices for incentive stock options may not be less than the fair value of the common stock at the date of grant. Prices for nonqualified stock options may not be less than 85% of the fair value of the common stock at the date of grant. Options vest over a period not to exceed five years from the date of grant. Unexercised options expire ten years after the date of grant.

                           RED PEPPER SOFTWARE COMPANY

                          NOTES TO FINANCIAL STATEMENTS

         The following is a summary of additional information with respect to the stock option plan:

                                                                             OPTIONS OUTSTANDING
                                                           -------------------------------------------------------
                                          OPTIONS          NUMBER
                                         AVAILABLE           OF                 PRICE                 AGGREGATE
                                         FOR GRANT         SHARES             PER SHARE                 PRICE
                                         ---------         ------             ---------                 -----
 Options authorized on February 10,
     1993                                   852,000              --          $          --               $     --
     Options granted                       (227,000)        227,000          $0.025 - $0.05                 7,975
                                         ----------       ---------                                      --------
 Balance at December 31, 1993               625,000         227,000          $0.025 - $0.05                 7,975
     Options authorized                     648,000              --          $           --                    --
     Options granted                       (320,500)        320,500          $ 0.05 - $0.06                18,540
     Options canceled                        35,312         (35,312)                  $0.05                (1,766)
                                         ----------       ---------                                      --------
 Balance at December 31, 1994               987,812         512,188          $0.025 - $0.06                24,749
     Options authorized                   1,100,000              --          $           --                    --
     Options granted                     (1,703,000)      1,703,000          $ 0.06 - $0.15               205,590
     Options canceled                        47,688         (47,688)         $0.025 - $0.15                (2,934)
                                         ----------       ---------                                      --------
 Balance at December 31, 1995               432,500       2,167,500                                      $227,405
                                         ==========       =========                                      ========

   In June 1995, the Board of Directors approved amendments to the Company's stock option plan which made all options immediately exercisable, but subject to repurchase by the Company, if unvested. In connection with the change, the Company recorded $100,000 in compensation expense representing the difference between the estimated fair value of the Company's common stock at the time of the change and the aggregate price of the affected options. A total of 1,901,179 options between $0.025 and $0.15 per share are unvested at December 31, 1995.

4.       INCOME TAXES

         For the years ended December 31, 1993, 1994 and 1995, the Company was subject to immaterial minimum taxes, and as a result, no provisions for income taxes were recorded.

         As of December 31, 1995, the Company has federal net operating loss carryforwards of approximately $4,400,000. The federal net operating loss carryforwards will expire at various dates beginning in the years 1999 through 2012, if not utilized.

         Utilization of the net operating losses may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

         As of December 31, 1995, deferred tax assets totaled approximately $2,000,000. A valuation allowance has been recorded to fully offset the deferred tax assets. The net valuation allowance increased by approximately $1,326,000 during the current year. The deferred tax assets relate primarily to federal net operating loss carryforwards that differ from the accumulated deficit due to temporary differences in the recognition of certain expense items for financial and income tax purposes. These differences consist principally of certain accrued expenses that are not currently deductible for income tax purposes and capitalized research and development costs.

                           RED PEPPER SOFTWARE COMPANY

                          NOTES TO FINANCIAL STATEMENTS

5.       401(k) PROFIT SHARING PLAN AND TRUST

         During 1994, the Company adopted a 401(k) Profit Sharing Plan and Trust that allows eligible employees to make contributions subject to certain limitations. The Company may make discretionary contributions based on profitability as determined by the Board of Directors. No amount was contributed by the Company to the plan during the years ended December 31, 1994 and 1995.

6.       SUBSEQUENT EVENTS

         On January 16, 1996, the Company entered into a $1,000,000 Loan and Security Agreement to finance existing equipment and future equipment purchases. The $1,000,000 commitment will be received over a maximum of six independent fundings. Each loan funded is secured by specific capitalized equipment purchases. The interest rate of each loan will be equal to the U.S. Treasury note yield for a forty-five month treasury note on the funding date plus 2.57%. Each loan will be repayable in consecutive monthly installments over forty-five months from the date of each funding. The commitment expires on November 30, 1996.

         In conjunction with this agreement, the Company issued warrants allowing the lenders to purchase a variable number of shares of preferred stock for $60,000. The warrants expire on the later of i) ten years after the date of grant or ii) five years after the closing of the Company's initial public offering of its common stock.

                          RED PEPPER SOFTWARE COMPANY

                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                 (IN THOUSANDS)

                                                                            JUNE 30,
                                                                              1996
                                                                             ------
                  ASSETS
                  Current assets:
                      Cash and cash equivalents                                 $3,049
                      Accounts receivable                                          908
                      Other current assets                                          80
                                                                                ------
                  Total current assets                                           4,037

                  Furniture and equipment, at cost                               1,960
                    less accumulated depreciation and amortization                (558)
                                                                                ------
                                                                                 1,402

                  Other assets                                                      50

                                                                                ------
                  Total assets                                                  $5,489
                                                                                ======

                  LIABILITIES AND SHAREHOLDERS' EQUITY
                  Current liabilities:
                    Accounts payable and accrued liabilities                    $  773
                    Accrued payroll and related expenses                           503
                    Deferred revenue                                               483
                    Current portion of capital lease obligations and
                         notes payable                                             344
                                                                                ------
                  Total current liabilities                                      2,103

                  Long-term obligations                                            707

                  Shareholders' equity:
                    Preferred stock                                              8,368
                    Common stock                                                   223
                    Accumulated deficit                                         (5,912)
                                                                                ------
                  Total shareholders' equity                                     2,679
                                                                                ------

                  Total liabilities and shareholders' equity                    $5,489
                                                                                ======

     See accompanying notes to condensed consolidated financial statements.

                           RED PEPPER SOFTWARE COMPANY

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                               SIX MONTHS ENDED JUNE 30,
                                                               -------------------------
                                                                 1995             1996
                                                                ------            ------
            Revenues:
              License and royalty fees                         $   736           $ 2,617
              Services                                             646             1,471
                                                                ------            ------
                Total revenues                                   1,382             4,088

            Cost of revenues:
              License and royalty fees                               5                10
              Services                                           1,018             1,215
                                                                ------            ------
                Total cost of revenues                           1,023             1,225
                                                                ------            ------
                  Gross margin                                     359             2,863

            Operating expenses:
              Research and development                           1,095             1,766
              Sales and marketing                                  651             1,848
              General and administrative                           235               322
                                                                ------            ------
                Total operating expenses                         1,981             3,936
                                                                ------            ------
            Operating loss                                      (1,622)           (1,073)

            Interest income                                         55                68
            Interest expense                                        12                40
                                                                ------            ------
            Net loss                                           $(1,579)          $(1,045)
                                                               =======           =======
            Net loss per share                                 $ (0.77)          $ (0.44)
                                                               =======           =======
            Shares used in per share
              computation                                        2,040             2,353

     See accompanying notes to condensed consolidated financial statements.

                           RED PEPPER SOFTWARE COMPANY

           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)

                                                                        SIX MONTHS ENDED JUNE 30
                                                                          1995            1996
           OPERATING ACTIVITIES
           Net loss                                                       $(1,579)        $(1,045)
           Adjustments to reconcile net loss to net cash provided
           by (used in) operating activities:
             Depreciation and amortization                                     69             247
             Changes in operating assets and liabilities:
             Accounts receivable                                             (831)          1,470
             Other assets                                                     (18)            (94)
             Accounts payable and accrued liabilities                         440             445
             Accrued payroll expenses                                          47            (167)
             Deferred revenue                                                 268            (810)
                                                                          -------         -------
           Net cash provided by (used in) operating activities             (1,604)             46

           INVESTING ACTIVITIES
               Payments for purchases of furniture and equipment             (571)           (521)
                                                                          -------         -------
               Net cash used in investing activities                         (571)           (521)

           FINANCING ACTIVITIES
             Capital lease payments                                           (41)            (78)
             Net proceeds from equipment loan                                   -             870
             Net proceeds from issuance of common stock                         -             102
             Net proceeds from issuance of preferred stock                  4,933               -
                                                                          -------         -------
             Net cash provided by financing activities                      4,892             894

           Net increase in cash and cash equivalents                        2,717             419
           Cash and cash equivalents at beginning of period                 1,484           2,630
                                                                          -------         -------
           Cash and cash equivalents at end of period                     $ 4,201         $ 3,049
                                                                          =======         =======
           SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
           Interest paid                                                  $    12         $    41
                                                                          =======         =======
           Taxes paid                                                     $     -         $     2
                                                                          =======         =======
           NONCASH INVESTING AND FINANCING ACTIVITIES
           Property and equipment acquired under capital leases           $   126         $    32

     See accompanying notes to condensed consolidated financial statements.

                           RED PEPPER SOFTWARE COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.       BASIS OF PRESENTATION

                  The condensed consolidated financial statements as of June 30, 1996 and for the six month periods ended June 30, 1995 and June 30, 1996 were prepared by Red Pepper Software Company ("Red Pepper") in accordance with generally accepted accounting principles. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of normal, recurring adjustments) that Red Pepper considers necessary for a fair presentation of such interim financial statements. While Red Pepper believes that the disclosures presented are adequate to make the information not misleading, these unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes related thereto included elsewhere herein.

                  The results of operations for the six month period ended June 30, 1996 are not necessarily indicative of the results for the entire year. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  On February 14, 1996, Red Pepper established a subsidiary, Red Pepper Software Ltd., in the United Kingdom. This subsidiary is responsible for product marketing in the European region. The functional currency of the subsidiary is the U.S. dollar. There were no material foreign currency transaction gain or losses recognized for the six month period ended June 30, 1996.

                  Net loss per share is computed using the weighted average number of shares of common stock outstanding.

2.       LOAN AND SECURITY AGREEMENT

                  On January 16, 1996, Red Pepper entered into a $1,000,000 Loan and Security Agreement to finance existing equipment and future equipment purchases. The $1,000,000 commitment may be drawn over a maximum of 6 independent fundings. Each loan funded is secured by specific capitalized equipment purchases. The interest rate of each loan is equal to the US Treasury note yield on a 45 month Treasury Note Maturity on the funding date plus 2.57%. Each loan is repayable in consecutive monthly installments over 45 months from the date of each funding. The commitment expires on November 30, 1996. The facility contains a number of representations and events of default typical of a Loan and Security Agreement. As of June 30, 1996, $45,846 of the $1,000,000 commitment was available for future funding.

                  In conjunction with this agreement, Red Pepper issued warrants allowing the lenders to purchase a variable number of shares of Preferred Stock for $60,000. The warrants expire the later of i) 10 years after the Date of Grant or ii) 5 years after the closing of the Company's initial public offering of its Common Stock.

3.       SUBSEQUENT EVENTS

                  On September 4, 1996 PeopleSoft, Inc. ("PeopleSoft") and Red Pepper signed a binding agreement to merge the two companies. PeopleSoft will issue 2.975 million shares of common stock to acquire all of the outstanding shares and stock options of Red Pepper in a transaction to be accounted for as a pooling of interests. Red Pepper will continue to operate as an independent business unit, focusing on manufacturing and supply chain optimization solutions following the merger. The transaction is subject to SEC approval and is expected to close during the 4th quarter of 1996, subject to the satisfaction of customary closing conditions.

                                                                       Annex A

                      AGREEMENT AND PLAN OF REORGANIZATION

                                     BETWEEN

                                PEOPLESOFT, INC.

                                       AND

                           RED PEPPER SOFTWARE COMPANY

                          DATED AS OF SEPTEMBER 4, 1996

                                INDEX OF EXHIBITS

EXHIBIT           DESCRIPTION
Exhibit A         Form of Red Pepper Affiliate Agreement

Exhibit B         Form of PeopleSoft Affiliate Agreement

Exhibit C         Form of Voting Agreement

Exhibit D         Form of  Legal Opinion of Counsel to PeopleSoft

Exhibit E         Form of Legal Opinion of Counsel to Red Pepper

Exhibit F         Form of Non-competition, Non-solicitation and Non-Hire Agreement

                                TABLE OF CONTENTS

                                                                                                                  PAGE
ARTICLE I THE MERGER..................................................................................................1

         1.1      The Merger..........................................................................................1
         1.2      Effective Time......................................................................................1
         1.3      Effect of the Merger................................................................................2
         1.4      Maximum Shares to Be Issued; Effect on Capital Stock................................................2
         1.5      Dissenting Shares...................................................................................5
         1.6      Surrender of Certificates...........................................................................5
         1.7      No Further Ownership Rights in Red Pepper Common Stock..............................................7
         1.8      Lost, Stolen or Destroyed Certificates..............................................................7
         1.9      Tax and Accounting Consequences.....................................................................7
         1.10     Taking of Necessary Action; Further Action..........................................................7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................................8

         2.1      Organization of Red Pepper..........................................................................8
         2.2      Red Pepper Capital Structure........................................................................8
         2.3      Subsidiaries........................................................................................9
         2.4      Authority...........................................................................................9
         2.5      Red Pepper Financial Statements....................................................................10
         2.6      No Undisclosed Liabilities.........................................................................11
         2.7      No Changes.........................................................................................11
         2.8      Tax and Other Returns and Reports..................................................................13
         2.9      Restrictions on Business Activities................................................................14
         2.10     Title to Properties; Absence of Liens and Encumbrances.............................................14
         2.11     Intellectual Property..............................................................................15
         2.12     Agreements, Contracts and Commitments..............................................................16
         2.13     Interested Party Transactions......................................................................17
         2.14     Compliance with Laws...............................................................................18
         2.15     Litigation.........................................................................................18
         2.16     Insurance..........................................................................................18
         2.17     Minute Books.......................................................................................18
         2.18     NASA Agreement.....................................................................................18
         2.19     Environmental Matters..............................................................................19
         2.20     Brokers' and Finders' Fees; Third Party Expenses...................................................19
         2.21     Employee Matters and Benefit Plans.................................................................19
         2.22     Covenants..........................................................................................22
         2.23     Representations Complete...........................................................................22

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                   PAGE
ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER..................................................................23

         3.1      Organization, Standing and Power...................................................................23
         3.2      Authority..........................................................................................23
         3.3      Capital Structure..................................................................................23
         3.4      SEC Documents; PeopleSoft Financial Statements.....................................................24
         3.5      No Material Adverse Change.........................................................................24
         3.6      Litigation.........................................................................................24

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.......................................................................24

         4.1      Conduct of Business of Red Pepper..................................................................24
         4.2      No Solicitation....................................................................................27
         4.3      Strategic Agreements...............................................................................27
         4.4      Employee Hiring....................................................................................27

ARTICLE V ADDITIONAL AGREEMENTS......................................................................................28

         5.1      Registration Statement.............................................................................28
         5.2      Access to Information..............................................................................28
         5.3      Expenses...........................................................................................29
         5.4      Public Disclosure..................................................................................29
         5.5      Consents...........................................................................................29
         5.6      FIRPTA Compliance..................................................................................29
         5.7      Reasonable Efforts.................................................................................29
         5.8      Notification of Certain Matters....................................................................30
         5.9      Pooling Accounting.................................................................................30
         5.10     Affiliate Agreements...............................................................................30
         5.11     Additional Documents and Further Assurances........................................................31
         5.12     Form S-8...........................................................................................31
         5.13     NMS Listing........................................................................................31
         5.14     Voting Agreements..................................................................................31
         5.15     Blue Sky Laws......................................................................................31
         5.16     Indemnification....................................................................................31
         5.17     S-3 Registration Rights............................................................................31

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                                                                   PAGE
ARTICLE VI CONDITIONS TO THE MERGER..................................................................................34

         6.1      Conditions to Obligations of Each Party to Effect the Merger.......................................34
         6.2      Additional Conditions to Obligations of Red Pepper.................................................35
         6.3      Additional Conditions to the Obligations of PeopleSoft.............................................35

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW.......................................................37

         7.1      Survival of Representations and Warranties.........................................................37
         7.2      Escrow Arrangements................................................................................37

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER.......................................................................43

         8.1      Termination........................................................................................43
         8.2      Effect of Termination..............................................................................45
         8.3      Amendment..........................................................................................45
         8.4      Extension; Waiver..................................................................................45

ARTICLE IX GENERAL PROVISIONS........................................................................................45

         9.1      Notices............................................................................................45
         9.2      Interpretation.....................................................................................47
         9.3      Counterparts.......................................................................................47
         9.4      Entire Agreement; Assignment.......................................................................47
         9.5      Severability.......................................................................................47
         9.6      Other Remedies.....................................................................................48
         9.7      Governing Law......................................................................................48
         9.8      Rules of Construction..............................................................................48
         9.9      Specific Performance...............................................................................48

                                                                         ANNEX A

                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of September 4, 1996 between PeopleSoft, Inc., a Delaware corporation ("PeopleSoft"), and Red Pepper Software Company, a California corporation ("Red Pepper").

                                    RECITALS

         A. The Boards of Directors of Red Pepper and PeopleSoft believe it is in the best interests of each company and their respective shareholders that PeopleSoft acquire Red Pepper through the statutory merger of Red Pepper with and into PeopleSoft (the "Merger") and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of Red Pepper ("Red Pepper Capital Stock") and all outstanding options, warrants and other rights to acquire or receive shares of Red Pepper Capital Stock shall be converted into the right to receive shares of Common Stock of PeopleSoft ("PeopleSoft Common Stock").

         C. A portion of the shares of PeopleSoft Common Stock otherwise issuable by PeopleSoft in connection with the Merger shall be placed in escrow by PeopleSoft, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article VII hereof.

         D. Red Pepper and PeopleSoft desire to make certain representations and warranties and other agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law") and the California General Corporation Law ("California Law"), Red Pepper shall be merged with and into PeopleSoft, the separate corporate existence of Red Pepper shall cease and PeopleSoft shall continue as the surviving corporation.

         1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by PeopleSoft and Red Pepper. The date upon which the Closing actually occurs is herein referred to as the "Closing Date". On the Closing Date, the parties hereto shall cause the Merger to be consummated by (i) filing a Certificate of Merger (or like instrument) with the Secretary of State of the State of Delaware (the "Certificate of Merger"), in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of Delaware of such filing being referred to herein as the "Effective Time") and (ii) filing with the Secretary of State of the State of California the certificates required by Section 1108 of California Law. The parties currently intend that the Closing Date will occur on or prior to November 30, 1996.

         1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Red Pepper shall vest in PeopleSoft, all debts, liabilities and duties of Red Pepper shall become the debts, liabilities and duties of PeopleSoft.

         1.4 Maximum Shares to Be Issued; Effect on Capital Stock. The maximum number of shares of PeopleSoft Common Stock to be issued (including PeopleSoft Common Stock to be reserved for issuance upon exercise of any of Red Pepper's options and warrants to be assumed by PeopleSoft) in exchange for the acquisition by PeopleSoft of all outstanding Red Pepper Capital Stock and all unexpired and unexercised options and warrants to acquire Red Pepper Capital Stock shall be the Aggregate Share Number as defined in Section 1.4(f). No adjustment shall be made in the number of shares of PeopleSoft Common Stock issued in the Merger as a result of the exercise of options or warrants to acquire Red Pepper Capital Stock after the date hereof. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of PeopleSoft, Red Pepper or the holder of any shares of Red Pepper Capital Stock, the following shall occur:

              (a) Conversion of Red Pepper Common Stock. Each share of Common Stock of Red Pepper ("Red Pepper Common Stock") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined and to the extent provided in Section 1.5(a)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of PeopleSoft Common Stock equal to the Common Exchange Ratio (as defined in paragraph 1.4(f) below), upon surrender of the certificate representing such share of Red Pepper Common Stock in the manner provided in
Section 1.6, including, with respect to each whole share of PeopleSoft Common Stock to be received, the right to receive one preferred share purchase right (a "Right") under PeopleSoft's Preferred Shares Rights Agreement dated as of February 15, 1995. Any shares of PeopleSoft Common Stock issued in exchange for shares of Red Pepper Common Stock which are subject to a repurchase right in favor of Red Pepper shall be subject to an identical repurchase right in favor of PeopleSoft. Pepper Common Stock which are subject to a repurchase right in favor of Red Pepper shall be subject to an identical repurchase right in favor of PeopleSoft.

              (b) Stock Options. At the Effective Time, all options to purchase Red Pepper Common Stock then outstanding under Red Pepper's 1993 Stock Option Plan (the "Option Plan"), or otherwise, shall be assumed by PeopleSoft in accordance with provisions described below.

                        (i) At the Effective Time, each outstanding option to purchase shares of Red Pepper Common Stock (each a "Red Pepper Option") under the Option Plan or otherwise, whether vested or unvested, shall be, in connection with the Merger, assumed by PeopleSoft. Each Red Pepper Option so assumed by PeopleSoft under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such Red Pepper Option immediately prior to the Effective Time, except that (A) such Red Pepper Option shall be exercisable for that number of whole shares of PeopleSoft Common Stock equal to the product of the number of shares of Red Pepper Common Stock that were issuable upon exercise of such Red Pepper Option immediately prior to the Effective Time multiplied by the Common Exchange Ratio, rounded down to the nearest whole number of shares of PeopleSoft Common Stock and (B) the per share exercise price for the shares of PeopleSoft Common Stock issuable upon exercise of such assumed Red Pepper Option shall be equal to the quotient determined by dividing the exercise price per share of Red Pepper Common Stock at which such Red Pepper Option was exercisable immediately prior to the Effective Time by the Common Exchange Ratio, rounded up to the nearest whole cent.

                        (ii) It is the intention of the parties that Red Pepper Options assumed by PeopleSoft qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent Red Pepper Options qualified as incentive stock options immediately prior to the Effective Time.

                        (iii) Promptly following the Effective Time, PeopleSoft will issue to each holder of an outstanding Red Pepper Option a document evidencing the foregoing assumption of such Red Pepper Option by PeopleSoft.

              (c) Warrants. Each warrant to purchase shares of Red Pepper Capital Stock outstanding at the Effective Time shall be, in connection with the Merger, assumed by PeopleSoft. Each warrant so assumed by PeopleSoft under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the respective warrant agreements governing such warrant immediately prior to the Effective Time, except that each such warrant shall, following the Effective Time, be exercisable only for shares of PeopleSoft Common Stock, in such number, and at such exercise price as is determined by applying the Common Exchange Ratio in accordance with the terms of the applicable warrant agreement.

              (d) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into PeopleSoft Common Stock or Red Pepper Capital Stock), reorganization, recapitalization or other like change with respect to PeopleSoft Common Stock or Red Pepper Capital Stock occurring after the date hereof and prior to the Effective Time.

              (e) Fractional Shares. No fraction of a share of PeopleSoft Common Stock will be issued, but in lieu thereof, each holder of shares of Red Pepper Capital Stock who would otherwise be entitled to a fraction of a share of PeopleSoft Common Stock (after aggregating all fractional shares of PeopleSoft Common Stock to be received by such holder) shall be entitled to receive from PeopleSoft an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of PeopleSoft Common Stock for the five (5) consecutive trading days ending on the trading day immediately prior to the Closing Date, as reported on the Nasdaq National Market.

              (f) Definitions.

                        (i) Aggregate Share Number. The "Aggregate Share Number" shall mean the sum of (x) the Base Share Number, plus (y) the product of (A) the Additional Option Amount multiplied by (B) the Common Exchange Ratio.

                        (ii) Additional Option Amount. The "Additional Option Amount" shall mean (i) the aggregate number of shares of Red Pepper Common Stock issuable upon the exercise of all options to acquire shares of Red Pepper Common Stock granted pursuant to the Option Plan and in accordance with Section 4.1(g) hereto after August 22, 1996.

                        (iii) Base Share Number. The "Base Share Number" shall be a number of shares of PeopleSoft Common Stock equal to 2,975,000 shares (as appropriately adjusted to reflect the effect of any stock split, stock dividend, reorganization, recapitalization or the like with respect to the PeopleSoft Common Stock occurring after the date hereof and prior to the Effective Time).

                        (iv) Common Exchange Ratio. The "Common Exchange Ratio" shall mean the quotient obtained by dividing (x) the Base Share Number, by (y) the sum of (A) the Outstanding Common Amount plus (B) the Outstanding Option Amount less (C) the Additional Option Amount.

                        (v) Escrow Amount. The "Escrow Amount" shall be a number of shares of PeopleSoft Common Stock calculated using the following formula:
0.10 *(Aggregate Share Number-(Outstanding Option Amount * Common Exchange
Ratio))

                        (vi) Exchange Ratio. The "Exchange Ratio" shall mean the Common Exchange Ratio.

                        (vii) Outstanding Common Amount. The "Outstanding Common Amount" shall mean the aggregate number of shares of Red Pepper Common Stock outstanding immediately prior to the Effective Time (taking into account all shares of Red Pepper Preferred Stock that shall be converted into Red Pepper Common Stock as of such time).

                        (viii) Outstanding Option Amount. The "Outstanding Option Amount" shall mean the aggregate number of shares of Red Pepper Common Stock issuable upon the exercise of all options and warrants to acquire shares of Red Pepper Common Stock outstanding as of the Effective Time.

         1.5 Dissenting Shares.

              (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Red Pepper Capital Stock held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive PeopleSoft Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by California Law.

              (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Red Pepper Capital Stock who demands appraisal of such shares under Delaware Law or California Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive PeopleSoft Common Stock and fractional shares as provided in Section 1.4, without interest thereon, upon surrender of the certificate representing such shares.

              (c) Red Pepper shall give PeopleSoft (i) prompt notice of any written demands for appraisal of any shares of Red Pepper Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law or California Law and received by Red Pepper and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law and California Law. Red Pepper shall not, except with the prior written consent of PeopleSoft, voluntarily make any payment with respect to any demands for appraisal of capital stock of Red Pepper or offer to settle or settle any such demands.

         1.6 Surrender of Certificates.

              (a) Exchange Agent. Prior to the Effective Time, PeopleSoft shall designate a bank or trust company reasonably acceptable to Red Pepper to act as exchange agent (the "Exchange Agent") in the Merger.

              (b) PeopleSoft to Provide Common Stock. Promptly after the Effective Time, PeopleSoft shall make available to the Exchange Agent for exchange in accordance with this Article I, the aggregate number of shares of PeopleSoft Common Stock issuable pursuant to Section 1.4 in exchange for outstanding shares of Red Pepper Capital Stock; provided that, on behalf of the holders of Red Pepper Capital Stock and pursuant to Section 7.2 of this Agreement, PeopleSoft shall deposit into an escrow account a number of shares of PeopleSoft Common Stock equal to the Escrow

Amount out of the aggregate number of shares of PeopleSoft Common Stock otherwise issuable pursuant to Section 1.4. The portion of the Escrow Amount contributed on behalf of each holder of Red Pepper Capital Stock shall be in proportion to the aggregate number of shares of PeopleSoft Common Stock which such holder would otherwise be entitled to receive under Section 1.4 by virtue of ownership of outstanding shares of Red Pepper Capital Stock.

              (c) Exchange Procedures. Promptly after the Effective Time, PeopleSoft shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Red Pepper Capital Stock whose shares were converted into the right to receive shares of PeopleSoft Common Stock pursuant to Section 1.4, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as PeopleSoft may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of PeopleSoft Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by PeopleSoft, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of PeopleSoft Common Stock (less the number of shares of PeopleSoft Common Stock, if any, to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VII hereof), plus cash in lieu of fractional shares in accordance with Section 1.4, to which such holder is entitled pursuant to
Section 1.4, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, PeopleSoft shall cause to be distributed to the Escrow Agent (as defined in Article VII) a certificate or certificates representing that number of shares of PeopleSoft Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate PeopleSoft as provided in Article VII. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Red Pepper Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of PeopleSoft Common Stock into which such shares of Red Pepper Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.4.

              (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to PeopleSoft Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of PeopleSoft Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of PeopleSoft Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of PeopleSoft Common Stock.

              (e) Transfers of Ownership. If any certificate for shares of PeopleSoft Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to PeopleSoft or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of PeopleSoft Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of PeopleSoft or any agent designated by it that such tax has been paid or is not payable.

              (f) No Liability. Notwithstanding anything to the contrary in this
Section 1.6, none of the Exchange Agent, PeopleSoft or any party hereto shall be liable to a holder of shares of or Red Pepper Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.7 No Further Ownership Rights in Red Pepper Common Stock. All shares of PeopleSoft Common Stock issued upon the surrender for exchange of shares of Red Pepper Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Red Pepper Capital Stock, and there shall be no further registration of transfers on the records of PeopleSoft of shares of Red Pepper Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to PeopleSoft for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.8 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Red Pepper Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of PeopleSoft Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.4; provided, however, that PeopleSoft may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against PeopleSoft or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

         1.9 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and
(ii) qualify for accounting treatment as a pooling of interests.

         1.10 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest PeopleSoft with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Red Pepper, the officers and directors of PeopleSoft, are hereby fully authorized in the name of PeopleSoft, Red Pepper or otherwise to take all such lawful action.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Red Pepper hereby represents and warrants to PeopleSoft, subject to such exceptions as are clearly disclosed in the disclosure letter supplied by Red Pepper to PeopleSoft (the "Red Pepper Schedules") and dated as of the date hereof, as follows:

         2.1 Organization of Red Pepper. Red Pepper is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Red Pepper has the corporate power to own its properties and to carry on its business as now being conducted. Red Pepper is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations (hereinafter referred to as a "Material Adverse Effect") of Red Pepper. Red Pepper has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to counsel for PeopleSoft.

         2.2 Red Pepper Capital Structure.

              (a) The authorized capital stock of Red Pepper consists of 20,000,000 shares of authorized Common Stock, of which 3,055,083 shares are issued and outstanding, and 10,500,000 shares of authorized Preferred Stock. The authorized Preferred Stock consists of 840,000 shares of authorized Series A Preferred Stock, all of which are issued and outstanding, 750,000 shares of authorized Series A1 Preferred Stock, of which 700,000 shares are issued and outstanding, 5,000,000 shares of authorized Series B Preferred Stock, of which 4,662,903 shares are issued and outstanding, and 3,534,501 shares of authorized Series C Preferred Stock, all of which are issued and outstanding. Red Pepper Capital Stock is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.2(a). All outstanding shares of Red Pepper Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Red Pepper or any agreement to which Red Pepper is a party or by which it is bound.

              (b) Red Pepper has reserved 3,385,000 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which 1,655,917 shares are subject to outstanding, unexercised options and 714,000 shares remain available for future grant. Schedule 2.2(b) sets forth for each outstanding Red Pepper Option the name of the holder of such option, the number of shares of Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to date, and whether the vesting of such options will be accelerated by the transactions contemplated by this Agreement. All outstanding Red Pepper Options are immediately exercisable in full. In addition, Schedule 2.2(b) sets forth for each outstanding warrant the name of the holder of such warrant, the domicile address of such holder, the number of shares and type of Red Pepper Capital Stock subject to such warrant, the exercise price of such warrant and whether the terms of such warrant will be altered by the transactions contemplated by this Agreement. Except for Red Pepper Options and the warrants described in Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Red Pepper is a party or by which it is bound obligating Red Pepper to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Red Pepper. Except for Red Pepper Options and the warrants described in
Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Red Pepper is a party or by which it is bound obligating Red Pepper to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Red Pepper Options and any outstanding warrants have been or will be given, or shall have properly waived, any required notice prior to the Merger and all such notice rights will be terminated at or prior to the Effective Time.

         2.3 Subsidiaries. Other than Red Pepper Software Singapore Pte Ltd. ("Red Pepper Singapore") and RP Software Limited ("Red Pepper UK," together with Red Pepper Singapore, collectively, the "Subsidiaries"), Red Pepper does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. Red Pepper Singapore and Red Pepper UK are corporations duly organized, validly existing and in good standing under the laws of Singapore and the United Kingdom, respectively. The Subsidiaries have the corporate power to own their properties and to carry on their businesses as now being conducted. The Subsidiaries are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Red Pepper. Red Pepper has delivered true and correct copies of each of the Subsidiaries' charters and by-laws, each as amended to date, to counsel for PeopleSoft. Red Pepper owns 100% of the issued and outstanding capital stock of each of the Subsidiaries, free and clear of encumbrances. All outstanding shares of the Subsidiaries' capital stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the charter or by-laws of such Subsidiaries or any agreement to which Red Pepper or the Subsidiaries are a party or by which any of them is bound. All references to Red Pepper herein shall, unless the context otherwise requires, be deemed to include Red Pepper and the Subsidiaries.

         2.4 Authority. Subject only to the requisite approval of the Merger and this Agreement by Red Pepper's shareholders, Red Pepper has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of Red Pepper's shareholders to duly approve the Merger and this Agreement is that number of shares as would constitute a majority of the outstanding shares of (a) the Common Stock and Preferred Stock, voting together as a single class, and (b) the Preferred Stock voting separately as a single class (in each case with each share of Preferred Stock being entitled to a number of votes equal to the number of whole shares of Common Stock into which such share of Preferred Stock could be converted on the record date for the vote). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Red Pepper, subject only to the approval of the Merger by Red Pepper's shareholders. Red Pepper's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by Red Pepper and, assuming due execution and delivery by PeopleSoft, constitutes the valid and binding obligation of Red Pepper, enforceable in accordance with its terms. Except as set forth on Schedule 2.4, subject only to the approval of the Merger and this Agreement by Red Pepper's shareholders, the execution and delivery of this Agreement by Red Pepper does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation or Bylaws of Red Pepper or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Red Pepper or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict), is required by or with respect to Red Pepper in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) filing with the Secretary of State of the State of California the certificates required by Section 1108 of California Law; (iii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iv) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on
Schedule 2.4.

         2.5 Red Pepper Financial Statements. Schedule 2.5 sets forth Red Pepper's audited balance sheet as of December 31, 1995 and the related audited statements of operations and cash flows for the year then ended (the "Audited Financials") and Red Pepper's unaudited balance sheet as of June 30, 1996 (the "Balance Sheet") and the related unaudited statements of operations and cash flows for the six-month period then ended (together with the Balance Sheet, the "Unaudited Financials") (collectively, the Audited Financials and the Unaudited Financials are referred to as the "Red Pepper Financials"). Red Pepper Financials are correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other. The Red Pepper Financials present fairly the financial condition and operating results of Red Pepper as of the dates and during the periods indicated therein, subject, in the case of the Unaudited Financials, to normal year-end adjustments, which will not be material in amount or significance. The Unaudited Financials require no notes which do not appear in the Audited Financials.

         2.6 No Undisclosed Liabilities. Except as set forth in Schedule 2.6, Red Pepper does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the Balance Sheet, or (ii) has not arisen in the ordinary course of Red Pepper's business since June 30, 1996, consistent with past practices. Except as disclosed in Schedule 2.1a, no customer of Red Pepper has a right of refund or set off from Red Pepper which arises other than from the warranty provision of Red Pepper's standard customer license agreement.

         2.7 No Changes. Except as set forth in Schedule 2.7, since June 30, 1996, there has not been, occurred or arisen any:

              (a) transaction by Red Pepper except in the ordinary course of business as conducted on that date and consistent with past practices;

              (b) amendments or changes to the Articles of Incorporation or Bylaws of Red Pepper;

              (c) capital expenditure or commitment by Red Pepper of $50,000 in any individual case or $150,000 in the aggregate.

              (d) destruction of, damage to or loss of any assets, business or customer of Red Pepper (whether or not covered by insurance) which resulted or could reasonably be expected to result in losses to Red Pepper of more than $20,000;

              (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

              (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Red Pepper;

              (g) revaluation by Red Pepper of any of its assets;

              (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of Red Pepper, or any direct or indirect redemption, purchase or other acquisition by Red Pepper of any of its capital stock other than pursuant to the exercise of repurchase rights under stock option agreements;

              (i) increase in the salary or other compensation payable or to become payable by Red Pepper to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by Red Pepper, of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

              (j) sale, lease, license or other disposition of any of the assets or properties of Red Pepper, except in the ordinary course of business as conducted on that date and consistent with past practices;

              (k) amendment or termination of any material contract, agreement or license to which Red Pepper is a party or by which it is bound;

              (l) loan by Red Pepper to any person or entity, incurring by Red Pepper of any indebtedness, guaranteeing by Red Pepper of any indebtedness, issuance or sale of any debt securities of Red Pepper or guaranteeing of any debt securities of others except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

              (m) waiver or release of any right or claim of Red Pepper, including any write-off or other compromise of any account receivable of Red Pepper;

              (n) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of Red Pepper or its affairs;

              (o) notice of any claim of ownership by a third party of Red Pepper's Intellectual Property (as defined in Section 2.11 below) or of infringement by Red Pepper of any third party's Intellectual Property rights;

              (p) issuance or sale by Red Pepper of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities other than the grant of stock options to employees or consultants or pursuant to the exercise of employee stock options;

              (q) change in pricing or royalties set or charged by Red Pepper to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to Red Pepper;

              (r) event or condition of any character that has or reasonably would be expected to have a Material Adverse Effect on Red Pepper;

              (s) agreement to enter into a strategic alliance or grant of third party royalty rights; or

              (t) agreement by Red Pepper or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with PeopleSoft and its representatives regarding the transactions contemplated by this Agreement).

         2.8 Tax and Other Returns and Reports.

              (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

              (b) Tax Returns and Audits. Except as set forth in Schedule 2.8:

                        (i) Red Pepper as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to Red Pepper or its operations and such Returns will have been completed in accordance with applicable law.

                        (ii) Red Pepper as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                        (iii) Red Pepper has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Red Pepper, nor has Red Pepper executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                        (iv) No audit or other examination of any Return of Red Pepper is presently in progress, nor has Red Pepper been notified of any request for such an audit or other examination.

                        (v) Red Pepper does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and Red Pepper has no knowledge of any basis for the assertion of any such liability attributable to Red Pepper, its assets or operations.

                        (vi) Red Pepper has provided to PeopleSoft copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of Red Pepper's incorporation.

                        (vii) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of Red Pepper relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

                        (viii) None of Red Pepper's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                        (ix) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Red Pepper that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

                        (x) Red Pepper has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Red Pepper.

                        (xi) Red Pepper is not a party to a tax sharing or allocation agreement nor does Red Pepper owe any amount under any such agreement.

                        (xii) Red Pepper is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

         2.9 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), judgment, injunction, order or decree to which Red Pepper is a party or otherwise binding upon Red Pepper which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of Red Pepper, any acquisition of property (tangible or intangible) by Red Pepper or the conduct of business by Red Pepper. Without limiting the foregoing, Red Pepper has not entered into any agreement under which Red Pepper is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

         2.10 Title to Properties; Absence of Liens and Encumbrances.

              (a) Red Pepper owns no real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently leased by Red Pepper, the name of the lessor and the date of the lease and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

              (b) Red Pepper has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in Red Pepper Financials or in Schedule 2.10(b).

         2.11 Intellectual Property.

              (a) Red Pepper owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the business of Red Pepper as currently conducted or as proposed to be conducted by Red Pepper (the "Red Pepper Intellectual Property Rights").

              (b) Schedule 2.11(a) sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in Red Pepper Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Red Pepper Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Schedule 2.11(b) sets forth a complete list of all licenses, sublicenses, side letters and other agreements to which Red Pepper is a party and pursuant to which Red Pepper or any other person is authorized to use any Red Pepper Intellectual Property Right (excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("End-User Licenses")) or trade secret of Red Pepper, and includes the identity of all parties thereto. Except as set forth on Schedules 2.11(a) or 2.11(b), the execution and delivery of this Agreement by Red Pepper, and the consummation of the transactions contemplated hereby, will neither cause Red Pepper to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedules 2.11(a) or 2.11(b), Red Pepper is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), Red Pepper Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which Red Pepper Intellectual Property Rights are being used.

              (c) No claims with respect to Red Pepper Intellectual Property Rights have been asserted or are, to Red Pepper's knowledge, threatened by any person, nor are there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any of the products of Red Pepper infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right, (ii) against the use by Red Pepper of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in Red Pepper's business as currently conducted or as proposed to be conducted by Red Pepper, or (iii) challenging the ownership by Red Pepper, validity or effectiveness of any of Red

Pepper Intellectual Property Rights. All registered trademarks, service marks and copyrights held by Red Pepper are valid and subsisting. The business of Red Pepper as currently conducted or as proposed to be conducted by Red Pepper has not and does not infringe on any proprietary right of any third party. To Red Pepper's knowledge, there is no unauthorized use, infringement or misappropriation of any of Red Pepper Intellectual Property Rights by any third party, including any employee or former employee of Red Pepper. No Red Pepper Intellectual Property Right or product of Red Pepper or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Red Pepper. Each employee of and consultant to Red Pepper has executed a proprietary information and confidentiality agreement substantially in Red Pepper's standard forms.

              (d) Red Pepper software products and associated documentation that are part of the Red Pepper Intellectual Property Rights are production-level versions of such software technology; any Red Pepper software products that are works in process or beta-level software are identified and disclosed as such in
Schedule 2.11(d).

         2.12 Agreements, Contracts and Commitments. Except as set forth on
Schedule 2.12(a), Red Pepper does not have, is not a party to nor is it bound by:

                        (i) any collective bargaining agreements,

                        (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

                        (iii) any bonus, deferred compensation, sales compensation plan, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements or agreements to change any such plans whether written or oral,

                        (iv) any employment or consulting agreement with an employee or individual consultant, or any consulting or sales agreement under which a firm or other organization provides services to Red Pepper,

                        (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                        (vi) any fidelity or surety bond or completion bond,

                        (vii) any lease of personal property having a value individually in excess of $50,000,

                        (viii) any agreement of indemnification or guaranty,

                        (ix) any agreement containing any covenant limiting the freedom of Red Pepper to engage in any line of business or to compete with any person,

                        (x) any agreement relating to capital expenditures and involving future payments in excess of $50,000,

                        (xi) any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of Red Pepper's business,

                        (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,

                        (xiii) any purchase order or contract for the purchase of raw materials or services involving $25,000 or more,

                        (xiv) any construction contracts,

                        (xv) any distribution, joint marketing or development agreement,

                        (xvi) any agreement pursuant to which Red Pepper has granted or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code, or

                        (xvii) any other agreement that involves $50,000 or more or is not cancelable without penalty within thirty (30) days.

         Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.12(b), Red Pepper has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.12(a) or Schedule 2.11(b) (any such agreement, contract or commitment, a "Contract"). Each Contract is in full force and effect and, except as otherwise disclosed in
Schedule 2.12(b), is not subject to any default thereunder of which Red Pepper has knowledge by any party obligated to Red Pepper pursuant thereto.

         2.13 Interested Party Transactions. Except as set forth on Schedule 2.13, to Red Pepper's knowledge, no officer, director or affiliate (as defined under Regulation C under the Securities Act of 1933, as amended) of Red Pepper (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that Red Pepper furnishes or sells, or proposes to furnish or sell, or (ii) an economic interest in any entity that purchases from or sells or furnishes to, Red Pepper, any goods or services or
(iii) a beneficial interest in any contract or agreement set forth in Schedule 2.12(a) or Schedule 2.11(b); provided, that (x) ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation and no more than ten percent (10%) of the outstanding equity of any other entity shall not be deemed an "economic interest in any entity" for purposes of this
Section 2.13 and (y) this provision shall only apply if the terms and conditions applicable to the subject relationship are materially less favorable to Red Pepper than the terms and conditions that could be obtained in an arm's-length relationship.

         2.14 Compliance with Laws. Red Pepper has complied in all respects with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

         2.15 Litigation. Except as set forth in Schedule 2.15, there is no action, suit or proceeding of any nature pending or to Red Pepper's knowledge threatened against Red Pepper, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in schedule 2.15, to Red Pepper's knowledge, there is no investigation pending or threatened against Red Pepper, its properties or any of its officers or directors by or before any governmental entity. Schedule 2.15 sets forth, with respect to any such pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No governmental entity has at any time challenged or questioned the legal right of Red Pepper to manufacture, offer or sell any of its products in the present manner or style thereof.

         2.16 Insurance. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Red Pepper, there is no claim by Red Pepper pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Red Pepper is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Red Pepper has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

         2.17 Minute Books. The minute books of Red Pepper made available to counsel for PeopleSoft are the only minute books of Red Pepper and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of Red Pepper.

         2.18 NASA Agreement. As described in Section 2.7 of the Software License Agreement between Red Pepper and the National Aeronautics and Space Administration dated August 18, 1993 (the "NASA Agreement"), the SOFTWARE (as defined in the NASA Agreement) is, as a result of Red Pepper's modifications, an "original work of authorship" (as used in the NASA Agreement) of Red Pepper.

         2.19 Environmental Matters. Red Pepper (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval. There are no costs or liabilities (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) other than as disclosed in the Financial Statements.

         2.20 Brokers' and Finders' Fees; Third Party Expenses. Except as set forth on Schedule 2.19, Red Pepper has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 2.19 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.
Schedule 2.19 sets forth Red Pepper's current reasonable estimate of all Third Party Expenses (as defined in Section 5.3) expected to be incurred by Red Pepper in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

         2.21 Employee Matters and Benefit Plans.

              (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.20(a)(i) below (such definition shall only apply to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                        (i) "Affiliate" shall mean any other person or entity under common control with Red Pepper within the meaning of Section 414(b), (c),
(m) or (o) of the Code and the regulations thereunder;

                        (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                        (iii) "Red Pepper Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Red Pepper or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which Red Pepper or any Affiliate has or may have any liability contingent or otherwise;

                        (iv) "Employee" shall mean any current, former, or retired employee, officer, or director of Red Pepper or any Affiliate;

                        (v) "Employee Agreement" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between Red Pepper or any Affiliate and any Employee or consultant;

                        (vi) "IRS" shall mean the Internal Revenue Service;

                        (vii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

                        (viii) "Pension Plan" shall refer to each Red Pepper Employee Plan which is an "employee pension benefit plan", within the meaning of
Section 3(2) of ERISA.

              (b) Schedule. Schedule 2.20(b) contains an accurate and complete list of each Red Pepper Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Red Pepper Employee Plan or Employee Agreement. Red Pepper does not have any stated plan or commitment to establish any new Red Pepper Employee Plan or Employee Agreement, to modify any Red Pepper Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Red Pepper Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to PeopleSoft in writing, or as required by this Agreement), or to enter into any Red Pepper Employee Plan or Employee Agreement.

              (c) Documents. Red Pepper has provided to PeopleSoft (i) correct and complete copies of all documents embodying or relating to each Red Pepper Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Red Pepper Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Red Pepper Employee Plan or related trust; (iv) if Red Pepper Employee Plan is funded, the most recent annual and periodic accounting of Red Pepper Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Red Pepper Employee Plan; (vi) all IRS determination letters and rulings relating to Red Pepper Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Red Pepper Employee Plan; (vii) all communications material to any Employee or Employees relating to any Red Pepper Employee Plan and any proposed Red Pepper Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to Red Pepper; and (viii) all registration statements and prospectuses prepared in connection with each Red Pepper Employee Plan.

              (d) Employee Plan Compliance. Except as set forth on Schedule 2.20(d), (i) Red Pepper has performed in all material respects all obligations required to be performed by it under each Red Pepper Employee Plan and each Red Pepper Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Red Pepper Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of Red Pepper, threatened or anticipated (other than routine claims for benefits) against any Red Pepper Employee Plan or against the assets of any Red Pepper Employee Plan; and (iv) each Red Pepper Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Red Pepper, PeopleSoft or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of Red Pepper or any affiliates, threatened by the IRS or DOL with respect to any Red Pepper Employee Plan; and
(vi) neither Red Pepper nor any Affiliate is subject to any penalty or tax with respect to any Red Pepper Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

              (e) Pension Plans. Red Pepper does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

              (f) Multiemployer Plans. At no time has Red Pepper contributed to or been requested to contribute to any Multiemployer Plan.

              (g) No Post-Employment Obligations. Except as set forth in
Schedule 2.20(g), no Red Pepper Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and Red Pepper has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

              (h) Effect of Transaction.

                        (i) Except as provided in Section 1.6 of this Agreement or as set forth on Schedule 2.20(h)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Red Pepper Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                        (ii) Except as set forth on Schedule 2.20(h)(ii), no payment or benefit which will or may be made by Red Pepper or PeopleSoft or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

              (i) Employment Matters. Red Pepper (i) is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages, commissions, bonuses or any other type of compensation or any taxes or any penalty for failure to comply with any of the foregoing; (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice) and (v) is not liable for nor has been threatened with any claim for discrimination or sexual harassment.

              (j) Labor. No work stoppage or labor strike against Red Pepper is pending or, to the best knowledge of Red Pepper, threatened. Except as set forth in Schedule 2.20(j), Red Pepper is not involved in or, to the knowledge of Red Pepper, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to Red Pepper. Neither Red Pepper nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to Red Pepper. Except as set forth in Schedule 2.20(j), Red Pepper is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Red Pepper.

         2.22 Covenants. At the Effective Time, Red Pepper will have complied with all of its covenants contained in this Agreement, including those covenants contained in Section 4 hereto.

         2.23 Representations Complete. None of the representations or warranties made by Red Pepper (as modified by Red Pepper Schedules), nor any statement made in any Schedule or certificate furnished by Red Pepper pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of Red Pepper in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         PeopleSoft represents and warrants to Red Pepper as follows:

         3.1 Organization, Standing and Power. PeopleSoft is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. PeopleSoft has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of PeopleSoft to consummate the transactions contemplated hereby. PeopleSoft is not in violation of the provisions of its Certificate of Incorporation or Bylaws.

         3.2 Authority. PeopleSoft has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PeopleSoft. This Agreement has been duly executed and delivered by PeopleSoft and, assuming due execution and delivery by Red Pepper, constitutes the valid and binding obligations of PeopleSoft, enforceable in accordance with its terms. The execution and delivery of this Agreement by PeopleSoft does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of PeopleSoft or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PeopleSoft or its properties or assets which could reasonably be expected to have a Material Adverse Effect on PeopleSoft.

         3.3 Capital Structure.

              (a) The authorized stock of PeopleSoft consists of 160,000,000 shares of Common Stock, of which 50,474,726 shares were issued and outstanding as of June 30, 1996, and 2,000,000 shares of Preferred Stock, none of which is issued or outstanding. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

              (b) The shares of PeopleSoft Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and non-assessable.

         3.4 SEC Documents; PeopleSoft Financial Statements. PeopleSoft has furnished or made available to Red Pepper true and complete copies of all reports or registration statements filed by it with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act") for all periods subsequent to January 1, 1995, all in the form so filed (all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. The financial statements of PeopleSoft, including the notes thereto, included in the SEC Documents (the "PeopleSoft Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of PeopleSoft at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in PeopleSoft accounting policies except as described in the notes to the PeopleSoft Financial Statements.

         3.5 No Material Adverse Change. Since the date of the balance sheet included in PeopleSoft's most recently filed report on Form 10-Q or Form 10-K, PeopleSoft has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of PeopleSoft; (b) any amendment or change in the Certificate of Incorporation or Bylaws of PeopleSoft; or (c) any damage to, destruction or loss of any assets of PeopleSoft, (whether or not covered by insurance) that materially and adversely affects the financial condition or business of PeopleSoft.

         3.6 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which PeopleSoft has received any notice of assertion against PeopleSoft which in any manner challenges or seeks, or reasonably could be expected, to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 Conduct of Business of Red Pepper. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, Red Pepper agrees (except to the extent that PeopleSoft shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. Red Pepper shall promptly notify PeopleSoft of any materially negative event related to Red Pepper or its business. Except as expressly contemplated by this Agreement or disclosed in Schedule 4.1, Red Pepper shall not, without the prior written consent of PeopleSoft:

              (a) Enter into any commitment or transaction not in the ordinary course of business.

              (b) Transfer to any person or entity any rights to Red Pepper Intellectual Property Rights (other than pursuant to End-User Licenses in the ordinary course of business);

              (c) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope or any third party royalty rights with respect to any products of Red Pepper;

              (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in Red Pepper Schedules;

              (e) Commence any litigation or any dispute resolution process;

              (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Red Pepper, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor) other than pursuant to the exercise of repurchase rights contained in stock option agreements;

              (g) Except for the issuance of shares of Red Pepper Capital Stock upon exercise or conversion of presently outstanding Red Pepper Options, warrants or Red Pepper Preferred Stock, or the grant of stock options to new employees with PeopleSoft's prior approval, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

              (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

              (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets in an amount in excess of $50,000 in the case of a single transaction or in excess of $100,000 in the aggregate in any 30-day period;

              (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

              (k) Incur any indebtedness for borrowed money other than from PeopleSoft or guarantee any such indebtedness or issue or sell any debt securities of Red Pepper or guarantee any debt securities of others;

              (l) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof;

              (m) Subject to the provisions of Section 4.5 below, adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees, except as consistent with the ordinary course of Red Pepper consistent with past practice (provided that the price per share of any equity participation in Red Pepper shall be agreed in advance by PeopleSoft);

              (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

              (o) Pay, discharge or satisfy, in an amount in excess of $50,000 (in any one case) or $100,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in Red Pepper Financial Statements (or the notes thereto) or that arose in the ordinary course of business subsequent to June 30, 1996 or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated hereby;

              (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

              (q) Enter into or modify any new or existing agreements for the lease or purchase of real property; or

              (r) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (q) above, or any other action that would prevent Red Pepper from performing or cause Red Pepper not to perform its covenants hereunder.

         4.2 No Solicitation. Until the earlier of the Effective Time or the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, Red Pepper will not (nor will Red Pepper permit any of Red Pepper's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than PeopleSoft and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of Red Pepper or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets, (b) provide information with respect to it to any person, other than PeopleSoft, relating to the possible acquisition of Red Pepper (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets, (c) enter into an agreement with any person, other than PeopleSoft, providing for the acquisition of Red Pepper (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of Red Pepper or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets by any person, other than by PeopleSoft. In addition to the foregoing, if Red Pepper receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, Red Pepper shall promptly notify PeopleSoft thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as PeopleSoft may reasonably request.

         4.3 Strategic Agreements. Red Pepper agrees that it will not enter into any strategic alliance, joint development or joint marketing agreement during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time unless it has first consulted with the Chief Financial Officer of PeopleSoft.

         4.4 Employee Hiring. As soon as practicable after the date of this Agreement, the Chief Executive Officers of PeopleSoft and Red Pepper (or their representatives) will agree upon the guidelines within which Red Pepper will proceed with recruitment, compensation and equity participation of new and existing employees. The parties currently contemplate that all employees of Red Pepper will be offered employment with PeopleSoft. All such employees of Red Pepper will be required to execute PeopleSoft's standard forms of offer letters and non-disclosure agreements prior to becoming employees of PeopleSoft.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 Registration Statement; Red Pepper Shareholder Approval.

                        (i) PeopleSoft shall register the offer and sale of the shares of PeopleSoft common stock to be issued as Merger Consideration pursuant to a Registration Statement on Form S-4 (the "S-4") filed with the SEC and including therein a proxy statement (the "Proxy Statement") to be sent to Red Pepper's shareholders soliciting their consent to the Merger. Red Pepper shall provide to PeopleSoft and its counsel for inclusion in the Proxy Statement of the S-4, in form and substance reasonably satisfactory to PeopleSoft and its counsel, such information concerning Red Pepper, its operations, capitalization, technology, share ownership and other material as PeopleSoft or its counsel may reasonably request. Each of PeopleSoft and Red Pepper shall use its reasonable best efforts to respond to any comments of the SEC, to have the S-4 declared effective under the 1933 Act as promptly as practicable after such filing and to cause the Proxy Statement to be mailed to Red Pepper's shareholders at the earliest practicable time. Each party will notify the other parties hereto promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the S-4 or the Proxy Statement or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff, on the other hand, with respect to the S-4 or the Proxy Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the Proxy Statement and the S-4 Filing, PeopleSoft or Red Pepper, as the case may be, shall promptly inform the other company of such occurrence and cooperate in filing with the SEC or its staff.

                        (ii) As promptly as practicable after the execution of this Agreement and at such time as PeopleSoft may request so as not to interfere with the S-4 registration process, Red Pepper shall submit this Agreement and the transactions contemplated hereby to its shareholders for approval and adoption as provided by California Law and its Articles of Incorporation and Bylaws. Red Pepper shall use its best efforts to solicit and obtain the consent of its shareholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The materials submitted to Red Pepper's shareholders shall be subject to review and approval by PeopleSoft and include information regarding Red Pepper, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of Red Pepper in favor of the Merger and this Agreement provided, however, that such recommendation need not be included, or may be withdrawn, to the extent that the Board of Directors of Red Pepper deems it necessary to do so in the exercise of its fiduciary obligations to the holders of Red Pepper's Capital Stock after being so advised by counsel.

         5.2 Access to Information. Subject to any applicable contractual confidentiality obligations (which Red Pepper shall use its best efforts to cause to be waived) each party shall afford the other and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the others may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         5.3 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby ("Third Party Expenses"), shall be the obligation of the respective party incurring such fees and expenses; provided, however, that PeopleSoft and Red Pepper shall share equally all fees and expenses, other than attorneys, accountants and financial advisors fees, incurred in connection with the printing and filing of the S-4 (including financial statements and exhibits) and any amendments or supplements thereto. Red Pepper agrees that PeopleSoft may submit an Officer's Certificate for a Loss (both as defined in Section 7) for the amount, if any, by which Red Pepper's Third Party Expenses exceed $150,000 and that such a claim shall be paid by the Escrow Agent without regard to and without affecting the $250,000 threshold for payment of Losses set forth in Section 7.2(a).

         5.4 Public Disclosure. Unless otherwise required by law (including, without limitation, securities laws) or, as to PeopleSoft, by the rules and regulations of the National Association of Securities Dealers, Inc., prior to the Effective Time, PeopleSoft and Red Pepper shall consult with each other before making any disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement or the transactions contemplated hereby, and no public announcement or press release regarding the subject matter of this Agreement or the transactions contemplated thereby shall be made by any party hereto unless approved by PeopleSoft and Red Pepper prior to release, provided that such approval shall not be unreasonably withheld.

         5.5 Consents. Red Pepper shall obtain all consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Red Pepper Schedules) so as to preserve all material rights of, and benefits to Red Pepper thereunder.

         5.6 FIRPTA Compliance. On the Closing Date, Red Pepper shall deliver to PeopleSoft a properly executed statement in a form reasonably acceptable to PeopleSoft for purposes of satisfying PeopleSoft's obligations under Treasury Regulation Section 1.1445-2(c)(3).

         5.7 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that PeopleSoft shall not be required to agree to any divestiture by PeopleSoft or Red Pepper or any of PeopleSoft's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of PeopleSoft or its subsidiaries or affiliates or Red Pepper or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

         5.8 Notification of Certain Matters. Red Pepper shall give prompt notice to PeopleSoft, and PeopleSoft shall give prompt notice to Red Pepper, of
(i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Red Pepper and PeopleSoft, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by their Agreement (including Red Pepper Schedules) and (ii) any failure of Red Pepper or PeopleSoft, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         5.9 Pooling Accounting. PeopleSoft and Red Pepper shall each use its reasonable efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of PeopleSoft and Red Pepper shall use its reasonable efforts to cause its respective employees, directors, shareholders and affiliates not to take any action that would adversely affect the ability of PeopleSoft to account for the business combination to be effected by the Merger as a pooling of interests. Neither PeopleSoft nor Red Pepper shall take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of the capital stock of Red Pepper, which reasonably would be expected to
(i) interfere with PeopleSoft's ability to account for the Merger as a pooling of interests or (ii) jeopardize the tax-free nature of the reorganization hereunder.

         5.10 Affiliate Agreements. Schedule 5.10 sets forth those persons who, in Red Pepper's reasonable judgment, are "affiliates" of Red Pepper within the meaning of Rule 145 (each such person an "Affiliate") promulgated under the Securities Act ("Rule 145"). Red Pepper shall provide PeopleSoft such information and documents as PeopleSoft shall reasonably request for purposes of reviewing such list. Each of PeopleSoft and Red Pepper has delivered or shall cause to be delivered to the other, concurrently with the execution of this Agreement, from each of their respective Affiliates, an executed Affiliate Agreement in the form attached hereto as Exhibit A or Exhibit B. PeopleSoft shall be entitled to place appropriate legends on the certificates evidencing any PeopleSoft Common Stock to be received by Affiliates of Red Pepper pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for PeopleSoft Common Stock, consistent with the terms of such Affiliate Agreements.

         5.11 Additional Documents and Further Assurances. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         5.12 Form S-8. PeopleSoft shall file a registration statement on Form S-8 for the shares of PeopleSoft Common Stock issuable with respect to assumed Red Pepper Options no later than ten business days after the Closing Date.

         5.13 NMS Listing. PeopleSoft shall authorize for listing on the Nasdaq Stock Market the shares of PeopleSoft Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

         5.14 Voting Agreements. Concurrently with the execution of this Agreement, Red Pepper will cause the persons and entities listed on Schedule
5.14 to execute Voting Agreements in the form attached hereto as Exhibit C (the "Voting Agreement"), agreeing, among other things, to vote in favor of the Merger and against any competing proposals.

         5.15 Blue Sky Laws. PeopleSoft shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the PeopleSoft Common Stock pursuant hereto. Red Pepper shall use its best efforts to assist PeopleSoft as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of PeopleSoft Common Stock pursuant hereto.

         5.16 Indemnification. PeopleSoft shall indemnify the persons who are currently officers and directors of Red Pepper substantially in accordance with the Bylaws of Red Pepper as they are currently in effect for action or inaction by such person prior to the Merger.

         5.17 S-3 Registration Rights.

                        (i) In the event that PeopleSoft is unable to register on the S-4 all of the shares of Red Pepper Common Stock to be issued pursuant to this Agreement, then PeopleSoft shall use all reasonable efforts to cause any such shares not registered on the S-4 (the "Registrable Securities") to be registered under the Securities Act of 1933 (the "Securities Act") so as to permit the resale thereof, and in connection therewith shall use all reasonable efforts to prepare and file with the SEC within twenty (20) days following the Closing and shall use all reasonable efforts to cause to become effective as soon as practicable thereafter, a registration statement on Form S-3 or on such other form as is then available under the Securities Act covering the Registrable Securities; provided, however, that each holder of Registrable Securities ("Holder") shall provide all such information and materials to PeopleSoft and take all such action as may be required in order to permit PeopleSoft to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. Such provision of information and materials is a condition precedent to the obligations of PeopleSoft pursuant to this Section. PeopleSoft shall not be required to effect more than one (1) registration under this Section. The offering made pursuant to such registration shall not be underwritten.

                        (ii) Notwithstanding Section 5.17(i), PeopleSoft shall be entitled to postpone the declaration of effectiveness of the registration statement prepared and filed pursuant to Section 5.17(i) for a reasonable period of time, but not in excess of forty-five (45) calendar days after the applicable deadline, if the Board of Directors of PeopleSoft, acting in good faith, determines that there exists material nonpublic information about PeopleSoft which the Board does not wish to disclose in a registration statement which information would otherwise be required by the Securities Act to be disclosed in the registration statement to be filed pursuant to Section 5.17(i) above.

                        (iii) Subject to the limitations of Section 5.17(i) above, PeopleSoft shall (i) prepare and file with the SEC the registration statement in accordance with Section 5.17(i) hereof with respect to the shares of Registrable Securities and shall use all reasonable efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until one (1) years after the Effective Time; (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement until one (1) year after the Effective Time; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while PeopleSoft shall be required under the provisions hereof to cause the registration statement to remain current and (iv) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that PeopleSoft shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified).

                        (iv) PeopleSoft shall notify each Holder, (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (B) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement, (C) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by PeopleSoft of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (E) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. PeopleSoft may, upon the happening of any event (i) of the kind described in clauses B, C, D, or E hereof or, that, in the judgment of PeopleSoft's Board of Directors, renders it advisable to suspend use of the prospectus for no more than forty-five (45) days in the aggregate in any 12 month period of time due to pending corporate developments, public filings with the SEC or similar events, suspend use of the prospectus on written notice to each Holder, in which case each Holder shall discontinue disposition of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Holders or until the Holders are advised in writing by the Company that the use of the applicable prospectus may be resumed. PeopleSoft shall use its reasonable efforts to ensure that the use of the prospectus may be resumed as soon as practicable. PeopleSoft shall use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. PeopleSoft shall, upon the occurrence of any event contemplated by clause E or F above, prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                        (v) Prior to the filing of a registration statement, PeopleSoft and any Holder wishing to sell Registrable Securities pursuant to the registration statement shall enter into an agreement containing customary indemnification provisions with respect to misstatements or omissions of material fact contained in the registration statement.

                        (vi) PeopleSoft shall pay all of the out-of-pocket expenses incurred, other than underwriting discounts and commissions, in connection with any registration of Registrable Securities pursuant to this
Section 5.17, including, without limitation, all SEC, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of PeopleSoft's outside counsel and independent accountants.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

         6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

              (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the shareholders of Red Pepper by the requisite vote under applicable law and Red Pepper's Articles of Incorporation.

              (b) Registration Statement Effective. The SEC shall have declared the S-4 Registration Statement effective. No stop order suspending the effectiveness of the S-4 Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties hereto.

              (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

              (d) Tax Opinions. PeopleSoft and Red Pepper shall each have received substantially identical written opinions from their counsel, Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, and Gray Cary Ware & Freidenrich, A Professional Corporation, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make and to use their best efforts to make their shareholders make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

              (e) Opinion of Accountants. Each of PeopleSoft and Red Pepper shall have received a letter from Ernst & Young LLP, each of the firms' independent auditors, reaffirming its oral concurrence given at the time of the execution of this Agreement, with PeopleSoft management's and Red Pepper management's conclusions as to the appropriateness of pooling-of-interests accounting for the Merger under Accounting Principles Board Opinion No. 16, if consummated in accordance with this Agreement.

              (f) Nasdaq Listing. The shares of PeopleSoft Common Stock issuable to shareholders of Red Pepper pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq Stock Market upon official notice of issuance.

              (g) Affiliate Agreements. Each of the parties identified by Red Pepper or PeopleSoft as being one of their respective Affiliates shall have delivered an executed Affiliate Agreement which shall be in full force and effect.

         6.2 Additional Conditions to Obligations of Red Pepper. The obligations of Red Pepper to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Red Pepper:

              (a) Representations and Warranties. The representations and warranties of PeopleSoft contained in this Agreement shall be true and correct and as of the Closing, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which neither have had nor reasonably would be expected to have a Material Adverse Effect on PeopleSoft; and Red Pepper shall have received a certificate to such effect signed on behalf of PeopleSoft by a duly authorized officer of PeopleSoft.

              (b) Agreements and Covenants. PeopleSoft shall have performed or complied (which performance or compliance shall be subject to PeopleSoft's ability to cure as provided in Section 8.1(e) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Red Pepper shall have received a certificate to such effect signed on behalf of PeopleSoft by a duly authorized officer of PeopleSoft.

              (c) Third Party Consents. Red Pepper shall have been furnished with evidence satisfactory to it that PeopleSoft has obtained the consents, approvals and waivers set forth in Schedule 6.2(c).

              (d) Legal Opinion. Red Pepper shall have received a legal opinion from Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, counsel to PeopleSoft, in substantially the form attached hereto as Exhibit D.

              (e) Material Adverse Change. There shall not have occurred any material adverse change in the business, assets (including intangible assets), financial condition or results of operations of PeopleSoft since June 30, 1996. For purposes of this condition, a reduction in the trading price of PeopleSoft's Common Stock, whether occurring at any time or from time to time, as reported by Nasdaq or any other automated quotation system or exchange shall not constitute a material adverse change.

         6.3 Additional Conditions to the Obligations of PeopleSoft. The obligations of PeopleSoft to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by PeopleSoft:

              (a) Representations and Warranties. The representations and warranties of Red Pepper contained in this Agreement shall be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement (including Red Pepper Schedules) and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which neither have had nor reasonably would be expected to have a Material Adverse Effect on Red Pepper or PeopleSoft; and PeopleSoft shall have received a certificate to such effect signed on behalf of Red Pepper by a duly authorized officer of Red Pepper;

              (b) Agreements and Covenants. Red Pepper shall have performed or complied (which performance or compliance shall be subject to Red Pepper's ability to cure as provided in Section 8.1(d) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and PeopleSoft shall have received a certificate to such effect signed on behalf of Red Pepper by a duly authorized officer of Red Pepper;

              (c) Third Party Consents. PeopleSoft shall have been furnished with evidence satisfactory to it that Red Pepper has obtained the consents, approvals and waivers set forth in Schedule 6.3(c).

              (d) Legal Opinion. PeopleSoft shall have received a legal opinion from Gray Cary Ware & Freidenrich, A Profession Corporation, legal counsel to Red Pepper, in substantially the form attached hereto as Exhibit E.

              (e) Material Adverse Change. There shall not have occurred any material adverse change in the business, assets (including intangible assets) financial condition or results of operations of Red Pepper since June 30, 1996. For the purposes of this Section 6.3(e), a failure by Red Pepper to meet enter into the customer contracts included in Pepper's "pipeline projections" presented to PeopleSoft on August 31, 1996 shall not be considered a material adverse change in the business, assets, financial condition or results of operation of Red Pepper, provided, that Red Pepper can reasonably demonstrate to PeopleSoft that such failure resulted from the public announcement of this Merger.

              (f) Conversion of Preferred Stock. All shares of the Series A, Series A1, Series B and Series C Preferred Stock of Red Pepper shall have converted into Red Pepper Common Stock in accordance with Red Pepper's Articles of Incorporation.

              (g) Noncompetition and Nonsolicitation Agreements. Each person listed in the preamble to Exhibit F shall have executed and delivered to PeopleSoft a Noncompetition

Nonsolicitation Agreement in substantially the form of Exhibit F and all of the Noncompetition and Nonsolicitation Agreements shall be in full force and effect.

              (h) Dissenters' Rights. Holders of more than 2% of the outstanding shares of Red Pepper Capital Stock shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

              (i) Intellectual Property. PeopleSoft shall have been provided with an executed amendment to the Employee Agreement Regarding Confidentiality and Inventions between Red Pepper Software Company and Michael J. Deale providing that Exhibit A to such agreement is amended to read in its entirety "none."

                                   ARTICLE VII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

         7.1 Survival of Representations and Warranties. All of Red Pepper's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by Red Pepper Schedules) shall survive the Merger and continue until 5:00 p.m., California time, on the date which is one year following the Closing Date (the "Expiration Date").

         7.2 Escrow Arrangements.

              (a) Escrow Fund. At the Effective Time Red Pepper's shareholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by PeopleSoft after the Effective Time) without any act of any such shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Red Pepper shareholder, will be deposited with State Street Bank and Trust Company of California, N.A., (or other institution acceptable to PeopleSoft and the Securityholder Agent (as defined in Section 7.2(g) below)) as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at PeopleSoft's cost and expense. The portion of the Escrow Amount contributed on behalf of each shareholder of Red Pepper shall be in proportion to the aggregate PeopleSoft Common Stock which such holder would otherwise be entitled under Section 1.6(a). No portion of the Escrow Amount shall be contributed in respect of any Red Pepper Options or warrants. The Escrow Fund shall be available to compensate PeopleSoft and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense, net of any recoveries under existing insurance policies, tax benefits received by PeopleSoft as a result of such losses, indemnities from third parties, or in the case of third party claims, of any amount actually recovered by PeopleSoft pursuant to counterclaims made by PeopleSoft directly relating to the facts giving rise to such third party claims (hereinafter individually a "Loss" and collectively "Losses") incurred by PeopleSoft, its officers, directors, or affiliates directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of Red Pepper contained in
Article II herein (as modified by Red Pepper Schedules). Resort to the Escrow Fund shall by PeopleSoft's sole and exclusive remedy for any Losses arising from such inaccuracies or breaches after the Effective Time, except for claims arising from fraud or intentional misrepresentations. PeopleSoft shall act in good faith and a commercially reasonable manner to mitigate any Losses it may suffer. PeopleSoft and Red Pepper each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger consideration. Nothing herein shall limit the liability of Red Pepper for any breach of any representation, warranty or covenant if the Merger does not close. Except as described in Section 5.3, PeopleSoft may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph (d) below) identifying Losses, the aggregate amount of which exceed $250,000, have been delivered to the Escrow Agent as provided in paragraph (e); in such case, PeopleSoft may recover from the Escrow Fund all of its Losses.

              (b) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "Escrow Period"); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof) remaining in the Escrow Fund that is necessary in the reasonable judgment of PeopleSoft, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 7.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved and written notice of such resolution specified in an Officer's Certificate is received by the Escrow Agent, the Escrow Agent shall deliver to the shareholders of Red Pepper the remaining portion of the Escrow Fund and not required to satisfy such claims. Deliveries of Escrow Amounts to the shareholders of Red Pepper pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund.

              (c) Protection of Escrow Fund.

                        (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of PeopleSoft and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                        (ii) Any shares of PeopleSoft Common Stock or other equity securities issued or distributed by PeopleSoft (including shares issued upon a stock split) ("New Shares") in respect of PeopleSoft Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of PeopleSoft Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on PeopleSoft Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

                        (iii) Each shareholder shall have voting rights with respect to the shares of PeopleSoft Common Stock contributed to the Escrow Fund by such shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of PeopleSoft Common Stock).

              (d) Claims Upon Escrow Fund.

                        (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of PeopleSoft (an "Officer's Certificate"): (A) stating that PeopleSoft has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(e) hereof, deliver to PeopleSoft out of the Escrow Fund, as promptly as practicable, shares of PeopleSoft Common Stock held in the Escrow Fund in an amount equal to such Losses.

                        (ii) For the purposes of determining the number of shares of PeopleSoft Common Stock to be delivered to PeopleSoft out of the Escrow Fund pursuant to Section 7.2(d)(i) hereof, the shares of PeopleSoft Common Stock shall be valued at the average of the closing prices of PeopleSoft's Common Stock on the principal securities exchange on which PeopleSoft's Common Stock is then traded, or if not so traded, the National Market System of the National Association of Securities Dealers Automated Quotation system, in either case as reported in The Wall Street Journal for the five (5) consecutive trading days ending on the date that is two (2) trading days prior to the Closing Date. PeopleSoft and the Securityholder Agent shall certify such fair market value in a certificate signed by both PeopleSoft and the Securityholder Agent, and shall deliver such certificate to the Escrow Agent.

              (e) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent as described in Section 9.1, a duplicate copy of such certificate shall be delivered to the Securityholder Agent, and for a period of thirty (30) days after such delivery the Escrow Agent shall make no delivery to PeopleSoft of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent (as defined in Section 7.2(g)(ii) below) to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of PeopleSoft Common Stock from the Escrow Fund in accordance with Section 7.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

              (f) Resolution of Conflicts; Arbitration.

                        (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and PeopleSoft shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and PeopleSoft should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of PeopleSoft Common Stock from the Escrow Fund in accordance with the terms thereof.

                        (ii) If no such agreement can be reached after good faith negotiation, either PeopleSoft or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. PeopleSoft and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                        (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Alameda County, California under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc. For purposes of this Section 7.2(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, PeopleSoft shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award PeopleSoft less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the shareholders of Red Pepper as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

              (g) Securityholder Agent of the Stockholders; Power of Attorney.

                        (i) In the event that the Merger is approved, effective upon such vote, and without further act of any shareholder, Daniel T. Doles shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for each shareholder of Red Pepper (except such shareholders, if any, as shall have perfected their appraisal or dissenters' rights under California Law), for and on behalf of shareholders of Red Pepper, to give and receive notices and communications, to authorize delivery to PeopleSoft of shares of PeopleSoft Common Stock from the Escrow Fund in satisfaction of claims by PeopleSoft, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the shareholders of Red Pepper from time to time upon not less than thirty (30) days prior written notice to PeopleSoft and the Escrow Agent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the shareholders of Red Pepper.

                        (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith. The shareholders of Red Pepper on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

              (h) Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such shareholders, and the Escrow Agent and PeopleSoft may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each every such shareholder of Red Pepper. The Escrow Agent and PeopleSoft are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

              (i) Third-Party Claims. In the event PeopleSoft becomes aware of a third-party claim which PeopleSoft believes may result in a demand against the Escrow Fund, PeopleSoft shall notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the shareholders of Red Pepper, shall be entitled, at their expense, to participate in any defense of such claim. PeopleSoft shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Securityholder Agent has consented to any such settlement and acknowledged that the claim is a valid claim against the Escrow Fund, the Securityholder Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by PeopleSoft against the Escrow Fund with respect to such settlement.

              (j) Escrow Agent's Duties.

                        (i) PeopleSoft and Red Pepper acknowledge and agree that the Escrow Agent (i) shall be obligated only for performance of such duties as are specifically set forth in this Agreement; (ii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability unless it shall have been furnished with acceptable indemnification; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof, and (iv) may consult counsel satisfactory to it, including house counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

                        (ii) Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence or willful misconduct, PeopleSoft and Red Pepper, jointly and severally, covenant and agree to indemnify the Escrow Agent and hold it harmless without limitation from and against any loss, liability or expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to legal fees and other costs and expenses of defending or preparing to defend against any claim or liability in the premises, unless such loss, liability or expense shall be caused by the Escrow Agent's willful misconduct or gross negligence. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

                        (iii) PeopleSoft and Red Pepper, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of the Escrow Fund under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Agreement PeopleSoft and Red Pepper undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. PeopleSoft and Red Pepper, jointly and severally agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties. Notwithstanding the foregoing, no distributions will be made unless the Escrow Agent is supplied with an original, signed W-9 form or its equivalent prior to distribution.

                        (iv) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission or any book-entry depository or subescrow agent employed by the Escrow Agent than any such book-entry depository or subescrow agent has to the Escrow Agent, except to the extent that such action or omission or any book-entry depository or subescrow agent was caused by the Escrow Agent's own gross negligence or bad faith.

                        (v) PeopleSoft and Red Pepper agree to pay or reimburse the Escrow Agent for any legal fees incurred in connection with the preparation of this Agreement and to pay the Escrow Agent's reasonable compensation for its normal services hereunder in accordance with the attached fee schedule, which may be subject to change on an annual basis. The Escrow Agent shall be entitled to reimbursement on demand for all expenses incurred in connection with the administration of the escrow created hereby which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

                        (vi) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days' prior written notice of resignation to PeopleSoft and the Securityholder Agent. Prior to the effective date of the resignation as specified in such notice, PeopleSoft, will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Fund to a bank or trust company that it selects subject to the reasonable consent of the Securityholder Agent. Such bank or trust company shall have capital, surplus and undivided profits in excess of $50,000,000. If, however, PeopleSoft shall fail to name such a successor agent within twenty (20) days after the notice of resignation from the Escrow Agent, the Securityholder Agent shall be entitled to name such successor Escrow Agent. If no successor Escrow Agent is named by PeopleSoft or the Securityholder Agent, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent. The provisions of paragraphs 7.2(j)(i) and (ii) shall survive the termination of this Agreement.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

              (a) by mutual written consent of Red Pepper and PeopleSoft;

              (b) by PeopleSoft or Red Pepper if: (i) the Effective Time has not occurred by March 2, 1997 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

              (c) by PeopleSoft if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit PeopleSoft's or Red Pepper's ownership or operation of any portion of the business of Red Pepper or (ii) compel PeopleSoft or Red Pepper to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of Red Pepper or PeopleSoft; in either case, the unavailability of which assets or business would have a Material Adverse Effect on PeopleSoft or would reasonably be expected to have a Material Adverse Effect on PeopleSoft's ability to realize the benefits expected from the Merger.

              (d) by PeopleSoft if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Red Pepper and as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Red Pepper within thirty
(30) days through the exercise of its reasonable best efforts, then for so long as Red Pepper continues to exercise such reasonable best efforts PeopleSoft may not terminate this Agreement under this Section 8.1(d) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured);

              (e) by Red Pepper if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of PeopleSoft and as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by PeopleSoft within thirty
(30) days through the exercise of its reasonable best efforts, then for so long as PeopleSoft continues to exercise such reasonable best efforts Red Pepper may not terminate this Agreement under this Section 8.1(e) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured).

         Where action is taken to terminate this Agreement pursuant to this
Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

         8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of PeopleSoft or Red Pepper, or their respective officers, directors or shareholders under this Agreement, except to the extent that such termination results from the willful and intentional breach by any party hereto of any of its representations, warranties, or covenants set forth in this Agreement, in which case the non-breaching party shall be entitled to receive from the breaching party all of its Third Party Expenses and any expenses incurred in connection with any dispute arising from such willful breach. Notwithstanding the foregoing, the provisions of Section 5.3 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

         8.3 Amendment. Except as is otherwise required by applicable law after the shareholders of Red Pepper approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided, however, that PeopleSoft may in its sole discretion amend this Agreement to provide for the formation of a newly formed subsidiary and to consummate the merger contemplated hereby through the merger of that subsidiary into Red Pepper.

         8.4 Extension; Waiver. At any time prior to the Effective Time, PeopleSoft, on the one hand, and Red Pepper, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (A) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (B) in the case of a nationally-recognized overnight courier, on the next business day after the date when sent and (C) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:

                   (a)     if to PeopleSoft, to:

                           PeopleSoft, Inc.
                           4440 Rosewood Drive
                           Pleasanton, CA 94588-3031
                           Attn: Ronald E.F. Codd
                           Telephone No.: (510) 225-3000
                           Facsimile No.: (510) 225-3100

                           with a copy to:

                           Wilson, Sonsini, Goodrich & Rosati, P.C.
                           650 Page Mill Road
                           Palo Alto, California 94304
                           Attention:  Henry P. Massey Jr., Esq.
                           Telephone No.:  (415) 493-9300
                           Facsimile No.:  (415) 493-6811

                   (b)     if to Red Pepper, to:

                           Red Pepper Software Company
                           1810 Gateway Drive
                           Suite 150
                           San Mateo, CA 94404
                           Telephone No.: (415)525-3300
                           Facsimile No.: (415) 341-8064

                           with a copy to:

                           Gray Cary Ware & Freidenrich
                           400 Hamilton Avenue
                           Palo Alto, CA 94301
                           Attn: Gregory M. Gallo, Esq.
                           Telephone No.: (415) 328-6561
                           Facsimile No.: (415) 327-3699

                   (c)     if to the Securityholder Agent:

                           Daniel T. Doles
                           20309 Saratoga Vista Court
                           Saratoga, CA 95070
                           Telephone No.: (408) 867-6292

                  (d)      if to the Escrow Agent:

                           State Street Bank and Trust Company of California,
                             N.A.
                           725 S. Figueroa Street
                           Suite 3100
                           Los Angeles, CA 90017
                           Attention:     Joni Frederick
                                          Corporate Trust Department

         9.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         9.4 Entire Agreement; Assignment. This Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that PeopleSoft may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

         9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

         9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         9.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, PeopleSoft, Red Pepper, the Securityholder Agent (as to Article VII only) and the Escrow Agent (as to Article VII only) have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

PEOPLESOFT, INC.                            RED PEPPER SOFTWARE COMPANY

By       /s/ David A. Duffield              By  /s/ Monte Zweben
  --------------------------------            ---------------------------------
  David A. Duffield                           Monte Zweben
  President and Chief Executive Officer       President and Chief Executive
                                                 Officer

SECURITYHOLDER AGENT:

         /s/ Daniel T. Doles
- ----------------------------------
Daniel T. Doles

ESCROW AGENT -
State Street Bank and Trust Company of California, N.A.

By       /s/ Joni Frederick
  --------------------------------
Title: Assistant Vice President

                         ***REORGANIZATION AGREEMENT***

                               INDEX OF SCHEDULES*

SCHEDULE                       DESCRIPTION
2.1(a)                         Customers with Refund and Set off Rights
2.2(a)                         Stockholder List
2.2(b)                         Option List
2.4                            Governmental and Third Party Consents
2.5                            Red Pepper Financials
2.6                            Undisclosed Liabilities
2.7                            No Changes
2.8                            Tax Returns and Audits
2.10(a)                        Leased Real Property
2.10(b)                        Liens on Property
2.11(a)                        Intellectual Property
2.11(b)                        Intellectual Property Licenses
2.11(d)                        Beta Software
2.12(a)                        Agreements, Contracts and Commitments
2.12(b)                        Breaches
2.13                           Interested Party Transactions
2.15                           Litigation
2.19                           Brokers'/Finders' Fees; Expenses of Transaction
2.20(b)                        Employee Benefit Plans and Employees
2.20(d)                        Employee Plan Compliance
2.20(g)                        Post Employment Obligations
2.20(h)(i)                     Effect of Transaction
2.20(h)(ii)                    Excess Parachute Payments
2.20(j)                        Labor
4.1                            Conduct of the Business
5.10                           Red Pepper Affiliate List
5.14                           Parties Executing Voting Agreement
6.2(c)                         Third Party Consents Required of PeopleSoft
6.3(c)                         Third Party Consents Required of Red Pepper


- ------
* The Company has omitted the above listed schedules but agrees to furnish supplementally a copy of any of the above omitted schedules to the Commission upon request.

                                   EXHIBIT A

                           RED PEPPER SOFTWARE COMPANY

                               AFFILIATE AGREEMENT


         RED PEPPER SOFTWARE COMPANY AFFILIATE AGREEMENT ("Agreement") dated as of September___, 1996, between PeopleSoft, Inc., a Delaware corporation ("PeopleSoft") and the undersigned affiliate ("Affiliate") of RED PEPPER SOFTWARE COMPANY, a California corporation ("Pepper").

         WHEREAS, PeopleSoft and Pepper propose to enter into an Agreement and Plan of Reorganization ("Merger Agreement") pursuant to which Pepper will merge into PeopleSoft ("Merger") (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement);

         WHEREAS, pursuant to the Merger, at the Effective Time outstanding shares of Pepper Capital Stock, including any shares owned by Affiliate, will be converted into the right to receive shares of Common Stock of PeopleSoft;

         WHEREAS, it will be a condition to effectiveness of the Merger that (i) the attorneys for each of Pepper and PeopleSoft will have delivered written opinions that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986 as amended (the "Code"), and
(ii) the independent accounting firms that audit the annual financial statements of Pepper and PeopleSoft will have delivered their written concurrences to the effect that the Merger will be accounted for as a pooling of interests;

         WHEREAS, the execution and delivery of this Agreement by Affiliate is a material inducement to PeopleSoft to enter into the Merger Agreement;

         WHEREAS, Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Pepper, as the term "affiliate" is used (i) for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") and
(ii) in the Commission's Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an affiliate of Pepper.

         NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

         1. Acknowledgments by Affiliate. Affiliate acknowledges and understands that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by PeopleSoft, Pepper, and their respective Affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Merger

Agreement and has discussed the requirements of this Agreement with his professional advisors, who are qualified to advise him with regard to such matters.

         2.       Compliance with Rule 145 and the Act.

                  (a) Affiliate has been advised that (i) the issuance of shares of PeopleSoft Common Stock in connection with the Merger is expected to be effected pursuant to a Registration Statement on Form S-4 under the Securities Act of 1933 as amended (the "Act") and as such will not be deemed "restricted securities" within the meaning of Rule 144 promulgated thereunder and resale of such shares will not be subject to any restrictions other than as set forth in Rule 145 of the Act unless otherwise transferred pursuant to an effective registration statement under the Act or an appropriate exemption from registration, (ii) Affiliate may be deemed to be an affiliate of Pepper, (iii) no sale, transfer or other disposition by Affiliate of any PeopleSoft Common Stock received by Affiliate will be registered under the Act. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any PeopleSoft Common Stock issued to Affiliate in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Act, or (ii) Affiliate delivers to PeopleSoft a written opinion of counsel, reasonably acceptable to PeopleSoft in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                  (b) PeopleSoft will give stop transfer instructions to its transfer agent with respect to any PeopleSoft Common Stock received by Affiliate pursuant to the Merger and there will be placed on the certificates representing such Common Stock, or any substitutions therefor, a legend stating in substance:

                  "The shares represented by this certificate were issued in a transaction to which Rule 145 applies and may only be transferred in conformity with Rule 145(d) or in accordance with a written opinion of counsel, reasonably acceptable to the issuer in form and substance, that such transfer is exempt from registration under the Securities Act of 1933."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and PeopleSoft shall so instruct its transfer agent, if Affiliate delivers to PeopleSoft (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to PeopleSoft, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

         3. Covenants Related to Pooling of Interests. During the period beginning from the date hereof and ending on the second complete day after the day that PeopleSoft publicly announces financial results covering at least 30 days of combined operations of PeopleSoft and Pepper, Affiliate will not sell, exchange, transfer, pledge, distribute, or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce its risk relative to any securities, or shares of PeopleSoft Common Stock received by Affiliate in connection with the Merger. PeopleSoft may, at its discretion, cause a restrictive legend to the foregoing effect to be placed on PeopleSoft Common Stock certificates issued to Affiliate in the Merger and place a stock transfer notice consistent with the foregoing with its transfer agent with respect to the certificates. Notwithstanding the foregoing, Affiliate will not be prohibited by the foregoing from selling or disposing of shares so long as such sale or disposition is in accordance with the "de minimis" test set forth in SEC Staff Accounting Bulletin No. 76 and so long as Affiliate has obtained PeopleSoft's prior written approval of such sale or disposition.

         4. Representations, Warranties and Covenants Related to Tax Effects of the Merger.

                  (a) Affiliate is the beneficial owner of _______ shares of the Pepper Capital Stock (including shares issuable upon exercise of stock options) and did not acquire any of the Pepper Capital Stock in contemplation of the Merger;

                  (b) Affiliate has not engaged in a Sale (as defined below) of any shares of Pepper Capital Stock in contemplation of the Merger;

                  (c) Affiliate has no plan or intention (a "Plan") to engage in a sale, exchange, transfer, redemption or reduction in any way of the undersigned's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of more than 50% of the shares of PeopleSoft Common Stock to be received by Affiliate in the Merger;

                  (d) If the undersigned is a partnership, then the term "Sale" as used in paragraph (c) above shall be deemed not to include any distribution to the undersigned's partners, provided that if any recipient of any such distribution will receive shares of PeopleSoft Common Stock having a fair market value of 1% or more of the fair market value of all the shares of Pepper Capital Stock presently outstanding, the undersigned is not aware of any Plan on the part of such recipient to engage in a Sale of more than 50% of the shares of PeopleSoft Common Stock to be received by such recipient in such distribution;

                  (e) The undersigned is not aware of, or participating in, any Plan on the part of the shareholders of Pepper to engage in a Sale or Sales of the PeopleSoft Common Stock to be received in the Merger such that the aggregate fair market value, as of the Effective Date of the Merger, of the shares subject to such Sales would exceed 50% of the aggregate fair market value of all shares of outstanding Pepper Capital Stock immediately prior to the Merger;

                  (f) Affiliate understands that Pepper, PeopleSoft and their respective Affiliates, as well as legal counsel to Pepper and PeopleSoft (in connection with rendering their opinions that the Merger will be a "reorganization" within the meaning of Section 368(a) of the Code) will be relying on the truth and accuracy of the representations contained herein.

         5.       Miscellaneous.

                  (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                  (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

                  (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of California.

                  (d) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

                  (e) Counsel to and accountants for the parties to the Agreement shall be entitled to rely upon this Agreement as needed.

                  (f) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

         Executed as of the date shown on the first page of this Agreement.


                                          PEOPLESOFT, INC.


                                          By:
                                                -------------------------------
                                          Name:
                                                -------------------------------
                                          Title:
                                                -------------------------------

                                          AFFILIATE


                                          By:
                                                -------------------------------
                                          Name of Affiliate:
                                                              -----------------
                                          Name of Signatory (if
                                          different from name of
                                          Affiliate):
                                                              -----------------
                                          Title of Signatory
                                          (if applicable):
                                                              -----------------



                    ***PEPPER COMPANY AFFILIATE AGREEMENT***

                                   EXHIBIT B

                                PEOPLESOFT, INC.
                               AFFILIATE AGREEMENT


         PEOPLESOFT, INC. AFFILIATE AGREEMENT ("Agreement") dated as of September ___, 1996, between PeopleSoft, Inc., a Delaware corporation ("PeopleSoft") and the undersigned Affiliate ("Affiliate") of PeopleSoft.

         WHEREAS, PeopleSoft and Red Pepper Software Company, a California corporation ("Red Pepper Software") propose to enter into an Agreement and Plan of Reorganization ("Merger Agreement") pursuant to which Red Pepper Software will merge into PeopleSoft ("Merger");

         WHEREAS, it will be a condition to effectiveness of the Merger that the independent accounting firms that audit the annual financial statements of PeopleSoft and Red Pepper Software will have delivered their written concurrences to the effect that the Merger will be accounted for as a pooling of interests;

         WHEREAS, the execution and delivery of this Agreement by Affiliate is a material inducement to PeopleSoft to enter into the Merger Agreement;

         WHEREAS, Affiliate has been advised that Affiliate may be deemed to be an "Affiliate" of PeopleSoft, as the term "Affiliate" is used in Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an Affiliate of PeopleSoft.

         NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

         1. Acknowledgments by Affiliate. Affiliate acknowledges and understands that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by PeopleSoft, Red Pepper Software, and their respective Affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Merger Agreement and has discussed the requirements of this Agreement with his professional advisors, who are qualified to advise him with regard to such matters.

         2. Covenants Related to Pooling of Interests. During the period beginning from the date hereof and ending on the second complete day after the day that PeopleSoft publicly announces financial results covering at least 30 days of combined operations of PeopleSoft and Red Pepper Software, Affiliate will not sell, exchange, transfer, pledge, distribute, make any gift or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce his risk relative to any shares of PeopleSoft Common Stock. PeopleSoft may, at its discretion, place a stock transfer notice consistent with the foregoing with its transfer agent with respect to Affiliate's shares. Notwithstanding the foregoing, Affiliate will not be prohibited by the foregoing from selling or disposing of shares so long as such sale or disposition is in accordance with the "de minimis" test set forth in SEC Staff Accounting Bulletin No. 76.

         3. Beneficial Ownership of Stock. Except for the PeopleSoft Common Stock and options to purchase PeopleSoft Common Stock set forth in Appendix A hereto, Affiliate does not beneficially own any shares of PeopleSoft Common Stock or any other equity securities of PeopleSoft or any options, warrants or other rights to acquire any equity securities of PeopleSoft.

         4.       Miscellaneous.

                  (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                  (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

                  (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of California.

                  (d) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

                  (e) Counsel to and accountants for the parties to the Agreement shall be entitled to rely upon this Agreement as needed.

                  (f) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

         Executed as of the date shown on the first page of this Agreement.


PEOPLESOFT, INC.                      AFFILIATE


By:                                   By:
     ------------------------------       ------------------------------------
Name:                                 Print Name of Affiliate:
      -----------------------------                           ----------------
Title:                                Title (if applicable):
       ----------------------------                           ----------------

                    **PEOPLESOFT, INC. AFFILIATE AGREEMENT**
                                   APPENDIX A



Affiliate:
            -------------------------------------------------------


Total Number of shares of PeopleSoft, Inc. Common Stock owned on the date hereof:_____________

Total Number of options to purchase PeopleSoft, Inc. Common Stock owned on the date hereof (including the dates of grant, vesting, exercise prices and expiration dates):


- -----------------------------------------------------------

- -----------------------------------------------------------

- -----------------------------------------------------------

- -----------------------------------------------------------

                                   EXHIBIT C

                           RED PEPPER SOFTWARE COMPANY

                                VOTING AGREEMENT


         This Voting Agreement ("Agreement") is made and entered into as of September 4, 1996, between PeopleSoft, Inc., a Delaware corporation ("PeopleSoft"), and the undersigned shareholder ("Shareholder") of Red Pepper Software Company, a California corporation ("Red Pepper Software").

                                    RECITALS

         A. Concurrently with the execution of this Agreement, PeopleSoft and Red Pepper Software have entered into an Agreement and Plan of Reorganization (the "Merger Agreement") which provides for the merger (the "Merger") of Red Pepper Software with and into PeopleSoft. Pursuant to the Merger, shares of capital stock of the Red Pepper Software will be converted into Common Stock of PeopleSoft on the basis described in the Merger Agreement.

         B. The Shareholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding Common Stock of the Red Pepper Software as is indicated on the final page of this Agreement (the "Shares").

         C. PeopleSoft desires the Shareholder to agree, and the Shareholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the Red Pepper Software acquired hereafter and prior to the Expiration Date (as defined in Section 1.1 below, except as otherwise permitted hereby), and to vote the Shares and any other such shares of capital stock of the Red Pepper Software so as to facilitate consummation of the Merger.

         NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

         1. Agreement to Retain Shares.

                  1.1 Transfer and Encumbrance. Shareholder agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares as defined in Section 1.2 below, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article VIII thereof.

                  1.2 Additional Purchases. Shareholder agrees that any shares of capital stock of the Red Pepper Software that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

         2. Agreement to Vote Shares. At every meeting of the Shareholders of the Red Pepper Software called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the Shareholders of the Red Pepper Software with respect to any of the following, Shareholder shall vote the Shares and any New Shares: (i) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger; and (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than with PeopleSoft and its affiliates and against any liquida-tion or winding up of the Red Pepper Software (each of the foregoing is hereinafter referred to as an "Opposing Proposal"). Shareholder agrees not to take any actions contrary to Shareholder's obligations under this Agreement.

         3. Irrevocable Proxy. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to PeopleSoft a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable, with the total number of shares of capital stock of the Red Pepper Software beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Shareholder set forth therein.

         4. Consent to Conversion. Shareholder hereby consents to the conversion of all outstanding Preferred Stock of Red Pepper Software into Common Stock contingent upon but effective immediately prior to the Effective Time of the Merger.

         5. Representations, Warranties and Covenants of the Shareholder. Shareholder hereby represents, warrants and covenants to PeopleSoft as follows:

                  5.1 Ownership of Shares. Shareholder (i) is the beneficial owner of the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of the Red Pepper Software other than the Shares (excluding shares as to which Shareholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

                  5.2 No Proxy Solicitations. Shareholder will not, and will not permit any entity under Shareholder's control to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) initiate a Shareholders' vote or action by consent of the Red Pepper Software Shareholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Red Pepper Software with respect to an Opposing Proposal.

         6. Additional Documents. Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of PeopleSoft or Shareholder, as the case may be, to carry out the intent of this Agreement.

         7. Consent and Waiver. Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Shareholder is a party or pursuant to any rights Shareholder may have.

         8. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

         9. Miscellaneous.

                  9.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  9.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, either this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

                  9.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  9.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that PeopleSoft will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to PeopleSoft upon any such violation, PeopleSoft shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to PeopleSoft at law or in equity.

         9.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

         If to PeopleSoft:         Hacienda Business Park
                                   4301 Hacienda Drive, Suite 420
                                   Pleasanton, CA 94588-3031
                                   Attn:  General Counsel

         With a copy to:           Wilson, Sonsini, Goodrich & Rosati, P.C.
                                   650 Page Mill Road
                                   Palo Alto, California 94304-1050
                                   Attn:  Henry P. Massey, Jr., Esq.

         If to the Shareholder:    To the address for notice set forth on the
                                   last page hereof.

         With a copy to:           Gray, Cary Ware & Freidenrich
                                   400 Hamilton Avenue
                                   Palo Alto, CA 94301
                                   Attn:  Gregory Gallo, Esq.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         9.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California.

         9.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

         9.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         9.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                          PEOPLESOFT, INC.

                          By:
                               --------------------------------
                          Title:
                                --------------------------------

                          Shareholder:


                          By:
                                --------------------------------
                          Shareholder's Address for Notice:

                           --------------------------------

                           --------------------------------

                           --------------------------------

                          Shares beneficially owned:

                                             shares of Common Stock
                          ------------------
                                             shares of Series A Preferred Stock
                          ------------------
                                             shares of Series A1 Preferred Stock
                          ------------------
                                             shares of Series B Preferred Stock
                          ------------------
                                             shares of Series C Preferred Stock
                          ------------------

                             ***VOTING AGREEMENT***

                                    EXHIBIT A

                                IRREVOCABLE PROXY


         The undersigned Shareholder of Red Pepper Software Company, a California corporation ("Red Pepper Software"), hereby irrevocably appoints the directors on the Board of Directors of PeopleSoft, Inc., a Delaware corporation ("PeopleSoft"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Red Pepper Software beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement of Merger and Plan of Reorganization dated as of September 4, 1996 (the "Merger Agreement"), among PeopleSoft and Red Pepper Software, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.


         This proxy is irrevocable, is granted pursuant to the Voting Agreement dated as of September __, 1996 between PeopleSoft and the undersigned Shareholder (the "Voting Agreement"), and is granted in consideration of PeopleSoft entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Red Pepper Software Shareholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger, and against any proposal made in opposition to or competition with the consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization of the Red Pepper Software with any party other than PeopleSoft and its affiliates and against any liquidation or winding up of the Red Pepper Software.

         The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of the Shareholders of Red Pepper Software and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger, and against any merger, consolidation, sale of assets, reorganization or recapitalization of Red Pepper Software with any party other than PeopleSoft and its affiliates, and against any liquidation or winding up of the Red Pepper Software, and may not exercise this proxy on any other matter. The undersigned Shareholder may vote the Shares on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         This proxy is irrevocable.

Dated: September __, 1996

         Signature of Shareholder:
                                    ---------------------------------
         Print Name of Shareholder:
                                     ---------------------------------
         Shares beneficially owned:

                                 shares of Common Stock
         ----------------------
                                 shares of Series A Preferred Stock
         ----------------------
                                 shares of Series A1 Preferred Stock
         ----------------------
                                 shares of Series B Preferred Stock
         ----------------------
                                 shares of Series D Preferred Stock
         ----------------------

                                   ***PROXY***

                                    EXHIBIT D

                    FORM OF LEGAL OPINION OF COUNSEL TO PETER



         1. Peter is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Peter is duly qualified as a foreign corporation and in good standing in the State of California. Peter has all requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

         2. The shares of Peter Common Stock (the "Shares") to be issued and delivered to the shareholders of Pepper in exchange for shares of Pepper Common Stock, will, when issued in accordance with the terms of the Reorganization Agreement, be validly issued, fully paid and nonassessable and free of liens, encumbrances or preemptive or similar rights contained in the Certificate of Incorporation or Bylaws of Peter; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws. The shares of Peter Common Stock issuable upon exercise of the Pepper Options to be assumed by Peter in accordance with the Reorganization Agreement have been duly reserved and authorized for issuance upon exercise of such options and, when issued in accordance with the respective terms of such options, such shares will be duly authorized and validly issued, fully paid and nonassessable. Assuming the Pepper Options to be assumed by Peter in the Merger were valid and binding obligations of Pepper prior to the assumption thereof and assuming the consummation of the Merger will not cancel or invalidate such options in accordance with their respective terms, such options will represent valid and binding obligations of Peter when assumed by Peter in accordance with terms of the Reorganization Agreement.

         3. Peter has all requisite corporate power and authority to enter into the Reorganization Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Reorganization Agreement, the performance by Peter of its obligations thereunder and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Peter, and have been approved by the Board of Directors of Peter. No other corporate proceeding on the part of Peter is necessary to authorize the Reorganization Agreement by Peter or the performance of Peter's obligations thereunder or the consummation of the transactions contemplated thereby. The Reorganization Agreement has been duly executed and delivered by Peter and, assuming due execution and delivery by Pepper, constitutes the legal, valid and binding obligation of Peter, enforceable against Peter in accordance with its terms.

         4. To our knowledge, there is no action, suit, proceeding, claim or investigation pending or threatened against Peter which challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by the Reorganization Agreement.

         This opinion is solely for your benefit and is not to be made available to or relied upon by any other person without our express prior written consent.

                                    EXHIBIT E


         1. Each of Pepper, Pepper Singapore and Pepper UK is a corporation duly organized, validly existing and in good standing under the laws of the State of California, Singapore and the United Kingdom, respectively, and each is duly qualified to do business as a foreign corporation and in good standing in each state of the United States and such other jurisdictions in which the failure to be so qualified would have a material adverse effect on Pepper and its subsidiaries taken as a whole. Each of Pepper Singapore and Pepper UK is a wholly-owned subsidiary of Pepper. Pepper, Pepper Singapore and Pepper UK each have the requisite corporate power and authority to own or lease their property and assets and to conduct their business as it is currently being conducted.


         2. To our knowledge, immediately prior to the Effective Time of the
Merger: the authorized capital stock of Pepper consists of 20,000,000 shares of authorized Common Stock, of which 3,055,083 shares are issued and outstanding, and 10,500,000 shares of authorized Preferred Stock. The authorized Preferred Stock consists of 840,000 shares of authorized Series A Preferred Stock, all of which are issued and outstanding, 750,000 shares of authorized Series A1 Preferred Stock, of which 700,000 shares are issued and outstanding, 5,000,000 shares of authorized Series B Preferred Stock, of which 4,662,903 shares are issued and outstanding, and 3,534,501 shares of authorized Series C Preferred Stock, all of which are issued and outstanding. All outstanding shares of Pepper Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Pepper or any agreement to which Pepper is a party or by which it is bound. Pepper has reserved 3,400,000 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which _________ shares are subject to outstanding, unexercised options and ______ shares remain available for future grant. All outstanding Pepper Options are immediately exercisable in full. In addition, Pepper has reserved _________ shares of Common Stock and ___________ shares of Series __ Preferred Stock issuable upon outstanding warrants. To our knowledge and except for Pepper Options and the warrants described above, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Pepper is a party or by which it is bound obligating Pepper to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Pepper. Except for Pepper Options and the warrants described above, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Pepper is a party or by which it is bound obligating Pepper to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

         3. Pepper has all requisite corporate power and authority to enter into the Reorganization Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Reorganization Agreement, the performance by Pepper of its obligations thereunder and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Pepper and have been approved by the Board of Directors and stockholders of Pepper. No other corporate proceeding on the part of Pepper is necessary to authorize the execution and delivery of the Reorganization Agreement by Pepper or the performance of Pepper's obligations thereunder or the consummation of the transactions contemplated thereby. The Reorganization Agreement has been duly and validly authorized, executed and delivered by Pepper and constitutes a valid and binding agreement of Pepper enforceable against Pepper in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

         4. The execution and delivery by Pepper of the Reorganization Agreement does not, and the consummation of the transactions contemplated thereby do not:
(a) violate any provision of Pepper's Articles of Incorporation or Bylaws, (b) violate (i) any governmental statute, rule or regulation applicable to Pepper or
(ii) any order, writ, judgment, injunction, decree, determination or award which has been entered against Pepper and of which we are aware, the violation of which would materially and adversely affect Pepper; or (c) constitute a material default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of a lien or encumbrance on any of the properties or assets of Pepper pursuant to, any material agreement known to us to which Pepper is a party.

         5. To our knowledge, all consents, approvals, authorizations or orders of, and all filings, registrations and qualifications by Pepper with, any regulatory authority or governmental body in the United States required for the consummation by Pepper of the transactions contemplated by the Reorganization Agreement have been made or obtained, except for the filing of the Certificate of Merger and documents related thereto with the Secretaries of State of the States of Delaware and California.

         6. The Reorganization Agreement has been duly approved and adopted by the affirmative vote of a number of outstanding shares of Pepper Capital Stock that equals or exceeds the number of such shares required to approve the Reorganization Agreement under the Delaware General Corporation Law, the California Corporations Code and Pepper's Articles of Incorporation.

         7. To our knowledge, other than as set forth in the Reorganization Agreement and the Pepper Schedules delivered pursuant thereto, there is no action, proceeding or investigation pending or overtly threatened against Pepper before any court or administrative agency that questions the validity of the Reorganization Agreement or that might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition, or operations of Pepper.

                                   EXHIBIT F

            NON-COMPETITION, NON-SOLICITATION AND NON-HIRE AGREEMENT

         This Agreement is entered into by and between PeopleSoft, Inc. ("PeopleSoft"), and ________________ ("Employee") as of September 4, 1996.

                                    RECITALS

         A. Pursuant to that certain Agreement and Plan of Reorganization (the "Merger Agreement") dated as of September 4, 1996 by and between PeopleSoft and Red Pepper Software Company ("Pepper"), Pepper will merge with and into PeopleSoft (the "Merger") and any shares of Pepper Capital Stock owned by Employee will be exchanged for PeopleSoft Common Stock and any options to acquire Pepper Capital Stock will be assumed by PeopleSoft and become options to acquire PeopleSoft Common Stock;

         B. Employee owns an equity interest in Pepper (whether through outstanding capital stock or options to purchase capital stock), has served as the President and Chief Executive Officer at Pepper and has gained substantial knowledge and expertise in connection with Pepper's products, organization and customers;

         C. PeopleSoft and Employee acknowledge that it would be detrimental to PeopleSoft if Employee would compete with PeopleSoft following the Merger;

         D. PeopleSoft and Pepper are engaged in the development, manufacturing, distributing and licensing of real-time planning and scheduling software based on intelligent agent technology and services related thereto (the "Business");

         E. It is a condition to the obligation of PeopleSoft to consummate the Merger that certain key employees of Pepper, including Employee, enter into this Agreement;

         F. As inducement to PeopleSoft to consummate the Merger, and in consideration of the amounts paid to securityholders of Pepper under the Merger Agreement, Employee desires to agree with PeopleSoft as further provided herein;

         NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                 Non-Competition, Non-Solicitation and Non-Hire

         1.1      Non-Competition.

                  (a) The parties understand and agree that this Agreement is entered into in connection with the Merger. The parties further understand and agree that Employee is a key and significant member of Pepper, owns or has the right to acquire a significant number of shares of Pepper and that the Merger is contingent upon Employee entering into this Agreement, including this non-competition provision. In addition, the parties understand that prior to the Merger, Pepper was engaged in business in each of the fifty states of the United States and Singapore and the United Kingdom. The parties further understand that PeopleSoft is currently engaged in business in each of the fifty states of the United States and Singapore and the United Kingdom and such regions shall hereafter be referred to as the "Geographic Scope of the Business".) Employee further acknowledges that PeopleSoft following the Merger will continue conducting such business in all parts of the Geographic Scope of the Business. The parties expressly acknowledge and agree that the non-competition provisions contained in this Agreement are permissible and enforceable pursuant to the provisions of applicable law.

                  (b) During the period commencing on the closing date of the Merger (the "Closing Date") and ending three years after the Closing Date, without the prior written consent of the Chief Executive Officer of PeopleSoft, Employee shall not either as an individual or as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, shareholder or investor of any person, firm, corporation, partnership or other entity:

                            (i) participate or engage in the design,
development, manufacture, production, marketing, sale or servicing of any product, or the provision of any service, that directly or indirectly competes with Pepper's or PeopleSoft's Products (for purposes hereof "Products" shall be defined as the products owned or under development by PeopleSoft as of the Closing Date and any products based upon the Pepper Intellectual Property Rights (as that term is defined in the Merger Agreement) as of the Closing Date or developed at any time from the Closing Date through the date when Employee ceases to be employed by PeopleSoft);

                            (ii) permit the name of Employee to be used in
connection with a competitive Business.

         Notwithstanding the foregoing, Employee may own, directly or indirectly, solely as passive investment, up to 4.9% of any class of "publicly traded securities" of any person or entity which owns a competitive Business, and up to 10% of the outstanding securities that are not "publicly traded securities" of any person or entity which owns a competitive Business. For the purposes of this Section 1.1, the term "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the Nasdaq National Market, and the term "passive investment" shall include an investment through a mutual fund, limited partnership or other investment vehicle which is engaged in the business of portfolio investments.

         1.2 Non-Solicitation and Non-Hire. Employee agrees that during the period commencing on the Closing Date and ending one year after the Closing Date, without the prior written consent of the Chief Executive Officer of PeopleSoft, Employee will not directly or indirectly hire, recruit or solicit any person or entity who, as of the date of such recruitment or solicitation, was an employee or consultant of PeopleSoft or was an employee of Pepper just prior to the date of this Agreement, or otherwise encourage any such person or entity to terminate or curtail its employment or consulting relationship with PeopleSoft.

         1.3 Savings Clause. If any restriction set forth in Sections 1.1 or 1.2 above is held to be unreasonable or unenforceable, then Employee agrees, and hereby submits, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable.

                                   ARTICLE II

                            Non-Competition Payments

         2.1      Non-Competition Payments.

                  (a) Voluntary Resignation, Death, Disability or Termination for Cause. If Employee's employment terminates by reason of Employee's voluntary resignation (and is not an Involuntary Termination (as defined below)), death, Disability (as defined below) or if Employee is terminated for cause (as defined below), then Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under PeopleSoft's then existing severance and benefits plans and policies at the time of such termination; provided, however, in the event of a termination of employment under this Section 2.1(a) due to Disability, the obligations set forth in
Section 1.1 and 1.2 of this Agreement would only apply if PeopleSoft makes the payments waives the repurchase rights and accelerates the vesting or exercise of any options under this Agreement as set forth in Section 2.1(b) of this Agreement.

                  (b) Involuntary Termination. If Employee's employment is terminated as a result of Involuntary Termination other than for "Cause", then
(i) all options to acquire PeopleSoft Common Stock held by Employee shall immediately become exercisable and vested in full; (ii) PeopleSoft shall waive any right of repurchase held by PeopleSoft on shares of Common Stock of Pepper held by such Employee, and (iii) PeopleSoft shall continue to pay Employee his Annual Salary (as defined below) for the remainder of the term of this Non-Competition and Non-Solicitation Agreement; provided, however, that if PeopleSoft releases Employee from his obligations set forth in Sections 1.1 and
1.2 of this Agreement then PeopleSoft shall not be required to make any payments, accelerate the vesting or exercise of any options or waive any repurchase rights under this Agreement as of the Termination Date (as defined below).

         2.2 Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

                  (a) Annual Salary. "Annual Salary" as used herein shall mean the base annual salary for Employee in effect as of the Termination Date.

                  (b) Cause. "Cause" as used herein shall mean (i) habitual or repeated failure to perform reasonably assigned duties after Employee has received written demand for performance which includes reasonable detail describing non-performance (provided that as long as Employee is performing such duties at a level of performance at least comparable to the level of performance by Employee as an employee prior to the Merger, Employee shall not be deemed to have "failed to perform" for purposes of this clause); (ii) engagement in gross misconduct which is injurious to PeopleSoft; (iii) commission of a felony (other than motor vehicle related felonies) or an act of fraud against PeopleSoft; or (iv) Employee's breach of confidentiality or proprietary information agreement between Employee and PeopleSoft.

                  (c) Disability. "Disability" shall mean that Employee has been unable to perform his duties under this Agreement as the result of his incapacity due to physical or mental illness, and such in ability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by PeopleSoft or its insurers and acceptable to Employee or Employee's legal representative (such agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by PeopleSoft of its intention to terminate Employee's employment. In the event that Employee resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

                  (d) Involuntary Termination. "Involuntary Termination" shall mean (i) termination by PeopleSoft other than for "Cause" (as defined above);
(ii) without Employee's express written consent, the assignment to Employee of any duties or the reduction of Employee's duties, either of which results in a significant diminution in Employee's position or responsibilities with PeopleSoft in effect immediately prior to such assignment, or the removal of Employee from such position and responsibilities; (iii) a reduction by PeopleSoft in the annual salary of Employee as in effect on the date hereof or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all senior executives of PeopleSoft; (iv) a failure by PeopleSoft, without Employee's consent, to pay Employee any portion of Employee's current compensation or to pay to Employee any portion of an installment of deferred compensation under any deferred compensation program of PeopleSoft, within seven days of the date such compensation is due; (v) a material reduction by PeopleSoft in the kind or level of employee benefits to which Employee is entitled immediately prior to such reduction with the result that Employee's overall benefits package is significantly reduced; or (vi) the relocation of Employee to a facility or a location more than 50 miles from Pepper's San Mateo, California location as of the Closing Date, without Employee's express written consent.

                  (e) Termination Date. "Termination Date" shall mean (i) if this Agreement is terminated by PeopleSoft for Disability, thirty (30) days after notice of termination is given to Employee (provided that Employee shall not have returned to the performance of Employee's duties on a full-time basis during such thirty (30) day period), (ii) if Employee's employment is terminated by PeopleSoft for any other reason, the date on which a notice of termination is given, unless otherwise specified in such notice, or (iii) if the Agreement is terminated by Employee, the date on which Employee delivers the notice of termination to PeopleSoft.

                                   ARTICLE III

                                  Miscellaneous

         3.1 Successors, Assigns, Merger. This Agreement shall be binding upon and shall inure to the benefit of PeopleSoft and its successors and assigns. This Agreement shall be binding upon Employee and shall inure to his benefit and to the benefit of his heirs, executors, administrators and legal representatives, but shall not be assignable by Employee.

         3.2 Entire Agreement. This Agreement constitutes the entire agreement between PeopleSoft and Employee relating to his employment and the additional matters herein provided for. This Agreement supersedes and replaces any prior verbal or written agreements between the parties. This Agreement may be amended or altered only in a writing signed by the Chief Executive Officer of PeopleSoft and Employee.

         3.3 Applicable Law; Severability. This Agreement shall be construed and interpreted in accordance with the laws of the State of California without regard to conflicts of laws and principles. Each provision of this Agreement is severable from the others, and if any provision hereof shall be to any extent unenforceable it and the other provisions hereof shall continue to be enforceable to the full extent allowable, as if such offending provision had not been a part of this Agreement.

         3.4 Proprietary Information Agreement. Employee shall execute PeopleSoft's Proprietary Information and Inventions Assignment Agreement concurrent with his execution of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

PEOPLESOFT, INC.                        EMPLOYEE



By:  ____________________________       ___________________________________
                                        Name: _____________________________
Its: ____________________________



         *** NON-COMPETITION, NON-SOLICITATION AND NON-HIRE AGREEMENT***

                                     ANNEX B

                                   CHAPTER 13
                       CALIFORNIA GENERAL CORPORATION LAW
                               DISSENTERS' RIGHTS

SECTION 1300. RIGHT TO REQUIRE PURCHASE; "DISSENTING SHARES" AND "DISSENTING SHAREHOLDER" DEFINED.

         (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) of Section 1201, each shareholder of such corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split or share dividend which becomes effective thereafter.

         (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

                  (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (0) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to five percent or more of the outstanding shares of that class.

                  (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

                  (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

                  (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1301.

         (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301.  DEMAND FOR PURCHASE.

         (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within ten (10) days alter the date of such approval accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

         (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within thirty (30) days alter the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

         (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302.  ENDORSEMENT OF SHARES.

         Within thirty (30) days alter the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303.  AGREED PRICE; TIME FOR PAYMENT.

         (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

         (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within thirty (30) days after the amount thereof has been agreed or within thirty (30) days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304.  DISSENTER'S ACTION TO ENFORCE PAYMENT.

         (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six (6) months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

         (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

         (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SECTION 1305.  APPRAISER'S REPORT; PAYMENT; COSTS.

         (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

         (b) If a majority of the appraisers appointed fail to make and file a report within ten (10) days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

         (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

         (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

         (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

SECTION 1306.  DISSENTING SHAREHOLDER'S STATUS AS CREDITOR.

         To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SECTION 1307.  DIVIDENDS PAID AS CREDIT AGAINST PAYMENT.

         Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SECTION 1308.  CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS.

         Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SECTION 1309.  TERMINATION OF DISSENTING SHAREHOLDER STATUS.

         Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

         (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorney's fees.

         (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

         (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six (6) months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

         (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder s demand for purchase of the dissenting shares.

SECTION 1310.  SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION.

         If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SECTION 1311.  EXEMPT SHARES.

         This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SECTION 1312.  ATTACKING VALIDITY OF REORGANIZATION OR MERGER.

         (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

         (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon ten (10) days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

         (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "Act"). Article XIII of the Registrant's currently effective Certificate of Incorporation and Article VI of the Registrant's Bylaws provide for indemnification of its directors, officers, employees and other agents. In addition, the Registrant has entered into indemnification agreements with its officers and directors.

         Commencing with the effectiveness of the Merger, the Registrant will either cause Red Pepper to, or will itself directly indemnify the current officers and directors of Red Pepper in accordance with Red Pepper's Bylaws in effect immediately before the Merger to any action or inaction by such person prior to the Merger.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

         (a)      EXHIBITS

           Exhibit
           Number
           2.1        Agreement  and Plan  of  Reorganization  between PeopleSoft,  Inc.  and  Red Pepper
                      Company   dated   as  of   September 4,   1996   (included   as   Annex A  to   the
                      Prospectus/Consent Solicitation Statement included as  a part of this  Registration
                      Statement).

          3.2(1)      Restated Certificate of Incorporation of Registrant, as amended to date.

          3.3(1)      Bylaws of Registrant, as amended to date.

           5.1        Form of Opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation.

           8.1        Form of Opinion of Wilson, Sonsini, Goodrich & Rosati, Professional  Corporation,
                      as to tax matters.

           8.2        Form of Opinion of Gray Cary Ware & Freidenrich as to tax matters.

         10.1(1)      Amended and Restated 1989 Stock Plan and forms of option agreements thereunder.

         10.2(1)      1992 Employee  Stock Purchase Plan  as amended  to date,  and form  of subscription agreement thereunder.

         10.3(1)      1992 Directors' Stock Option Plan and forms of option agreements thereunder.

         10.5(8)      Amendment  and Restatement  of  PeopleSoft,  Inc. 401(K)  Plan,  dated December 13,
                      1995,  Amendment  No.  1  dated  December 30,  1994,  and  Amendment No.  2,  dated
                      August 25, 1995.

         10.6(1)      Form of Indemnification Agreement entered  into between the Registrant and each  of its directors and officers.

         10.7(8)      Loan  Agreement  between  the   Registrant  and  West  America   Bank,  N.A.  dated
                      October 31, 1995.

         10.8(1)      Office Lease  for 1331 North  California Boulevard dated July 23,  1990 between the
                      Registrant and 1333 North  California Boulevard, a California limited  partnership, as amended by  the First  Amendment to Lease  dated April 24, 1991  and the  Second
                      Amendment to Lease dated June 17, 1992 and related Lease Guarantees dated  July 26,
                      1990  and  June 14,  1991 between  1333  North  California Boulevard  and  David A.
                      Duffield.

         10.9(1)      Lease dated July 24, 1992 between the Registrant and Glen Pointe Associates.

           Exhibit
           Number
         10.10(1,6)   Perpetual License Agreement dated  July 1, 1991 between the Registrant and  Norwest
                      Corporation.

         10.11(1,6)   Software  License  Agreement dated  August 26,  1991  between  the  Registrant  and
                      Goldman,  Sachs &  Co. and Addendum  One thereto dated  March 6, 1992,  and related
                      Software Maintenance Agreement dated August 26, 1991.

         10.12(1,6)   Software License and Support  Agreement dated June 23, 1992  between the Registrant and ADP, Inc., as amended by Amendment No. 1 dated September 30, 1992.

         10.14(1)     Rights  Agreement  dated  April 26,  1991  among  the  Registrant,  Norwest  Equity
                      Partners IV, L.P. and certain of the Registrant's officers.

         10.15(1,2,6) OEM Software License Agreement between the Registrant and Gupta Technologies, Inc.

         10.17(1,6)   Perpetual  License Agreement effective March 6, 1992 between the Registrant and the
                      Equitable  Life Assurance Society  of the  United States  and Addendum  One thereto effective March 6, 1992.

         10.18(2)     Lease dated June 23, 1993 between the Registrant and Westbrook Corporate Center.

         10.19(2)     Lease  dated January 17, 1994 between  the Registrant and  R-H Associates Bldg. III
                      Corp.

         10.20(2)     Lease dated March 10, 1994 between the Registrant and Rosewood Associates.

         10.21(3)     Contract of Sale and Escrow  Instructions between the Company and Rosewood Owner of
                      California (B) LLC, a California limited liability company, dated October 4, 1995.

         10.22(4)     Warrant Agreement  between the Registrant and The First National Bank of Boston, as
                      Warrant Agent, dated October 30, 1995.

         10.23(4)     Warrant  Purchase Agreement between the  Registrant and Goldman, Sachs  & Co. dated
                      October 30, 1995.

         10.24(4)     Registration Rights  Agreement between  the  Registrant and  Goldman, Sachs  &  Co.
                      dated October 30, 1995.

         10.25(8)     Amendment No. 2 dated September 28,  1994, Amendment No. 3 dated September 21, 1995 and Amendment  No. 4 dated  December 28, 1995  to the Software  License and Support
                      Agreement dated June 23, 1992 between the Registrant and ADP, Inc.

         10.26(7,8)   Amended   Software  Development  Agreement  dated  December 22,  1995  between  the
                      Registrant and Solutions for Education Administrators, Inc.

         10.27(7,8)   Exclusive Marketing and Distribution Agreement dated December 22, 1995  between the
                      Registrant and SIS Development LLC ("SIS").

         10.28(8)     Amendment No. 1  dated September 19, 1994, Amendment  No. 2 dated May 15,  1995 and
                      Amendment No. 3  dated June 19, 1995 to the Lease dated  March 10, 1994 between the
                      Registrant and Rosewood Associates.

         10.29(7,8)   Systems  Integrator Agreement  dated August 25,  1995  between  the Registrant  and
                      Shared Medical Systems Corporation.

         10.30(8)     Software Development  and End  User License  and Support  Services Agreement  dated
                      September 30, 1994 between the Registrant and PeopleMan, L.P.

         10.31(8)     Exclusive Marketing  and Distribution  Agreement dated  September 30, 1994  between the Registrant and PeopleMan, L.P.

         11.18(8)     Computation of per share earnings.

         21.18(8)     Subsidiaries.

           Exhibit
           Number

             23.1     Consent of Ernst & Young LLP, Independent Auditors for PeopleSoft, Inc.

             23.2     Consent of Ernst & Young, LLP Independent Auditors for Red Pepper Software Company

             23.3*    Consent of Wilson,  Sonsini, Goodrich & Rosati, Professional  Corporation (included in Exhibits 5.1 and 8.1).

             23.4*    Consent of Gray Cary Ware & Freidenrich (included in Exhibit 8.2).

             24.1     Power of Attorney (included on page II-5 of this Registration Statement).

             27.1     Financial Data Schedule

             99.1     Form of Consent of Shareholders of Red Pepper Software Company.

        ---------------------------

         1 Incorporated by reference to the exhibit having the same number filed with the Registrant's Registration Statement on Form S-1 (No. 33-53000) filed October 7, 1992, Amendment No. 1 thereto filed October 26, 1992, Amendment No. 2 thereto filed November 10, 1992 and Amendment No. 3 thereto filed November 18, 1992, which Registration Statement became effective November 18, 1992 and the Registrant's Registration Statement on Form S-1 (No. 33-62356) filed on May 7, 1993, which Registration Statement became effective May 24, 1993.

         2 Incorporated by reference to the exhibit having the same filed number with the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

         3 Incorporated by reference to Exhibit 2.1 filed with the Company's Form 8-K filed with the Securities and Exchange Commission on December 15, 1995.

         4 Exhibits 10.22, 10.23, and 10.24 are incorporated by reference to Exhibits 10.1, 10.2, and 10.3, respectively, filed with the Company's Registration Statement on Form S-3 (No. 33-80755) filed with the Securities and Exchange Commission on December 22, 1995.

         5    This agreement is a compensatory plan or arrangement.

         6    Confidential treatment previously granted.

         7 Confidential treatment has been requested in connection with the filing of Registrant's Annual Report on Form 10-K.

         8 Incorporated by reference to exhibit having the same number filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

         *    To be filed by amendment.

             (b)  FINANCIAL STATEMENT SCHEDULE

             All schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

ITEM 22.  UNDERTAKINGS

                  (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                  (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  (4) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

                  The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on the 26th day of September, 1996.

                                  PEOPLESOFT, INC.

                                  By:  /s/  David A. Duffield
                                       ----------------------------------------
                                       David A. Duffield
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, David A. Duffield, Ronald E.F. Codd and Robert D. Finnell, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                            Title                                         Date
/s/  David A. Duffield           Chairman of the Board of Directors,                September 26, 1996
- -----------------------------    President and Chief Executive Officer
     David A. Duffield           (Principal Executive Officer)

/s/  Ronald E.F. Codd            Senior Vice President of Finance and               September 26, 1996
- -----------------------------    Administration, Chief Financial Officer
     Ronald E.F. Codd            and Secretary (Principal Financial
                                 Officer)

/s/  A. George "Skip" Battle     Director                                           September 26, 1996
- -----------------------------
     A. George "Skip" Battle

 /s/  Edgar F. Codd              Director                                           September 26, 1996
- -----------------------------
      Edgar F. Codd

/s/  Albert Duffield             Director                                           September 26, 1996
- -----------------------------
     Albert Duffield

/s/  George J. Still, Jr.        Director                                           September 26, 1996
- -----------------------------
     George J. Still, Jr.

/s/  Cyril J. Yansouni           Director                                           September 26, 1996
- -----------------------------
     Cyril J. Yansouni